AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG


                                ETA HOLDING LLC,


                              EIN ACQUISITION CORP.


                                       AND


                        ECHELON INTERNATIONAL CORPORATION




                          Dated as of January 21, 2000

                                TABLE OF CONTENTS


                                                                           Page

ARTICLE I
     THE OFFER.................................................................2
          1.01     The Offer...................................................2
          1.02     Company Actions.............................................4


ARTICLE II
     THE MERGER AND RELATED MATTERS............................................5
          2.01     The Merger..................................................5
          2.02     Effective Time..............................................5
          2.03     Effect of Merger............................................6
          2.04     Conversion of Stock.........................................6
          2.05     Dissenting Stock............................................6
          2.06     Surrender of Certificates...................................7
          2.07     Payment.....................................................8
          2.08     No Further Rights of Transfers..............................8
          2.09     Stock Option and Other Plans................................8
          2.10     Articles of Incorporation of the Surviving Corporation;
                     Use of "Echelon" Name.....................................9
          2.11     By-Laws of the Surviving Corporation.......................10
          2.12     Directors and Officers of the Surviving Corporation........10


ARTICLE III
     REPRESENTATIONS AND WARRANTIES...........................................10
          3.01  Representations and Warranties of the Company.................10
                (a)  Due Organization, Good Standing and Power................10
                (b)  Authorization and Validity of Agreement..................11
                (c)  Capitalization...........................................11
                (d)  Consents and Approvals; No Violations....................12
                (e)  Company Reports and Financial Statements.................13
                (f)  Absence of Certain Changes...............................14
                (g)  Title to Properties; Encumbrances........................14
                (h)  Compliance with Laws.....................................16
                (i)  Litigation...............................................16
                (j)  Employee Benefit Plans...................................16
                (k)  Taxes....................................................17
                (l)  Liabilities..............................................17
                (m)  Intellectual Properties..................................18
                (n)  Material Contracts.......................................18
                (o)  Broker's or Finder's Fee.................................18
                (p)  Environmental Laws and Regulations.......................18
                (q)  State Takeover Statutes..................................20
                (r)  Rights Agreement.........................................21
                (s)  Year 2000................................................21
                (t)  Opinion of Financial Advisor.............................21
                (u)  Disclosure...............................................21
                (v)  Distribution Agreement...................................21
          3.02  Representations and Warranties of Parent and Sub..............22
                (a) Due Organization; Good Standing and Corporate Power.......22
                (b) Authorization and Validity of Agreement...................22
                (c) Consents and Approvals; No Violations.....................22
                (d) Capitalization............................................23
                (e) Broker's or Finder's Fee..................................23
                (f) Financing.................................................23
                (g) Parent Not an Affiliated Shareholder......................23
                (h) Size of Person............................................24
                (i) Capital Contributions; Cash On Hand; Special Purpose
                      Entities................................................24
                (j) Going Concern; Solvency...................................24


ARTICLE IV
     COVENANTS................................................................24
          4.01  Access to Information Concerning Properties and Records;
                   Delivery of Financial Information..........................24
          4.02  Confidentiality...............................................25
          4.03  Conduct of the Business of the Company Pending the Effective
                   Date.......................................................25
          4.04  Shareholder Approval..........................................27
          4.05  Reasonable Best Efforts.......................................27
          4.06  No Solicitation of Other Offers...............................28
          4.07  Notification of Certain Matters...............................29
          4.08  HSR Act.......................................................30
          4.09  Employment Agreements.........................................30
          4.10  Directors' and Officers' Insurance; Indemnification...........30
          4.11  Guaranty of Performance.......................................31
          4.12  Financing; Capital; Capitalization; Solvency; Going Concern...31
          4.13  Rights Agreement..............................................31
          4.14  State Takeover Statutes.......................................32
          4.15  No Other Representations or Warranties........................32
          4.16  Insurance.....................................................32
          4.17  Closing Certificate...........................................32
          4.18  Preclearance of Articles of Merger............................33
          4.19  Merger of Surviving Corporation with and into Delaware Sub....33


ARTICLE V
     TERMINATION AND ABANDONMENT..............................................34
          5.01  Termination...................................................34
          5.02  Effect of Termination.........................................36


ARTICLE VI
     MISCELLANEOUS............................................................37
          6.01  Fees and Expenses.............................................37
          6.02  Representations and Warranties................................37
          6.03  Extension; Waiver.............................................37
          6.04  Public Announcements..........................................38
          6.05  Notices.......................................................38
          6.06  Entire Agreement..............................................39
          6.07  Binding Effect; Benefit; Assignment...........................39
          6.08  Amendment and Modification....................................39
          6.09  Further Actions...............................................40
          6.10  Headings......................................................40
          6.11  Counterparts..................................................40
          6.12  Applicable Law................................................40
          6.13  Severability..................................................40
          6.14  Certain Definitions...........................................40
          6.15  Transfer Taxes................................................41
          6.16  Waiver of Jury Trial..........................................41


          ANNEX A - Tender Offer Conditions
          EXHIBIT A - Form of Tax Credit LP Interest Purchase Agreement
          EXHIBIT B - Form of Purchase and Sale Agreement
          EXHIBIT C - Form of Subscription Agreement
          EXHIBIT D - Form of LandAmerica Escrow Agreement
          EXHIBIT E - Form of Rabobank Escrow Agreement
          EXHIBIT F - Form of Closing Certificate(including Schedule A thereto)
          SCHEDULE I - Insurance Coverage

                          AGREEMENT AND PLAN OF MERGER


          AGREEMENT AND PLAN OF MERGER, dated as of January 21, 2000 (this "Agreement"), by and among ETA HOLDING LLC, a Delaware limited liability company ("Parent"), EIN ACQUISITION CORP., a Florida corporation and a direct wholly-owned subsidiary of Parent ("Sub"), and ECHELON INTERNATIONAL CORPORATION, a Florida corporation (the "Company").

          WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have approved the acquisition of the Company's capital stock by Parent on the terms and conditions set forth herein;

          WHEREAS, in contemplation thereof, it is proposed that Sub will make a tender offer (the "Offer") to purchase all the issued and outstanding shares of the Company's common stock, par value $0.01 per share, (the "Common Stock") and the associated preferred share purchase rights (the "Rights") issued pursuant to the Stockholder Rights Agreement, dated as of November 15, 1996, by and between the Company and The First National Bank of Boston (the "Rights Agreement"), at a purchase price of $34.00 per share (and associated Right) net to the seller in cash, without interest thereon, (the "Offer Price") on the terms and subject to the conditions set forth in the Offer to Purchase referred to herein and in the related letter of transmittal;

          WHEREAS, to complete such acquisition, the respective Boards of Directors of Parent and Sub have approved and adopted this Agreement and the plan of merger set forth herein whereby Sub will merge with and into the Company, with the Company being the surviving corporation (the "Merger"), on the terms and subject to the conditions of this Agreement;

          WHEREAS, the Board of Directors of the Company has determined (i) that the Offer is fair to, and in the best interests of, the holders of Common Stock,
(ii) to approve the Offer and (iii) to recommend the acceptance of the Offer by the shareholders of the Company;

          WHEREAS, on or prior to the date hereof, a Purchase Agreement, in the form attached hereto as Exhibit A (the "Tax Credit LP Interest Purchase Agreement"), has been executed and delivered by each of the parties thereto pursuant to which the Company has agreed to sell, transfer and assign all of its right, title and interest in and to the Partnership Interests (as defined therein) pursuant to and in accordance with the terms and conditions thereof;

          WHEREAS, concurrently herewith, a Purchase and Sale Agreement, in the form attached hereto as Exhibit B (the "Purchase and Sale Agreement"), has been executed and delivered by each of the parties thereto pursuant to which the Company has agreed to sell, transfer and assign all of its right, title and interest in and to the Assets (as defined therein) pursuant to and in accordance with the terms and conditions thereof;

          WHEREAS, concurrently herewith, a Subscription Agreement, in the form attached hereto as Exhibit C (the "Subscription Agreement"), has been executed and delivered by each of the parties thereto pursuant to which the Company has agreed to convey, transfer and assign all of its right, title and interest in and to the Assets (as defined therein) pursuant to and in accordance with the terms and conditions thereof (it being understood and agreed that for purposes of this Agreement (other than the immediately preceding paragraph and the preceding provisions of this paragraph), (i) "Real Estate Assets" shall be deemed to be a collective reference to the Assets (as defined in the Purchase and Sale Agreement) and the Assets (as defined in the Subscription Agreement),
(ii) "Assets" shall be deemed to be a collective reference to the Real Estate Assets and the Partnership Interests (as defined in the Tax Credit LP Interest Purchase Agreement), so long as the transactions contemplated thereby have not been consummated, (iii) "Real Estate Disposition Agreements" shall be deemed to be a collective reference to the Purchase and Sale Agreement and the Subscription Agreement and (iv) "Asset Disposition Agreements" shall be deemed to be a collective reference to the Real Estate Disposition Agreements and the Tax Credit LP Interest Purchase Agreement, so long as the transactions contemplated thereby have not been consummated);

          WHEREAS, concurrently herewith, an Escrow Agreement, in the form attached hereto as Exhibit D (the "LandAmerica Escrow Agreement"), has been executed and delivered by each of the parties thereto pursuant to which the Company has agreed to deposit certain funds with the escrow agent thereunder relating to the transaction expenses to be incurred in connection with the transactions contemplated hereby; and

          WHEREAS, concurrently herewith, an Escrow Agreement, in the form attached hereto as Exhibit E (the "Rabobank Escrow Agreement" and, together with the LandAmerica Escrow Agreement, the "Escrow Agreements"), has been executed and delivered by each of the parties thereto pursuant to which the Company has agreed to deposit certain funds with the escrow agent thereunder until such time as when the transactions contemplated hereby shall have been consummated;

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                    THE OFFER

          1.01 The Offer. (a) Provided that this Agreement shall not have been terminated in accordance with Article VI hereof and so long as none of the events set forth in Annex A hereto (the "Tender Offer Conditions") shall have occurred and be continuing, as promptly as practicable, but in no event later than the fifth Business Day (as defined in Section 6.14 hereof) after the date of this Agreement, Sub shall, and Parent shall cause Sub to, commence (within the meaning of Rule 14d-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) the Offer. The obligations of Sub to, and of Parent to cause Sub to, accept for payment and to pay for any shares of Common Stock (and associated Rights) tendered shall be subject only to the Tender Offer Conditions, any of which may be waived by Parent or Sub; provided, that the Minimum Condition (as defined in Annex A hereto) may not be waived by Parent or Sub without the prior written consent of the Company. Sub expressly reserves the right to modify the terms of the Offer; provided, that, without the consent of the Company, neither Parent nor Sub shall (i) reduce the number of shares of Common Stock to be purchased in the Offer, (ii) reduce the Offer Price, (iii) add to the Tender Offer Conditions, (iv) modify the Tender Offer Conditions or any other term or condition of the Offer in a manner that is adverse to the holders of Common Stock, (v) change the form of consideration payable in the Offer or (vi) except as provided in the last two sentences of this subsection
(a), extend the Offer beyond any scheduled expiration date. Parent and Sub covenant and agree that, on the terms and subject to the conditions of this Agreement, including, but not limited to, the Tender Offer Conditions and the last sentence of this Section 1.01(a), unless the Company otherwise consents in writing, Sub will accept for payment and pay for the Common Stock (and associated Rights) as soon as (but in any event within one Business Day after the Offer terminates) it is permitted to do so under applicable law. Parent and Sub agree that if Sub is unable to consummate the Offer on the initial scheduled expiration date due to the failure of the Tender Offer Conditions set forth in the first sentence of Annex A to be satisfied or waived, Sub shall, unless this Agreement has been terminated in accordance with its terms, extend the Offer and set a subsequent scheduled expiration date, and shall continue to so extend the Offer and set subsequent scheduled expiration dates, until the termination of this Agreement in accordance with its terms; provided, that any such extended expiration date shall not be later than the earlier of (x) 20 Business Days following the previously scheduled expiration date and (y) the date on which Sub reasonably believes that all Tender Offer Conditions will be satisfied or waived.

          (b) As soon as reasonably practicable on the date that the Offer is commenced, Parent and Sub shall file, and Parent shall cause Sub to file, with the Securities and Exchange Commission (the "Commission") a Tender Offer Statement on Schedule TO (together with all amendments and supplements thereto, the "Schedule TO") with respect to the Offer. The Schedule TO shall contain (included as an exhibit) or shall incorporate by reference an offer to purchase (the "Offer to Purchase") and a form of the related letter of transmittal (the "Letter of Transmittal"), as well as all other information and exhibits required by law (which Schedule TO, Offer to Purchase, Letter of Transmittal and such other information and exhibits, together with any supplements or amendments thereto, are referred to herein collectively as the "Offer Documents"). The Company and its counsel shall be given the opportunity to review and comment upon the Schedule TO prior to its filing with the Commission. Parent and Sub represent and warrant that the Offer Documents will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the Commission and the date first published, sent or given to the Company's shareholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by Parent or Sub with respect to any information supplied by the Company or its officers, directors or affiliates in writing for inclusion in the Offer Documents. If, at any time prior to the completion, expiration or termination of the Offer, any event occurs which should be described in an amendment or supplement to the Schedule TO or any amendment or supplement thereto, Parent and Sub will, and Parent will cause Sub to, file and disseminate, as required, an amendment or supplement which complies in all material respects with the Exchange Act and the rules and regulations thereunder and any other applicable laws. Prior to its filing with the Commission, the amendment or supplement shall be delivered to the Company and its counsel and the Company and its counsel shall be given the opportunity to comment thereon. The written information supplied or to be supplied by Parent and Sub for inclusion in the Schedule 14D-9 (as defined in Section 1.02 hereof) of the Company will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading. Each of Parent and Sub agrees to provide the Company and its counsel with copies of any written comments Parent and Sub or their counsel may receive from the Commission or its staff with respect to the Offer Documents promptly after the receipt of such comments and shall provide the Company and its counsel an opportunity to participate, including by way of discussions with the Commission or its staff, in the response of Parent and Sub to such comments.

          1.02 Company Actions. The Company hereby approves of and consents to the Offer and represents that: (a) its Board of Directors (at a meeting duly called and held) has (i) determined that the Offer is fair to, and in the best interests of, the holders of Common Stock, (ii) approved the Offer and (iii) determined to recommend the acceptance of the Offer by the shareholders of the Company; provided, however, that such recommendation or other action may be withdrawn, modified or amended at any time or from time to time in a manner adverse to Parent and Sub so long as the Company has complied with Section 4.06 hereof; and (b) Donaldson, Lufkin & Jenrette Securities Corporation has delivered to the Board of Directors of the Company its opinion that the consideration to be received by the holders of Common Stock (other than Parent and Sub) pursuant to the Offer and the Merger is fair to the holders of Common Stock from a financial point of view, subject to the assumptions and qualifications contained in such opinion. The Company shall file with the Commission, as soon as practicable after the date of the commencement of the Offer, a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto, the "Schedule 14D-9") containing the recommendations referred to in clause (a) of the preceding sentence and shall disseminate the Schedule 14D-9 as required by Rule 14d-9 under the Exchange Act; provided, however, that such recommendation or other action may be withdrawn, modified or amended at any time or from time to time in a manner adverse to Parent and Sub so long as the Company has complied with Section 4.06 hereof. Parent and Sub and their counsel shall be given the opportunity to review and comment on the Schedule 14D-9 prior to its filing with the Commission. The Company represents and warrants that the Schedule 14D-9 will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the Commission and on the date first published, sent or given to the Company's shareholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied by Parent or Sub or their officers, directors or affiliates in writing for inclusion in the Schedule 14D-9. If at any time prior to the completion, expiration or termination of the Offer, any event occurs which should be described in an amendment or supplement to the Schedule 14D-9 or any amendment or supplement thereto, the Company will file and disseminate, as required, an amendment or supplement which complies in all material respects with the Exchange Act and the rules and regulations thereunder and any other applicable laws. Prior to its filing with the Commission, the amendment or supplement shall be delivered to Parent and its counsel and Parent and its counsel shall be given the opportunity to comment thereon. The written information supplied or to be supplied by the Company for inclusion in the Offer Documents will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading. The Company agrees to provide Parent and its counsel with any comments the Company or its counsel may receive from the Commission or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments and shall provide Parent and its counsel an opportunity to participate, including by way of discussions with the Commission or its staff, in the response of the Company to such comments.

          In connection with the Offer, the Company will promptly furnish Sub with mailing labels, security position listings and any available listing or computer list containing the names and addresses of the record holders of the Common Stock as of the most recent practicable date and shall furnish Sub with such additional information (including, but not limited to, updated lists of holders of Common Stock and their addresses, mailing labels and lists of security positions) and such other assistance as Sub or its agents may reasonably request in communicating the Offer to the Company's shareholders. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Merger, Parent, Sub and their respective affiliates, associates, agents, and advisors, shall keep confidential and use the information contained in any such labels, listings and files only in connection with the Offer and the Merger and, if this Agreement shall be terminated, will deliver to the Company all copies of such information then in their possession.

                                   ARTICLE II

                         THE MERGER AND RELATED MATTERS

          2.01 The Merger. (a) On the terms and subject to the conditions of this Agreement and subject to, and in accordance with, the applicable provisions of the Florida Business Corporation Act (the "FBCA"), at the Effective Time (as defined in Section 2.02 hereof), Sub shall be merged with and into the Company and the separate corporate existence of Sub shall cease, and the Company shall continue as the surviving corporation under the laws of the State of Florida under the name of "Echelon International Corporation" (together with its successors, the "Surviving Corporation").

          2.02 Effective Time. On the date of acceptance for payment and immediately following payment to the paying agent designated in the Offer Documents for not less than 80% of all the shares of Common Stock outstanding (calculated on a fully diluted basis) in accordance with the Offer, Sub will cause articles of merger (the "Articles of Merger") to be filed pursuant to the LandAmerica Escrow Agreement with the office of the Department of State of the State of Florida in the manner required by Section 607.1105 of the FBCA and shall take such other and further actions as may be required by law to make the Merger effective. The Merger shall become effective at the time when the Articles of Merger have been duly filed with the Department of State of the State of Florida. The time and the date as of which the Merger becomes effective in accordance with applicable law is referred to as the "Effective Time" or the "Effective Date", as applicable.

          2.03 Effect of Merger. From and after the Effective Time, the Merger shall have the effects set forth in Section 607.1106 of the FBCA.

          2.04 Conversion of Stock. At the Effective Time:

          (a) Each share of Common Stock then issued and outstanding (other than (i) any shares of Common Stock which are held by any Subsidiary of the Company or in the treasury of the Company, or which are held, directly or indirectly, by Parent or any direct or indirect subsidiary of Parent (including Sub), all of which shall be canceled and none of which shall receive any payment with respect thereto and (ii) shares of Common Stock held by Dissenting Shareholders (as defined in Section 2.05 hereof)) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and represent the right to receive an amount in cash, without interest, equal to the price paid for each share of Common Stock (and associated Right) pursuant to the Offer (the "Merger Consideration"), upon surrender, in the manner provided in Section 2.06 hereof, of the certificate that formerly evidenced such share of Common Stock; and

          (b) Each share of common stock, par value $0.01 per share, of Sub then issued and outstanding shall, by virtue of the Merger and without any action on the part of the holder thereof, become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

          2.05 Dissenting Stock. Notwithstanding anything in this Agreement to the contrary (including, without limitation, Section 2.04 hereof) but only to the extent required by the FBCA, shares of Common Stock that are issued and outstanding immediately prior to the Effective Time and are held by holders of Common Stock who comply with all the provisions of the FBCA concerning the right of holders of Common Stock to dissent from the Merger and require an appraisal of their shares of Common Stock (the "Dissenting Shareholders") shall not be converted into the right to receive the Merger Consideration but shall become the right to receive such consideration as may be determined to be due such Dissenting Shareholder pursuant to Section 607.1320 of the FBCA; provided, that
(i) if any Dissenting Shareholder shall subsequently deliver a written withdrawal of his or her demand for appraisal (with the written approval of the Surviving Corporation, to the extent permitted by the FBCA), or (ii) if any Dissenting Shareholder fails to establish and perfect, or shall have effectively withdrawn or lost, his or her entitlement to appraisal rights as provided by applicable law or (iii) to the extent permitted by the FBCA, if within the time period prescribed by the FBCA neither any Dissenting Shareholder nor the Surviving Corporation has filed a petition demanding a determination of the value of the shares of Common Stock outstanding at the Effective Time and held by Dissenting Shareholders, in accordance with applicable law, then such Dissenting Shareholder or Shareholders, as the case may be, shall forfeit the right to appraisal of such shares and such shares shall thereupon be deemed to have been converted into the right to receive, as of the Effective Time, the Merger Consideration, without interest. The Company shall give Parent and Sub
(A) notice of any written demands for appraisal, withdrawals of demands for appraisal and any other related instruments received by the Company and (B) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal. The Company will not voluntarily make any payment with respect to any demands for appraisal and will not, except with the prior written consent of Parent, settle or offer to settle any demand.

          2.06 Surrender of Certificates. (a) Concurrently with or prior to the Effective Time, Parent shall designate a bank or trust company located in the United States and reasonably acceptable to the Company to act as paying agent (the "Paying Agent") for purposes of making the cash payments contemplated hereby. As soon as practicable after the Effective Time, Parent shall or shall cause the Paying Agent to mail and/or make available to each holder of a certificate theretofore evidencing shares of Common Stock (other than those which are held by any Subsidiary of the Company or in the treasury of the Company or which are held directly or indirectly by Parent or any direct or indirect subsidiary of Parent (including Sub)) a notice and letter of transmittal advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Paying Agent such certificate or certificates which immediately prior to the Effective Time represented outstanding Common Stock (the "Certificates") in exchange for the Merger Consideration deliverable in respect thereof pursuant to this Article II. Upon the surrender for cancellation to the Paying Agent of such Certificates, together with a letter of transmittal, duly executed and completed in accordance with the instructions thereon, and any other items specified by the letter of transmittal, the Paying Agent shall promptly pay to the Person (as defined in Section 6.14 hereof) entitled thereto the Merger Consideration deliverable in respect thereof. Until so surrendered, each Certificate shall be deemed, for all corporate purposes, to evidence only the right to receive upon such surrender the Merger Consideration deliverable in respect thereof to which such Person is entitled pursuant to this
Article II. No interest shall be paid or accrued in respect of such cash payments.

          (b) If the Merger Consideration (or any portion thereof) is to be delivered to a Person other than the Person in whose name the Certificates surrendered in exchange therefor are registered, it shall be a condition to the payment of the Merger Consideration that the Certificates so surrendered shall be properly endorsed or accompanied by appropriate stock powers and otherwise in proper form for transfer, that such transfer otherwise be proper and that the Person requesting such transfer pay to the Paying Agent any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of the Paying Agent that such taxes have been paid or are not required to be paid.

          (c) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof as determined in accordance with this Article II; provided that, the Person to whom the Merger Consideration is paid shall, as a condition precedent to the payment thereof, give the Surviving Corporation a bond in such sum as it may direct or otherwise indemnify the Surviving Corporation in a manner satisfactory to it against any claim that may be made against the Surviving Corporation with respect to the Certificate claimed to have been lost, stolen or destroyed.

          2.07 Payment. Concurrently with or immediately prior to the Effective Time, Parent or Sub shall deposit, or cause to be deposited, in trust with the Paying Agent cash in United States dollars in an aggregate amount equal to the product of (i) the number of shares of Common Stock outstanding immediately prior to the Effective Time (other than shares of Common Stock which are held by any Subsidiary of the Company or in the treasury of the Company or which are held directly or indirectly by Parent or any direct or indirect subsidiary of Parent (including Sub) or a Person known at the time of such deposit to be a Dissenting Shareholder) and (ii) the Merger Consideration (such amount being hereinafter referred to as the "Payment Fund"). The Payment Fund shall be invested by the Paying Agent as directed by Parent in direct obligations of the United States, obligations for which the full faith and credit of the United States is pledged to provide for the payment of principal and interest, commercial paper rated of the highest quality by Moody's Investors Services, Inc. or Standard & Poor's Ratings Group or certificates of deposit, bank repurchase agreements or bankers' acceptances of a commercial bank having at least $1,000,000,000 in assets (collectively, "Permitted Investments") or in money market funds which are invested in Permitted Investments, and any net earnings with respect thereto shall be paid to Parent as and when requested by Parent. The Paying Agent shall, pursuant to irrevocable instructions, make the payments referred to in Section 2.04(a) hereof out of the Payment Fund. The Payment Fund shall not be used for any other purpose except as otherwise agreed to by Parent. Promptly following the date which is six months after the Effective Time, the Paying Agent shall return to the Surviving Corporation all cash, certificates and other instruments in its possession that constitute any portion of the Payment Fund, and the Paying Agent's duties shall terminate. Thereafter, each holder of a Certificate may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor the Merger Consideration, without interest, but shall have no greater rights against the Surviving Corporation or Parent than may be accorded to general creditors of the Surviving Corporation or Parent under applicable law. Notwithstanding the foregoing, neither the Paying Agent nor any party hereto shall be liable to a holder of shares of Common Stock for any Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat and similar laws.

          2.08 No Further Rights of Transfers. At and after the Effective Time, each holder of a Certificate shall cease to have any rights as a shareholder of the Company, except for, in the case of a holder of a Certificate (other than shares to be canceled pursuant to Section 2.04(a) hereof and other than shares held by Dissenting Shareholders), the right to surrender his or her Certificate in exchange for payment of the Merger Consideration or, in the case of a Dissenting Shareholder, to perfect his or her right to receive payment for his or her shares pursuant to the FBCA if such holder has validly perfected and not withdrawn his or her right to receive payment for his or her shares, and no transfer of shares of Common Stock shall be made on the stock transfer books of the Surviving Corporation. Certificates presented to the Surviving Corporation after the Effective Time shall be canceled and exchanged for cash as provided in this Article II. At the close of business on the day of the Effective Time the stock ledger of the Company with respect to Common Stock shall be closed.

          2.09 Stock Option and Other Plans. Prior to the Effective Time, the Board of Directors of the Company (or, if appropriate, any committee thereof) shall adopt appropriate resolutions and use its reasonable best efforts to take all other actions necessary to provide for the cancellation, effective at the Effective Time, of all the outstanding stock options to purchase Common Stock (the "Options") heretofore granted under any stock option plan of the Company (the "Stock Plans"). Immediately prior to the Effective Time, the Company shall use its reasonable best efforts to ensure that (i) each Option, whether or not then vested or exercisable, shall no longer be exercisable for the purchase of shares of Common Stock but shall entitle each holder thereof, in cancellation and settlement therefor, to payments by the Company in cash (subject to any applicable withholding taxes, the "Cash Payment"), at the Effective Time, equal to the product of (x) the total number of shares of Common Stock subject to such Option as to which such Option could have been exercised as of the Effective Date and (y) the excess of the Merger Consideration over the exercise price per share of Common Stock subject to such Option, each such Cash Payment to be paid to each holder of an outstanding Option at the Effective Time and (ii) each share of Common Stock previously issued in the form of grants of restricted stock or grants of contingent or bonus shares, and not vested prior to the Effective Time, shall fully vest and be paid by the Company in cash at the Effective Time in an amount equal to the Merger Consideration (subject to applicable withholding taxes) and otherwise in accordance with their respective terms. Prior to the Effective Time, the Board of Directors of the Company shall adopt appropriate resolutions and use its reasonable best efforts to take all other actions necessary to provide for the purchase prior to the Effective Time of shares of Common Stock covered by subscriptions outstanding under the Echelon International Corporation 1996 Employee Stock Purchase Plan. As provided herein, the Company shall use its reasonable best efforts to ensure that the Stock Plans shall terminate as of the Effective Time and the provisions of any Employee Benefit Plan (as defined in Section 3.01(j) hereof) providing for the issuance or grant of shares of the capital stock of the Company shall be deleted as of the Effective Time. The Company will take all reasonable steps to ensure that neither the Company nor any of its Subsidiaries is or will be bound by any Options, other options, warrants, rights or agreements which would entitle any Person, other than Parent or its affiliates, to own or purchase any capital stock of the Surviving Corporation or any of its subsidiaries. The Company will use its reasonable best efforts to obtain any necessary consents to ensure that after the Effective Time, the only rights of the holders of Options, in respect of such Options, will be to receive the Cash Payment in cancellation and settlement thereof.

          2.10 Articles of Incorporation of the Surviving Corporation; Use of "Echelon" Name. The Amended and Restated Articles of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter duly amended as provided by law and such Articles of Incorporation, provided, that such Articles of Incorporation shall at all times be in accordance with the provisions of Section 4.10 hereof. For a period of 180 days after the Effective Time, the Surviving Corporation shall have the right to use the word "Echelon" as its tradename, but only for the purposes of identifying itself as the appropriate business entity in dealing with third parties to facilitate the sale of the Real Estate Assets pursuant to the Real Estate Disposition Agreements and in connection with the management of, and any sale to any third party purchaser of, any asset subject to any lease in the Leveraged Lease Portfolio (as defined in Section 3.01(g)(iii) hereof) and not for any other purpose, including, without limitation, use of "Echelon" as a trademark for the purpose of marketing or promoting any product or service.

          2.11 By-Laws of the Surviving Corporation. The By-Laws of the Company, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter duly amended as provided by law and such By-Laws.

          2.12 Directors and Officers of the Surviving Corporation. At the Effective Time, the directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each of such directors to hold office, subject to the applicable provisions of the Articles of Incorporation and By-Laws of the Surviving Corporation, until the next annual shareholders' meeting of the Surviving Corporation and until their respective successors shall be duly elected or appointed and qualified. At the Effective Time, the officers of the Company immediately prior to the Effective Time shall, subject to the applicable provisions of the Articles of Incorporation and By-Laws of the Surviving Corporation, be the officers of the Surviving Corporation until their respective successors shall be duly elected or appointed and qualified; provided, that prior to the Effective Date the officers of the Company shall have tendered their respective resignations (which resignations shall be expressly conditional upon the consummation of the Merger and the consummation of the transactions contemplated by the Real Estate Disposition Agreements and thereafter automatically shall take effect without any further act of the Surviving Corporation; provided, further that such officers shall nevertheless remain authorized as provided in, and subject to the terms and conditions of, the LandAmerica Escrow Agreement to authorize disbursements from the escrow established thereby and for no other purpose).

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

          3.01 Representations and Warranties of the Company. In connection with the transactions contemplated by this Agreement, the Company hereby represents and warrants to Parent and Sub as follows:

          (a) Due Organization, Good Standing and Power. Each of the Company and its Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and each such entity has all requisite corporate, partnership or limited liability company power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Except as set forth in Section 3.01(a) of the Company Disclosure Letter (as defined in Section 6.14 hereof), each of the Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where such failure to be so qualified or licensed and in good standing would not have a material adverse effect on the business, results of operations or financial condition (collectively, but after giving effect to the immediately succeeding provisos, the "Condition") of the Company and its Subsidiaries taken as a whole; provided that, for purposes of this Agreement, in no event shall any events, facts or circumstances (including any material adverse effect) with respect to the Assets (including Assets acquired pursuant to the provisions of Section 4.03), individually or in the aggregate, be deemed to have a material adverse effect on the business, results of operations or financial condition of the Company and its Subsidiaries taken as a whole, so long as each of the Asset Disposition Agreements shall at all times be in full force and effect and the purchase price or transfer value, as the case may be, thereunder shall not have been reduced; provided, further, that, for purposes of this Agreement, "material" shall mean material with respect to the Leveraged Lease Portfolio taken as a whole and not with respect to the Company and its Subsidiaries taken as a whole.

          (b) Authorization and Validity of Agreement. The Company has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject only to compliance with Section 607.1104 of the FBCA, to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company, and the consummation by it of the transactions contemplated hereby, have been duly authorized by its Board of Directors and no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby (other than (i) compliance with Section 607.1104 of the FBCA and (ii) the filing and recordation of appropriate merger documents as required by the FBCA). This Agreement has been duly executed and delivered by the Company and, assuming that this Agreement constitutes a valid and binding obligation of Parent and Sub, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

          (c) Capitalization. (i) The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock and 10,000,000 shares of preferred stock of the Company ("Company Preferred Stock"), par value $0.01 per share (of which 250,000 shares have been designated as Series A Junior Participating Preferred Stock (the "Series A Junior Participating Preferred Stock")). As of December 31, 1999, (1) 6,946,523 shares of Common Stock were issued, of which 6,719,938 were outstanding and 6,121 shares were canceled, (2) 514,340 shares of Common Stock and no shares of Company Preferred Stock were reserved for issuance pursuant to outstanding Options granted under the Stock Plans, (3) 220,464 shares of Common Stock and no shares of Company Preferred Stock were held in the Company's treasury, (4) no shares of Company Preferred Stock were issued and outstanding and (5) no shares of Common Stock and no shares of Company Preferred Stock are held by any of the Company's Subsidiaries. All issued and outstanding shares of Common Stock have been duly authorized, validly issued and are fully paid and nonassessable and are not subject to, nor were they issued in violation of, any preemptive rights. Except as set forth in this Section 3.01(c) or in
Section 3.01(c)(i) of the Company Disclosure Letter, (x) there are no shares of capital stock of the Company authorized or, as of the date hereof, issued or outstanding and (y) there are not as of the date hereof, and at the Effective Time there will not be, any outstanding or authorized options, warrants, rights, subscriptions, claims of any character, agreements, rights of redemption, convertible or exchangeable securities, or other commitments, contingent or otherwise, relating to Common Stock or any other shares of capital stock of the Company, pursuant to which the Company is or may become obligated to issue shares of Common Stock, any other shares of its capital stock or any securities convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of the capital stock of the Company.

               (ii) Section 3.01(c)(ii) of the Company Disclosure Letter lists all of the Company's Subsidiaries. All of the outstanding shares of capital stock or other equity interests of each of the Company's Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to, nor were they issued in violation of, any preemptive rights, and are owned, of record and beneficially, by the Company or one of its direct or indirect Subsidiaries, free and clear of all liens, encumbrances, options or claims whatsoever except as set forth in Section 3.01(c)(ii) of the Company Disclosure Letter. No shares of capital stock of any of the Company's Subsidiaries are reserved for issuance and there are no outstanding or authorized options, warrants, rights, subscriptions, claims of any character, agreements, obligations, rights of redemption, convertible or exchangeable securities, or other commitments, contingent or otherwise, relating to the capital stock of any Subsidiary of the Company, pursuant to which such Subsidiary is or may become obligated to issue any shares of capital stock of such Subsidiary or any securities convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of such Subsidiary. Except for restrictions under applicable law or as set forth in Section 3.01(c)(ii) of the Company Disclosure Letter, there are no restrictions of any kind which prevent the payment of dividends by any of the Company's Subsidiaries. Except for the Subsidiaries listed in Section 3.01(c)(ii) of the Company Disclosure Letter, the Company does not own, directly or indirectly, any capital stock or other equity interest in any Person or have any direct or indirect equity or ownership interest in any Person and neither the Company nor any of its Subsidiaries is subject to any obligation or requirement to provide funds for or to make any investment (in the form of a loan or capital contribution) to or in any Person.

          (d) Consents and Approvals; No Violations. Assuming (i) any filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), are made and any applicable waiting period thereunder has been terminated or has expired, (ii) the requirements of the Exchange Act relating to the Offer are met, (iii) the filing of the Articles of Merger and other appropriate merger documents, if any, as required by the FBCA are made and
(iv) any required approval by the Company's shareholders in connection with the consummation of the Merger is received, the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not: (1) violate any provision of the Amended and Restated Articles of Incorporation or By-Laws of the Company or the comparable governing documents of any of its Subsidiaries, in each case, as amended; (2) violate any law, statute, ordinance, rule, regulation, order or decree of any court or of any governmental or regulatory body, agency or authority applicable to the Company or any of its Subsidiaries or by which any of their respective properties or assets may be bound; (3) except as set forth in Section 3.01(d) of the Company Disclosure Letter, require any filing with, or permit, consent or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority; or (4) except as set forth in Section 3.01(d) of the Company Disclosure Letter, result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment, purchase, sale or acceleration) under, or result in the creation of any lien, security interest, mortgage, charge or encumbrance (each, an "Encumbrance") upon any of the properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party, or by which it or any of their respective properties or assets are bound except, in the case of clauses (2), (3) and (4) above, for any such filing, permit, consent, approval, notice, the failure to obtain or make which, and except for any breach, violation or Encumbrance which, would not have a material adverse effect on the Condition of the Company and its Subsidiaries taken as a whole or would not prevent consummation of the transactions contemplated by this Agreement.

          (e) Company Reports and Financial Statements. (i) Since December 18, 1996 the Company has filed all forms, reports and documents with the Commission required to be filed by it pursuant to the federal securities laws and the Commission rules and regulations thereunder, and all forms, reports and documents filed with the Commission by the Company have complied in all material respects with all applicable requirements of the federal securities laws and the Commission rules and regulations promulgated thereunder. The Company has, prior to the date of this Agreement, made available to Parent true and complete copies of all forms, reports, registration statements and other filings filed by the Company with the Commission since December 18, 1996 (such forms, reports, registration statements and other filings, together with any exhibits, any amendments thereto and information incorporated by reference therein, are sometimes collectively referred to as the "Commission Filings"). Except to the extent amended or superseded by a subsequent filing with the Commission made prior to the date hereof, as of their respective dates, the Commission Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated balance sheets (and related audited consolidated statements of operations, audited consolidated statement of shareholders' equity and audited consolidated statement of cash flows) for each of the years in the two-year period ended December 31, 1998 and the unaudited consolidated balance sheet (and related consolidated statement of operations, consolidated statement of shareholders' equity and consolidated statement of cash flows) as of September 30, 1999 (such statements, collectively, the "Financial Statements"), included in the Commission Filings, were prepared in accordance with generally accepted accounting principles ("GAAP") (as in effect from time to time) applied on a consistent basis in all material respects, (except as may be indicated therein or in the notes or schedules thereto) and fairly present, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the results of their operations and changes in cash flows for the periods then ended (subject, in the case of unaudited statements, to the absence of notes and normal year-end adjustments).

          (ii) Section 3.01(e)(ii) of the Company Disclosure Letter sets forth the trial balance of the assets, liabilities and shareholders' equity accounts of the Company and its consolidated Subsidiaries as of September 30, 1999. Each such account reflected on the trial balance has been included in or allocated between (a) the Company's leveraged lease portfolio and (b) the Company's real estate portfolio, as agreed to by the parties hereto. Since September 30, 1999, the Company has consistently allocated all of its known liabilities consistent with the trial balance set forth on Section 3.01(e)(ii) of the Company Disclosure Letter and in accordance with GAAP.

          (iii) Section 3.01(e)(iii) of the Company Disclosure Letter sets forth the condensed consolidated financial statements of the Company and its consolidated Subsidiaries as of and for the three and nine month periods ended September 30, 1999 together with the report of KPMG LLP dated October 15, 1999. The balance sheet included in such condensed consolidated financial statements was prepared from and is consistent with the trial balance referred to in
Section 3.01(e)(ii) above.

          (f) Absence of Certain Changes. Except as previously disclosed in the Commission Filings, as set forth in Section 3.01(f) of the Company Disclosure Letter or as otherwise contemplated by this Agreement, since September 30, 1999
(i) there has not been any material adverse change in the Condition of the Company and its Subsidiaries taken as a whole, in each case other than any change (x) arising in the ordinary course of business, (y) arising out of changes in general economic, regulatory or political conditions or (z) arising out of changes which affect the markets in which the Company operates, in general and (ii) the businesses of the Company and each of its Subsidiaries (including, without limitation, with respect to the Leveraged Lease Portfolio have been conducted only in the ordinary course.

          (g)  Title to  Properties;  Encumbrances.  (i)  Except as set forth in
Section 3.01(g)(i) of the Company Disclosure Letter, the Company and each of its Subsidiaries and each Relevant Entity (as defined in Section 3.01(g)(iii) hereof) has good title to (A) all of its material tangible properties and assets (real and personal), including, without limitation, all the properties and assets reflected in the consolidated balance sheet as of September 30, 1999 except as indicated in the notes thereto and except for properties and assets reflected in the consolidated balance sheet as of September 30, 1999 which have been sold or otherwise disposed of in the ordinary course of business after such date, and (B) all the material tangible properties and assets purchased by the Company and any of its Subsidiaries and each Relevant Entity since September 30, 1999 except for such properties and assets which have been sold or otherwise disposed of in the ordinary course of business; in each case subject to no Encumbrance, except for (1) Encumbrances reflected in the consolidated balance sheet as of September 30, 1999 (including the notes thereto), (2) Encumbrances consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto which do not materially detract from the value of, or materially impair the use of, such property by the Company or any of its Subsidiaries in the operation of its respective business, (3) statutory liens or liens of landlords, carriers, warehousemen, mechanics, suppliers, materialmen or repairmen arising in the ordinary course of business, (4) Encumbrances for current taxes, assessments or governmental charges or levies on property not yet due and delinquent and (5) such Encumbrances as would not have a material adverse effect on the Condition of the Company and its Subsidiaries taken as a whole.

          (ii) Leases. Section 3.01(g)(ii) of the Company Disclosure Letter contains a list of all leases of real property (with an annual base rental amount (not including variable payments) in excess of $50,000) to which the Company or any of its Subsidiaries is a party (collectively, "Real Property Leases"). To the Company's knowledge, except as set forth in Section 3.01(g)(ii) of the Company Disclosure Letter or as disclosed in the Commission Filings, (1) each lease set forth in Section 3.01(g)(ii) of the Company Disclosure Letter is in full force and effect, (2) all rents and additional rents due to date on each such lease have been paid (other than for amounts not exceeding $25,000 in the aggregate with respect to each such lease) and (3) neither the Company nor any of its Subsidiaries has received written notice that it is in default thereunder, except to the extent that the failure to be in full force and effect or pay such rents or such default would not have a material adverse effect on the Condition of the Company and its Subsidiaries taken as a whole.

          (iii) Leveraged Lease Portfolio. Section 3.01(g)(iii) of the Company Disclosure Letter including the detailed sections referred to therein contains a list of all leveraged and operating leases of personal property other than personal property included in or underlying the Real Property Leases and certain real property (collectively, the "Leveraged Lease Portfolio"), including all material amendments, extensions and waivers thereto to which the Company or any of its Subsidiaries, or the trust of which the Company or the relevant Subsidiary of the Company is the beneficiary (such entity, the "Relevant Entity"), is a party. Except as set forth in Section 3.01(g)(iii) of the Company Disclosure Letter or as disclosed in the Commission Filings, (1) each lease set forth in Section 3.01(g)(iii) of the Company Disclosure Letter is in full force and effect and constitutes the valid and enforceable right and obligation of the Relevant Entity and, to the Company's knowledge, the other parties thereto and there are no amendments, extensions, or waivers of any of the terms thereof, or agreements among the parties thereto to which the Relevant Entity is also a party relating to any of such matters (including, without limitation, residual sharing, tax sharing, remarketing or similar agreements) that are not disclosed in Section 3.01(g)(iii) of the Company Disclosure Letter, (2) there has not occurred any event which constitutes a default or event of default by the Relevant Entity or, to the Company's knowledge, by the lessee under any lease in the Leveraged Lease Portfolio or other default with respect to the repair of, or modifications or improvements to, the assets subject to any such lease (including with respect to any airworthiness directives or manufacturer service bulletin) that is presently continuing, or, to the Company's knowledge, any event of loss, casualty or similar occurrence thereunder, (3) to the Company's knowledge, all rents and additional rents, or amounts payable in lieu of or supplemental to rent, due to date under each such lease have been paid, and there are no prepayments or overpayments of such rents or amounts (other than with respect to the unexpired portion of any rent payment period thereto paid in advance), (4) the Relevant Entity has not received payment in respect of any indemnity obligation of any lessee thereunder, including any tax indemnity, other than reimbursement of out-of-pocket expenses related to the performance or enforcement of any term or condition of any such lease, and no tax indemnity claim has been made by the Relevant Entity party thereto under any such lease or related agreement and, to the Company's knowledge, there is no basis for any such claim against any lessee, and (5) none of the Company, any of its Subsidiaries or, to the Company's knowledge, any Relevant Entity has received written notice of (x) any default or event which, with or without the giving of notice or the passage of time or both, or otherwise, would constitute a default under any lease in the Leveraged Lease Portfolio or any loan agreement, indenture or other financing instrument related thereto, except such as has been cured within any applicable grace period thereunder, (y) the exercise by any lessee of any purchase or renewal option provided by any such lease or (z) the exercise by any lessee of any early termination option provided therein or the assertion of any right or claim by any lessee to cancel, terminate or modify any such lease. To the Company's knowledge, there are no duplicate or executed original counterparts of any lease in the Leveraged Lease Portfolio other than those marked "duplicate" or a counterpart number other than the counterpart delivered to the holder of any non-recourse debt with respect thereto and there exists no offset, counterclaim, right of recoupment or abatement or other defenses to performance or the payment of rent or other sums due thereunder by any lessee. All insurance required to be maintained by the Company or any of its Subsidiaries or a Relevant Entity under any agreement, instrument or indenture relating to the Leveraged Lease Portfolio (including the insurance specified in Section 4.16 hereof) or, to the Company's knowledge, by any lessee with respect to any of the property included in or underlying the Leveraged Lease Portfolio, is in full force and effect and names the Company or the relevant Subsidiary of the Company or the Relevant Entity as additional insureds and loss payees as their respective interests appear.

          (h) Compliance with Laws. Except as set forth in the Commission Filings or as set forth in Section 3.01(h) of the Company Disclosure Letter, the Company and its Subsidiaries are in compliance with all applicable laws, regulations, orders, judgments and decrees (including, without limitation, the Federal Aviation Act and all rules and regulations promulgated thereunder)
(other than with respect to taxes, Environmental Laws (as defined in Section 3.01(p) hereof), employee benefits and federal securities laws, which are the subject of specific representations contained in this Agreement), except in each case where the failure to so comply would not have a material adverse effect on the Condition of the Company and its Subsidiaries taken as a whole or would not prevent or materially delay consummation of the transactions contemplated by this Agreement.

          (i) Litigation. Except as disclosed in the Commission Filings or as set forth in Section 3.01(i) of the Company Disclosure Letter, there is no action, suit, proceeding at law or in equity, or any arbitration or any administrative or other proceeding by or before (or to the knowledge of the Company any investigation by) any governmental or other instrumentality or agency, pending against the Company or any of its Subsidiaries, or by which any of their properties or rights are subject, which, either individually or in the aggregate, would have a material adverse effect on the Condition of the Company and its Subsidiaries taken as a whole or would prevent or materially delay consummation of the transactions contemplated by this Agreement. Except as disclosed in the Commission Filings or as set forth in Section 3.01(i) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries (nor any of their respective assets) is subject to any judgment, order or decree entered in any lawsuit or proceeding which would have a material adverse effect on the Condition of the Company and its Subsidiaries taken as a whole or would prevent or materially delay consummation of the transactions contemplated by this Agreement.

          (j) Employee Benefit Plans. Each material employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained by the Company and/or any of its Subsidiaries or to which the Company or any such Subsidiary contributes (collectively, the "Employee Benefit Plans") is listed in Section 3.01(j) of the Company Disclosure Letter. Except as set forth in Section 3.01(j) of the Company Disclosure Letter or disclosed in the Commission Filings, or to the extent that any breach of the representations set forth in this sentence would not have a material adverse effect on the Condition of the Company and its Subsidiaries taken as a whole: (i) each Employee Benefit Plan is in compliance with applicable law and has been administered and operated in all respects in accordance with its terms; (ii) each Employee Benefit Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), has received a favorable determination letter from the Internal Revenue Service and, to the knowledge of the Company, no event has occurred and no condition exists which would result in the revocation of any such determination; (iii) no Employee Benefit Plan is covered by Title IV of ERISA or subject to Section 412 of the Code or Section 302 of ERISA; (iv) neither the Company nor any of its Subsidiaries, nor, to the Company's knowledge, any other "disqualified person" or "party in interest" (as defined in Section 4975(e)(2) of the Code and Section 3(14) of ERISA, respectively) has engaged in any transactions in connection with any Employee Benefit Plan that would result in the imposition of a penalty pursuant to Section 502(i) of ERISA or a tax pursuant to Section 4975 of the Code; and (v) no claim, action or litigation, has been made, commenced or, to the Company's knowledge, threatened with respect to any Employee Benefit Plan (other than routine claims for benefits payable in the ordinary course, and appeals of denials of such claims).

          (k) Taxes. Except to the extent that the failure to do so would not have a material adverse effect on the Condition of the Company and its Subsidiaries taken as a whole, the Company has filed or caused to be filed, or will file or cause to be filed on or prior to the Effective Date, all federal, state, local and foreign tax returns and tax reports (including, without limitation, with respect to the acquisition, ownership or lease of any of the assets included in or underlying the Leveraged Lease Portfolio) which are required to be filed by, or with respect to, the Company on or prior to the Effective Date (taking into account any extension of time to file granted to or on behalf of the Company) (collectively, the "Returns"). Except as set forth in
Section 3.01(k) of the Company Disclosure Letter or disclosed in the Commission Filings, and except to the extent that the failure to do so would not have a material adverse effect on the Condition of the Company and its Subsidiaries taken as a whole, all federal, state, local and foreign taxes ("Taxes") due and payable by the Company on or prior to the Effective Date, including all amounts shown to be due on any Return, have been, or prior to the Effective Date will be, paid or fully provided for on the books and records of the Company in accordance with GAAP. Except as set forth in Section 3.01(k) of the Company Disclosure Letter, (a) there are no written waivers in effect of the applicable statutory period of limitation for Taxes of the Company for any taxable period and (b) no deficiency assessment or proposed adjustment with respect to any tax liability of the Company for any taxable period is pending or, to the knowledge of the Company, threatened, except for such deficiency assessments or proposed adjustments that would not have a material adverse effect on the Condition of the Company and its Subsidiaries taken as a whole. Furthermore, there are no outstanding requests by the Company or any of its Subsidiaries for any ruling of the Internal Revenue Service including, without limitation, with respect to any of the assets included in or underlying the Leveraged Lease Portfolio, and no written notice has been received by the Company or any of its Subsidiaries of a proposed reassessment of any Taxes.

          (l) Liabilities. Neither the Company nor any of its Subsidiaries has any material claims, liabilities or indebtedness outstanding which would be required to be reflected on a balance sheet prepared in accordance with GAAP except (i) as set forth in the Financial Statements, or referred to in the footnotes thereto, (ii) as set forth in Sections 3.01(e)(ii) and 3.01(e)(iii) of the Company Disclosure Letter, (iii) for liabilities incurred subsequent to September 30, 1999, in the ordinary course of business, (iv) as otherwise disclosed in the Commission Filings or (v) such claims, liabilities or indebtedness which would not have a material adverse effect on the Condition of the Company and its Subsidiaries taken as a whole.

          (m) Intellectual Properties. Except as would not have a material adverse effect on the Condition of the Company and its Subsidiaries taken as a whole, as set forth in Section 3.01(m) of the Company Disclosure Letter or as disclosed in the Commission Filings, to the knowledge of the Company, the Company and its Subsidiaries own or have valid, binding and enforceable rights to use all patents, trademarks, trade names, service marks, service names, copyrights, applications therefor and licenses or other rights in respect thereof ("Intellectual Property") used or held for use in connection with the business of the Company or its Subsidiaries, without any known conflict with the rights of others. Neither the Company nor any of its Subsidiaries has received any notice in writing from any other Person pertaining to or challenging the right of the Company or any of its Subsidiaries to use any Intellectual Property or any trade secrets, proprietary information, inventions, know-how, processes and procedures owned or used or licensed to the Company or its Subsidiaries, except (i) as set forth in Section 3.01(m) of the Company Disclosure Letter or
(ii) with respect to rights the loss of which, individually or in the aggregate, would not have a material adverse effect on the Condition of the Company and its Subsidiaries taken as a whole.

          (n) Material Contracts. Except as set forth in Section 3.01(n) of the Company Disclosure Letter and except for (i) the Asset Disposition Agreements,
(ii) the Contracts (as defined in each of the Real Estate Disposition Agreements) and (iii) any agreements, contracts and commitments that are to be fully performed by the Company or any Subsidiary of the Company prior to the Effective Time, neither the Company nor any Subsidiary of the Company has or is bound by any agreement, contract or commitment that involves base payments or the performance of services by it of an amount or value (as measured by the revenue derived therefrom during fiscal year 1998-1999) in excess of $12,000 annually. Except as otherwise set forth in Sections 3.01(d) and 3.01(n) of the Company Disclosure Letter, each contract or agreement set forth in Section 3.01(n) of the Company Disclosure Letter is in force and effect and (A) there exists no default or event of default or event, occurrence, condition or act (including the consummation of the Offer or the Merger) on the part of the Company or any of its Subsidiaries which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default thereunder, except for such default or event of default which would not have a material adverse effect on the Condition of the Company and its Subsidiaries taken as a whole and (B) no approval or consent of, or notice to, any Person is needed in order that each such contract or agreement shall continue in full force and effect in accordance with its terms without penalty, acceleration or rights of early termination by reason of the consummation of the transactions contemplated by this Agreement.

          (o) Broker's or Finder's Fee. Except for Donaldson, Lufkin & Jenrette Securities Corporation (whose fees and expenses will be paid by the Company at or prior to the Effective Time in accordance with the Company's agreement with such firm), no agent, broker, Person or firm acting on behalf of the Company is, or will be, entitled to any fee, commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by, or under common control with any of the parties hereto, in connection with this Agreement or any of the transactions contemplated hereby.

          (p)  Environmental  Laws and Regulations.  Except as set forth in this
Section 3.01(p), Section 3.01(p) of the Company Disclosure Letter or as disclosed in the Commission Filings, or as would not have a material adverse effect on the Condition of the Company and its Subsidiaries taken as a whole, and to the knowledge of the Company:

                    (i) Hazardous Materials have not been generated, used, treated or stored by the Company or its Subsidiaries on any Company Property, except for quantities generated, used, treated or stored at such Company Property in compliance with Environmental Laws and as required in connection with the normal operations and maintenance of such Company Property;

                    (ii) Hazardous Materials have not been Released or disposed of by the Company or its Subsidiaries on any Company Property, except for quantities Released or disposed of on such Company Property in compliance with Environmental Laws and required in connection with the normal operation and maintenance of such Company Property;

                    (iii) The Company and its Subsidiaries are in compliance with Environmental Laws and the requirements of permits issued under such Environmental Laws with respect to any Company Property;

                    (iv) There are no pending or threatened Environmental Claims against the Company, any of its Subsidiaries or any Company Property;

                    (v) There are no past or present actions, activities, circumstances, conditions, events or incidents (including, without limitation, the release, emission, discharge, presence or disposal of any Hazardous Materials) which would form the basis for any Environmental Claim against the Company or any of its Subsidiaries, or, to the knowledge of the Company, against any Person whose liability for any Environmental Claim the Company or any its Subsidiaries has retained or assumed whether contractually or by operation of law;

                    (vi) The Company and its Subsidiaries have delivered or otherwise made available for inspection to Parent true, complete and correct copies and results of any reports, studies, analyses, tests or monitoring in the possession of the Company or its Subsidiaries pertaining to Hazardous Materials in, on, beneath or adjacent to any Company Property; and

                    (vii) There are no underground storage tanks located on any Company Property.

          Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time ("Radon"). Levels of Radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding Radon and Radon testing may be obtained from the local county public health unit.

          As used in this Section 3.01(p), the following terms shall have the meanings set forth below:

                    (1)  "Company   Property"   means  any  real   property  and
          improvements owned, leased (as lessee or lessor), operated or occupied by the Company or any of its Subsidiaries at any time;

                    (2) "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation and polychlorinated biphenyls; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous substances", "restricted hazardous wastes", "toxic substances", "toxic pollutants", or words of similar import, under any applicable Environmental Law and
          (c) any other substance (other than Radon) prohibited or regulated pursuant to the provisions of any Environmental Law;

                    (3) "Environmental Law" means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law in effect and in each case as amended as of the Effective Date, and any judicial or administrative interpretation thereof as of the Effective Date, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. ss. 9601 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss. 6901 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss. 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq.; the Clean Air Act, 42 U.S.C. ss. 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. ss. 300f et seq.; the Oil Pollution Act of 1990, 33 U.S.C. ss. 2701 et seq.; and their state and local counterparts and equivalents;

                    (4) "Environmental Claims" means administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued under any such Environmental Law (hereafter "Claims"), including (a) Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (b) Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous
          Materials or arising from alleged injury or threat of injury to health, safety or the environment; and

                    (5) "Release" means disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like, into or upon any land or water or air, or otherwise entering into the environment.

          (q) State Takeover Statutes. The Board of Directors of the Company has approved the Offer and this Agreement and Sections 607.0901 and 607.0902 of the FBCA are inapplicable to the Offer and this Agreement and the other transactions contemplated by this Agreement.

          (r) Rights Agreement. Prior to the date of acceptance for payment and immediately following payment to the paying agent designated in the Offer Documents for not less than 80% of all the shares of Common Stock outstanding (calculated on a fully diluted basis) in accordance with the Offer, the Company and the Board of Directors of the Company shall have taken and will maintain in effect all necessary action to (i) render the Rights Agreement inapplicable with respect to the Offer and (ii) ensure that (y) neither Parent nor Sub nor any of their Affiliates (as defined in the Rights Agreement) or Associates (as defined in the Rights Agreement) is considered to be an Acquiring Person (as defined in the Rights Agreement) and (z) the provisions of the Rights Agreement, including the occurrence of a Distribution Date (as defined in the Rights Agreement), are not and shall not be triggered by reason of the announcement or consummation of the Offer. The Company has made available to Parent a complete and correct copy of the Rights Agreement as amended and supplemented to the date of this Agreement.

          (s) Year 2000. There is not reasonably expected to be a material adverse effect on the Condition of the Company and its Subsidiaries taken as a whole caused by the failure to be Year 2000 Compliant with respect to computer systems, computer software or technology that are internal to the Company and its Subsidiaries. There is not reasonably expected to be a material adverse effect on the Condition of the Company and its Subsidiaries taken as a whole caused by the failure to be Year 2000 Compliant of any products or services of the Company or its Subsidiaries sold or licensed to customers of the Company and its Subsidiaries. For purposes of this Agreement, "Year 2000 Compliant" means that a product or system is (i) able to receive, record, store, process, calculate, manipulate and output dates from and after January 1, 2000, time periods that include January 1, 2000 and information that is dependent on or relates to such dates or time periods, in the same manner and with the same accuracy, functionality, data integrity and performance as when dates or time periods prior to January 1, 2000 are involved and (ii) able to store and output date information in a manner that is unambiguous as to century.

          (t) Opinion of Financial Advisor. The Company has received the opinion of Donaldson, Lufkin & Jenrette Securities Corporation to the effect that, as of the date of this Agreement, the consideration to be received in the Offer and the Merger by the Company's shareholders is fair to the Company's shareholders from a financial point of view, and a complete and correct signed copy of such opinion has been, or will be, delivered to Parent.

          (u) Disclosure. The information contained in the Company Disclosure Letter as it relates to the representations and warranties made by the Company in this Section 3.01 does not contain any untrue statement of a material fact.

          (v) Distribution Agreement. To the Company's knowledge, (i) there are no outstanding claims against the Company or accrued obligations or accrued
liabilities  of  the  Company  of  any  nature  whatsoever   arising  under  the
Distribution Agreement, dated as of December 16, 1996 (the "Distribution Agreement"), by and between Florida Progress Corporation, a Florida corporation, and the Company, or under any Ancillary Agreement, in each case that have not been satisfied in full and (ii) since December 16, 1996, there has been no claim asserted by Florida Progress Corporation (or any Affiliate thereof) against the Company (A) in respect of any Indemnifiable Losses of Florida Progress Corporation (or any Affiliate thereof) or (B) in respect of any Third Party Claim asserted against Florida Progress Corporation (or any Affiliate thereof). Capitalized terms used in this Section 3.01(v) and not defined in this Agreement shall have the respective meanings ascribed thereto in the Distribution Agreement.

          3.02 Representations and Warranties of Parent and Sub. Each of Parent and Sub represents and warrants to the Company as follows:

          (a) Due Organization; Good Standing and Corporate Power. Parent is a limited liability company duly organized and validly existing and in good standing under the laws of its jurisdiction of organization. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. EIN Corp., a Delaware corporation and a direct wholly-owned subsidiary of Parent ("Delaware Sub"), is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent, Sub and Delaware Sub has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted except where the failure to have such power and authority, individually or in the aggregate, would not prevent or materially delay the consummation of the transactions contemplated by this Agreement.

          (b) Authorization and Validity of Agreement. Each of Parent and Sub has the power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Parent and Sub, and the consummation by each of them of the transactions contemplated hereby, have been duly authorized by the member and manager of Parent and the Board of Directors of Sub. No other limited liability company or corporate action on the part of either of Parent or Sub is necessary to authorize the execution, delivery and performance of this Agreement by each of Parent and Sub and the consummation of the transactions contemplated hereby (other than, in the case of Sub, the filing and recordation of appropriate merger documents as required by the FBCA). This Agreement has been duly executed and delivered by each of Parent and Sub and is a valid and binding obligation of each of Parent and Sub, enforceable against each of Parent and Sub in accordance with its terms, except that such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws affecting creditors' rights generally, and general equitable principles.

          (c) Consents and Approvals; No Violations. Assuming (i) any filings required under the HSR Act are made and any applicable waiting period thereunder has been terminated or has expired, (ii) the requirements of the Exchange Act relating to the Offer are met, and (iii) the filing of the Articles of Merger and other appropriate merger documents, if any, as required by the FBCA, the execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated hereby will not: (1) violate any provision of the Certificate of Formation or Operating Agreement of Parent or the Articles of Incorporation or By-Laws of Sub; (2) violate any law, statute, ordinance, rule, regulation (including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System) or any applicable order, writ, injunction or decree of any court or of any governmental or regulatory body, agency or authority applicable to Parent or Sub or by which either of their respective properties or assets may be bound; (3) require any filing with, or permit, consent or approval of, or the giving of any notice to any governmental or regulatory body, agency or authority; or (4) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any Encumbrance upon any of the properties or assets of Parent, Sub or any of their subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease or other instrument or obligation to which Parent or Sub or any of their subsidiaries is a party, or by which they or their respective properties or assets may be bound except, in the cases of clauses (2), (3) and (4) above, for any such filing, permit, consent, approval, the failure to obtain or make which, and except for any breach, violation or Encumbrance which, would not prevent or materially delay consummation of the transactions contemplated by this Agreement.

          (d) Capitalization. (i) The authorized capital stock of Sub consists of 1,000 shares of common stock, par value $.01 per share, of which 1,000 shares are outstanding. All of the outstanding shares of common stock of Sub are entitled to vote as a class and are owned of record by Parent.

          (ii) The authorized capital stock of Delaware Sub consists of 1,000 shares of common stock, par value $.01 per share, of which 1,000 shares are outstanding. All of the outstanding shares of common stock of Delaware Sub are entitled to vote as a class and are owned of record by Parent.

          (iii) Except as set forth above in this Section 3.02(d), Parent does not own any shares of capital stock or other equity interests in any Person.

          (e) Broker's or Finder's Fee. No agent, broker, Person or firm acting on behalf of Parent or Sub is, or will be, entitled to any fee, commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by, or under common control with any of the parties hereto, in connection with this Agreement or any of the transactions contemplated hereby.

          (f) Financing. The Credit Agreement, dated as of January 21, 2000 (the "Credit Agreement"), by and among Sub (as borrower), Utrecht-America Finance Co., a Delaware corporation (as initial lender), and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York branch (as agent), which upon the terms and subject to the conditions thereof provides for up to $300,000,000 senior secured single draw term loan facility, has been duly authorized, executed and delivered by each of the parties thereto. A true, complete and correct copy of the Credit Agreement has been furnished to the Company prior to the date hereof. The Credit Agreement has not been amended, modified or supplemented in any way and is in full force and effect.

          (g) Parent Not an Affiliated Shareholder. As of the date hereof, (i) neither Parent nor any of its Affiliates (as defined in Section 6.14 hereof) is, with respect to the Company, an "interested shareholder" as such term is defined in Section 607.0901 of the FBCA and (ii) Parent and its Affiliates collectively do not hold directly or indirectly any outstanding voting shares of the Company.

          (h) Size of Person. At all times prior to the Effective Time, none of Parent, Sub, Delaware Sub or any "ultimate parent entity" (as such term is defined in the regulations promulgated under the HSR Act), individually or collectively, holds or owns assets, or has annual net sales, of $10,000,000 or more (as calculated in accordance with the HSR Act (and the regulations promulgated thereunder)).

          (i) Capital Contributions; Cash On Hand; Special Purpose Entities. (i)
Parent  has  received  at  least   $2,000,000   from  new  cash  common   equity
contributions by its sole member.

          (ii) Parent has unrestricted and unutilized cash on hand in an amount not less than $2,000,000.

          (iii) Each of Parent, Sub and Delaware Sub was formed for the sole purpose of effecting the transactions contemplated hereby and by the Omnibus Agreement (as defined in Section 6.14 hereof) and, prior to the consummation thereof, had no assets or liabilities except in connection with the transactions contemplated hereby and thereby. Parent engages in no direct business activities, other than (x) its ownership of the capital stock of Sub and Delaware Sub and liabilities incident thereto and (y) its obligations with respect to this Agreement and the Omnibus Agreement. Sub engages in no direct business activities, other than its obligations with respect to this Agreement, the Credit Agreement and the Omnibus Agreement. Delaware Sub engages in no direct business activities, other than its obligations with respect to the Credit Agreement and the Omnibus Agreement (upon giving effect to the provisions of Section 4.19 hereof).

          (j) Going Concern; Solvency. As of the Effective Time, both before and after giving effect to the transactions contemplated hereby, as to each of Parent, Sub, Delaware Sub and, to the best of Parent's knowledge with respect to any liabilities or obligations (contingent or otherwise) of the Company and otherwise without qualification, the Surviving Corporation, individually and collectively, (i) all of such entity's known debts and obligations have been, or will be, paid in full, (ii) the sum of such entity's debts is not greater than such entity's assets at a fair valuation, (iii) such entity is generally paying its debts as they become due and (iv) such entity has reasonably sufficient capital to conduct its business, to engage in all contemplated transactions, and to satisfy its debts, contingencies and obligations (including federal, state and local income taxes) as they become due. None of Parent, Sub or Delaware Sub actually intends, by consummating the transactions contemplated hereby, to engage in a transaction void or voidable under Section 548(a)(1)(A) of Title 11 of the United States Code or the comparable provisions of any applicable state statute (including, without limitation, Chapter 726 of the Florida Statutes).

                                   ARTICLE IV

                                    COVENANTS

          4.01 Access to Information Concerning Properties and Records; Delivery of Financial Information. (a) During the period commencing on the date hereof and ending on the Effective Date, the Company shall, and shall cause each of its Subsidiaries to, upon reasonable notice, afford Parent and Sub, and their respective counsel, accountants, consultants and other authorized representatives, reasonable access during normal business hours to the employees, properties, books and records of the Company and its Subsidiaries in order that they may have the opportunity to make such investigations as they shall desire of the affairs of the Company and its Subsidiaries (other than relating to those Assets with respect to which no liability shall be retained by the Surviving Corporation after giving effect to the transactions contemplated by the Asset Disposition Agreements). The Company shall furnish promptly to Parent and Sub (i) a copy of each report, schedule, registration statement and other document filed by it or its Subsidiaries during such period pursuant to the requirements of Federal or state securities laws and (ii) all other information concerning its or its Subsidiaries' business, properties and personnel as Parent and Sub may reasonably request. The Company agrees to cause its officers and employees to furnish such additional financial and operating data and other information and respond to such inquiries as Parent and Sub shall from time to time reasonably request.

          (b) On or prior to February 15, 2000, the Company shall deliver to Parent a copy of all written information prepared by the Company with respect to its fiscal year ended December 31, 1999 of the type which the Company customarily prepares to initially deliver to its independent auditors (prior to responding to any inquiries from its independent auditors) in connection with the preparation of the Company's financial statements in accordance with GAAP for the end of a fiscal year of the Company.

          (c) During the period commencing on the date hereof and ending on the Effective Date, to the extent (and only to the extent) that the Company delivers to its independent auditors any written information prepared by the Company relating to the fiscal year ended December 31, 1999 or any prior period or otherwise bearing upon the Condition of the Company and its Subsidiaries taken as a whole, the Company shall, concurrently with such delivery of written information to its independent auditors, deliver to Parent true and complete copies of all such written information.

          4.02 Confidentiality. Information obtained by Parent and Sub and their respective counsel, accountants, consultants and other authorized representatives pursuant to Section 4.01 hereof shall be subject to the provisions of the Confidentiality Agreement, dated April 21, 1999, entered into by and between Donaldson, Lufkin & Jenrette Securities Corporation, as agent for the Company, and an agent for ETA Holding Corp., the manager of Parent.

          4.03 Conduct of the Business of the Company Pending the Effective Date. The Company agrees that, except as permitted, required or contemplated by, or otherwise described in, this Agreement, the Company Disclosure Letter, the Asset Disposition Agreements or otherwise consented to or approved by Parent (which consent or approval shall not be unreasonably withheld, conditioned or delayed), during the period commencing on the date hereof and ending on the Effective Date:

          (a) the Company and each of its Subsidiaries will conduct their respective operations only according to their ordinary course of business consistent with past practice and will use their reasonable best efforts to preserve intact their respective business organization, keep available the services of their officers and employees and maintain satisfactory relationships with licensors, suppliers, distributors, clients, landlords, joint venture partners, employees and others having business relationships with them;

          (b) neither the Company nor any of its Subsidiaries shall: (i) make any change in or amendment to its articles of incorporation or by-laws or comparable governing documents; (ii) authorize for issuance, issue, sell or deliver (or agree or commit to issue, sell or deliver), whether pursuant to the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise, any shares of its capital stock (other than in connection with (A) the exercise of certain options outstanding on the date hereof or (B) the exercise of subscription rights set forth in the Echelon International Corporation 1996 Employee Stock Purchase Plan (as in effect on the date hereof and as may be amended as contemplated by Section 2.09 of this Agreement)); (iii) sell or pledge or agree to sell or pledge any stock owned by it in any of its Subsidiaries or any other entity in which it has an equity interest; (iv) enter into any contract or commitment with respect to capital expenditures; (v) acquire (by merger, consolidation, or acquisition of stock or assets or otherwise) any corporation, partnership or other business or division thereof (or any interest therein); provided, that any subsidiary of the Company may be merged with and into the Company or any other Subsidiary of the Company; (vi) cancel, amend or modify, in any material respect, any contract disclosed on
Section 3.01(n) of the Company Disclosure Letter or enter into any contract that, if in effect on the date hereof, would be required to be set forth in the Company Disclosure Letter; (vii) amend or modify any Real Estate Disposition Agreement, or waive any term or condition thereunder, in each case in any manner that (A) is adverse to Parent and Sub or (B) amends or modifies Schedule I to either of the Real Estate Disposition Agreements; (viii) except as permitted by the Asset Disposition Agreements, acquire any assets or securities; (ix) except to the extent required under existing employee and director benefit plans, agreements or arrangements as in effect on the date of this Agreement, (A) increase the compensation or fringe benefits of any of its directors, officers or employees, (B) grant any severance or termination pay not currently required to be paid under existing severance plans, (C) enter into any employment, consulting or severance agreement or arrangement with any present or former director, officer or other employee of the Company or any of its Subsidiaries or
(D) establish, adopt, enter into or amend or terminate any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees; (x) except in the ordinary course of business with respect to the Assets (including Assets acquired pursuant to the provisions of this Section 4.03) only, subject to the terms and conditions of the Asset Disposition Agreements and otherwise without exception, transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of, encumber or subject to any lien, any material assets (including in any event any asset subject to a lease in the Leveraged Lease Portfolio) or incur or modify any indebtedness for borrowed money (other than for borrowings under existing lines of credit and indebtedness for working capital in the ordinary course of business); (xi) make any tax election or settle or compromise any tax liability; (xii) except as required by applicable law or generally accepted accounting principles, make any change in its method of accounting; (xiii) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries not constituting an inactive Subsidiary (other than in connection with (A) the Merger or (B) any merger of a Subsidiary of the Company with and into the Company or any other Subsidiary of the Company); (xiv) make any loans, advances or capital contributions to, or investment in, any other Person, other than to any direct or indirect Subsidiary of the Company; (xv) declare, set aside or pay any dividends on, or make or cause to be made any other distributions in respect of, any of its capital stock or other equity securities or any interest in any Relevant Entity other than dividends and distributions by a direct or indirect Subsidiary of the Company to its parent;
(xvi) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; (xvii) enter into any agreement providing for the acceleration of payment or performance or other consequence as a result of the transactions contemplated hereby or any other change of control of the Company; (xviii) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any Subsidiary or any rights, warrants or options to acquire any such shares or other securities; or (xix) agree, in writing or otherwise, to take any of the foregoing actions; and

          (c) the Company shall not, and shall not permit any of its Subsidiaries to, (i) take any action, engage in any transaction or enter into any agreement which would cause any of the representations or warranties set forth in Section 3.01 hereof to be untrue as of the Effective Date or (ii) purchase or acquire, or offer to purchase or acquire, any shares of capital stock of the Company.

          Notwithstanding anything to the contrary set forth in this Agreement, the Company and its Subsidiaries shall be permitted to conduct their respective real estate operations (so long as same (x) relates only to the Assets (including Assets acquired pursuant to the provisions of this Section 4.03) and
(y) would not result in any reduction to the purchase price or transfer value, as the case may be, under any of the Asset Disposition Agreements), including, without limitation, (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, limited liability company or other business or division thereof, (ii) enter into any contract or commitment with respect to capital expenditures, (iii) cancel, amend or modify any contract, (iv) acquire a material amount of assets or securities, (v) transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of, encumber or subject to any lien, any material assets or incur or modify any indebtedness for borrowed money, (vi) make any loans, advances or capital contributions to, or investment in, any other Person and (vii) agree, in writing or otherwise, to take any of the foregoing actions) as the Company or its Subsidiaries, as applicable, shall deem necessary or desirable in its sole discretion.

          4.04 Shareholder Approval. In the event that the Minimum Condition is satisfied, Parent and Sub agree to take all necessary and appropriate action to cause the Merger to become effective as soon as reasonably practicable after the completion of the Offer, without a meeting of the Company's shareholders, in accordance with Section 607.1104 of the FBCA.

          4.05 Reasonable Best Efforts. (a) Subject to the terms and conditions provided herein, each of the Company, Parent and Sub shall, and Parent shall cause Sub and the Company shall cause each of its Subsidiaries to, cooperate and use their respective reasonable best efforts to take, or cause to be taken, all appropriate action, and to make, or cause to be made, all filings necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, their respective reasonable best efforts to obtain, prior to the Effective Date, all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Company and its Subsidiaries as are necessary to fulfill the conditions to the Offer.

          (b) Subject to the terms and conditions provided herein, Parent (in its capacity as holder of the capital stock of the Surviving Corporation) shall take, or cause to be taken, all appropriate action necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by the Real Estate Disposition Agreements, including, without limitation, executing and delivering any consents required under applicable laws and regulations.

          4.06 No Solicitation of Other Offers. (a) The Company and its affiliates and each of their respective officers, directors, employees, representatives, consultants, investment bankers, attorneys, accountants and other agents shall immediately cease any existing discussions or negotiations with any other parties that may be ongoing with respect to any Acquisition Proposal (as defined below). Neither the Company nor any of its affiliates shall take (and the Company and its affiliates shall not authorize or permit any of its officers, directors, employees, representatives, consultants, investment bankers, attorneys, accountants or other agents, to so take) any action (i) to solicit, initiate or knowingly encourage the making of any Acquisition Proposal or (ii) to have any discussions or negotiations with, or, furnish or disclose any information to, any Person (other than Parent or Sub) in furtherance of, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or is reasonably expected to lead to, any Acquisition Proposal; provided, that, to the extent that the failure to take such action would reasonably be likely to breach the fiduciary obligations of the Board of Directors of the Company, as determined in good faith by a majority of the disinterested members thereof based on the advice of outside counsel, the Company may, in response to an Acquisition Proposal that was not solicited by the Company and that did not otherwise result from a breach of this Section 4.06(a), furnish information with respect to the Company and its Subsidiaries to any Person pursuant to a customary confidentiality agreement and participate in discussions or negotiations with respect to any Acquisition Proposal.

          (b) Neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify in a manner adverse to Parent or Sub, the approval of this Agreement or the recommendation by the Board of Directors or any such committee of the Offer, (ii) approve any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any Acquisition Proposal, (iii) approve or recommend any Acquisition Proposal or
(iv) enter into any agreement with respect to any Acquisition Proposal. Notwithstanding the foregoing, if the Company receives a Superior Proposal (as defined below) and a majority of the disinterested directors of the Company determine in good faith, based on the advice of outside counsel, that failure to take such action would reasonably be likely to breach their fiduciary obligations, the Board of Directors of the Company may, no sooner than three Business Days following delivery to Parent of notice of such Superior Proposal in compliance with Section 4.06(c), withdraw or modify its approval of this Agreement or recommendation of the Offer and may take any other action otherwise prohibited by this Section 4.06(b).

          "Acquisition Proposal" shall mean any inquiry, proposal or offer from any Person or group relating to any direct or indirect acquisition or purchase of a substantial amount of assets of the Company or any of its Subsidiaries or of all or any portion of any class of equity securities of the Company or any of its Subsidiaries, any tender offer or exchange offer that if consummated would result in any Person beneficially owning all or any portion of any class of equity securities of the Company or any of its Subsidiaries, any merger, consolidation, business combination, recapitalization, liquidation, dissolution or any transaction having similar economic effect involving the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement and the Asset Disposition Agreements. "Superior Proposal" shall mean a bona fide written proposal made by a third party to acquire all or substantially all of the Company pursuant to a tender offer, exchange offer, a merger or other business combination or a sale of all or substantially all of the assets of the Company and its Subsidiaries on terms which a majority of the disinterested members of the Board of Directors of the Company determines in their good faith reasonable judgment (after consultation with its financial advisors and outside counsel) (i) would, if consummated, be superior to the holders of Common Stock from a financial point of view than the Merger taking into account all the terms and conditions of such Acquisition Proposal and this Agreement and (ii) is reasonably capable of being completed.

          (c) The Company promptly shall advise Parent orally and in writing of any Acquisition Proposal and the identity of the Person making any such Acquisition Proposal including any change to the material terms of any such Acquisition Proposal or inquiry. The Company shall (i) keep Parent fully informed of the status including any change to the terms of any such Acquisition Proposal or inquiry and (ii) provide to Parent, as soon as practicable after receipt or delivery thereof, copies of all correspondence and other written material sent or provided to the Company from any third party in connection with any Acquisition Proposal or sent or provided by the Company to any third party in connection with any Acquisition Proposal.

          (d) Nothing in this Section 4.06 shall prevent the Company or its Board of Directors from taking and disclosing to the Company's shareholders a position contemplated by Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act with respect to any tender offer. Any actions permitted under, and taken in compliance with, this Section 4.06 shall not be deemed a breach of any other covenant or agreement of such party contained in this Agreement.

          4.07 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent and Sub shall give prompt notice to the Company, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would likely cause any representation or warranty contained in the Agreement to be untrue in any material respect at any time from the date of this Agreement to the Effective Time. Each of the Company and Parent shall give prompt notice to the other party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

          4.08 HSR Act. The Company and Parent shall, as soon as practicable and in any event within ten Business Days from the date of this Agreement, file, if required, Notification and Report Forms under the HSR Act with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") and shall use their reasonable best efforts to respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division, including, without limitation, a request for additional information or documentary material.

          4.09 Employment Agreements. Immediately following the consummation of the Merger, the Company shall pay any and all amounts, to the extent then due and payable (including as a result of the consummation of the Merger), under the employment agreements between the Company and its employees (including, without limitation, the senior officers) subject to no conditions other than the prior or concurrent delivery by each such employee of a written statement to the Company terminating his or her employment agreement with the Company effective upon consummation of the Merger. It is understood and agreed that the employees (including, without limitation, the senior officers) party to the employment agreements with the Company shall be third party beneficiaries of this Section 4.09.

          4.10 Directors' and Officers' Insurance; Indemnification. (a) The Articles of Incorporation and the By-Laws of the Surviving Corporation shall contain the provisions with respect to indemnification and exculpation from liability set forth in the Company's Amended and Restated Articles of Incorporation and By-Laws on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who on or prior to the Effective Time were directors, officers, employees or agents of the Company, unless such modification is required by law.

          (b) For six years from the Effective Time, the Surviving Corporation shall either (x) maintain in effect the Company's current directors' and officers' liability insurance covering those persons who are currently covered on the date of this Agreement by the Company's directors' and officers' liability insurance policy (a copy of which has been heretofore delivered to Parent) (the "Indemnified Parties"); provided that the Surviving Corporation may substitute for such Company policies, policies with at least the same coverage containing terms and conditions which are no less advantageous and provided that said substitution does not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time or (y) cause Parent's directors' and officers' liability insurance then in effect to cover those persons who are covered on the date of this Agreement by the Company's directors' and officers' liability insurance policy with respect to those matters covered by the Company's directors' and officers' liability policy; provided that the coverage provided by Parent's insurance shall be no less favorable to the Indemnified Parties and shall provide no fewer rights than the Company's directors' and officers' liability insurance policy currently in place; provided, further, that in no event shall the Surviving Corporation be required to expend pursuant to this Section 4.10(b) more than an amount per year equal to 200% of the current annual premiums paid by the Company for such insurance; provided, further, that if the annual premiums exceed such amount, the Surviving Corporation shall be required to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

          (c) It is understood and agreed that the directors, officers, employees and agents of the Company immediately prior to the consummation of the Offer shall be third party beneficiaries of this Section 4.10.

          4.11 Guaranty of Performance. Parent hereby guarantees the performance of Sub of its obligations under this Agreement and the obligations of the Surviving Corporation under Sections 4.09 and 4.10 hereof. It is understood and agreed that the third party beneficiaries of Sections 4.09 and 4.10 hereof shall also be third party beneficiaries of this Section 4.11.

          4.12 Financing; Capital; Capitalization; Solvency; Going Concern. (a) Parent and Sub shall, and shall cause their respective officers, directors, employees, agents, affiliates, financial advisors and other representatives to, use their reasonable best efforts to satisfy all conditions precedent set forth in the Credit Agreement and, subject only to the simultaneous consummation of the transactions contemplated hereby, to incur the financing provided thereby on the terms set forth therein in order to finance the consummation of the transactions contemplated hereby. Except to the extent the Company shall otherwise consent in writing, Sub will not amend, modify or supplement in any material respect the terms or conditions of, or cancel or waive any material right under, the Credit Agreement.

          (b) Parent shall maintain at all times through the Effective Date unrestricted and unutilized cash on hand in an amount not less than $2,000,000. Parent shall cause the representations and warranties set forth in Section 3.02(i) hereof to be true in all respects at all times through the Effective Date.

          (c) The Surviving Corporation will, and Parent will cause the Surviving Corporation to, file all income Tax returns for the current fiscal year and pay all Taxes shown to be due thereon.

          (d) Parent shall cause Delaware Sub (i) to be a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware (including after giving effect to the provisions of Section 4.19 hereof),  (ii) to establish  and maintain an office in the State of Delaware and
(iii) to refrain from establishing or maintaining an office in any of the States of Alabama, Florida and Georgia. The Surviving Corporation will, and Parent will cause the Surviving Corporation to, maintain its existence until at least March 31, 2003.

          4.13 Rights Agreement. Except to the extent permitted in accordance with Section 4.06 hereof, the Company shall not (i) redeem the Rights, (ii) amend (other than to delay the Distribution Date (as defined therein) or to render the Rights inapplicable to the Offer and the Merger) or terminate the Rights Agreement prior to the Effective Time without the consent of Parent, unless required to do so by a court of competent jurisdiction or (iii) take any action which would allow any Person (as such term is defined in the Rights Agreement) other than Parent or Sub to be the Beneficial Owner (as such term is defined in the Rights Agreement) of 15% or more of the Common Stock without causing a Distribution Date (as such term is defined in the Rights Agreement) or any event described in Section 11(a)(ii) or 13(a)(i)-(iv) of the Rights Agreement to occur.

          4.14 State Takeover Statutes. If any "fair price", "control share acquisition", "moratorium", "interested shareholder" or other anti-takeover statute, or similar statute or regulation, shall become applicable to this Agreement, the Rights Agreement or any of the transactions contemplated hereby or thereby (including, without limitation, the Offer), the Company and its Board of Directors shall (subject always to applicable law and the fiduciary duties of the Board of Directors) take all action necessary to ensure that the Offer and the other transactions contemplated hereby and thereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise to minimize the effect of such statute or regulation on the Offer and the other transactions contemplated hereby and thereby.

          4.15 No Other Representations or Warranties. Except for the representations and warranties contained in Section 3.01 hereof, neither the Company nor any other Person makes any other express or implied representation or warranty on behalf of the Company or any of its affiliates. In particular, the Company makes no representation or warranty to Parent or Sub with respect to
(a) the information set forth in the Confidential Information Memoranda and related materials previously distributed by Donaldson, Lufkin and Jenrette Securities Corporation in connection with the offering of the Company (except to the extent specifically incorporated by reference in the Company Disclosure Letter) or (b) any financial projection or forecast relating to the Company.

          4.16 Insurance. Simultaneously with the execution and delivery hereof, the Company shall procure or cause to be procured, and shall maintain in full force and effect for a period expiring no earlier than thirty (30) days after the expiration of the Offer, insurance covering all risks of loss with respect to the assets subject to any lease included in the Leveraged Lease Portfolio, such insurance coverage to be as described in, and in the amounts set forth in,
Schedule I hereto; provided that Parent shall have paid to the Company in immediately available funds all costs (including, without limitation, all premiums) and expenses of the Company (but only to the extent that such costs and expenses exceed, in the aggregate, $10,000) in connection with procuring and maintaining such insurance (it being expressly understood and agreed that in the event of termination of this Agreement pursuant to Section 5.01 hereof, Parent shall not be entitled to any refund or reimbursement of any amounts previously paid by it to the Company as contemplated above).

          4.17 Closing Certificate. On the Escrow Closing Date (as defined in the Real Estate Disposition Agreements), the Company shall deliver to Parent a certificate of the Chief Financial Officer of the Company in the form attached hereto as Exhibit F (the "Closing Certificate"). The Company shall pay to, and deposit with, the escrow agent under the LandAmerica Escrow Agreement for disbursement in accordance with the terms and conditions thereof, a sum equal to the aggregate transaction expenses listed on Schedule A to the Closing Certificate, including the aggregate amount of all expenses itemized on such Schedule A that are incurred (or to be incurred) by Persons other than the Company (subject to the limitations set forth in Exhibit F hereto). Not later than 48 hours prior to the Escrow Closing Date, the Company shall provide Parent with an itemized list of the transaction expenses to be listed on Schedule A to the Closing Certificate along with any and all substantiation of such transaction expenses.

          4.18 Preclearance of Articles of Merger. Parent shall, as soon as reasonably practicable and in any event not later than five Business Days prior to the initial expiration date of the Offer, (a) submit to the office of the Department of State of the State of Florida draft Articles of Merger for the purpose of preclearing such Articles of Merger for filing with the Florida Department of State and shall use its reasonable best efforts to respond as promptly as practicable to all inquiries or comments of the Florida Department of State with respect thereto and shall make all such changes to the Articles of Merger as shall be necessary to effect the filing thereof with the Florida Department of State pursuant to Section 2.02 hereof and (b) submit to the office of the Secretary of State of the State of Delaware a draft certificate of merger relating to the merger of the Surviving Corporation with and into Delaware Sub as contemplated by Section 4.19 hereof, for the purpose of preclearing such certificate of merger for filing with the Delaware Secretary of State and shall use its reasonable best efforts to respond as promptly as practicable to all inquiries or comments of the Delaware Secretary of State with respect thereto and shall make all such changes to the certificate of merger as shall be necessary to effect the filing thereof with the Delaware Secretary of State pursuant to Section 4.19 hereof.

          4.19 Merger of Surviving Corporation with and into Delaware Sub. Immediately following the earlier to occur of (i) the twelfth Business Day following the completion of all transactions contemplated by the Asset Disposition Agreements and (ii) the consummation of the purchase and sale pursuant to the Omnibus Agreement of the beneficial interests in the trust estates which own the aircraft bearing Federal Aviation Administration Registration Numbers N14062, N79745 and N90070 (it being understood and agreed that each of Parent and Sub has represented and warranted to the Company that the Omnibus Agreement shall at all times contain provisions obligating each of the parties thereto to use their respective best efforts to consummate such purchase and sale of the beneficial interests in the trust estates as soon as possible after the Effective Date, but in no event prior to the first Business Day following the Effective Date; and each of Parent and Sub hereby covenants (and shall cause each other party to the Omnibus Agreement to covenant in writing for the benefit of the Company) that such provisions in the Omnibus Agreement shall not be amended, modified or supplemented at any time prior to the consummation of such purchase and sale of the beneficial interests in the trust estates, in each case without the prior written consent of the Company), Parent shall cause the Surviving Corporation to merge with and into Delaware Sub and the separate corporate existence of the Surviving Corporation shall cease, and Delaware Sub shall continue as the surviving corporation under the laws of the State of Delaware under the name of "EIN Corp.", all in accordance with the applicable provisions of the General Corporation Law of the State of Delaware (the "DGCL"). Parent and the Surviving Corporation shall take, or cause to be taken, all actions necessary, proper or advisable under applicable laws and regulations (including, without limitation, the filing of this Agreement or a certificate of merger or certificate of ownership and merger with the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL) to make the merger contemplated above in this Section 4.19 effective and the effect of such merger shall be as provided in the applicable provisions of the DGCL. Upon consummation of the merger contemplated above in this Section 4.19, (i) the Articles of Incorporation of the Surviving Corporation, as in effect immediately prior to the consummation of such merger, shall be the Certificate of Incorporation of Delaware Sub until thereafter duly amended as provided by law and such Certificate of Incorporation; provided, that such Certificate of Incorporation shall at all times comply with the requirements set forth in Section 4.10 hereof; provided, further, that such Certificate of Incorporation may not at any time be amended to include any reference to the word "Echelon" (or any similar words based thereon or derived therefrom) in the name of Delaware Sub (it being hereby expressly acknowledged and agreed by the parties hereto that neither Delaware Sub nor any Affiliate thereof shall have any interest in, or right to use, the word "Echelon" (or any similar words based thereon or derived therefrom) except as expressly set forth in Section 2.10 hereof), (ii) the By-Laws of the Surviving Corporation, as in effect immediately prior to the consummation of such merger, shall be the By-Laws of Delaware Sub until thereafter duly amended as provided by law and such By-Laws and (iii) all references in this Agreement (other than this Section 4.19) to the Surviving Corporation shall be deemed to be references to Delaware Sub. It is understood and agreed that the directors, officers and shareholders of the Company immediately prior to the consummation of the Offer shall be third party beneficiaries of this Section 4.19.

                                    ARTICLE V

                           TERMINATION AND ABANDONMENT

          5.01 Termination. This Agreement may be terminated and the Offer and the other transactions contemplated hereby may be abandoned, at any time prior to the Effective Time:

          (a) by mutual consent of the Company, on the one hand, and of Parent and Sub, on the other hand;

          (b) by either Parent, on the one hand, or the Company, on the other hand, if any governmental or regulatory agency shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the acceptance for payment of, or payment for, shares of Common Stock pursuant to the Offer or the Merger and such order, decree or ruling or other action shall have become final and nonappealable;

          (c) by either Parent, on the one hand, or the Company, on the other hand, if due to an occurrence or circumstance which would result in a failure to satisfy any of the Tender Offer Conditions, Sub shall have failed to pay for shares of Common Stock (and associated Rights) pursuant to the Offer within 90 days after commencement of the Offer (the "Outside Date"), unless such failure to pay for shares of Common Stock (and associated Rights) shall have occurred because of a material breach of any representation, warranty, obligation, covenant, agreement or condition set forth in this Agreement on the part of the party seeking to terminate this Agreement;

          (d) by either Parent, on the one hand, or the Company, on the other hand, if the Offer is terminated or (subject to Section 1.01(a) hereof) expires in accordance with its terms without Sub having purchased any Common Stock thereunder due to an occurrence which would result in a failure to satisfy any of the conditions set forth on Annex A hereto; provided, that (i) Parent may not terminate this Agreement pursuant to this Section 5.01(d) if such failure shall have been caused by or resulted from the failure of Parent or Sub to perform any covenant or agreement of either of them contained in this Agreement or the breach by Parent or Sub of any representation or warranty of either of them contained in this Agreement and (ii) the Company may not terminate this Agreement pursuant to this Section 5.01(d) if such failure shall have been caused by or resulted from the failure of the Company to perform any covenant or agreement contained in this Agreement or the breach by the Company of any representation or warranty contained in this Agreement;

          (e) by Parent, in the event of a breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement which (A) would give rise to the occurrence of an event or condition set forth in paragraph (d) or (f) of Annex A, (B) cannot or has not been cured prior to the earlier of (i) 15 days after the giving of written notice of such breach to the Company and (ii) two Business Days prior to the date on which the Offer expires and (C) has not been waived by Parent pursuant to the provisions hereof (it being expressly understood and agreed that no representation, warranty, covenant (other than the covenant set forth in Section 4.17 hereof) or agreement contained in this Agreement shall be deemed to be breached by the Company or any of its Subsidiaries to the extent such representation, warranty, covenant or agreement relates to the Assets (including Assets acquired pursuant to the provisions of Section 4.03 hereof), so long as the Asset Disposition Agreements shall at all times be in full force and effect and the purchase price or transfer value, as the case may be, under each such agreement shall have not been reduced in connection with any such breach of representation, warranty, covenant or agreement contained in this Agreement);

          (f) by the Company, if the Company receives a Superior Proposal and a majority of the disinterested directors of the Company determine in good faith, based on the advice of outside counsel, that a failure to terminate this Agreement would be reasonably likely to breach their respective fiduciary obligations; provided, that the Company shall have complied with its obligations under Sections 4.06 and 5.02(b) hereof;

          (g) by Parent, if the Company shall have received a Superior Proposal and (i) the Board of Directors of the Company shall have withdrawn or modified (including by amendment of the Schedule 14D-9) in a manner adverse to Parent or Sub its approval or recommendation of the Offer, (ii) the Company or its Board of Directors shall have approved, recommended or entered into an agreement with respect to, or consummated the transactions contemplated by, any Acquisition Proposal or (iii) the Board of Directors of the Company shall have resolved to do any of the foregoing;

          (h) by the Company, in the event of a breach by Parent or Sub of any representation, warranty, covenant or agreement contained in this Agreement which cannot or has not been cured within the earlier of (i) 15 days after the giving of written notice of such breach to Parent and Sub and (ii) to the extent applicable, two Business Days prior to the date on which the Offer expires, except, in any case where such failures are not reasonably likely to affect adversely Parent's or Sub's ability to complete the Offer;

          (i) by the Company, if Parent or Sub shall have (i) failed to commence the Offer within 5 days following the date of this Agreement, (ii) terminated the Offer or (iii) failed to pay for shares of Common Stock pursuant to the Offer on or prior to the earlier of (x) the fifth day after any shares of Common Stock tendered in the Offer have been accepted for payment and (y) the Outside Date, unless in the case of (i) or (ii) such failure shall have been caused by the failure of the Company to satisfy the conditions set forth in paragraph (d) or (f) of Annex A hereto;

          (j) by the Parent, at any time prior to Sub having accepted for payment shares of Common Stock (and associated Rights) pursuant to the Offer, if any of the Asset Disposition Agreements shall have been terminated and be of no further force and effect; or

          (k) by the Parent, at any time prior to Sub having accepted for payment shares of Common Stock (and associated Rights) pursuant to the Offer, if any Person (other than Parent or Sub) shall have acquired beneficial ownership (as defined in Rule 13d-3 promulgated under the Exchange Act) of more than 20% of the outstanding voting securities of the Company or is granted an option or right to acquire more than 20% of such voting securities of the Company (as used in this clause (k), "Person" shall include any corporation, person, partnership, trust, other entity or group as defined in the Exchange Act).

          5.02 Effect of Termination. (a) In the event of the termination of this Agreement pursuant to Section 5.01 hereof by Parent or Sub, on the one hand, or the Company, on the other hand, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall become void and have no effect, and there shall be no liability hereunder on the part of Parent, Sub or the Company, except that Sections 4.02, 5.02, 6.01, 6.11 and 6.15 hereof shall survive any termination of this Agreement. Nothing in this Section 5.02 shall relieve any party to this Agreement of liability for breach of this Agreement. Any payment required to be made by Parent or Sub, on the one hand, or the Company, on the other hand, pursuant to this Section 5.02 shall be made by such party within three Business Days after receipt by it of notice from the other party or parties, setting forth, in reasonable detail, (i) a description of the event(s) giving rise to the payment obligation and (ii) calculation of the payment obligation.

          (b) (i) In the event of a termination  of this  Agreement  pursuant to
Section 5.01(f), (g) or (k) hereof, the Company shall pay to Parent the sum of $2,750,000 and the Company shall have no further liability to any other party hereto and neither Parent nor Sub shall have any other remedy against the Company hereunder except as provided in Section 5.02(b)(ii) below.

          (ii) In the  event of a  termination  of this  Agreement  pursuant  to
Section 5.01(e), (f), (g), (j) or (k) hereof, in addition to the amounts payable under Section 5.02(b)(i) above with respect to any termination of this Agreement pursuant to Section 5.01(f), (g) or (k) hereof, the Company shall reimburse Parent and Sub all of their reasonable out-of-pocket costs and expenses incurred in connection with the Offer to Purchase, this Agreement and each of the transactions contemplated hereby in the sum of up to $1,000,000 (subject to providing reasonable documentation of such costs and expenses) and the Company shall have no further liability to any other party hereto and neither Parent nor Sub shall have any other remedy against the Company hereunder; provided, that, notwithstanding the foregoing, in the event of a termination of this Agreement pursuant to Section 5.01(j) hereof as a result of the termination of the Subscription Agreement by the Company pursuant to Section 9.1(g) thereof, the Company shall not be obligated to reimburse Parent or Sub any of their out-of-pocket costs and expenses incurred in connection with the Offer to Purchase, this Agreement or any of the transactions contemplated hereby.

          (c) In the event of a termination of this Agreement by the Company pursuant to Section 5.01(h) hereof, the Company's sole remedy shall be to receive from Parent and/or Sub a sum equal to $2,750,000 as agreed and liquidated damages, it being agreed that in such event the Company's actual damages would be incapable of precise ascertainment and that the foregoing is a reasonable estimate of such damages and neither Parent nor Sub shall have any further liability to any other party hereto. The obligations of Parent and Sub pursuant to this Section 5.02(c) shall be joint and several.

                                   ARTICLE VI

                                  MISCELLANEOUS

          6.01 Fees and Expenses. All costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

          6.02 Representations and Warranties. The respective representations and warranties of the Company, on the one hand, and Parent and Sub, on the other hand, contained herein or in any certificates or other documents delivered pursuant hereto shall not be deemed waived or otherwise affected by any investigation made by any party. Each and every such representation and warranty shall expire with, and be terminated and extinguished by, the Effective Time and thereafter none of the Company, Parent or Sub shall be under any liability whatsoever with respect to any such representation or warranty. This Section
6.02 shall have no effect upon any other obligation of the parties hereto, whether to be performed before or after the Effective Time.

          6.03 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken by or on behalf of the respective Boards of Directors of the Company, Parent or Sub, may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein by any other applicable party or in any document, certificate or writing delivered pursuant hereto by any other applicable party or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. No waiver by a party of any breach of this Agreement or of any warranty or representation hereunder by the other party will be deemed to be a waiver of any other breach by such other party (whether preceding or succeeding and whether or not of the same or similar nature), and no acceptance of payment or performance by a party after any breach by the other party will be deemed to be a waiver of any breach of this Agreement or of any representation or warranty hereunder by such other party, whether or not the first party knows of such breach at the time it accepts such payment or performance. No failure or delay by a party to exercise any right it may have by reason of the default of the other party will operate as a waiver of default or modification of this Agreement or will prevent the exercise of any right by the first party while the other party continues so to be in default.

          6.04 Public Announcements. The Company, on the one hand, and Parent and Sub, on the other hand, agree to consult promptly with each other prior to issuing any press release or otherwise making any public statement with respect to the transactions contemplated hereby, and shall not issue any such press release or make any such public statement prior to such consultation and review by the other party of a copy of such release or statement; provided, that a party may, without the prior consent of any other party, issue a press release or make such public statement as may be required by law or any rule of or agreement with any national securities exchange or automated quotation system to which Parent or the Company is subject.

          6.05 Notices. All notices, requests, demands, claims, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person or mailed, certified or registered mail with postage prepaid, or sent by telex, telegram or telecopier, as follows:

                  (a)  if to the Company, to it at:

                  Echelon International Corporation
                  450 Carillon Parkway, Suite 200
                  St. Petersburg, Florida  33716
                  Telecopier:  (727) 803-8203

                  Attention:  Darryl A. LeClair

                  with a copy to:

                  Echelon International Corporation
                  450 Carillon Parkway, Suite 200
                  St. Petersburg, Florida  33716
                  Telecopier:  (727) 803-8203

                  Attention:  Susan Glatthorn Johnson, Esq.

                  with a copy to:

                  White & Case LLP
                  1155 Avenue of the Americas
                  New York, New York  10036
                  Telecopier:  (212) 354-8113

                  Attention:  William F. Wynne, Jr., Esq.

                  (b) if to Parent, Sub or the Surviving Corporation, to it at:

                  950 Third Avenue
                  New York, New York  10022
                  Telecopier:  (212) 688-7908

                  Attention:  James Haber

                  with a copy to:

                  Brown Raysman Millstein Felder and Steiner LLP
                  120 West 45th Street
                  New York, New York  10036
                  Telecopier:  (212) 840-2429

                  Attention:  Robert M. Unger, Esq.

or to such other Person or address as any party shall specify by notice in writing to each of the other parties. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery unless if mailed, in which case on the third Business Day after the mailing thereof except for a notice of a change of address, which shall be effective only upon receipt thereof.

          6.06 Entire Agreement. This Agreement and the annex, schedules and other documents referred to herein or delivered pursuant hereto, collectively contain the entire understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior agreements and understandings, oral and written, with respect thereto.

          6.07 Binding Effect; Benefit; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and, with respect to the provisions of Sections 4.09, 4.10, 4.11 and 4.19 hereof, shall inure to the benefit of the Persons benefiting from the provisions thereof who are intended to be third party beneficiaries thereof, and, in each such case, their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Except as specified in the previous sentence, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          6.08 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented in writing by the parties hereto in any and all respects before the Effective Time (notwithstanding any shareholder approval), by action taken by the respective Boards of Directors of Parent, Sub and the Company or by the respective officers authorized by such Boards of Directors; provided, however, that after any such shareholder approval, no amendment shall be made which by law requires further approval by such shareholders without such further approval.

          6.09 Further Actions. Each of the parties hereto agrees that, subject to its legal obligations, it will use its reasonable best efforts to fulfill all conditions precedent specified herein, to the extent that such conditions are within its control, and to do all things reasonably necessary to consummate the transactions contemplated hereby.

          6.10 Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

          6.11   Counterparts.   This  Agreement  may  be  executed  in  several
counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

          6.12 Applicable Law. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws rules thereof.

          6.13 Severability. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          6.14 Certain Definitions. (a) The term "Affiliate" or "affiliate" of a specified Person means a Person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such specified Person. For purposes of this definition, "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

          (b) The term "Business Day" or "business day" shall mean any day, other than a Saturday, Sunday or a day on which banks located in New York, New York shall be authorized or required by law to close.

          (c) "Knowledge" or "known" Defined. When any representation or warranty contained in this Agreement or in the Company Disclosure Letter is expressly qualified by the knowledge of the Company, such knowledge shall mean the actual knowledge of Darryl A. LeClair, W. Michael Doramus, Julio A. Maggi, Larry J. Newsome, Susan G. Johnson, J. Mark Stroud, Thomas D. Wilson, Antonia P. Williams, Timothy S. Tinsley or K. Brent Little; provided that, for avoidance of doubt, the Company shall, for purposes of this Agreement, be deemed to have knowledge of any factual matter of which Parent or Sub shall have notified the Company in writing in accordance with the provisions of Section 6.05 hereof.

          (d) The term "Person" or "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a person, a trust, a limited liability company, an unincorporated organization, a group and a government or other department or agency thereof.

          (e) The term "Subsidiary", with respect to the Company, shall mean and include (x) any partnership of which the Company or any Subsidiary is a general partner or (y) any other entity in which the Company or any of its Subsidiaries owns or has the power to vote 50% or more of the equity interests in such entity having general voting power to participate in the election of the governing body of such entity.

          (f) The term "Company Disclosure Letter" shall mean the Company's disclosure letter delivered by the Company to Parent and Sub concurrently with the delivery of this Agreement.

          (g) The term "Omnibus Agreement" shall mean the Omnibus Agreement, dated as of January 21, 2000, between Sub and Heller Financial, Inc., a Delaware corporation (as same is in effect on the date of this Agreement and thereafter, as amended, modified or supplemented from time to time with the prior written consent of the Company).

          6.15 Transfer Taxes. All stamp, transfer, documentary, sales, use, registration and other such taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the Offer (collectively, the "Transfer Taxes") shall be paid by Sub, and Sub shall, at its own expense, procure any stock transfer stamps required by, and properly file on a timely basis all necessary tax returns and other documentation with respect to, any Transfer Tax and provide to the Company evidence of payment of all Transfer Taxes.

          6.16 Waiver of Jury Trial. IN ANY CIVIL ACTION, COUNTERCLAIM OR PROCEEDING, WHETHER AT LAW OR IN EQUITY, WHICH ARISES OUT OF, CONCERNS, OR RELATES TO THIS AGREEMENT, AND ANY AND ALL TRANSACTIONS CONTEMPLATED HEREUNDER, THE PERFORMANCE HEREOF, OR THE RELATIONSHIP CREATED HEREBY, WHETHER SOUNDING IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE, TRIAL WILL BE TO A COURT OF COMPETENT JURISDICTION AND NOT TO A JURY. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO OF THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. NEITHER PARTY HAS MADE OR RELIED UPON ANY ORAL REPRESENTATIONS TO OR BY ANY OTHER PARTY REGARDING THE ENFORCEABILITY OF THIS PROVISION. EACH PARTY HAS READ AND UNDERSTANDS THE EFFECT OF THIS JURY WAIVER PROVISION.

                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, each of Parent, Sub and the Company have caused this Agreement to be executed by their respective officers thereunto duly authorized, all as of the date first above written.


                              ETA HOLDING LLC

                              By: ETA Holding Corp., its Manager


                              By: /s/ James Haber
                                 -------------------------------
                                 Name: James Haber
                                 Title:  President


                              EIN ACQUISITION CORP.


                              By: /s/ James Haber
                                 -------------------------------
                                 Name: James Haber
                                 Title: President


                              ECHELON INTERNATIONAL CORPORATION


                              By: /s/ S.G. Johnson
                                 -------------------------------
                                 Name: S.G. Johnson
                                 Title: Sr Vice President

                                                                         ANNEX A

          The capitalized terms used in this Annex A shall have the meanings set forth in the Agreement to which it is annexed, except that the term "Merger Agreement" shall be deemed to refer to the Agreement to which this Annex A is appended and "Purchaser" shall be deemed to refer to Sub.

          Notwithstanding any other provision of the Offer, Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the Commission, including Rule 14e-1(c) under the Exchange Act, pay for any shares of Common Stock tendered pursuant to the Offer, and may postpone the acceptance of and, subject to the restrictions referred to above, payment for, any shares of Common Stock tendered pursuant to the Offer, if (i) any applicable waiting period under the HSR Act shall not have expired or been terminated or (ii) there shall not have been validly tendered and not properly withdrawn prior to the expiration of the Offer (which shall not be earlier than thirty (30) days after the mailing of the Offer Documents to the shareholders of the Company) shares of Common Stock representing at least 80% of all the shares of Common Stock outstanding (calculated on a fully diluted basis) (the "Minimum Condition"). Additionally and without limiting the foregoing, notwithstanding any other provision of the Offer, Purchaser shall not be required to accept for payment or, subject to the restrictions referred to above, pay for any shares of Common Stock, and may terminate or amend the Offer and may postpone the acceptance of, subject to the restrictions referred to above, payment for shares of Common Stock, if at any time on or after the date of the Merger Agreement and at or before the time of payment for any such shares of Common Stock (whether or not any shares of Common Stock have theretofore been accepted for payment or paid for pursuant to the Offer) any of the following (other than the matters set forth in clauses (i), (j) and (k) below, which shall only be determined immediately prior to the expiration of the Offer) shall occur:

          (a) there shall be any action taken by, or any law, statute, rule, regulation, legislation, interpretation, judgment, order or injunction enacted, enforced, promulgated, amended or issued by, any legislative body, court, government or governmental, administrative or regulatory authority or agency, domestic or foreign, other than the routine application of the waiting period provisions of the HSR Act to the Offer or to the Merger, which is in effect and would (i) make illegal, impede, delay or otherwise directly or indirectly restrain or prohibit the Offer or the Merger or seeking to obtain material damages, (ii) prohibit or materially limit the ownership or operation by Parent or Purchaser of all or any material portion of the business or assets of the Company and its Subsidiaries taken as a whole or to compel Parent or Purchaser to dispose of or hold separately all or any material portion of the business or assets of Parent and its subsidiaries (including Purchaser), taken as a whole, or the Company and its Subsidiaries, taken as a whole, or seeking to impose any material limitation on the ability of Parent or Purchaser to conduct its business or own such assets or to prohibit or materially limit the ability of Purchaser to consummate the transactions contemplated by the Asset Disposition Agreements or the Omnibus Agreement, (iii) impose material limitations on the ability of Parent or Purchaser effectively to exercise rights of ownership of the shares of Common Stock, including, without limitation, the right to vote any shares of Common Stock acquired or owned by Purchaser or Parent on all matters properly presented to the Company's shareholders, (iv) require divestiture by Parent or Purchaser of any shares of Common Stock or (v) materially and adversely affect the Condition of the Company and its Subsidiaries taken as a whole;

          (b) there shall have been issued any airworthiness directive by the Federal Aviation Administration or any other governmental or regulatory body, agency or authority having jurisdiction over the Company or the relevant asset, or any manufacturer's service bulletin or similar document, in each case that would result in an increase in the cost to the Company of maintaining, or complying with any applicable rules, regulations or approved maintenance programs with respect to, the assets subject to the leases in the Leveraged Lease Portfolio, which increase in the cost to the Company would have a material adverse effect on the Leveraged Lease Portfolio taken as a whole;

          (c) any change (other than any change (x) arising in the ordinary course of business, (y) arising out of changes in general economic, regulatory or political conditions or (z) arising out of changes which affect the markets in which the Company operates in general) shall have occurred that would have a material adverse effect on the Leveraged Lease Portfolio taken as a whole;

          (d) any of the representations or warranties made by the Company in the Merger Agreement that are qualified by materiality shall be untrue or incorrect, or any such representation and warranty that is not so qualified shall be untrue or incorrect in any material respect, in each case as of the date of the Merger Agreement and the expiration date of the Offer, except (i) for changes specifically permitted by the Merger Agreement and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects, as of such date (it being expressly understood and agreed that no representation or warranty made by the Company in the Merger Agreement shall be deemed to be untrue or incorrect to the extent such representation or warranty relates to the Assets (including Assets acquired pursuant to the provisions of Section 4.03 of the Merger Agreement), so long as each of the Asset Disposition Agreements shall at all times be in full force and effect and the purchase price or transfer value, as the case may be, under each such Asset Disposition Agreement shall have not been reduced in connection with any such breach of representation, warranty, covenant or agreement contained in the Merger Agreement);

          (e) the Company's Board of Directors shall have withdrawn, modified or amended in any respect adverse to Parent or Purchaser its recommendation of the Offer and the Company shall have entered into an agreement providing for or implementing an Acquisition Proposal, or shall have resolved to do any of the foregoing;

          (f) the Company shall have failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant of the Company to be performed or complied with by it under the Merger Agreement or under either of the Escrow Agreements (including the deposit of all amounts to be deposited thereunder when and as required thereby);

          (g) any Person (other than Parent or Sub) shall have acquired beneficial ownership (as defined in Rule 13d-3 promulgated under the Exchange
Act) of more than 20% of the outstanding voting securities of the Company or is granted an option or right to acquire more than 20% of such voting securities of the Company (as used in this clause (g), "Person" shall include any corporation, person, partnership, trust, other entity or group as defined in the Exchange
Act);

          (h) any of the Merger Agreement or any Asset Disposition Agreement shall have been terminated in accordance with their respective terms or otherwise;

          (i) either of the Escrow Agreements shall have been terminated by the Company in accordance with their respective terms or otherwise;

          (j) any condition precedent to the closing of the transactions contemplated by the Purchase and Sale Agreement shall not have been satisfied or waived or any closing document to be delivered on or prior to the closing of the transactions contemplated thereby shall not have been irrevocably delivered, together with the full amount of the purchase price in accordance with the terms of the Purchase and Sale Agreement, to be held in escrow pending the consummation of the Offer and the Merger;

          (k) any condition precedent to the closing of the transactions contemplated by the Subscription Agreement shall not have been satisfied or waived or any closing document to be delivered on or prior to the closing of the transactions contemplated thereby shall not have been irrevocably delivered, together with the full amount of the transfer value in accordance with the terms of the Subscription Agreement, to be held in escrow pending the consummation of the Offer and the Merger; or

          (l) there shall have occurred and be continuing one or more defaults or events of default by the lessees party to the leases in the Leveraged Lease Portfolio with respect to their respective obligations thereunder, which defaults and events of default, individually or in the aggregate, would have a material adverse effect on the Leveraged Lease Portfolio taken as a whole.

                                                                       EXHIBIT A

                               PURCHASE AGREEMENT


     This Purchase Agreement (this "Agreement") is made and entered into as of January 13, 2000, by and between Echelon International Corporation, a Florida corporation, and Echelon Affordable Housing, Inc., a Florida corporation, as sellers (collectively, "Sellers"), and Heller Affordable Housing, Inc., a Delaware corporation, as purchaser ("Purchaser").


                                   WITNESSETH


     WHEREAS, Sellers are the legal and beneficial owners of limited partner interests (the "Partnership Interests") in five multi-investor tax credit funds (the "Funds"), which Partnership Interests and Funds are more particularly identified in Exhibit A hereto; and

     WHEREAS, Purchaser desires to purchase from Sellers, and Sellers desire to sell to Purchaser, all the Partnership Interests on the terms and conditions set forth herein;

     NOW, THEREFORE, for and in consideration of the premises, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Purchase of Partnership Interests

          1.1 Basic Transaction. On and subject to the terms and conditions of this Agreement, Purchaser shall purchase from Sellers, and Sellers shall sell to Purchaser, the Partnership Interests.

          1.2 Purchase Price. The aggregate purchase price (the "Purchase Price") for the Partnership Interests shall equal the sum of $21,065,000 plus the Recapture Premium (as defined in Section 5.7), and shall be payable as follows:

               (a) $21,065,000 shall be paid by Purchaser to Sellers at the closing of the transactions contemplated by this Agreement (the "Closing") by wire transfer of immediately available U.S. funds to an account designated by Sellers; and

               (b) the  Recapture  Premium  shall  be paid  in  accordance  with
          Section 5 hereof.

          1.3 The Closing. The Closing shall be held at the offices of White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036, commencing at 10:00 a.m. (New York time) on January 14, 2000, or at such other place and earlier time and date as shall be agreed upon by the parties hereto (the actual date of the Closing is hereinafter referred to as the "Closing Date").

          1.4 Deliveries at Closing. At the Closing, Sellers will deliver to Purchaser the various certificates, instruments and documents referred to in Section 6.1 hereof, and Purchaser will deliver to Sellers the cash portion of the Purchase Price described in Section 1.2(a) and the various certificates, instruments and documents referred to in Section 6.2 hereof.

     2. Representations and Warranties of Sellers

     Sellers represent and warrant to Purchaser that the statements contained in this Section 2 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date. The representations and warranties set forth in this Section 2 shall not survive the Closing Date (except for those set forth in Sections 2.5 and 2.12, which shall survive the Closing Date; provided, however, that the representations and warranties set forth in Section 2.5 shall terminate upon the merger of EIN Acquisition Corp. with and into Echelon International Corporation (the "Merger")).

          2.1 Organization. Each Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.

          2.2 Authorization. Each Seller has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each Seller and, assuming that this Agreement constitutes a valid and binding obligation of Purchaser, is a valid and binding obligation of each Seller enforceable against each Seller in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

          2.3 Noncontravention. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which either Seller is subject or any provision of its charter or bylaws, or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice or consent under any agreement, contract, lease, license, instrument or other arrangement to which either Seller is a party or by which it is bound or to which any of its assets are subject, except for such notices and consents which must be given or obtained pursuant to the partnership agreements for the various Funds (the "Fund Agreements").

          2.4 Description of Partnership Interests. With respect to each Partnership Interest, the following information is set forth on Exhibit A hereto:

               (a) the name, state of organization, taxpayer identification number and tax shelter registration number of the relevant Fund; and

               (b) the number of units comprising such Partnership Interest and whether such Partnership Interest is represented by a separate certificate.

          2.5 Ownership of Partnership Interests. Sellers are the sole legal and beneficial owners of the Partnership Interests. Sellers have not granted any security interests, liens, claims or encumbrances with respect to the Partnership Interests which will remain outstanding as of the Closing Date. At the Closing, Sellers will transfer the Partnership Interests to Purchaser free and clear of any liens, claims or encumbrances of any kind whatsoever of which Sellers have knowledge.

          2.6 Consents. Except for the consent of the general partner of each Fund (a "General Partner") and except as set forth in the Fund Agreements, no consent, authorization or approval of any person, or of any court or governmental authority, is required in connection with the consummation by Sellers of the transactions contemplated by this Agreement.

          2.7 Capital Contributions. Sellers have made all scheduled capital contributions required to be made by them to any Fund under the existing Fund Agreements as a result of the ownership of the Partnership Interests.

          2.8 Fund Agreements. Sellers have provided to Purchaser true and correct copies of each Fund Agreement (and all amendments thereto) and all other agreements, instruments or writings of any kind in the possession of Sellers which set forth or govern the rights and obligations of either Seller in its capacity as the owner of the Partnership Interests, in each case to which either Seller is a party or of which either Seller has knowledge.

          2.9 Defaults. Sellers are not in default with respect to any of their material obligations under any Fund Agreement and, to Sellers' knowledge, no General Partner is in default with respect to any of its material obligations under the applicable Fund Agreement.

          2.10 Audits. To Sellers' knowledge, except as set forth in Schedule 2.10, no income tax audit has ever been commenced by the Internal Revenue Service with respect to any Fund or any lower-tier limited partnership or limited liability company (a "Project Partnership") in which any Fund has invested.

          2.11  Litigation.  To  Sellers'  knowledge,  except  as set  forth  in
     Schedule 2.11, no litigation, arbitration or similar proceeding has been commenced, or is threatened, against any Fund or Project Partnership which, if determined adversely to any such party, would materially and adversely affect such Fund or Project Partnership.

          2.12 Brokers. Sellers have no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement and no such person or entity claims any of the foregoing with respect to the transactions contemplated by this Agreement.

     3. Representations and Warranties of Purchaser

     Purchaser represents and warrants to Sellers that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date. The representations and warranties set forth in this Section 3 shall not survive the Closing Date (except for (x) those set forth in Sections 3.4, 3.5 and 3.6, which shall survive for a period of one year after the Closing Date, and (y) those set forth in Section 3.7, which shall survive the Closing Date).

          3.1 Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          3.2 Authorization. Purchaser has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Purchaser and, assuming that this Agreement constitutes a valid and binding obligation of Sellers, is a valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

          3.3 Noncontravention. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which Purchaser is subject or any provision of its charter or bylaws, or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice or consent under any agreement, contract, lease, license, instrument or other arrangement to which Purchaser is a party or by which it is bound or to which any of its assets are subject.

          3.4 Due Diligence. Purchaser has conducted all due diligence that Purchaser deems necessary or desirable with respect to the Partnership Interests, this Agreement and the transactions contemplated hereby in order for it to enter into this Agreement and consummate the transactions contemplated hereby. Except for the limited representations of Sellers specifically set forth in Section 2 hereof, Purchaser will rely solely upon such due diligence in purchasing the Partnership Interests. Notwithstanding anything in this Agreement, it is expressly understood and agreed that Purchaser is acquiring the Partnership Interests "AS IS", "WHERE IS", and that Sellers have not made and do not and will not make any representations or warranties, express or implied, which might be pertinent in considering whether to purchase the Partnership Interests or to make and enter into this Agreement, except, in each case, to the extent of the limited representations set forth in Section 2 hereof. Sellers are not liable or bound in any manner by any warranties, either express or implied, guarantees, or any promises, statements, representations or information pertaining to the Partnership Interests or to the value thereof made or furnished by any broker or any agent, employee, servant or other person representing or purporting to represent Sellers.

          3.5 Purchase for Investment. Purchaser will acquire the Partnership Interests for its own account for investment and not with a view toward any resale or distribution thereof, without prejudice, however, to the rights of Purchaser at all times to sell or otherwise dispose of all or any part of the Partnership Interests under the Securities Act of 1933, as amended (the "Securities Act"), or under an exemption from such registration available under the Securities Act. Purchaser is an "accredited investor" as defined under Regulation D of the Securities Act and has substantial experience in purchasing investments similar to the Partnership Interests. Purchaser has evaluated the merits and risks inherent in purchasing the Partnership Interests and is a able to bear the financial risks of such investment.

          3.6 Tax Status. Purchaser is neither a "foreign person" within the meaning of Sections 897 and 1445 of the Internal Revenue Code of 1986, as amended (the "Code"), nor a "tax-exempt entity" within the meaning of
     Section 168(h)(2) of the Code.

          3.7 Brokers. Purchaser has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by the Agreement and no such person or entity claims any of the foregoing with respect to the transactions contemplated by this Agreement.

     4. Covenants

          4.1 Consents. Purchaser will use reasonable efforts to obtain, prior to January 14, 2000, all consents required for the admission of Purchaser as a substitute limited partner in each Fund (the "Consents"); provided that Sellers shall have cooperated with Purchaser in obtaining such Consents and in complying with the applicable requirements of the Fund Agreements prior to such time. Purchaser shall pay all costs incurred by it in connection with obtaining the Consents and effecting the admission of Purchaser as a substitute limited partner in each Fund, including any amounts payable to any General Partner pursuant to a Fund Agreement.

          4.2 Delivery of Documents. Prior to Closing, Sellers shall deliver to Purchaser all documents, or copies thereof, in its possession which relate to any of the Funds and which do not contain any proprietary or confidential information. Sellers may retain copies of any or all of such documents.

          4.3 Transfer Taxes. Purchaser shall pay when due all transfer taxes, if any, imposed by any governmental authority with respect to the transfer of the Partnership Interests to Purchaser, and shall indemnify and hold Sellers harmless from and against any loss, liability or claim against or incurred by Sellers as a result of Purchaser's failure to pay such transfer taxes.

          4.4 Allocation of Purchase Price. The Purchase Price shall be allocated among the Partnership Interests in accordance with the schedule attached hereto as Exhibit B. Each Seller and Purchaser shall utilize such allocation in the preparation of all tax returns and financial statements reflecting its sale or purchase, as the case may be, of the Partnership Interests and shall not take any positions which are inconsistent therewith.

     5. Recapture Bonds

          5.1 Procedures. Promptly after Closing, Purchaser and Sellers shall take the following actions in order to obtain any recapture bonds (the
     "Bonds") required to be delivered to the Internal Revenue Service (the "IRS") in order for Sellers to avoid any recapture of federal income tax credits claimed by Sellers pursuant to Section 42 of the Code with respect to their ownership of the Partnership Interests.

               (a) Sellers shall request from the IRS a 30-day extension of the due date for providing the Bonds (such due date, as it may be extended from time to time, is hereinafter referred to as the "Bonding Date");

               (b) Purchaser shall use its best efforts to obtain a written commitment from a surety selected by Purchaser and reasonably acceptable to Sellers (the "Surety") which contains the following provisions:

                    (i) if the  Merger  occurs  prior  to the  Bonding  Date and
               Purchaser guarantees the obligations of Sellers to the Surety with respect to the Bonds, the Surety will issue the Bonds on or prior to the Bonding Date for a premium based on Purchaser's credit rating;

                    (ii) if the Merger does not occur prior to the Bonding  Date and Purchaser does not guarantee the obligations of Sellers to the Surety with respect to the Bonds, the Surety will issue the Bonds on or prior to the Bonding Date for a premium based on Sellers' credit rating; and

                    (iii) if the Merger  occurs  after the Bonding  Date and the
               Surety has already issued the Bonds for a premium based on Sellers' credit rating and Purchaser then delivers to the Surety a guarantee of the obligations of Sellers to the Surety with respect to the Bonds, then the surety will pay to the Purchaser, in exchange for such guarantee, an amount equal to the excess of
               (x) the premium charged for the Bonds based on Sellers' credit rating over (y) the premium that would have been charged for the Bonds based on Purchaser's credit rating.

               (c) Purchaser and Sellers shall cooperate with each other and prepare, execute and deliver such documents and forms as may be necessary to obtain the Bonds prior to the Bonding Date.

          5.2 Merger Occurs Prior to Bonding Date. If the Merger occurs prior to the Bonding Date, whether or not the commitment described in Section 5.1(b) is obtained, Purchaser will (a) provide such guarantee or other form of credit enhancement as may be required in order to cause a surety to issue the Bonds on behalf of Sellers on or prior to the Bonding Date and (b) pay directly to such surety the full amount of all premiums payable as consideration for the issuance of the Bonds.

          5.3 Bonding Date Occurs Prior to Merger. If the Bonding Date occurs prior to the Merger, whether or not the commitment described in Section 5.1(b) is obtained, Sellers will (a) cause a surety to issue the Bonds on behalf of Sellers on or prior to the Bonding Date and (b) pay directly to such surety any premium then due as consideration for the issuance of the Bonds. Within two business days after the later of (x) the consummation of the Merger and (y) the delivery by Sellers to Purchaser of a receipt and/or invoice for any premium paid and/or payable as consideration for the issuance of the Bonds, Purchaser will pay to Sellers an amount equal to such premium. If, after the Merger, Purchaser guarantees the obligations of Sellers to a surety with respect to the Bonds, then Purchaser shall be entitled to retain any rebate or other payment made by such surety in exchange for Purchaser's guarantee.

          5.4 Merger Does Not Occur. If any agreement with respect to the merger is not executed prior to January 31, 2000, or following execution such agreement is terminated for any reason, Purchaser shall pay $435,000 to Sellers within two business days after the applicable date and, upon such payment, shall be relieved of any further obligations under this Section 5.

          5.5 Merger Occurs but Bonds Not Obtained. If, for any reason other than the willful failure by Sellers to comply with the provisions of this
     Section 5, the Sellers are unable to obtain the Bonds and the Merger is consummated despite the absence of the Bonds, Purchaser shall pay, and hereby agrees to pay, to Sellers an amount equal to fifty percent (50%) of any "credit recapture amount" (as defined in Section 42(j)(2) of the Code) of Sellers resulting from the transfer of the Partnership Interests pursuant hereto.

          5.6 Payments.  Any amounts payable to Sellers pursuant to Section 5.3,
     Section 5.4 or Section 5.5 shall be paid by wire transfer of immediately available U.S. funds to an account designated by Sellers. Any amount payable by Purchaser pursuant to Section 5.3 shall be paid in such manner as shall be agreed upon by Purchaser and the surety.

          5.7 Recapture Premium. For purposes of this Agreement, the term "Recapture Premium" shall mean the amount payable by Purchaser pursuant to
     Section 5.2, Section 5.3 (less any rebate or other payment received by Purchaser from a surety), Section 5.4 or Section 5.5, as the case may be.

          5.8 Purchaser to Include Affiliates. For purposes of the foregoing provisions of this Section 5, the term "Purchaser" also includes any affiliate of Purchaser that performs any of the obligations of Purchaser under this Section 5.

     6. Closing Conditions

          6.1  Conditions  to  Obligations  of  Purchaser.   The  obligation  of
     Purchaser to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver of the following conditions:

               (a) the representations and warranties set forth in Section 2 shall be true and correct in all material respects as of the Closing Date;

               (b) Sellers shall have performed and complied with all their covenants hereunder in all material respects through the Closing Date;

               (c) there shall not be any injunction, judgment, order, decree or ruling in effect preventing consummation of any of the transactions contemplated by this Agreement;

               (d)  Sellers   shall  have   delivered  to  Purchaser  a  Closing
          Certificate in the form attached hereto as Exhibit C;

               (e) to the extent that Sellers have previously granted security interests to the Funds with respect to the Partnership Interests, Sellers shall have delivered to Purchaser, with respect to each such Partnership Interest, a copy of a termination statement evidencing the termination of the applicable Fund's security interest in such Partnership Interest or such other documentation reasonably satisfactory to Purchaser which evidences that the security interest has been terminated;

               (f) each of the required Consents shall have been obtained and appropriate documentation, in each case in the form specified by the respective Fund Agreement and otherwise in form and substance reasonably satisfactory to Purchaser, shall have been executed by all relevant parties to effect the transfer of the Partnership Interests to Purchaser and the admission of Purchaser as a substitute limited partner in each Fund; and

               (g) Sellers shall have delivered to Purchaser a Certificate of Non-Foreign Status in the form attached hereto as Exhibit D.

          6.2 Conditions to Obligations of Seller. The obligation of Sellers to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver of the following conditions:

               (a) the representations and warranties set forth in Section 3 shall be true and correct in all material respects as of the Closing Date;

               (b) Purchaser shall have performed and complied with all its covenants hereunder in all material respects through the Closing Date;

               (c) there shall not be any injunction, judgment, order, decree or ruling in effect preventing consummation of any of the transactions contemplated by this Agreement;

               (d)  Purchaser   shall  have   delivered  to  Sellers  a  Closing
          Certificate in the form attached hereto as Exhibit E; and

               (e) each of the required Consents shall have been obtained and appropriate documentation, in each case in the form specified by the respective Fund Agreement and otherwise in form and substance reasonably satisfactory to Sellers, shall have been executed by all relevant parties to effect the transfer of the Partnership Interests to Purchaser and the admission of Purchaser as a substitute limited partner in each Fund, and Purchaser shall have cooperated with Sellers in complying with the applicable requirements set forth in the Fund Agreements relating to the transfer of the Partnership Interests to Purchaser and the admission of Purchaser as a substitute limited partner.

     7. Miscellaneous

          7.1 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

          7.2 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

          7.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

          7.4 Headings. The section headings contained in the Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          7.5 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

          If to Sellers prior to the Merger:

                              Echelon International Corporation
                              and Echelon Affordable Housing, Inc.
                              450 Carillon Parkway, Suite 200
                              St. Petersburg, Florida 33716
                              Attn: Susan Glatthorn Johnson, Esq.
                              Telecopy No: (727) 803-8203

                    with a copy, which shall not constitute notice, prior to the Merger, to:

                              White & Case LLP
                              1155 Avenue of the Americas
                              New York, New York, 10036-2787
                              Attn: William F. Wynne, Jr., Esq.
                              Telecopy No: (212) 354-8113

          If to Sellers after the Merger:

                              950 Third Avenue
                              New York, New York 10022
                              Attn: James Haber
                              Telecopy No: (212) 688-7908

                    with a copy, which shall not constitute notice, after the Merger, to:

                              Brown Raysman Millstein Felder and Steiner LLP 120 West 45th Street
                              New York, New York 10036
                              Attn: Robert M. Unger, Esq.
                              Telecopy No: (212) 840-2429

          If to Purchaser:    Heller Affordable Housing, Inc
                              500 West Monroe
                              30th Floor
                              Chicago, Illinois 60661
                              Attn: Larry Mandel
                              Telecopy No: (312) 441-7560

                    with a copy, which shall not constitute notice, to:

                              Paul, Hastings, Janofsky & Walker LLP
                              600 Peachtree St., NE, Suite 2400
                              Atlanta, Georgia 30308
                              Attn: Philip J. Marzetti, Esq.
                              Telecopy No. (404) 815-2424

     Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

          7.7 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

          7.8 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Purchaser and Sellers. No waiver by any party of any default, misrepresentation, or beach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or beach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

          7.9 Severability. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          7.10 Expenses. Except as otherwise specifically provided herein, each party hereto will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

          7.11 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

          7.12 Knowledge. When any representation or warranty contained in this Agreement is expressly qualified by the knowledge of Sellers, such knowledge shall mean the actual knowledge of Larry J. Newsome, James R. Hobbs, Jr. and Dan R. Johnson.

          7.13 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

          7.14 Entire Agreement. This Agreement constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they have related in any way to the subject matter hereof.

          7.15 Termination. This Agreement shall terminate automatically if the Closing does not occur on or before January 14, 2000, unless the Closing Date is extended by mutual agreement of all the parties hereto.

                        [Signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



PURCHASER:                    HELLER AFFORDABLE HOUSING, INC.


                              By:
                                 ___________________________________
                                 Name:
                                 Title:



SELLERS:                      ECHELON INTERNATIONAL CORPORATION


                              By:
                                 ___________________________________
                                 Name:
                                 Title:


                              ECHELON AFFORDABLE HOUSING, INC.


                              By:
                                 ___________________________________
                                 Name:
                                 Title:

                                    EXHIBIT A


                      DESCRIPTION OF PARTNERSHIP INTERESTS

================================= ================== =================== ====================== ================= ================

                                      State of            Taxpayer            Tax Shelter       Number of Units     Holding in
          Name of Fund              Organization       Identification     Registration Number         Held          Certificate
                                                           Number               of Fund                                Form?
================================= ================== =================== ====================== ================= ================

American Tax Credit Corporate         Delaware           31-1455367           96058000264              4                No
Fund III, L.P.
--------------------------------- ------------------ ------------------- ---------------------- ----------------- ----------------

KeyCorp Investment Limited              Ohio             34-1811098                                    6                No
Partnership II
--------------------------------- ------------------ ------------------- ---------------------- ----------------- ----------------

Lehman Housing Tax Credit Fund        New York           13-3928458           95276000023           6.738544            Yes
L.P.
--------------------------------- ------------------ ------------------- ---------------------- ----------------- ----------------

Lehman Housing Tax Credit Fund        Delaware           13-3932050           97241000369            8.673              Yes
VI L.P.
--------------------------------- ------------------ ------------------- ---------------------- ----------------- ----------------

National Corporate Tax Credit        California          95-4593894           97139000133              5                No
Fund VII
--------------------------------- ------------------ ------------------- ---------------------- ----------------- ----------------


                                    EXHIBIT B


                          ALLOCATION OF PURCHASE PRICE



         The cash portion of the Purchase Price payable pursuant to Section 1.2(a) of the Agreement shall be allocated among the Partnership Interests as follows:



         Partnership Interest                        Price


Lehman Housing Tax Credit Fund L.P.               $ 4,452,826

Lehman Housing Tax Credit Fund VI L.P.              5,720,099

KeyCorp Investment Limited Partnership II           4,989,556

National Corporate Tax Credit Fund VII              3,092,815

American Tax Credit Corporate Fund III, L.P.        2,809,704

    TOTAL                                         $21,065,000



     The Recapture Premium payable pursuant to Sections 1.2(b) and 5 of the Agreement shall be allocated among the Partnership Interests in the same ratios as the foregoing cash portion of the Purchase Price is allocated among such Partnership Interests.

                                    EXHIBIT C


                               CLOSING CERTIFICATE


     Pursuant to Section 6.1(d) of the Purchase Agreement between Echelon International Corporation and Echelon Affordable Housing, Inc. ("Sellers") and Heller Affordable Housing, Inc. ("Purchaser") made and entered into as of January 13, 2000 (the "Purchase Agreement"), the undersigned hereby certify on behalf of Sellers as follows:

          (1) The representations and warranties of Sellers set forth in Section 2 of the Purchase Agreement are true and correct in all material respects as of the date hereof;

          (2) Sellers have performed and complied with all its covenants under the Purchase Agreement in all material respects through the date hereof; and

          (3) No injunction, judgment, order, decree or ruling is in effect with respect to Seller which would prevent the consummation of the transactions contemplated by the Purchase Agreement.

     This ____ day of January, 2000.



                              ECHELON INTERNATIONAL CORPORATION


                              By:____________________________________
                                 Name: ______________________________
                                 Title: _____________________________


                              ECHELON AFFORDABLE HOUSING, INC.


                              By:____________________________________
                                 Name: ______________________________
                                 Title: _____________________________

                                    EXHIBIT D

                        CERTIFICATE OF NON-FOREIGN STATUS


     In order to comply with Sections 897 and 1445 of the Internal Revenue Code (the "Code"), the undersigned hereby certify on behalf of Echelon International Corporation and Echelon Affordable Housing, Inc. (the "Sellers") as follows:

          (1) Neither Seller is a "foreign person" within the meaning of Section 7701 of the Code;

          (2) The employer identification number of Echelon International Corporation is 59-2554218, and the employer identification number of Echelon Affordable Housing, Inc. is 59-3420655;

          (3) The address of each Seller is 450 Carillon Parkway, Suite 200, St. Petersburg, Florida 33716; and

          (4) Each Seller understands that this certification may be disclosed to the Internal Revenue Service and that any false statement contained herein could be punished by fine, imprisonment or both.

     Under penalties of perjury, the undersigned declare that they have examined this certification and, to the best of their knowledge and belief, it is true, correct and complete, and they further declare that they have the authority to sign this certification on behalf of the Sellers.

     This _____ day of January, 2000.


                              ECHELON INTERNATIONAL CORPORATION


                              By:____________________________________
                                 Name: ______________________________
                                 Title: _____________________________


                              ECHELON AFFORDABLE HOUSING, INC.


                              By:____________________________________
                                 Name: ______________________________
                                 Title: _____________________________

                                    EXHIBIT E

                               CLOSING CERTIFICATE


     Pursuant to Section 6.2(d) of the Purchase Agreement between Echelon International Corporation and Echelon Affordable Housing, Inc. ("Sellers") and Heller Affordable Housing, Inc. ("Purchaser") made and entered into as of January 13, 2000 (the "Purchase Agreement"), the undersigned hereby certifies on behalf of Purchaser as follows:

          (1) The  representations  and  warranties  of  Purchaser  set forth in
     Section 3 of the Purchase Agreement are true and correct in all material respects as of the date hereof;

          (2) Purchaser has performed and complied with all its covenants under the Purchase Agreement in all material respects through the date hereof; and

          (3) No injunction, judgment, order, decree or ruling is in effect with
     respect  to  Purchaser   which  would  prevent  the   consummation  of  the
     transactions contemplated by the Purchase Agreement.

     This ____ day of January, 2000.



                              HELLER AFFORDABLE HOUSING, INC.



                              By:______________________________
                                 Name: ________________________
                                 Title:________________________

                                                                       EXHIBIT B







                           PURCHASE AND SALE AGREEMENT



                                  by and among



                        ECHELON INTERNATIONAL CORPORATION

                                       and

                          CERTAIN OF ITS SUBSIDIARIES,

                            collectively, as Seller,



                                       and



                            ECHELON RESIDENTIAL LLC,

                                    as Buyer





                                January 21, 2000




===============================================================================

                                                                           Page
                                TABLE OF CONTENTS



Section 1.     Definitions and References.....................................1

Section 2.    Purchase and Sale..............................................10
        2.1      Purchase Price..............................................10
        2.2      Terms of Payment............................................10
        2.3      Assumption of Liabilities...................................11

Section 3.    Seller's Representations and Warranties........................11
        3.1      Due Organization and Good Standing of Seller................12
        3.2      Authorization and Validity of Agreement.....................12
        3.3      Consents and Approvals; No Violations.......................13
        3.4      Title to Assets; Encumbrances...............................13
        3.5      Ownership of Joint Venture Interests........................14
        3.6      Ownership of Employee Loans.................................14
        3.7      Environmental Laws and Regulations..........................14
        3.8      Leases......................................................15
        3.9      Litigation..................................................15
        3.10     Land Use....................................................15
        3.11     Contracts...................................................16
        3.12     Existing Debt...............................................16
        3.13     Employee Benefit Plans; Labor Matters.......................16
        3.14     Intellectual Property.......................................17
        3.15     Insurance...................................................18
        3.16     Assets......................................................18
        3.17     Reports and Financial Statements............................18
        3.18     Absence of Certain Changes..................................19
        3.19     Liabilities.................................................19
        3.20     Compliance with Laws........................................19
        3.21     Year 2000...................................................20
        3.22     No Other Representations or Warranties......................20

Section 4.    Buyer's Representations and Warranties.........................20
        4.1      Due Organization and Good Standing of Buyer.................20
        4.2      Authorization and Validity of Agreement.....................20
        4.3      Consents and Approvals; No Violations.......................20
        4.4      Condition of the Assets.....................................21
        4.5      Liens.......................................................22
        4.6      Purchase for Investment.....................................22
        4.7      Sufficient Funds............................................22
        4.8      Title and Survey............................................22
        4.9      Inspection..................................................22
        4.10     No Other Representations or Warranties......................22

Section 5.     Covenants.....................................................23
         5.1     Compliance..................................................23
         5.2     Notices of Violations.......................................23
         5.3     Ownership of Assets; Proceeds of Asset Sales................23
         5.4     Operation of Assets Subsequent to the Agreement Date........23
         5.5     Status of Agreements........................................25
         5.6     Further Assurances..........................................26
         5.7     Consents....................................................27
         5.8     Use of Business Names by Buyer..............................27
         5.9     Bringdown of Seller's Representations.......................27
         5.10    Cooperation Regarding Taxes.................................28
         5.11    Insurance...................................................28
         5.12    Reasonable Best Efforts.....................................29
         5.13    Access to Information Concerning Assets.....................29
         5.14    Notification of Certain Matters.............................30
         5.15    HSR Act.....................................................30
         5.16    Access to Information Pursuant to Distribution Agreement....30
         5.17    Witness Services Under Distribution Agreement...............30
         5.18    Retention of Records........................................30

Section 6.    Conditions Precedent to Closing................................31
         6.1     Buyer Conditions............................................31
         6.2     Seller Conditions...........................................32

Section 7.    Closing........................................................33
         7.1     Time and Place..............................................33
         7.2     Closing Expenses............................................33
         7.3     Notification of Escrow Closing Date.........................33
         7.4     Documents and/or Deliveries.................................34
         7.5     Buyer Documents and/or Deliveries...........................36
         7.6     Execution and Delivery of Closing Statements................37
         7.7     Joint Instructions to Escrow Agent..........................37
         7.8     Further Deliveries..........................................37

Section 8.    Brokers........................................................38

Section 9.    Termination and Abandonment....................................38
         9.1     Termination.................................................38
         9.2     Effect of Termination.......................................39

Section 10.    Risk of Loss; Indemnity.......................................41
         10.1    Casualty....................................................41
         10.2    Condemnation................................................41
         10.3    Indemnity...................................................41

Section 11.    Employees and Employee Benefits Matters.......................43
         11.1    Transfer of Employees.......................................43
         11.2    Assumption of Liabilities...................................43
         11.3    Participation and Crediting of Service Under Employee Plans
                    and Practices............................................45

Section 12.    Miscellaneous.................................................45
         12.1    Litigation..................................................45
         12.2    Escrow Obligations of Escrow Agent..........................45
         12.3    Notices.....................................................47
         12.4    Entire Agreement............................................48
         12.5    Successors and Assigns......................................48
         12.6    Headings....................................................49
         12.7    Applicable Law..............................................49
         12.8    Severability................................................49
         12.9    Counterparts................................................49
         12.10   No Waiver of Default........................................49
         12.11   Confidentiality.............................................50
         12.12   Recourse Limited............................................50
         12.13   Business Day................................................50
         12.14   Recordation.................................................51
         12.15   Jury Waiver.................................................51
         12.16   Public Announcements........................................51
         12.17   Radon Gas...................................................51
         12.18   Bulk Sales Law Waiver.......................................52
         12.19   Knowledge...................................................52
         12.20   Amendments, Modifications and Supplements...................52
         12.21   Representations and Warranties..............................52
         12.22   Performance and Discharge...................................52

                                    SCHEDULES



         Schedule I           -        List of Assets and Owners
         Schedule II          -        List of Existing Debt
         Schedule III         -        Leases
         Schedule IV          -        Purchase Price Allocation
         Schedule V           -        Consents
         Schedule VI          -        Liens on Real Estate Assets
         Schedule VII         -        Liens on Joint Venture Interests
         Schedule VIII        -        Required Consents
         Schedule IX          -        Hazardous Materials
         Schedule X           -        Permits
         Schedule XI          -        Real Estate Contracts
         Schedule XII         -        Employee Benefit Plans
         Schedule XIII        -        Employees Subject to Existing
                                         Employment Agreements
         Schedule XIV         -        Intellectual Property
         Schedule XV          -        Pending Transactions
         Schedule XVI         -        Land Use
         Schedule XVII        -        Litigation
         Schedule XVIII       -        List of Subsidiary Non-Qualification
                                         Information
         Schedule XIX         -        Changes in Operations
         Schedule XX          -        Violations
         Schedule XXI         -        Trial Balance & Consolidated Financial
                                         Statements
         Schedule XXII        -        Insurance
         Schedule XXIII       -        Real Estate Related Accounts
         Schedule XXIV        -        Title Insurance Commitments or Other
                                         Reports
         Schedule XXV         -        Surveys

                                    EXHIBITS



         Exhibit A            -        Form of Special Warranty Deed
         Exhibit B            -        Form of Bill of Sale
         Exhibit C            -        Form of Assignment and Assumption of
                                        Permits, Contracts and Leases
         Exhibit D            -        Form of Tenant Estoppel Statement
         Exhibit E            -        Form of Assignment and Assumption
                                        Agreement of Mortgage Loans
         Exhibit F            -        Form of Assignment of Trademarks
         Exhibit G            -        Severance Benefits Plan
         Exhibit H            -        Intentionally Omitted
         Exhibit I            -        Form of Title Affidavit
         Exhibit J            -        Form of Gap Indemnity
         Exhibit K            -        Form of FIRPTA Affidavit
         Exhibit L            -        Joint Direction Letter
         Exhibit M            -        Joint Instruction Letter

                           PURCHASE AND SALE AGREEMENT


          THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is made as of the 21st day of January, 2000, by and among ECHELON INTERNATIONAL CORPORATION, a Florida corporation ("Echelon"), and various of its subsidiaries signatory hereto (each, a "Subsidiary", and collectively, the "Subsidiaries") (Echelon and the Subsidiaries are collectively referred to herein as "Seller"), and ECHELON RESIDENTIAL LLC, a Delaware limited liability company ("Buyer"). All capitalized terms used herein shall have the meanings set forth in Section 1 hereof.

          WHEREAS, Echelon, either itself or through a Subsidiary, is the owner of the real estate and other interests and assets more specifically described in
Schedule I (other than Part V thereof) annexed hereto and made a part hereof (collectively, the "Assets"); and

          WHEREAS, Seller desires to sell, and Buyer desires to purchase, all of Seller's right, title and interest in and to the Assets pursuant to and in accordance with the terms and provisions of this Agreement;

          NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller agrees to sell, assign and transfer to Buyer, and Buyer agrees to purchase and assume from Seller, for the price and on the terms and subject to the conditions herein set forth, all of Seller's right, title and interest in and to the Assets and the Assumed Liabilities.

          Section 1. Definitions and References.

          The following terms, as used in this Agreement, have the following meanings unless the context is inconsistent therewith:

          "Agreement" has the meaning set forth in the introductory paragraph hereof.

          "Agreement Date" means the date upon which this Agreement has been executed and delivered by Seller, Buyer and Escrow Agent.

          "Asset  Sales  Proceeds"  has the  meaning  set forth in  Section  5.3 hereof.

          "Assets" has the meaning set forth in the first recital hereof, as more particularly described on Schedule I (other than Part V thereof), and includes, without limitation, any Asset Sales Proceeds; it being understood and agreed, for avoidance of doubt, that none of the following shall constitute a portion of the Assets: (i) the Excepted Leases, (ii) the Tax Credit LP Interests, (iii) the Other Assets, (iv) any and all cash on hand (including, without limitation, (A) cash with respect to the Excepted Leases and (B) cash with respect to the Tax Credit LP Interests, but, in any event, excluding the restricted cash (and cash equivalents) described in item 17 under Part VII of
Schedule I) and (v) any and all refunds or any reduction of, or credit against, Seller's Tax liabilities (other than with respect to Real Estate Taxes) in or with respect to any taxable year (including all periods prior to the Closing
Date).

          "Assumed Liabilities" has the meaning set forth in Section 2.3 hereof.

          "Bringdown  Certificate"  has the  meaning  set forth in  Section  5.9 hereof.

          "Broker" has the meaning set forth in Section 8 hereof.

          "Business Day" means any day, other than a Saturday, Sunday or a day on which banks located in the State of New York shall be authorized or required by law to close.

          "Buyer" has the meaning set forth in the introductory paragraph hereof.

          "Claim" has the meaning set forth in Section 10.3 hereof.

          "Claim Notice" has the meaning set forth in Section 10.3 hereof.

          "Closing" means the consummation of the transfer, assignment and sale and conveyance of the Assets by or on behalf of Seller to Buyer and payment of the Purchase Price and assumption of the Assumed Liabilities by Buyer to Seller, pursuant to Section 7 hereof.

          "Closing Date" has the meaning specified in Section 7.1 hereof.

          "COBRA" has the meaning set forth in Section 11.2(a)(1) hereof.

          "Code" has the meaning set forth in Section 3.13 hereof.

          "Combining Trial Balance" means the trial balance set forth in Part I of Schedule XXI annexed hereto and made a part hereof.

          "Commercial   Property"   means  the  real  property,   including  the
improvements thereon, described in Part I of Schedule I; provided, that in no event shall "Commercial Property" include any or all of the Other Assets.

          "Commercial Property Security Deposit Amount" means the aggregate amount (as in effect on the Escrow Closing Date) of cash (and cash equivalents) associated with the customer deposits (but only to the extent same relates to the Leases) included in general ledger balance sheet account number 25020-000 set forth on the Combining Trial Balance.

          "Commission" has the meaning set forth in Section 3.17(a) hereof.

          "Commission Filings" has the meaning set forth in Section 3.17(a) hereof.

          "Contracts" means, collectively, (i) the contracts, agreements and commitments described on Schedule XI annexed hereto and made a part hereof, (ii) any contract, agreement or commitment by which Seller is bound primarily affecting or relating to any of the Total Assets (excluding Leases and leases relating to the Residential Properties, Encumbrances on title and any documents and instruments related to the Existing Debt) which involves base payments or the performance of services by Seller of an amount or value (as measured by the revenue derived therefrom during fiscal year 1998-1999) not in excess of $12,000 annually or is terminable by Seller on not more than 90 days notice without penalty and (iii) any and all contracts, agreements and commitments by which Seller is bound primarily affecting or relating to any of the Total Assets (excluding Leases and leases relating to the Residential Properties, Encumbrances on title and any documents and instruments related to the Existing
Debt) and which are entered into after the Agreement Date in compliance with the provisions of this Agreement; provided, that in no event shall "Contracts" include any or all of the Other Contracts.

          "County" means a political subdivision of the State within which a Real Estate Asset is situated.

          "Deposit" has the meaning set forth in Section 2.2(a) hereof.

          "Distribution Agreement" means the Distribution Agreement, dated as of December 16, 1996, by and between Florida Progress and Echelon.

          "Echelon" has the meaning set forth in the introductory paragraph hereof.

          "Employee Benefit Plans" has the meaning set forth in Section 3.13 hereof.

          "Employee Loans" means the loans described in Part IX of Schedule I.

          "Encumbrance" has the meaning set forth in Section 3.3 hereof.

          "Environmental Claims" means administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued under any such Environmental Law, including (a) Environmental Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (b) Environmental Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

          "Environmental Law" means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law in effect and in each case as amended as of the Closing Date, and any judicial or administrative interpretation thereof as of the Closing Date, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. ss. 9601 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss. 6901 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss. 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq.; the Clean Air Act, 42 U.S.C. ss. 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. ss. 300f et seq.; the Oil Pollution Act of 1990, 33 U.S.C. ss. 2701 et seq.; and their state and local counterparts and equivalents.

          "ERISA" has the meaning set forth in Section 3.13 hereof.

          "Escrow  Agent"  means   LandAmerica   Financial   Group,  a  Virginia
corporation.

          "Escrow Closing" means the delivery on the Escrow Closing Date to Escrow Agent by each of Buyer and Seller of the agreements, documents and instruments specified in Sections 7.4 and 7.5 hereof, respectively.

          "Escrow Closing Date" means the date specified as such in the initial Escrow Date Notification Certificate delivered by Seller to Buyer; provided, that if Seller shall deliver one or more subsequent Escrow Date Notification Certificates in accordance with Section 7.3 hereof, the Escrow Closing Date shall mean the date specified as such in the last Escrow Date Notification Certificate theretofore delivered by Seller to Buyer.

          "Escrow Date  Notification  Certificate"  has the meaning set forth in
Section 7.3 hereof.

          "Escrowed Items" has the meaning set forth in Section 7.7 hereof.

          "Excepted Leases" has the meaning provided in Schedule I.

          "Excess Cash Amount" means the aggregate amount of cash and cash equivalents, if any, which is expected (in the sole determination of the Chief Financial Officer of Echelon made on the Escrow Closing Date) to remain in Echelon or its subsidiaries after consummation of all transactions contemplated by this Agreement, the Merger Agreement and the Subscription Agreement; provided, that in no event shall the Excess Cash Amount include an amount equal to $7,000,000 plus the aggregate amount of rent payments, whether in arrears or in advance, actually received by Seller with respect to the Leveraged Lease Portfolio (as defined in the Merger Agreement) during the period from February 1, 2000 through the Effective Date (as defined in the Merger Agreement); and provided, further, in no event shall the Excess Cash Amount be less than $0.

          "Excluded Liabilities" means any liabilities or obligations of Seller or its affiliates or predecessors other than the Assumed Liabilities, and in any event "Excluded Liabilities" shall be inclusive of all liabilities or obligations for which Seller (or its affiliates or predecessors) is responsible pursuant to Section 11 hereof and those arising out of or relating to (i) the Excepted Leases (including those liabilities and obligations (as of the Closing
Date) referred to in the Combining Trial Balance under the column heading "Aircraft Assets & Liabilities"), (ii) the Tax Credit LP Interests, (iii) Taxes (other than Real Estate Taxes), (iv) the Other Assumed Liabilities, (v) this Agreement or the Merger Agreement (including with respect to any shareholder litigation relating hereto or thereto), (vi) except to the extent Buyer is responsible therefor pursuant to Section 11 hereof, all obligations (including payments due as a result of a change of control of Echelon or otherwise) under any employment agreement entered into by Echelon or any of its Subsidiaries (including the employment agreements described on Schedule XIII annexed hereto and made a part hereof) and (vii) assets or businesses previously owned by Seller (or its affiliates or predecessors) which were divested or otherwise disposed of prior to the Agreement Date (including, without limitation, any liabilities or obligations of Seller (or its affiliates or predecessors) arising out of or related to (A) the spin-off of Echelon and the other transactions contemplated by the Distribution Agreement and (B) the first mortgage bonds secured by certain life care communities previously owned directly or indirectly by Seller).

          "Executive  Loans  Repayment  Amount" means (as of the Escrow  Closing
Date) the aggregate outstanding principal amount, together with any accrued interest, charges, fees or other amounts related thereto, of any loans extended by Seller to W. Michael Doramus, Larry J. Newsome, Susan G. Johnson and Julio A. Maggi.

          "Existing Debt" means the indebtedness described in Schedule II annexed hereto and made a part hereof; provided, that, in no event shall "Existing Debt" include any or all of the Other Existing Debt.

          "Financial Statements" has the meaning set forth in Section 3.17(a) hereof.

          "Florida Progress" means Florida Progress Corporation, a Florida corporation.

          "GAAP" has the meaning set forth in Section 3.17(a) hereof.

          "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation and polychlorinated biphenyls; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous substances", "restricted hazardous wastes", "toxic substances", "toxic pollutants", or words of similar import, under any applicable Environmental Law; and (c) any other substance (other than Radon) prohibited or regulated pursuant to the provisions of any Environmental Law.

          "Heller Lease" means the Lease Agreement, dated as of January 21, 2000, between Heller Affordable Housing of Florida, Inc., a Florida corporation, and Echelon Commercial LLC, a Delaware limited liability company (in the form executed on the Agreement Date and thereafter, as amended, modified or supplemented from time to time with the prior written consent of Echelon).

          "herein" or "hereof" means this entire Agreement rather than just the sentence, paragraph or section in which used.

          "HSR Act" has the meaning set forth in Section 3.3 hereof.

          "Improvements" means all buildings, structures and other improvements existing upon the Land.

          "including", "include" or "includes" mean including as an example, without limiting the generality of the description.

          "Indemnitee" has the meaning set forth in Section 10.3 hereof.

          "Indemnitor" has the meaning set forth in Section 10.3 hereof.

          "Intangible Personal Property" means the Intellectual Property and other intangible personal property used primarily in connection with the Total Assets, and includes, without limitation, (i) the intangible personal property described on Part VII of Schedule I and (ii) all interest of Echelon and its subsidiaries in all assignable credit records, security codes, assignable telephone numbers, warranties and guarantees; provided, that in no event shall "Intangible Personal Property" include any or all of the Other Intangible Personal Property.

          "Intellectual Property" means all trademarks, trade names, service marks, copyrights and any applications therefor, inventions, discoveries, technology, trade secrets, know-how, data, computer software programs or applications, (including all source and object codes thereto) and all proprietary information or material that in any material respect is used by Echelon and/or its subsidiaries in connection with the Total Assets, as more particularly described in Schedule XIV annexed hereto and made a part hereof; provided, that in no event shall "Intellectual Property" include any or all of the Other Intellectual Property.

          "Joint Venture Interests" means Seller's equity interests in the joint ventures described in Part VI of Schedule I.

          "Land" means, singularly or collectively, the various real properties underlying the Real Estate Assets, together with all tenements, hereditaments, easements, privileges, reversions, remainders and other rights and appurtenances belonging or in any manner appertaining thereto, including all reversionary interests in and to any adjoining or abutting rights-of-way and all riparian, littoral and other water rights.

          "Leases" means the leases relating to the use or occupancy of portions of the Commercial Property which are more particularly described on Schedule III annexed hereto and made a part hereof; provided, that in no event shall "Leases" include any or all of the Other Leases.

          "Litigation" has the meaning set forth in Section 3.9 hereof.

          "Losses" has the meaning set forth in Section 10.3 hereof.

          "Material Adverse Effect" means a material adverse effect on the business, results of operations or financial condition of the Total Assets taken as a whole.

          "Merger" means the merger of EIN Acquisition Corp., a Florida corporation, with and into Echelon, with Echelon being the surviving corporation, on the terms and subject to the conditions set forth in the Merger Agreement.

          "Merger Agreement" means the Agreement and Plan of Merger, dated as of January 21, 2000, by and among ETA Holding LLC, a Delaware limited liability company, EIN Acquisition Corp., a Florida corporation and a direct wholly-owned subsidiary of ETA Holding LLC, and Echelon (as same is in effect on the Agreement Date and thereafter, as amended, modified or supplemented from time to time in accordance with the terms thereof and consistent with the terms of
Section 5.5(b) hereof).

          "Minimum Cash Amount" means $21,275,000.

          "NationsBank Tower" means the 26-story Class A office tower located at One Progress Plaza, St. Petersburg, Florida.

          "Net Sale Proceeds" means, for any Pending Transaction, the gross cash proceeds received from such Pending Transaction, net of (i) reasonable and customary transaction costs (including, without limitation, any underwriting, brokerage or other customary selling commissions payable to employees or third parties and all legal, advisory and other fees and expenses, including title, survey, transfer taxes, property taxes and recording expenses associated therewith), (ii) the amount of such gross cash proceeds required to be used to repay any Existing Debt which is secured by or directly related to the respective assets which were sold, transferred or otherwise disposed of concurrently with the consummation of such Pending Transaction and (iii) any pre-closing or post-closing adjustments to the purchase price for the Asset that is the subject of such Pending Transaction in accordance with the terms and conditions of the documentation relating to such Pending Transaction.

          "Offer" has the meaning specified in the Merger Agreement.

          "Other Assets" means the "Assets" as defined in the Subscription Agreement.

          "Other Assumed Liabilities" means the "Assumed Liabilities" as defined in the Subscription Agreement.

          "Other  Buyer"  means   "Company"  as  defined  in  the   Subscription
Agreement.

          "Other Contracts" means the "Contracts" as defined in the Subscription Agreement.

          "Other Existing Debt" means the "Assumed Debt" as defined in the Subscription Agreement.

          "Other Intangible Personal Property" means the "Intangible Personal Property" as defined in the Subscription Agreement.

          "Other Intellectual Property" means the "Intellectual Property" as defined in the Subscription Agreement.

          "Other Leases" means the "Leases" as defined in the Subscription Agreement.

          "Other Permits" means the "Permits" as defined in the Subscription Agreement.

          "Other   Personalty"   means  the   "Personalty"  as  defined  in  the
Subscription Agreement.

          "Other Real Estate Assets" means the "Real Estate Assets" as defined in the Subscription Agreement.

          "Other Tangible Personal Property" means the "Tangible Personal Property" as defined in the Subscription Agreement.

          "Pending  Transactions"  has the  meaning  set  forth in  Section  5.3 hereof.

          "Permits" means the licenses or permits required to be maintained by Seller for the development, use or occupancy of any portion of any of the Real Estate Assets, including those certificates of occupancy and other material licenses and permits described in Schedule X annexed hereto and made a part hereof; provided, that in no event shall "Permits" include any or all of the Other Permits.

          "Person" means and includes an individual, a partnership, a joint venture, a corporation, a trust, a limited liability company, an unincorporated organization, a group and a government or other department or agency thereof.

          "Personalty" means the Tangible Personal Property and Intangible Personal Property; provided, that in no event shall "Personalty" include any or all of the Other Personalty.

          "Pre-Approved Expenditures" means the aggregate amount of (i) all expenditures of Seller described in Part III of Schedule XV annexed hereto and made a part hereof but only to the extent actually paid by Seller in respect of the respective Assets or Other Assets indicated on such Part III of Schedule XV at any time after November 30, 1999 and on or prior to the Escrow Closing Date and (ii) any and all other expenditures incurred by Seller from time to time but in each case only to the extent approved by Buyer in its sole discretion; provided, that in no event shall the aggregate amount of all Pre-Approved Expenditures (as of the Escrow Closing Date specified in the initial Escrow Date Notification Certificate delivered by Seller pursuant to Section 7.3 hereof) exceed $7,750,000.

          "Purchase Price" has the meaning set forth in Section 2.1 hereof.

          "Radon" has the meaning set forth in Section 12.17 hereof.

          "Real Estate Assets" means, collectively, the Residential Property (including the Residential Property with respect to which Seller owns any Joint Venture Interest), the Commercial Property and the Undeveloped Land, together with the Personalty, Contracts, Leases and Permits relating thereto, as more particularly described in Parts I, II and III of Schedule I; it being understood and agreed that in any event neither the Union Bank Building nor any of the Other Real Estate Assets shall constitute a portion of the Real Estate Assets.

          "Real Estate Taxes" means any ad valorem taxes levied upon the Total Assets based upon the ownership, leasing, renting or operation of the Total Assets; provided, however, that Real Estate Taxes shall not include any net income, capital, stock, succession, transfer, franchise, gift, estate or inheritance taxes. For avoidance of doubt, Real Estate Taxes shall include, without limitation, real estate taxes, sales and use taxes, personal property taxes, sewer rents, water rents, assessments (special or otherwise), transit taxes, any tax or excise on rent or any other tax (however described) imposed directly on account of the ownership, leasing, management or operation of, or rental received for use and occupancy of, any or all of the Total Assets, whether any such taxes are imposed by the United States, the State or County in which the Asset or Other Asset, as the case may be, is located or any local governmental municipality, authority or agency, or any other political subdivision of any thereof.

          "Release" means disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like, into or upon any land or water or air, or otherwise entering into the environment.

          "Required Consents" means the consents, loan document modification agreements, documents and instruments to be delivered by the parties identified in Schedule VIII annexed hereto and made a part hereof consenting to the transactions contemplated by this Agreement and containing terms and provisions no more onerous to Buyer than those set forth in Schedule VIII and otherwise in form and substance reasonably satisfactory to Buyer.

          "Residential Property" means the real property described in Part II of
Schedule I.

          "Savings Plan" has the meaning set forth in Section 11.2(a)(2) hereof.

          "Seller" has the meaning set forth in the introductory paragraph.

          "7th Avenue Property" means that certain industrial warehouse located at 4701 Broadway Avenue, Tampa, Florida.

          "Subscription Agreement" means the Subscription Agreement, dated as of January 21, 2000, by and among Heller Affordable Housing of Florida, Inc., a Florida corporation, and Echelon and its subsidiaries signatory thereto.

          "Subsidiary" means each of the entities signatory hereto other than Echelon, Buyer and Escrow Agent.

          "Surveys" means the surveys with respect to the Real Estate Assets described on Schedule XXV annexed hereto and made a part hereof.

          "Tangible Personal Property" means the personal property used primarily in connection with the Total Assets (including, without limitation, the tangible personal property described in Part VIII of Schedule I) other than the Intangible Personal Property; provided, that in no event shall "Tangible Personal Property" include any or all of the Other Tangible Personal Property.

          "Tax Credit LP Interest Purchase Agreement" means the Purchase Agreement, dated as of January 13, 2000, by and between Heller Affordable Housing, Inc., a Delaware corporation, Echelon Affordable Housing, Inc., a Florida corporation, and Echelon.

          "Tax Credit LP Interests" means Seller's equity interests in the limited partnerships described in Part V of Schedule I.

          "Tax Return" means any return, report, information return or other document (including any related or supporting information) filed or required to be filed with any taxing authority with respect to Taxes.

          "Taxes" means all taxes, charges, fees, levies, penalties or other assessments imposed by any United States federal, state, local or foreign taxing authority, including, without limitation, income, excise, property, sales and use, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto.

          "Tender Offer Expiration Date" means the date (as extended from time to time in accordance with the terms of the Merger Agreement) on which the Offer expires.

          "Title Commitments" means the ALTA owner's title insurance commitments with respect to the Real Estate Assets described on Schedule XXIV annexed hereto and made a part hereof.

          "Total Assets" means the Assets and the Other Assets, collectively.

          "Transferred  Employee"  has the  meaning  set forth in  Section  11.1 hereof.

          "Undeveloped  Land" means the real  property  described in Part III of
Schedule I.

          "Union Bank Building" means the 3 1/2-story office building located at 1980 Saturn Street, Monterey Park, California.

          "WARN" has the meaning set forth in Section 11.2(d) hereof.

          Section 2. Purchase and Sale.

          2.1 Purchase Price. The aggregate purchase price to be paid by Buyer to acquire the Assets (the "Purchase Price") shall be equal to (u) $47,921,172, minus (v) the Minimum Cash Amount, minus (w) the Excess Cash Amount, minus (x) the Commercial Property Security Deposit Amount, minus (y) the Executive Loans Repayment Amount, plus (z) the Pre-Approved Expenditures. The Purchase Price shall be allocated among the Assets, and between the real estate and personal property comprising the Assets, as set forth on Schedule IV annexed hereto and made a part hereof.

          2.2 Terms of Payment. The Purchase Price will be paid as follows:

          (a) On the Agreement Date, Buyer will deliver to Escrow Agent $4,275,750 (the "Deposit") which will be held in an interest-bearing account with an institution the deposits in which are insured by an agency of the United States or, upon joint instructions of Seller and Buyer, invested in securities of the United States; provided that, in each case, interest accruing thereon will constitute part of the Deposit.

          (b) The Deposit shall be credited to Buyer against the Purchase Price and will be non-refundable in all instances except as provided in Sections 5.9, 9.2, 10.1, and 10.2 hereof and the balance of the Purchase Price will be paid by Buyer to Seller in U.S. dollars in immediately available funds at the time of Closing in accordance with the terms and conditions of this Agreement. The actual amount of the balance of the Purchase Price payable hereunder shall be calculated by making reference to the notice to be delivered pursuant to Section 7.4(h) hereof.

          2.3 Assumption of Liabilities. On the terms and subject to the conditions of this Agreement, on the Closing Date, Buyer shall, or shall cause one or more of its affiliates to, assume and pay, perform and discharge when due, without duplication, (i) the Existing Debt (as in effect on the Closing
Date), including any prepayment obligations, (ii) any and all liabilities and obligations of Seller arising out of or related to the Litigation (whether before, on or after the Closing Date), (iii) any Real Estate Taxes (whether due or to become due), (iv) any and all liabilities and obligations for which Buyer is responsible pursuant to Section 11, (v) any and all liabilities and obligations of Seller arising out of or related to the Permits, Contracts and Leases (in each case, whether before, on or after the Closing Date), (vi) any and all liabilities and obligations (including unpaid transaction costs) relating to any of the Total Assets sold, transferred or otherwise disposed of pursuant to a Pending Transaction, (vii) any and all liabilities and obligations of Seller (as of the Closing Date) referred to in the Combining Trial Balance under the column heading "Real Estate Assets & Liabilities", (viii) any and all liabilities and obligations of Seller pursuant to Section 11 of the Subscription Agreement, (ix) any and all liabilities and obligations of Seller arising out of or related to the Distribution Agreement (excluding all of the Ancillary
Agreements, as defined in the Distribution Agreement), but only to the extent same arises out of or relates to the Real Estate Assets and/or the Other Real Estate Assets which were previously conveyed to Seller pursuant to the Distribution Agreement but in any event excluding (A) any and all liabilities and obligations of Seller arising out of or related to the Florida Progress Business and the Echelon Business (as said terms defined in the Distribution Agreement), except for the assumption of liabilities and obligations by Buyer pursuant to the preceding provisions of this subclause (ix), (B) any and all liabilities and obligations of Seller arising out of or related to permits, contracts or leases which do not constitute Permits, Contracts or Leases hereunder and (C) any and all liabilities and obligations with respect to employee agreements and employee matters, except to the extent Buyer is responsible therefor pursuant to Section 11 and (x) any and all other liabilities and obligations of Seller arising out of or relating primarily to any of the Total Assets (including any and all liabilities and obligations of Seller arising out of the ownership, possession, construction, use, access, leasing, maintenance, management, replacement, renewal, repair, operation, enjoyment, alterations, modifications, additions, accessions, improvements, appurtenances, replacements and substitutions thereof and thereto but excluding any and all liabilities and obligations of Seller which are expressly not assumed by Buyer pursuant to preceding subclause (ix)) (collectively, the "Assumed Liabilities"); provided, that the Assumed Liabilities shall not include any of (i) the Excluded Liabilities, all of which shall be retained by Seller, and (ii) the Other Assumed Liabilities, all of which shall be assumed by the Other Buyer.

          Section 3. Seller's Representations and Warranties. Seller makes the following representations and warranties to Buyer, which representations and warranties shall not survive the Escrow Closing Date (it being expressly understood and agreed that, notwithstanding anything to the contrary (express or implied) set forth herein, in the case of any breach by Seller of any of the following representations and warranties, Buyer's sole right shall be the exercise (if it is entitled to do so) of its right of termination pursuant to
Section 9.1(f) hereof (and Buyer's sole remedies in connection therewith shall be those expressly set forth in Section 9.2 hereof) and Seller shall not at any time (whether before, on or after the Escrow Closing Date) have any further liability whatsoever with respect to any such breach of the following representations and warranties):

          3.1 Due Organization and Good Standing of Seller. (a) Echelon is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties, including the Assets, and to carry on its business as now being conducted. True and complete copies of Echelon's Amended and Restated Articles of Incorporation and By-laws, each as in effect on the Agreement Date, have been previously made available for review to Buyer. Except as set forth on Schedule XVIII annexed hereto and made a part hereof, Echelon is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary.

          (b) Each Subsidiary is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and each such entity has all requisite corporate, partnership or limited liability company power and authority to own, lease and operate its properties, including the Assets, and to carry on its business as now being conducted. True and complete copies of each Subsidiary's certificate of incorporation, by-laws or equivalent organizational documents, in each case as in effect on the Agreement Date, have been previously made available for review to Buyer. Except as set forth on Schedule XVIII, each Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary.

          (c) Each of the entities in which Echelon or its relevant Subsidiary owns a Joint Venture Interest is an entity duly organized, validly existing and good standing under the laws of the jurisdiction of its organization and each such entity has all requisite corporate, partnership or limited liability company power and authority to own, lease and operate its properties and to carry on its business as now being conducted. True and complete copies of each such entity's certificate of incorporation, by-laws or equivalent organizational documents, in each case as in effect on the Agreement Date, have been previously made available for review to Buyer. Except as set forth on Schedule XVIII, each such entity is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it make such qualification necessary.

          3.2 Authorization and Validity of Agreement. Seller has the power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject only to those prohibitions and consents described in
Schedule V, to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Seller, and the consummation by it of the transactions contemplated hereby, have been duly authorized and no other action on its part is necessary to authorize the execution, delivery and performance of this Agreement by it and the consummation of the transactions contemplated hereby (other than complying with those prohibitions and consents described in Schedule V). This Agreement has been duly executed and delivered by Seller and, assuming that this Agreement constitutes a valid and binding obligation of Buyer, is a valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

          3.3 Consents and Approvals; No Violations. Assuming any filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), applicable to the sale of Assets to Buyer are made and any applicable waiting period thereunder has been terminated or has expired, the execution and delivery of this Agreement by Echelon and its Subsidiaries and the consummation by Echelon and its Subsidiaries of the transactions contemplated hereby will not: (a) violate any provision of the Amended and Restated Articles of Incorporation or By-Laws of Echelon or the comparable governing documents of any Subsidiary, in each case, as amended; (b) violate any statute, ordinance, rule, regulation, order or decree of any court or of any governmental or regulatory body, agency or authority applicable to Echelon or any Subsidiary or by which any of the Assets may be bound; (c) except as set forth on Schedule V, require any filing with, or permit, consent or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority; or (d) except as set forth on Schedule V, result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment, purchase, sale or acceleration) under, or result in the creation of any lien, security interest, mortgage, charge, claim or encumbrance (each, an "Encumbrance") upon any of the Assets under, any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or other instrument or obligation to which Echelon or any Subsidiary is a party, or by which it or any of their respective Assets are bound.

          3.4 Title to Assets; Encumbrances. Echelon or its relevant Subsidiary, as applicable, has good and marketable title to the Land and the Improvements thereon and has good title to the other Assets (other than with respect to the Employee Loans, with respect to which no representation or warranty is being made pursuant to this Section 3.4), subject to no Encumbrance or other restriction of any kind or character, except for (a) liens reflected on Schedule VI annexed hereto and made a part hereof, (b) zoning, planning or other governmental restrictions, easements or permits or other restrictions or limitations on the use of the Real Estate Assets, in each case which would not have, individually or in the aggregate, a Material Adverse Effect, (c) statutory liens or liens of landlords, carriers, warehousemen, mechanics, suppliers, materialmen or repairmen arising in the ordinary course of business and which would not have, individually or in the aggregate, a Material Adverse Effect and
(d) liens for current Taxes, assessments or governmental charges or levies on property not yet delinquent. The Commercial Property, the Residential Property and the Undeveloped Land are owned in fee by Seller and the Real Estate Assets are the only real property interests that are owned by Seller or in which Seller has a leasehold or other interest, except for the Tax Credit LP Interests, certain real property leases under which Seller is the tenant (as more particularly described in Schedule V) and the Union Bank Building.

          3.5 Ownership of Joint Venture Interests. Echelon or the Subsidiary of Echelon set forth on Schedule VII, as applicable, is the owner and holder of the Joint Venture Interests described on Schedule VII, free and clear of all Encumbrances of every kind other than those described in Schedule VII annexed hereto and made a part hereof. Except as set forth on Schedule VII, Seller has received no written notice that the organizational documents of the joint ventures to which the Joint Venture Interests relate are not in full force and effect, and Seller is not in default of its obligations under such organizational documents. True and complete copies of the organizational documents of the joint ventures to which the Joint Venture Interests relate have been made available for review to Buyer. Schedule VII includes a true and complete list of all Joint Venture Interests owned by Echelon and its Subsidiaries, the percentage interest in the entity owned by Echelon or such Subsidiary, as the case may be, and the percentage interests owned by the other shareholders, partners or members, as the case may be, in such entity.

          3.6 Ownership of Employee Loans. Echelon is the owner and holder of the Employee Loans, free and clear of all Encumbrances and claims of every kind. True and complete copies of the documents evidencing the Employee Loans have been made available for review to Buyer. Except as set forth in Part IX of
Schedule I, the documents evidencing the Employee Loans are in full force and effect and no defaults on the part of the borrowers or Echelon thereunder have occurred and are continuing. Except as set forth in Part IX of Schedule I, all payments of principal and interest in respect of the Employee Loans are current.
Part IX of Schedule I sets forth the outstanding principal balance of each of the Employee Loans as of the date indicated therein. Seller has not satisfied, canceled or subordinated any of the promissory notes evidencing the Employee Loans, in whole or in part.

          3.7  Environmental  Laws  and  Regulations.  Except  as set  forth  on
Schedule IX annexed hereto and made a part hereof, and subject to Section 12.17 hereof, to the knowledge of Seller:

               (i) Hazardous Materials have not been generated, used, treated or stored by Seller on the Real Estate Assets or the Other Real Estate Assets, except for quantities generated, used, treated or stored in compliance with Environmental Laws and as required in connection with the normal operations and maintenance of such Real Estate Assets or Other Real Estate Assets, as the case may be;

               (ii) Hazardous Materials have not been Released or disposed of by Seller on the Real Estate Assets or the Other Real Estate Assets, except for quantities Released or disposed of in compliance with Environmental Laws and as required in connection with the normal operation and maintenance of such Real Estate Assets or Other Real Estate Assets, as the case may be;

               (iii) Seller is in compliance with Environmental Laws and the requirements of permits issued under such Environmental Laws with respect to the Real Estate Assets and the Other Real Estate Assets;

               (iv) There are no pending or threatened Environmental Claims against Seller with respect to the Real Estate Assets or the Other Real Estate Assets;

               (v)  There   are  no  past  or   present   actions,   activities,
          circumstances, conditions, events or incidents (including, without limitation, the release, emission, discharge, presence or disposal of any Hazardous Materials) which would form the basis for any Environmental Claim against Seller or against any Person whose liability for any Environmental Claim Seller has retained or assumed whether contractually or by operation of law, in each case to the extent same relates to the Real Estate Assets or the Other Real Estate Assets;

               (vi) Seller has delivered to or otherwise made available for inspection by Buyer true, complete and correct copies and results of any reports, studies, analyses, tests or monitoring in the possession of Seller pertaining to Hazardous Materials in, on, beneath or adjacent to any Real Estate Assets or any Other Real Estate Assets; and

               (vii) There are no underground storage tanks located on the Real Estate Assets or the Other Real Estate Assets.

          3.8 Leases. Schedule III sets forth all Leases affecting any portions of any of the Commercial Property and with respect to each Lease, as of the Agreement Date, the name of the tenant, the location and the gross leasable area of any space leased, the monthly rent due thereunder, the Lease termination date and the amount of any security deposits. True and complete copies of such Leases and the leases relating to the Residential Properties have been made available for review to Buyer. Except as set forth on Schedule III, each Lease is in full force and effect, all rents and additional rents due thereunder have been paid to date, and Seller has neither sent nor received any notice of a material default under any Lease at a Commercial Property which remains outstanding. The Commercial Property, the Residential Property and the Undeveloped Land are not subject to any ground leases.

          3.9 Litigation. Schedule XVII annexed hereto and made a part hereof contains a current list of all actions, suits, arbitrations and proceedings pending, or to Seller's knowledge threatened, against or concerning the Total Assets (collectively, "Litigation"). To Seller's knowledge, there are no judgments, orders or decrees entered in any lawsuit or proceeding against or concerning the Total Assets, other than as set forth on Schedule XVII. Seller has received no written notice of any pending or threatened condemnation, taking or similar proceeding affecting the Total Assets, or any pending public improvements which would result in, nor has Seller received written notice of, special assessments affecting the Total Assets.

          3.10 Land Use. With respect to the Real Estate Assets, Seller has not received any written notice from any governmental authority, and Seller otherwise has no knowledge, that a Real Estate Asset is not in substantial compliance with the County regulations and restrictions applicable to the zoning district within which it is situated, and, except as described in Schedule XVI annexed hereto and made a part hereof, Seller has no actual knowledge of any covenants, restrictions or other agreements with or in favor of any governmental authority or other Person limiting in any material respect the use of any of the Real Estate Assets for the purposes permitted by the regulations governing the applicable zoning district.

          3.11 Contracts. Except for the Leases, Encumbrances on title and the documents and instruments relating to the Existing Debt, Schedule XI sets forth all agreements, contracts and commitments by which Seller is bound primarily affecting or relating to the Total Assets other than such contracts, agreements or commitments that involve base payments or the performance of services by Seller of an amount or value (as measured by the revenue derived therefrom during fiscal year 1998-1999) not in excess of $12,000 annually or are terminable by Seller on not more than 90 days notice without penalty. True and complete copies of all of the agreements, contracts and commitments referred to in Schedule XI have been made available for review to Buyer. Except as otherwise set forth on Schedules V and XI, each agreement, contract and commitment referred to in Schedule XI is in force and effect and (a) there exists no default or event of default thereunder (or any event, occurrence, condition or act on the part of Seller which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default thereunder) and (b) no approval or consent of, or notice to, any Person is needed in order that each such contract or agreement shall continue in force and effect in accordance with its terms without penalty, acceleration or rights of early termination by reason of the consummation of the transactions contemplated by this Agreement.

          3.12 Existing Debt. Echelon or its relevant Subsidiary, as applicable, is the borrower under the Existing Debt encumbering the Assets owned by it, as more particularly set forth on Schedule II. Except as set forth on Schedule II, the documents evidencing and securing the Existing Debt are in full force and effect and no defaults on the part of the borrower or the lender thereunder have occurred and are continuing. Except for the Existing Debt and except for debt incurred in connection with Pending Transactions, no other indebtedness for borrowed money encumbers any of the Assets. Except as set forth on Schedule II, all payments of principal and interest in respect of the Existing Debt are current. True and complete copies of all agreements evidencing and securing the Existing Debt have been made available for review to Buyer.

          3.13 Employee Benefit Plans; Labor Matters. Each employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, programs, policies or agreements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise) maintained by Seller (including for purposes of this Section 3.13, all employers that would be treated, together with Seller, as a single employer within the meaning of
Section 414(b) and (c) of the Internal Revenue Code of 1986, as amended (the "Code")) or to which Seller contributes or has current or contingent liability (collectively, the "Employee Benefit Plans") is listed on Schedule XII annexed hereto and made a part hereof. Seller does not contribute and has not contributed during the past six years to any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA, and Seller is not subject to any withdrawal liability under Title IV of ERISA with respect to any such plan. No Employee Benefit Plan is subject to Title IV of ERISA or Section 412 of the Code. Seller has not incurred and does not reasonably expect to incur any liability under Title IV of ERISA. No Employee Benefit Plan provides for post-employment or post-retirement health or medical or life insurance benefits for retired or former employees of Seller or its affiliates, except as required to avoid excise tax under Section 4980B of the Code. Except as set forth on
Schedule XII: (i) each Employee Benefit Plan is in substantial compliance with applicable law and has been administered and operated in all material respects in accordance with its terms; (ii) each Employee Benefit Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and, to the knowledge of Seller, no event has occurred and no condition exists which would result in the revocation of any such determination; (iii) neither Seller, nor any other "disqualified person" or "party in interest" (as defined in Section 4975(e)(2) of the Code and Section 3(14) of ERISA, respectively) has engaged in any transaction in connection with any Employee Benefit Plan that would result in the imposition of a material penalty pursuant to Section 502(i) of ERISA or a material tax pursuant to Section 4975 of the Code and no event has occurred and no condition exists that would otherwise subject Seller to any material excise tax, penalty, fine or lien imposed by ERISA or the Code with respect to an Employee Benefit Plan; and (iv) no claim, action or litigation, has been made, commenced or, to the knowledge of Seller, threatened with respect to any Employee Benefit Plan (other than routine claims for benefits payable in the ordinary course, and appeals of denied such claims). Except as provided by or under the agreements and arrangements described on Schedules XII and XIII, the execution of this Agreement and the consummation of the transactions contemplated hereby will not result in any material payment to or accelerate the vesting of benefits of any employee of Seller under any Employee Benefit Plan or other plan, policy or agreement of Seller. With respect to each Employee Benefit Plan, Seller has delivered or made available for review to Buyer or its counsel a true and complete copy of, to the extent applicable: (a) the plan document (including any amendments thereto) and any related trust agreement or other funding instrument, (b) the most recent Internal Revenue Service determination letter, (c) the summary plan description and (d) the annual report most recently filed on Internal Revenue Service Form 5500-series.

          3.14 Intellectual Property. (a) Schedule XIV sets forth a true and complete list of all Intellectual Property, specifying, if applicable, the registration or application numbers for each such Intellectual Property, owned by or licensed to Echelon and/or its subsidiaries. Other than as set forth on
Schedule XIV, neither Echelon nor any of its subsidiaries owns or uses any other item of intellectual property which is material to the Total Assets.

          (b) Except as set forth on Schedule XIV, Echelon and/or its subsidiaries own or have the valid and enforceable right to use all Intellectual Property in the manner such Intellectual Property is being used or held for use by Echelon and/or its subsidiaries.

          (c) Except as set forth on Schedule XVII, neither Echelon nor any of its subsidiaries (or any of their respective affiliates) is a defendant in any investigation or proceeding relating to, or otherwise has been notified of, any alleged claim of infringement with respect to the Intellectual Property and, to Seller's knowledge, use of the Intellectual Property in connection with the Total Assets as currently conducted does not infringe upon any third party proprietary rights.

          (d) There is no outstanding claim or suit brought by Echelon or its subsidiaries (or any of their respective affiliates) for infringement by any other Person of any of the Intellectual Property.

          (e) Except as set forth on Schedule XIV, there are no licenses, sublicenses or other agreements relating to the Intellectual Property pursuant to which Echelon or its subsidiaries (or any of their respective affiliates) is authorized to use any Intellectual Property owned or controlled by a third party, and no third party is authorized to use any Intellectual Property owned or controlled by Echelon or its subsidiaries (or any of their respective affiliates). Echelon and its subsidiaries are not, nor as a result of the execution, delivery or performance of their obligations hereunder will Echelon or its subsidiaries be, in violation of, or lose any rights pursuant to, any license or agreement described in Schedule XIV.

          (f) To the knowledge of Seller, there has not been and there is not currently any unauthorized use, infringement or misappropriation of any of the Intellectual Property by any other Person, including any employee or former employee of Echelon and/or its subsidiaries.

          3.15 Insurance. Schedule XXII annexed hereto and made a part hereof sets forth a true and complete listing of all insurance policies maintained by Seller on and as of the Agreement Date relating to the Real Estate Assets or the Other Real Estate Assets, with the amounts insured (and any deductibles) set forth therein.

          3.16 Assets. The Total Assets are all of the assets used in Seller's real estate business or which are reasonably necessary for Seller's real estate business to function and operate as an on-going concern in substantially the same manner as Seller's real estate business has recently functioned and operated as an on-going concern; it being understood and agreed, for avoidance of doubt, that, for purposes of this Section 3.16, none of the Excepted Leases or the Tax Credit LP Interests relate to Seller's real estate business.

          3.17 Reports and Financial Statements. (a) Since December 18, 1996, Seller has filed all forms, reports and documents with the Securities and Exchange Commission (the "Commission") required to be filed by it pursuant to the federal securities laws and the Commission rules and regulations thereunder, and all forms, reports and documents filed with the Commission by Seller have complied in all material respects with all applicable requirements of the federal securities laws and the Commission rules and regulations promulgated thereunder. Seller has, prior to the date of this Agreement, made available for review to Buyer true and complete copies of all forms, reports, registration statements and other filings filed by Seller with the Commission since December 18, 1996 (such forms, reports, registration statements and other filings, together with any exhibits, any amendments thereto and information incorporated by reference therein, are sometimes collectively referred to as the "Commission Filings"). Except to the extent amended or superseded by a subsequent filing with the Commission made prior to the date hereof, as of their respective dates, the Commission Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated balance sheets (and related audited consolidated statements of operations, audited consolidated statement of shareholders' equity and audited consolidated statement of cash flows) for each of the years in the two-year period ended December 31, 1998 and the unaudited consolidated balance sheet (and related consolidated statement of operations, consolidated statement of shareholders' equity and consolidated statement of cash flows) as of September 30, 1999 (such statements, collectively, the "Financial Statements"), included in the Commission Filings, were prepared in accordance with generally accepted accounting principles ("GAAP") (as in effect from time to time) applied on a consistent basis in all material respects, (except as may be indicated therein or in the notes or schedules thereto) and fairly present, in all material respects, the consolidated financial position of Echelon and its consolidated subsidiaries as of the dates thereof and the results of their operations and changes in cash flows for the periods then ended (subject, in the case of unaudited statements, to the absence of notes and normal year-end adjustments).

          (b) Part I of Schedule XXI sets forth the trial balance of the assets, liabilities and shareholders' equity accounts of Echelon and its consolidated Subsidiaries as of September 30, 1999. Each such account reflected on the trial balance has been included in or allocated between (x) Seller's leveraged lease portfolio and (y) Seller's real estate portfolio, as agreed to by the parties hereto.

          (c) Part II of Schedule XXI sets forth the condensed consolidated financial statements of Echelon and its consolidated Subsidiaries as of and for the three and nine month periods ended September 30, 1999 together with the report of KPMG LLP dated October 15, 1999. The balance sheet included in such condensed consolidated financial statements was prepared from and is consistent with the trial balance referred to in Section 3.17(b) hereof.

          3.18 Absence of Certain Changes. Except as previously disclosed in the Commission Filings, as set forth on Schedule XIX annexed hereto and made a part hereof or as otherwise contemplated by this Agreement, since September 30, 1999
(i) there has not been any Material Adverse Effect, other than any change (x) arising out of changes in general economic conditions or (y) arising out of economic changes which affect, in general, the markets in which Echelon operates and (ii) the businesses of Echelon and each of its subsidiaries have been conducted only in the ordinary course.

          3.19 Liabilities. Seller has no material claims, liabilities or indebtedness outstanding which would be required to be reflected on a balance sheet prepared in accordance with GAAP except (i) as set forth in the Financial Statements, or referred to in the footnotes thereto, (ii) as set forth on
Schedule XXI, (iii) for liabilities incurred subsequent to September 30, 1999 in the ordinary course of business or (iv) as otherwise disclosed in the Commission Filings.

          3.20 Compliance with Laws. Except as set forth in the Commission Filings or as set forth on Schedule XX annexed hereto and made a part hereof, Seller is in compliance with all applicable laws, regulations, orders, judgments and decrees (other than with respect to Taxes, environmental matters, employee benefits and federal securities laws, which are the subject of specific representations contained in this Agreement).

          3.21 Year 2000. There is not reasonably expected to be a Material Adverse Effect caused by the failure to be Year 2000 Compliant with respect to computer systems, computer software or technology that are internal to Seller. There is not reasonably expected to be a Material Adverse Effect caused by the failure to be Year 2000 Compliant of any products or services of Seller sold or licensed to customers of Seller. For purposes of this Agreement, "Year 2000 Compliant" means that a product or system is (i) able to receive, record, store, process, calculate, manipulate and output dates from and after January 1, 2000, time periods that include January 1, 2000 and information that is dependent on or relates to such dates or time periods, in the same manner and with the same accuracy, functionality, data integrity and performance as when dates or time periods prior to January 1, 2000 are involved and (ii) able to store and output date information in a manner that is unambiguous as to century.

          3.22 No Other Representations or Warranties. Except for the representations and warranties contained in this Section 3 and in Section 8 hereof, neither Seller nor any other Person makes any other express or implied representation or warranty on behalf of Seller or any of its affiliates.

          Section 4. Buyer's Representations and Warranties. Buyer makes the following representations and warranties to Seller, which representations and warranties shall not survive the Escrow Closing Date, except for (x) those representations and warranties set forth in Sections 4.4, 4.5 and 4.6 hereof which shall survive for a period of one year after the Closing Date and (y) those representations, warranties and agreements set forth in Section 4.9 hereof which shall survive as set forth therein:

          4.1 Due Organization and Good Standing of Buyer. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has all requisite limited liability company power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Buyer is duly qualified or licensed to do business in Delaware and will, on or prior to the Closing Date, qualify to do business in each jurisdiction where the Assets are located.

          4.2 Authorization and Validity of Agreement. Buyer has the power and authority to execute and deliver this Agreement, to perform its obligations hereunder and consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Buyer, and the consummation by it of the transactions contemplated hereby, have been duly authorized by the member or manager of Buyer and no other limited liability company action on the part of Buyer is necessary to authorize the execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer and is a valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

          4.3 Consents and Approvals; No Violations. Assuming any filings required under the HSR Act applicable to the sale of Assets to Buyer are made and any applicable waiting period thereunder has been terminated or has expired, the execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby will not: (a) violate any provision of the certificate of formation or operating agreement of Buyer; (b) violate any statute, ordinance, rule, regulation, order or decree of any court or of any governmental or regulatory body, agency or authority applicable to Buyer or by which any of its properties or assets may be bound; (c) require any filing with, or permit, consent or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority; or (d) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Encumbrance upon any of the property or assets of Buyer under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or other instrument or obligation to which Buyer is a party, or by which it or its assets are bound except, in the case of clauses (b), (c) and (d), above, for any such filing, permit, consent, approval or notice, the failure to obtain or make which, and except for any breach, violation or Encumbrance which, would not prevent or materially delay the consummation of the transactions contemplated by this Agreement.

          4.4 Condition of the Assets. Buyer has conducted all due diligence that Buyer deems necessary or desirable with respect to the Total Assets, the Assumed Liabilities, the Other Assumed Liabilities, this Agreement and the transactions contemplated hereby in order for it to enter into this Agreement and consummate the transactions contemplated hereby. Except for the limited representations of Seller specifically set forth in Section 3 hereof, Buyer will rely solely upon such due diligence in acquiring the Assets and in assuming the Assumed Liabilities. Without limiting the generality of the foregoing, Buyer acknowledges that Seller makes and will make no representation or warranty concerning environmental conditions heretofore, now or hereafter existing on properties adjoining or proximate to the Total Assets. Notwithstanding anything in this Agreement, it is expressly understood and agreed that Buyer is acquiring the Assets "AS IS", "WHERE IS" and "WITH ALL FAULTS", and that Seller has not made and does not and will not make any representations or warranties, express or implied, including any with respect to the quality, physical condition, expenses, legal status, zoning, value, utility or development or operating potential of the Total Assets, or the absence of any Hazardous Substances on, in, under or near the Total Assets, or any other matter or thing affecting or relating to the Total Assets, the Assumed Liabilities, the Other Assumed Liabilities or this Agreement (including, without limitation, warranties of merchantability and/or of fitness for a particular purpose) which might be pertinent in considering whether to purchase the Assets, assume the Assumed Liabilities or to make and enter into this Agreement, except, in each case, to the extent of the limited representations set forth in Section 3 hereof. Seller is not liable or bound in any manner by any warranties, either expressed or implied, guaranties, or any promises, statements, representations or information pertaining to the Total Assets or to the value thereof made or furnished by any broker or any real estate agent, employee, servant or other Person representing or purporting to represent Seller. As of the Agreement Date, Buyer is not aware of any events, facts or circumstances which, individually or in the aggregate, have or would have a Material Adverse Effect.

          4.5 Liens. Buyer acknowledges that it is acquiring the Assets subject to the matters described in Schedules VI, VII and VIII and the Existing Debt described in Schedule II, and such other matters as are permitted pursuant to the terms of this Agreement.

          4.6 Purchase for Investment. Buyer will acquire the Joint Venture Interests for its own account for investment and not with a view toward any resale or distribution thereof, without prejudice, however, to the rights of Buyer at all times to sell or otherwise dispose of all or any part of such securities under an effective registration statement under the Securities Act of 1933, as amended, or under an exemption from such registration available under the Securities Act of 1933, as amended.

          4.7 Sufficient Funds. Buyer has sufficient funds available to it to purchase the Assets pursuant to this Agreement and will not, prior to Closing, incur third party debt to finance any portion of the Purchase Price (it being understood and acknowledged that concurrently with the execution and delivery of this Agreement by the parties hereto, each of the Subscription Agreement and the Heller Lease (in each case, executed copies of which have heretofore been made available to Seller) shall have been executed and delivered by the respective parties thereto.)

          4.8 Title and Survey.  Prior to the Agreement Date, Buyer has reviewed
(i) the Title Commitments or other reports with respect to the Real Estate Assets described on Schedule XXIV and (ii) the Surveys with respect to the Real Estate Assets described on Schedule XXV. Buyer hereby acknowledges its approval as of the Agreement Date of the condition of title to the Real Estate Assets, subject to Seller's fulfilling its obligation to deliver the documents described in Sections 7.4(b)(x) through (b)(xiii), inclusive, hereof.

          4.9 Inspection. Prior to the Agreement Date, Buyer has inspected the Total Assets and any operating files maintained by Seller or its property managers in connection with the ownership, leasing, maintenance and/or management of the Total Assets, including, without limitation, the Leases, lease files, operating agreements, insurance policies, bills, invoices, receipts and other general records relating to the Total Assets, correspondence, surveys, plans and specifications, warranties for services and materials provided, environmental assessments and similar materials, in each case, as Buyer has deemed necessary in connection with making its determination to execute and deliver this Agreement. Buyer hereby indemnifies Seller and holds Seller harmless from and against any claim for liabilities, costs, expenses (including reasonable attorney's fees), damages or injuries arising out of or resulting from physical injury or damages to persons or property resulting from the inspections of the Total Assets by Buyer or its agents other than injury or damages resulting from Seller's gross negligence or willful misconduct, and such indemnity shall survive Closing or any termination of this Agreement.

          4.10 No Other Representations or Warranties. Except for the representations and warranties contained in this Section 4 and in Section 8 hereof, neither Buyer nor any other Person makes any other express or implied representation or warranty on behalf of Buyer or any of its affiliates.

          Section 5. Covenants.

          5.1 Compliance. During the period commencing on the Agreement Date and ending on the Closing Date, Seller will, in all material respects, comply with and abide by all of the covenants, conditions and requirements set forth or imposed by, related to or arising out of all statutes, laws, ordinances, rules, regulations, plans and specifications, permits, agreements, contracts, authorizations or approvals related or applicable to any portion of the Assets, and will use commercially reasonable efforts to maintain all contracts, permits and other agreements affecting the Assets in good standing and free from delinquency or material default, other than those which are modified, rescinded or terminated in the ordinary course of business or in connection with Pending Transactions and those the rescission, modification or termination of which would not reasonably be expected to have a Material Adverse Effect.

          5.2 Notices of Violations. During the period commencing on the Agreement Date and ending on the Closing Date, in the event that Seller receives any notice from any County, or any other governmental or quasi-governmental authority having jurisdiction over any of the Real Estate Assets, of a violation or alleged violation of any statute, law, ordinance, rule, permit, regulation or agreement governing the planning, development, construction, occupancy, use or maintenance of any portion of any of the Real Estate Assets, or of any permit, approval or authorization issued in connection therewith or of any contemplated or pending investigation with respect thereto, Seller promptly will deliver a copy of such notice to Buyer; and Buyer will have the option (but will not be required) either to (a) participate with Seller in responding to such notice or
(b) seek independently to intervene in any proceeding of which notice has been given for the purpose of protecting Buyer's interests in and with respect to any of the Real Estate Assets.

          5.3 Ownership of Assets; Proceeds of Asset Sales. During the period commencing on the Agreement Date and ending on the Closing Date, Seller shall not without the prior consent of Buyer (which consent shall not be unreasonably withheld, conditioned or delayed) directly or indirectly sell, transfer, encumber or otherwise dispose of any of the Assets or any portion thereof to any Person, other than sales, transfers or other dispositions of Assets (i) constituting non-material equipment or personalty made in the ordinary course of business, (ii) as contemplated by Sections 10.1 and 10.2 hereof, (iii) constituting overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with sound business practices (and not as a part of any bulk sale or financing of receivables) or (iv) pursuant to any or all of the transactions described in Schedule XV (collectively, the "Pending Transactions"); provided, that the Net Sale Proceeds from any sale, transfer, encumbrance or disposition of Assets, in whole or in part, pursuant to any Pending Transaction consummated after the Agreement Date and prior to the Closing Date (collectively, the "Asset Sales Proceeds") shall be promptly delivered by Seller to Escrow Agent, and such Asset Sales Proceeds shall be held in an interest-bearing account with an institution the deposits in which are insured by an agency of the United States or, upon joint instructions of Seller and Buyer, invested in securities of the United States; provided that, in each case, interest accruing thereon will constitute part of such Asset Sales Proceeds.

          5.4 Operation of Assets Subsequent to the Agreement Date. Seller agrees that, except for Pending Transactions (including all transactions incident thereto as set forth on Schedule XV, such as (i) the incurrence of indebtedness for borrowed money and (ii) the incurrence of capital expenditures) and except as required or contemplated by this Agreement, the Subscription Agreement, the Tax Credit LP Interest Purchase Agreement or the Merger Agreement or otherwise consented to or approved by Buyer (which consent or approval shall not be unreasonably withheld, conditioned or delayed), during the period commencing on the Agreement Date and ending on the Closing Date:

          (a) Echelon will, and will cause its Subsidiaries to, operate, manage and maintain the Assets and otherwise conduct its business relating to the Assets only according to its ordinary course of business consistent with past practice and will use reasonable best efforts to preserve intact its business organization, keep available the services of its officers and employees and maintain satisfactory relationships with licensors, suppliers, distributors, clients, landlords, tenants, joint venture partners, employees and others having business relationships with it;

          (b) Echelon shall not, and shall cause its Subsidiaries not to, (i) make any change in or amendment to its articles of incorporation or by-laws or comparable governing documents (including, without limitation, documents governing Seller's Joint Venture Interests, but excluding documents governing Seller's Tax Credit LP Interests); (ii) authorize for issuance, issue, sell or deliver (or agree or commit to issue, sell or deliver), whether pursuant to the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise, any shares of its capital stock (other than in connection with (A) the exercise of certain options outstanding on the date hereof or (B) the exercise of subscription rights set forth in the Echelon International Corporation 1996 Employee Stock Purchase Plan (as in effect on the date hereof and as may be amended as contemplated by the Merger Agreement)); (iii) sell or pledge any stock owned by it in any of its Subsidiaries or any other entity in which it has an equity interest (including the issuers of the Joint Venture Interests, but excluding the issuers of Tax Credit LP Interests); (iv) enter into any contract or commitment with respect to capital expenditures; (v) acquire (by merger, consolidation, or acquisition of stock or assets or otherwise) any corporation, partnership or other business or division thereof (or any interest therein); provided, that any subsidiary of Echelon may be merged with and into Echelon or any other subsidiary of Echelon; (vi) acquire a material amount of assets or securities; (vii) except to the extent required under existing Employee Benefit Plans as in effect on the date of this
Agreement, (A) increase the compensation or fringe benefits of any of its directors, officers or employees, (B) grant any severance or termination pay not currently required to be paid under existing severance plans, (C) enter into any employment, consulting or severance agreement or arrangement with any present or former director, officer or other employee of Seller or (D) establish, adopt, enter into or amend or terminate any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees; (viii) except as provided in Sections 5.3 and
5.5 hereof, transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of, encumber or subject to any lien, any material assets or incur or modify any new or existing indebtedness for borrowed money; (ix) make any material Tax election or settle or compromise any material Tax liability, in each case only to the extent same would adversely affect the Assets; (x) except as required by applicable law or GAAP, make any material change in its method of accounting;
(xi) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of
Echelon or any of its Subsidiaries that owns any Assets (other than in connection with (A) the Merger or (B) any merger of a subsidiary of Echelon with and into Echelon or any other subsidiary of Echelon); (xii) except pursuant to any contract relating to any Pending Transaction, make any loans, advances or capital contributions to, or investment in, any other Person; (xiii) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock other than dividends and distributions by a direct or indirect subsidiary of Echelon to its parent; (xiv) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; (xv) enter into any agreement providing for the acceleration of payment or performance or other consequence as a result of the transactions contemplated hereby or any other change of control of Echelon or its subsidiaries other than with respect to the satisfaction of Existing Debt; (xvi) purchase, redeem or otherwise acquire any shares of capital stock of Seller or any rights, warrants or options to acquire any such shares or other securities; or (xvii) agree, in writing or otherwise, to take any of the foregoing actions; and

          (c) Echelon shall not, and shall not permit any of its Subsidiaries to, transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of, encumber or subject to any lien any of the Assets associated with the general ledger accounts listed in Schedule XXIII annexed hereto and made a part hereof for any purpose (including, without limitation, for the purpose of satisfying any Excluded Liabilities) except as related to, and for the benefit of, the Assets.

          5.5 Status of Agreements. (a) During the period commencing on the Agreement Date and ending on the Closing Date, except in connection with Pending Transactions, the Required Consents or as set forth on Schedule V or otherwise consented to or approved by Buyer (which consent or approval shall not be unreasonably withheld, conditioned or delayed), Seller will not do any of the following:

               (i) cancel or amend or modify in any material respect, (x) any Contract or Lease affecting any of the Real Estate Assets or (y) any agreements, documents or instruments relating to the Existing Debt;

               (ii) enter into any new contract, agreement or commitment (other than (x) a contract, agreement or commitment that involves base payments or the performance of services by Seller of an amount or value (as measured by the revenue derived therefrom during fiscal year 1998-1999) not in excess of $12,000 annually or terminable by Seller on not more than 90 days' notice without penalty, or (y) a contract, agreement or commitment that is entered into (A) in order to preserve public safety as to one or more Assets or (B) as a result of an emergency situation or force majeure event affecting one or more Assets), any new Lease (other than a Lease demising space of less than 5000 square feet on terms and conditions consistent with the current leasing practices of the subject property and otherwise consistent with good business practice) affecting any of the Real Estate Assets or any new agreements, documents or instruments relating to the Existing Debt; or

               (iii) intentionally do any act or omit to do any act that will cause a material breach of any Contract or Lease or agreements, documents or instruments relating to the Existing Debt.

          (b) During the period commencing on the Agreement Date and ending on the Closing Date, Echelon will not, without the prior consent of Buyer (not to be unreasonably withheld, conditioned or delayed), amend, modify or supplement the Merger Agreement (including the Schedules and Exhibits thereto) or grant any consent or waiver under the Merger Agreement, in each case that would in any manner materially and adversely affect the rights, obligations and interests of Buyer under this Agreement (it being expressly understood and agreed that in no event shall Section 4.07 or Section 5.01 of the Merger Agreement be amended, modified or supplemented (and in no event shall Seller grant any consent or waiver with respect to any such Section) without the prior consent of Buyer (not to be unreasonably withheld, conditioned or delayed)). The parties hereto acknowledge that Buyer is a third party beneficiary of the agreements made by Echelon pursuant to Section 4.07 of the Merger Agreement and that Seller shall be required to provide Buyer with any and all information required to be provided to Parent (as defined in the Merger Agreement) pursuant to Section 4.07(c) of the Merger Agreement. Nothing in this Section 5.5(b), however, shall in any manner whatsoever require that the Board of Directors of Echelon take any action or refrain from taking any action, in each case which is permitted under
Section 4.07 of the Merger Agreement.

          5.6 Further Assurances. On or after the Closing Date and without further consideration, each of Seller and Buyer shall execute, acknowledge and deliver such further agreements, assignments, deeds, certificates, assumptions, transfers and assurances and shall take, or cause to be taken, such further actions, in each case, as shall be reasonably requested by Buyer or Seller from time to time for the more effective transfer, assignment and conveyance to Buyer of any of the Assets or the Assumed Liabilities, including without limitation, obtaining the consent of third parties (without obligating Buyer or Seller or their respective affiliates to spend money or assume obligations in connection therewith), as, in the reasonable opinion of Buyer or Seller, as the case may be, or their respective counsel, are necessary to transfer, assign and convey the Assets to Buyer, the assumption by Buyer of the Assumed Liabilities, the consummation of the transactions contemplated by this Agreement or otherwise in the effectuation of the intentions and purposes of this Agreement; provided, that all reasonable out-of-pocket costs and expenses incurred in connection with any of the foregoing actions shall be for the account of the party requesting such actions subject, in each case, to providing reasonable documentation of such out-of-pocket costs and expenses, unless such actions relate to the Assumed Liabilities, in which case all reasonable out-of-pocket costs and expenses in connection therewith shall be for the account of Buyer (irrespective of whether such actions were at the request of Seller or Buyer). In addition to and not in limitation of the foregoing provisions of this Section 5.6, Buyer shall, promptly following Closing, (i) establish all bank accounts necessary to hold the security deposits delivered by tenants pursuant to the Leases, and shall fund such accounts out of its own funds in amounts equal to the security deposits held by Seller in respect thereof at Closing (including any interest accrued thereon), (ii) deliver notices to the tenants who deposited such security deposits under such Leases, confirming that Buyer is holding such security deposits, the accounts where same are held and the amount of such security deposits and (iii) take any and all other actions as required by applicable law with respect to the security deposits, if any, delivered by tenants pursuant to the Leases or the leases relating to the Residential Properties. The provisions of this Section 5.6 shall survive Closing for a period of one year from the Closing Date.

          5.7 Consents. To the extent that a claim can be made successfully that the transactions contemplated hereby will constitute the assignment of any contract, lease, commitment, sales order, purchase order, account, license, permit or undertaking requiring the consent of another party thereto, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof. During the period commencing on the Agreement Date and ending on the Closing Date, Seller agrees that it will use its commercially reasonable efforts (without obligating Seller or its affiliates to spend money or assume obligations in connection therewith) to obtain the written consent of the other necessary parties to the assignment of such contracts, leases, commitments, sales orders, purchase orders, accounts, licenses, permits and undertakings, and if such consent is not obtained, Seller will use commercially reasonable efforts (without obligating Seller or its affiliates to spend money or assume obligations in connection therewith) to cooperate with Buyer in any lawful arrangement designed to provide Buyer the benefits under any such documents.

          5.8 Use of Business Names by Buyer. From and after the Closing Date, Seller acknowledges that Buyer has the absolute and exclusive proprietary right to the name "Echelon" as used in relation to the Assets or any name confusingly similar to the foregoing and to all trademarks, trade names, logos and signage incorporating "Echelon" or any name confusingly similar to the foregoing. All rights of Seller and its respective affiliates in and to any trademarks, trade names, logos, tag lines and signage incorporating "Echelon" and the goodwill represented thereby and pertaining thereto have been assigned to Buyer pursuant to this Agreement. Accordingly, Seller agrees that it will not, and will cause its affiliates not to, use (i) the name "Echelon" or any name confusingly similar to the foregoing or any trademark, logo, tag lines or signage incorporating the name "Echelon" or any name confusingly similar to the foregoing and (ii) the Intellectual Property in any manner, including in connection with the sale of any products or services or otherwise in the conduct of its business. Notwithstanding the foregoing, for a period of 180 days after the Closing Date, Seller shall have the right to use the word "Echelon" as its trade name, but only for the purposes of identifying itself as the appropriate business entity in dealing with third Persons (i) to facilitate the sale of the Assets to Buyer and the transfer of the Other Assets to the Other Buyer and (ii) in connection with the management of, and any sale to any third party purchaser of, Seller's interest in the assets subject to the Excepted Leases, and not for any other purpose, including, without limitation, use of "Echelon" as a trademark for the purpose of marketing or promoting any product or service.

          5.9 Bringdown of Seller's Representations. On the Escrow Closing Date, Seller shall deliver to Buyer a certificate (a "Bringdown Certificate") executed by the President, any Vice President or a managing member of each of Echelon and its subsidiaries signatory hereto certifying that, as of the Escrow Closing Date, the representations and warranties made by Seller in this Agreement are true and correct in all material respects, except for a change in facts and circumstances which requires a change in any such representation and warranty, and in such event the certificate shall specify any such change in reasonable detail. Seller's representations and warranties set forth in such certificate shall not survive the Escrow Closing Date (it being expressly understood and agreed that, notwithstanding anything to the contrary (express or implied) set forth herein, in the case of any breach by Seller of any of Seller's representations and warranties, Buyer's sole right shall be the exercise (if it is entitled to do so) of its right of termination pursuant to Section 9.1(f) hereof (and Buyer's sole remedies in connection therewith shall be those expressly set forth in Section 9.2 hereof) and Seller shall not at any time (whether before, on or after the Escrow Closing Date) have any further liability whatsoever with respect to any such breach of Seller's representations and warranties). If, and only if, all of the changes in Seller's representations and warranties set forth in such Bringdown Certificate (other than any changes related to Pending Transactions), taken in the aggregate, would have a Material Adverse Effect, then Buyer shall have the right by written notice to Seller actually received by Seller not later than the expiration of the Offer as described in the Merger Agreement to terminate this Agreement pursuant to
Section 9.1(f) hereof. In the event that Seller shall deliver one or more new Escrow Date Notification Certificates pursuant to the terms of Section 7.3 hereof setting forth a new Escrow Closing Date, Seller shall, on each such new Escrow Closing Date, deliver to Buyer a new Bringdown Certificate certifying as to the matters set forth above in this Section 5.9 as of such new Escrow Closing Date.

          5.10 Cooperation Regarding Taxes. After the Closing Date, Buyer and Seller shall cooperate with each other and with each other's agents, including accounting firms and legal counsel, in connection with matters relating to Taxes of Buyer, Seller and their affiliates including (i) the preparation and filing of any Tax Returns, (ii) determining the liability for and amount of any Taxes due (including estimated Taxes) or the right to and amount of any refund of Taxes, (iii) examinations of Tax Returns, and (iv) any administrative or judicial proceeding in respect of Taxes assessed or proposed to be assessed. Such information and documents shall be delivered without representation or warranty and shall include, without limitation, records, returns, schedules, documents, work papers or other relevant materials. Buyer and Seller shall also make available to each other, as reasonably requested and on a mutually convenient basis, personnel (including officers, directors, employees and agents of Buyer or Seller or their respective affiliates) to provide such assistance as might be reasonably required in connection of the matters set forth in (i),
(ii), (iii) and (iv) above. Any information provided under this Section 5.10 shall be kept confidential by the party receiving the information or documents, except as may otherwise be necessary in connection with the filing of Tax Returns or in connection with any communications with a tax authority or any administrative or judicial proceedings relating to Taxes or any Tax Return. Buyer and Seller and their respective affiliates shall make available to each other for inspection and copying during normal business hours upon reasonable notice all Tax records in their possession to the extent reasonably required by the other party in connection with the preparation, review or audit of Tax Returns, Tax litigation and claims, and the resolution of items under this Agreement. All reasonable out-of-pocket costs and expenses incurred in connection with any of the foregoing actions shall be for the account of the party requesting such actions (subject to providing reasonable documentation of such out-of-pocket costs and expenses). The provisions of this Section 5.10 shall survive Closing for a period of one year after the Closing Date.

          5.11 Insurance. (a) For six years from the Closing Date, Echelon shall maintain in effect Echelon's current directors' and officers' liability insurance covering those Persons who are covered on the Agreement Date by Echelon's directors' and officers' liability insurance policy (a copy of which has been heretofore delivered to Buyer); provided that Seller may substitute for such policies, policies with at least the same coverage containing terms and conditions which are no less advantageous and provided that said substitution does not result in any gaps or lapses in coverage with respect to matters occurring prior to the Closing Date; provided, further, that in no event shall Seller be required to expend pursuant to this Section 5.11(a) more than an amount per year equal to 200% of the current annual premiums paid by Seller for such insurance (it being understood and agreed that if the annual premiums exceed such amount, Seller shall be required to obtain a policy with the greatest coverage available for a cost not exceeding such amount). The provisions of this Section 5.11(a) shall survive Closing for a period of six years after the Closing Date.

          (b) During the period commencing on the Agreement Date and ending on the Closing Date, Seller will maintain the insurance policies relating to the Real Estate Assets set forth on Schedule XXII; provided, that Seller may discontinue or reduce any such insurance to the extent that (x) it is no longer available at commercially reasonable rates or (y) similarly situated companies are, in general, reducing or eliminating such insurance in a manner consistent with the changes being effected by Seller, unless, in each case, Buyer shall have requested in writing that Seller not discontinue or reduce, as the case may be, such insurance and shall have paid to Seller in immediately available funds all costs (including, without limitation, all premiums) and expenses of Seller in connection with not discontinuing or reducing, as the case may be, such insurance (it being expressly understood and agreed that in the event of termination of this Agreement pursuant to Section 9.1 hereof, Buyer shall not be entitled to any refund or reimbursement of any amounts previously paid by it to Seller as contemplated above).

          5.12 Reasonable Best Efforts. During the period commencing on the Agreement Date and ending on the Closing Date, subject to the terms and conditions provided herein, each of Buyer and Seller shall cooperate and use their respective reasonable best efforts to take, or cause to be taken, all appropriate action, and to make, or cause to be made, all filings necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, their respective reasonable best efforts to obtain, prior to the Closing Date, all licenses, permits, approvals, authorizations, qualifications and orders of governmental authorities and parties to Contracts with Seller as are necessary for consummation of the transactions contemplated by this Agreement.

          5.13 Access to Information Concerning Assets. During the period commencing on the Agreement Date and ending on the Closing Date, Seller shall, upon reasonable notice, afford Buyer and its counsel, accountants, consultants and other authorized representatives, reasonable access (subject to the rights of tenants under the Leases and the leases relating to the Residential Properties) during normal business hours to the employees, properties, books and records of Seller in order that Buyer may have the opportunity to make such investigations as it shall desire of the Assets. Seller shall furnish promptly to Buyer (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information in Seller's possession concerning the Assets as Buyer may reasonably request. Seller agrees to cause its officers and employees to furnish such additional financial and operating data and other information and respond to such inquiries, in each case as Buyer shall from time to time reasonably request in relation to the Assets.

          5.14 Notification of Certain Matters. During the period commencing on the Agreement Date and ending on the Closing Date, Seller shall give prompt notice to Buyer, and Buyer shall give prompt notice to Seller, of the occurrence, or failure to occur, of (x) any event, which occurrence or failure to occur would likely cause any representation or warranty contained in this Agreement to be untrue in any material respect and (y) the existence of any Material Adverse Effect. During the period commencing on the Agreement Date and ending on the Closing Date, each of Seller and Buyer shall give prompt notice to the other party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

          5.15 HSR Act. Buyer and Seller shall, as soon as practicable and in any event within five Business Days following the Agreement Date, make any required filings under the HSR Act and shall use their reasonable best efforts to respond as promptly as practicable to all inquiries received with respect thereto, including, without limitation, a request for additional information or documentary material.

          5.16 Access to Information Pursuant to Distribution Agreement. From and after the Closing Date, Buyer shall afford to Seller and its authorized accountants, counsel and other designated representatives reasonable access during normal business hours to the personnel, properties, books and records received by Buyer or its subsidiaries from Seller at time of Closing insofar as same relates to the Total Assets and is reasonably required by Seller or Florida Progress in connection with the satisfaction by either of them of their respective obligations under the Distribution Agreement.

          5.17 Witness Services Under Distribution Agreement. At all times from and after the Closing Date, Buyer shall use its commercially reasonable efforts to make available to Seller, upon reasonable written request, its and its subsidiaries' officers, directors, employees and agents as witnesses to the extent that such Persons may be required in connection with the prosecution or defense of any actual or threatened action, suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency, body or commission or any arbitration tribunal insofar as such action, suit, arbitration, inquiry, proceeding or investigation relates to the Total Assets and is reasonably required by Seller or Florida Progress in connection with the satisfaction by either of them of their respective obligations under the Distribution Agreement. Buyer shall be entitled to receive from Seller, upon the presentation of invoices therefor, payments for such amounts, relating to disbursements and other out-of-pocket expenses (which shall be deemed to exclude the costs of salaries and benefits of employees who are witnesses), as may be reasonably incurred in providing such witness services.

          5.18 Retention of Records. Except as otherwise agreed between Buyer and Seller in writing, Buyer shall, and shall cause its subsidiaries to, retain all information relating directly and primarily to the Total Assets that is delivered to or obtained by Buyer pursuant to the terms of this Agreement that is less than ten years old until such information is at least ten years old except that if, prior to the expiration of such period, information in the possession or control of Buyer is to be destroyed or disposed of, and such information is at least three years old, prior to destroying or disposing of any such information, (1) Buyer shall provide no less than 30 days' prior written notice to Seller specifying the information proposed to be destroyed or disposed of and (2) if, prior to the scheduled date for such destruction or disposal, Seller requests in writing that any of the information proposed to be destroyed or disposed of be delivered to Seller, Buyer promptly shall deliver the requested information to a location specified by Seller, at Seller's sole cost and expense.

          Section 6. Conditions Precedent to Closing.

          6.1 Buyer Conditions. The obligation of Buyer to close the transaction which is the subject of this Agreement is subject to the fulfillment as of the Closing Date or as of the Escrow Closing Date, as applicable, of each of the following conditions, unless any unfulfilled condition is waived in writing by
Buyer:

          (a) Officer's Certificate. Echelon shall have delivered to Buyer a certificate executed by the President, any Vice President or a managing member of each of Echelon and its subsidiaries signatory hereto certifying that, as of the Escrow Closing Date, Seller has performed in all material respects each of its obligations and complied in all material respects with each agreement and covenant of Seller to be performed or complied with by it under this Agreement on or prior to such date, including the delivery of the certificate required under Section 5.9 hereof.

          (b) Delivery of Documents and Other Items. On or prior to the Escrow Closing Date, all documents and other items specified in Section 7.4 hereof shall have been delivered to Escrow Agent.

          (c) Merger. The Merger shall have been consummated on or prior to the Closing Date.

          (d) Transfer of Other Assets. The transfer of the Other Assets to the Other Buyer as contemplated by the Subscription Agreement in exchange for the consideration provided therein shall have been consummated on or prior to the Closing Date.

          (e) Purchase and Sale of Tax Credit LP Interests. The purchase and sale of the Tax Credit LP Interests as contemplated by the Tax Credit LP Interest Purchase Agreement shall have been consummated on or prior to the Closing Date.

          (f) Leasing of the Other Assets. The leasing of the Other Assets as contemplated by the Heller Lease shall have been consummated on or prior to the Closing Date.

          (g) Required Consents. All Required Consents shall have been executed and delivered by the parties providing such Required Consents on or prior to the Escrow Closing Date.

          (h) HSR Act. Any applicable waiting period (and any extension thereof) under the HSR Act applicable to the sale of Assets to Buyer shall have expired or been terminated as of the Escrow Closing Date.

          (i) No Injunction. No preliminary or permanent injunction or other order shall have been issued by any court or by any governmental or regulatory agency, body or authority which prohibits the consummation of the transactions contemplated by this Agreement and which is in effect on the Closing Date; provided, that, in the case of a decree, injunction or other order, each of the parties shall have used reasonable best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any decree, injunction or other order that may be entered.

          (j) Statutes. No law, statute, rule, regulation, executive order, decree or order of any kind shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits the consummation of the transactions contemplated by this Agreement as of the Closing Date.

          6.2 Seller Conditions. The obligation of Seller to close the transaction which is the subject of this Agreement is subject to the fulfillment as of the Closing Date or as of the Escrow Closing Date, as applicable, of each of the following conditions, unless any unfulfilled condition is waived in writing by Seller:

          (a) Officer's Certificate. Buyer shall have delivered to Seller a certificate of the President or any Vice President of Buyer certifying that, as of the Escrow Closing Date, Buyer has performed in all material respects each of its obligations and complied in all material respects with each agreement and covenant of Buyer to be performed or complied with by it under this Agreement on or prior to such date.

          (b) Delivery of Documents and Other Items. On or prior to the Escrow Closing Date, all documents and other items (including payment of the Purchase Price) specified in Section 7.5 hereof shall have been delivered to Escrow Agent.

          (c) Merger. The Merger shall have been consummated on or prior to the Closing Date.

          (d) Transfer of Other Assets. The transfer of the Other Assets to the Other Buyer as contemplated by the Subscription Agreement in exchange for the consideration provided therein shall have been consummated on or prior to the Closing Date.

          (e) Purchase and Sale of Tax Credit LP Interests. The purchase and sale of the Tax Credit LP Interests as contemplated by the Tax Credit LP Interest Purchase Agreement shall have been consummated on or prior to the Closing Date.

          (f) Leasing of the Other Assets. The leasing of the Other Assets as contemplated by the Heller Lease shall have been consummated on or prior to the Closing Date.

          (g) Required Consents. All Required Consents shall have been executed and delivered by the parties providing such Required Consents on or prior to the Escrow Closing Date.

          (h) HSR Act. Any applicable waiting period (and any extension thereof) under the HSR Act applicable to the sale of Assets to Buyer shall have expired or been terminated as of the Escrow Closing Date.

          (i) No Injunction. No preliminary or permanent injunction or other order shall have been issued by any court or by any governmental or regulatory agency, body or authority which prohibits the consummation of the transactions contemplated by this Agreement and which is in effect on the Closing Date; provided, that, in the case of a decree, injunction or other order, each of the parties shall have used reasonable best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any decree, injunction or other order that may be entered.

          (j) Statutes. No law, statute, rule, regulation, executive order, decree or order of any kind shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits the consummation of the transactions contemplated by this Agreement as of the Closing Date.

          Section 7. Closing.

          7.1 Time and Place. The Closing will take place at the offices of White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036 on the date of consummation of the Merger, or at such other place and time as shall be agreed upon by the parties hereto (the actual date of the Closing being hereinafter referred to as the "Closing Date").

          7.2 Closing Expenses. All costs and expenses associated with the purchase and sale of the Assets contemplated herein, including without limitation, environmental and property condition reports (but only to the extent procured prior to the Agreement Date with the approval of Seller), title insurance premiums, survey preparation costs, transfer taxes (including all stamp, transfer, documentary, sales, use, registration and other Taxes), document recordation and filing charges, escrow expenses and other customary costs of Closing, shall be paid by Seller. Each of Buyer and Seller shall be responsible for its due diligence costs and expenses (including, without limitation, the payment of the fees and disbursements of its attorneys) and Seller shall make any required payments to the Broker in accordance with Section 8 hereof.

          7.3 Notification of Escrow Closing Date. Seller shall deliver to Buyer a certificate (an "Escrow Date Notification Certificate") specifying the Escrow Closing Date (which in no event shall be earlier than the 30th day after the Agreement Date) on which the Escrowed Items are to be delivered to Escrow Agent, such Escrow Date Notification Certificate to be delivered by Seller to Buyer no later than one day prior to such Escrow Closing Date; provided that if the Tender Offer Expiration Date shall not have occurred on or prior to the third Business Day after such Escrow Closing Date, Escrow Agent shall, upon written request from Buyer, return the Escrowed Items to the party which had previously deposited same with Escrow Agent, whereupon Seller shall have the right to deliver a new Escrow Date Notification Certificate to Buyer upon the terms set forth above specifying a new Escrow Closing Date. Seller shall have the right to deliver one or more Escrow Date Notification Certificates upon the terms set forth above until such time as the Tender Offer Expiration Date shall have occurred or, if earlier, such time as this Agreement shall have been terminated pursuant to Section 9.1 hereof.

          7.4 Documents and/or Deliveries. On or prior to the Escrow Closing Date, as a condition to Closing, the following shall be delivered to Escrow Agent, which shall have been executed by Seller to the extent applicable (other than those agreements, documents and instruments described in Sections 7.4(b)(vi), (b)(viii), (b)(ix), (c)(i), and (d)(i) hereof, all of which shall have been made available to Buyer during normal business hours at one or more locations previously identified to Buyer (which location shall, in the case of the agreements, documents and instruments described in Sections 7.4(b)(vi),
(c)(i) and (d)(i) hereof, be 450 Carillon Parkway, Suite 200, St. Petersburg, Florida) and which shall remain in such locations until the Closing Date):

          (a) with respect to Echelon and each Subsidiary: (i) good standing certificates and authority to do business certificates issued by the relevant authorities in all relevant jurisdictions, in each case, dated not more than thirty (30) days prior to the Closing Date; (ii) certified corporate resolutions of Echelon and corporate or limited liability company resolutions of each Subsidiary, or of the general partner in each Subsidiary that is a limited partnership, as applicable, authorizing the execution and delivery of this Agreement by Echelon or such Subsidiary and the consummation of the transactions contemplated hereby; and (iii) incumbency certificates for the officers of Echelon and each Subsidiary executing the documents to be executed and delivered pursuant to this Agreement;

          (b) with respect to the Real Estate Assets: (i) a special warranty deed conveying title to the Real Estate Assets substantially in the form annexed hereto as Exhibit A; (ii) a bill of sale with respect to the Real Estate Assets substantially in the form annexed hereto as Exhibit B; (iii) an assignment and assumption agreement with respect to Permits, Contracts and Leases being assumed by Buyer in relation to the Real Estate Assets, substantially in the form annexed hereto as Exhibit C; (iv) third-party consents sought in connection with the consummation of the purchase and sale of the Real Estate Assets but only to the extent actually obtained by Seller (it being expressly understood and agreed, for avoidance of doubt, that so long as Seller shall have complied with
Section 5.7  hereof,  no such  third-party  consents  (other  than the  Required
Consents) shall be required to be obtained and in no event shall any such third-party consents (other than the Required Consents) be a condition precedent to the consummation of the transactions contemplated hereby); (v) tenant estoppel statements, dated within one hundred and twenty (120) days of the Closing Date, with respect to tenants occupying 50% of the rentable square footage at the Commercial Property in the form specified in the tenant's Lease or, if none, substantially in the form annexed hereto as Exhibit D (it being understood that Seller does not warrant or guarantee any of the information contained in tenant estoppel certificates); (vi) the originals (or copies, if originals are unavailable) of existing Leases and all tenant files, Contracts and files and records pertaining to any of the Real Estate Assets as are in Seller's possession or in the possession of the current property manager for any of the Real Estate Assets; provided, however, that Buyer will make all originals available to Seller after Closing to the extent required by Seller in connection with accounting, taxation, litigation or other proceedings involving Seller's prior ownership of the any of the Real Estate Assets; (vii) notices to the tenants renting space at the Real Estate Assets confirming that such Real Estate Assets have been acquired by Buyer, in such form as Seller and Buyer shall agree; (viii) originals (or copies, if originals are unavailable) of all governmental licenses, permits and approvals relating to the occupancy or use of any of the Real Estate Assets in the possession of Seller or Seller's current property manager; (ix) those site plans, soil and substrata studies, architectural renderings, plans and specifications, engineering plans and studies, floor plans, landscape plans, utility schemes, tax bills and receipts for current real estate taxes, keys and all other books, financial statements, documentation, files or records covering, affecting or relating to the Real Estate Assets in Seller's possession; (x) a Title Affidavit in the form annexed hereto as Exhibit I; (xi) a Gap Indemnity in the form annexed hereto as Exhibit J if required by the title insurance company; (xii) a FIRPTA Affidavit in the form annexed hereto as Exhibit K; (xiii) such documents or other evidence as may be required to satisfy all requirements raised in the Title Commitments; provided, however, Seller shall not be required to satisfy requirements raised in the Title Commitments relating to Real Estate Taxes, Existing Debt (other than the delivery of the Required Consents relating to any Existing Debt in accordance with the terms of this Agreement), Other Existing Debt, mechanics' liens (other than the delivery of an affidavit certifying as to the status of construction relating to any Real Estate Asset) or other matters which Buyer is taking subject to pursuant to the terms of this Agreement; and (xiv) transfer tax forms and affidavits as may be required by governmental authorities in connection with the recordation of the special warranty deeds;

          (c) with respect to the Joint Venture Interests: (i) originals (or copies, if originals are unavailable) of all articles of incorporation, by-laws, limited liability company agreements, limited liability company operating agreements, partnership agreements, venture agreements and other organizational documents relating to the joint ventures to which the Joint Venture Interests relate and (ii) all documents and instruments required effectively to transfer such Joint Venture Interests to Buyer, including, without limitation, consents from co-venturers sought pursuant to the terms of the relevant joint venture documentation, as more particularly identified on Schedule V (it being expressly understood and agreed, for avoidance of doubt, that so long as Seller shall have complied with Section 5.7 hereof, no such consents (other than the Required Consents) shall be required to be obtained and in no event shall any such consents (other than the Required Consents) be a condition precedent to the consummation of the transactions contemplated hereby);

          (d) with respect to the Existing Debt: (i) originals (or copies, if originals are unavailable) of all documents and instruments evidencing and securing the Existing Debt and (ii) all documents and instruments required to effect the assignment and assumption of the borrower's interest in the Existing Debt from Seller to Buyer, including without limitation, if applicable, consents sought from the holders of the Existing Debt, as more particularly identified on
Schedule V (it being expressly understood and agreed, for avoidance of doubt, that so long as Seller shall have complied with Section 5.7 hereof, no such consents (other than the Required Consents) shall be required to be obtained and in no event shall any such consents (other than the Required Consents) be a condition precedent to the consummation of the transactions contemplated hereby);

          (e) with respect to the Employee Loans: (i) the promissory note relating to each such Employee Loan, duly endorsed, or attaching an allonge executed by Seller in favor of Buyer, in either case without recourse to Seller;
(ii) original, executed counterparts of all other documents and instruments relating to such Employee Loan; and (iii) any consents sought from the obligors of such Employee Loans, if applicable, as more particularly identified on
Schedule V (it being expressly understood and agreed, for avoidance of doubt, that so long as Seller shall have complied with Section 5.7 hereof, no such consents (other than the Required Consents) shall be required to be obtained and in no event shall any such consents (other than the Required Consents) be a condition precedent to the consummation of the transactions contemplated hereby);

          (f) with respect to the transfer of any Intellectual Property, including trademarks, an assignment and assumption agreement substantially in the form annexed hereto as Exhibit F;

          (g) originals of all Required Consents (but only to the extent theretofore obtained by Seller);

          (h) a notice from the Chief Financial Officer of Echelon (which notice shall be conclusive absent manifest error) setting forth the aggregate amount of each of (i) the Excess Cash Amount, (ii) the Commercial Property Security
Deposit Amount, (iii) the Executive Loans Repayment Amount and (iv) the Pre-Approved Expenditures; and

          (i) with respect to the transfer of any of the Assets, such other documents and instruments as are customary in connection with the transfer of assets of the same type and which the parties deem reasonably necessary or desirable to effect the consummation of the transactions contemplated hereby; provided, however, that (i) Seller shall not be required to provide any representations, warranties or indemnitees with respect to the Assets or title thereto beyond those set forth in this Agreement, (ii) Seller shall not be required to provide any representations or warranties which survive the Escrow Closing Date and (iii) so long as Seller shall have complied with Section 5.7 hereof, no consents (other than the Required Consents) shall be required to be obtained and in no event shall any such consents (other than the Required Consents) be a condition precedent to the consummation of the transactions contemplated hereby.

          7.5 Buyer Documents and/or Deliveries. On or prior to the Escrow Closing Date, Buyer will deliver (subject only to receipt by Buyer of the relevant Bringdown Certificate and Escrow Date Notification Certificate) the following to Escrow Agent, which shall have been executed by Buyer to the extent applicable:

          (a) the  balance of the  Purchase  Price  payable in  accordance  with
Section 2.2(b) hereof;

          (b) certified copies of resolutions of Buyer authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

          (c) with respect to the transfer of any of the Assets, the documents and instruments required to effect the assumption thereof, as more particularly described in Sections 7.4(b)(iii), (c)(ii), (d)(ii) and (f) hereof;

          (d) with respect to the transfer of any of the Assets and the assumption of the Assumed Liabilities, such other documents and instruments as are customary in connection with the transfer of assets and assumption of liabilities of the same type and which the parties deem reasonably necessary or desirable to effect the consummation of the transactions contemplated hereby; provided, however, that (i) Seller shall not be required to provide any representations, warranties or indemnitees with respect to the Assets or title thereto beyond those set forth in this Agreement, (ii) Seller shall not be required to provide any representations or warranties which survive the Escrow Closing Date and (iii) so long as Seller shall have complied with Section 5.7 hereof, no consents (other than the Required Consents) shall be required to be obtained and in no event shall any such consents (other than the Required Consents) be a condition precedent to the consummation of the transactions contemplated hereby; and

          (e)  transfer  tax  forms  and   affidavits  as  may  be  required  by
governmental authorities in connection with the recordation of the special warranty deeds.

          7.6 Execution and Delivery of Closing Statements. At Closing, in addition to any other documents required to be executed and delivered in counterparts by both parties, Seller and Buyer will execute and deliver to each other closing statements accounting for sums disbursed at Closing.

          7.7 Joint Instructions to Escrow Agent. Not later than the Escrow Closing Date, Buyer and Seller shall execute and deliver to Escrow Agent a joint direction letter in the form annexed hereto as Exhibit L, which shall be irrevocable, (a) listing with specificity all items delivered by Buyer and/or Seller pursuant to Sections 7.4 and 7.5 hereof (including, without limitation,
(x) the balance of the Purchase Price and (y) the aggregate amount of Asset Sales Proceeds) (all such items, together with the Deposit, collectively referred to herein as the "Escrowed Items") and (b) setting forth irrevocable instructions from Buyer and Seller to the effect that (x) immediately following the filing by Escrow Agent of the Articles of Merger with respect to the Merger with the Department of State of the State of Florida or the receipt of notice by Escrow Agent that such filing has occurred, the Escrowed Items shall be promptly delivered by Escrow Agent to the party entitled to same (including, without limitation, that (A) the Purchase Price shall be delivered to the Surviving Corporation (as defined in the Merger Agreement) or to such account as the Surviving Corporation may designate and (B) the aggregate amount of Asset Sales Proceeds shall be delivered to Buyer) as set forth in such joint direction letter, (y) if this Agreement has been terminated pursuant to Section 9.1 hereof, the Escrowed Items shall be promptly delivered by Escrow Agent to the party which had previously deposited same with Escrow Agent and (z) if Tender Offer Expiration Date does not occur on or prior to the third Business Day after the Escrow Closing Date, the Escrowed Items shall be promptly delivered by Escrow Agent to the party which had previously deposited same with Escrow Agent.

          7.8 Further Deliveries. Simultaneously with the delivery of the joint instructions set forth in Section 7.7 of this Agreement, Buyer shall execute and deliver (a) to Escrow Agent, together with Other Buyer, a joint instruction letter in the form annexed hereto as Exhibit M and (b) to EIN Acquisition Corp. a legal opinion addressed to Agent for the benefit of the Lenders (in each case as such terms are defined in the Credit Agreement (as defined in the Merger Agreement)) with respect to those matters contained in Sections 4.1, 4.2 and 4.3(a), (b) and (c) of this Agreement.

          Section 8. Brokers. Each party represents and warrants to the other that it has not consulted, dealt with or negotiated with any Person except Seller has engaged Donaldson, Lufkin & Jenrette Securities Corporation (the "Broker") to whom a commission is or could be due in connection with the sale of the Assets by Seller to Buyer, or any other matter associated with this Agreement. Seller has made a separate agreement with Broker and will pay all sums, if any, due to Broker in connection with this Agreement. Each party hereby agrees to indemnify and hold harmless the other from any losses, damages, costs, liabilities or expenses, including reasonable costs and attorneys' fees incurred in trial, appellate or post-judgment proceedings, related to or arising out of any breach of the representations, warranties and agreements set forth in this
Section  8  made  by  it.   Anything  to  the  contrary   notwithstanding,   the
representations, warranties and agreements in this Section 8 will survive Closing of the transactions which are the subject of this Agreement, or any earlier termination of this Agreement.

          Section 9. Termination and Abandonment.

          9.1 Termination. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned:

          (a) by mutual consent of Buyer and Seller at any time prior to the Tender Offer Expiration Date;

          (b) by either Buyer or Seller at any time prior to the Closing Date, if any court or governmental or regulatory agency shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of any of the transactions contemplated by this Agreement and such order, decree or ruling or other action shall have become final and nonappealable;

          (c) by either Buyer or Seller, if the Closing Date fails to occur within 90 days following the Agreement Date, unless such failure of the Closing Date to occur shall be as a result of a material breach of any representation, warranty, obligation, covenant, agreement or condition set forth in this Agreement on the part of the party seeking to terminate this Agreement;

          (d) by either Buyer or Seller at any time prior to the Closing Date, if the Merger Agreement shall have been terminated and be of no further force and effect;

          (e) by either Buyer or Seller at any time prior to the Tender Offer Expiration Date, if any of the Subscription Agreement, the Heller Lease or the Tax Credit LP Interest Purchase Agreement shall have been terminated and be of no further force and effect;

          (f) by Buyer on or at any time prior to the Escrow Closing, in the event (i) that Buyer exercises its right of termination as provided in Section
5.9 or (ii) in the event of (A) a breach by Seller of its representations and warranties set forth herein (other than arising out of or related to Pending Transactions) which, taken in the aggregate, would have a Material Adverse Effect or (B) a breach by Seller of its material covenants or agreements set forth herein, in each case which (1) cannot or has not been cured prior to the earlier of (x) 15 days after the giving of written notice of such breach to Seller and (y) two Business Days prior to the Tender Offer Expiration Date and
(2) has not been waived by Buyer; or

          (g) by Seller on or at any time prior to the Escrow Closing, in the event of a breach by Buyer of any representation, warranty, covenant or agreement contained in this Agreement, which (A) cannot or has not been cured prior to the earlier of (i) 15 days after the giving of written notice of such breach to Buyer, and (ii) two Business Days prior to the Tender Offer Expiration Date and (B) has not been waived by Seller, except, in any case where such failures are not reasonably likely to affect adversely the ability of Buyer to consummate the transactions contemplated by this Agreement.

          9.2 Effect of Termination. (a) In the event of the termination of this Agreement pursuant to Section 9.1 hereof by Buyer or Seller, as the case may be, written notice thereof shall forthwith be given to the other party specifying the provision hereof pursuant to which such termination is made, and this Agreement shall become void and have no effect and the parties will have no further rights or obligations hereunder, except that Sections 7.2, 9.2, 12.7,
12.11 and 12.15 shall survive any termination of this Agreement.

          (b) (i) In the event of a termination  of this  Agreement  pursuant to
Section 9.1(a), (b), (c), (d), (e) or (f) above, the Deposit shall be returned to Buyer.

          (ii) In the  event of a  termination  of this  Agreement  pursuant  to
Section 9.1(d) above following the termination of the Merger Agreement pursuant to Section 5.01(a) of the Merger Agreement (but only if Parent and Echelon shall have entered into an alternative transaction within 180 days after such termination of the Merger Agreement pursuant to which Parent (or an affiliate thereof) would directly or indirectly acquire Echelon, the Excepted Leases or all or substantially all of the assets or equity of Echelon and its Subsidiaries) or Section 5.01(f), (g) or (k) of the Merger Agreement, Seller shall pay to Buyer a sum of $3,500,000.

          (iii) In the event of a termination of this Agreement  pursuant to (x)
Section 9.1(d) above following the termination of the Merger Agreement pursuant to Section 5.01(a) of the Merger Agreement (but only if Parent and Echelon shall have entered into an alternative transaction within 180 days after such termination of the Merger Agreement pursuant to which Parent (or an affiliate thereof) would directly or indirectly acquire Echelon, the Excepted Leases or all or substantially all of the assets or equity of Echelon and its Subsidiaries) or Section 5.01(e), (f), (g), (j) or (k) of the Merger Agreement or (y) Section 9.1(f) above, Buyer shall be entitled to receive from Seller reimbursement for its reasonable out-of-pocket costs and expenses incurred in connection with the transactions contemplated by this Agreement in the sum of up to $1,000,000 (subject to providing reasonable documentation of such costs and expenses); provided, that, notwithstanding the foregoing, in the event of the termination of the Merger Agreement pursuant to Section 5.01(j) of the Merger Agreement as a result of the termination of the Subscription Agreement by Echelon pursuant to Section 9.1(g) thereof, Buyer shall not be entitled to receive from Seller reimbursement for its out-of-pocket costs and expenses incurred in connection with the transactions contemplated by this Agreement.

          (iv) In the  event of a  termination  of this  Agreement  pursuant  to
Section 9.1(d) above following the termination of the Merger Agreement pursuant to Section 5.01(h) or (i) of the Merger Agreement, Buyer shall be entitled to receive 50% of any recovery of damages (as determined by a court of competent jurisdiction in a final and non-appealable decision) or proceeds of any settlement of a claim or any other amounts, in each case that Seller may actually receive in connection with any proceeding by Seller against Parent for damages arising out of the matters set forth in Section 5.01(h) or (i) of the Merger Agreement; provided that, in no event (A) shall Buyer be entitled pursuant to this Section 9.2(b)(iv) to receive from Seller an amount in excess of $3,500,000 and (B) shall Seller be obligated to commence or pursue any proceeding against Parent or any other Person for recovery of damages or other amounts arising out of the matters set forth in Section 5.01(h) or (i) of the Merger Agreement and in the event that Seller shall elect in its sole discretion to commence and pursue any such proceeding against Parent or any other Person, Buyer shall not be entitled to participate in any manner whatsoever in any such proceeding nor shall Seller be obligated to cooperate, coordinate or consult with Buyer in any manner whatsoever (including, without limitation, with respect to any settlement or other compromise of any claims).

          (v) In the  event  of a  termination  of this  Agreement  pursuant  to
Section 9.1(f) above, Buyer may proceed against Seller for recovery of its actual damages (as determined by a court of competent jurisdiction in a final and non-appealable decision); provided that, in no event (A) shall any such actual damages (i) exceed an amount equal to $3,500,000 or (ii) include any out-of-pocket costs and expenses incurred by Buyer in connection with the transactions contemplated by this Agreement and (B) shall Seller be liable for loss of profits, or indirect, consequential or special damages arising out of, or in connection with the transactions contemplated by, this Agreement.

          (vi) In the  event of a  termination  of this  Agreement  pursuant  to
Section 9.1(g), Seller's sole remedy will be to receive a sum equal to the Deposit as agreed and liquidated damages, it being agreed that in such event Seller's actual damages would be incapable of precise ascertainment.

          (vii) Except as expressly set forth above in this Section 9.2, neither Buyer nor Seller shall be entitled to any remedy in connection with the termination of this Agreement (including, without limitation, specific performance).

          (c) Any payment required to be made by Seller or Buyer, as the case may be, pursuant to Section 9.2(b) shall be made by such party within three Business Days after receipt by it of notice from the other party setting forth, in reasonable detail, (i) a description of the event(s) giving rise to the payment obligation and (ii) calculation of the payment obligation.

          Section 10. Risk of Loss; Indemnity.

          10.1 Casualty. In the event that any portion of the Real Estate Assets is damaged or destroyed prior to the Tender Offer Expiration Date, and if such damage or destruction would have, individually or in the aggregate, a Material Adverse Effect (after giving effect to receipt of insurance proceeds), Buyer may by written notice to Seller actually received by Seller not later than the earlier to occur of (x) 12:01 a.m. (New York time) on the Tender Offer Expiration Date and (y) the thirtieth day following Buyer's receipt of written notice of such damage or destruction (such receipt of written notice by Seller to be promptly thereafter acknowledged), terminate this Agreement, whereupon the Deposit will be returned to Buyer and thereafter this Agreement will be null and void and the parties will have no further rights or obligations hereunder. Except as otherwise expressly provided in the immediately preceding sentence, Buyer shall proceed to Closing with no reduction in the Purchase Price notwithstanding any damage or destruction occurring with respect to the Real Estate Assets, and Seller will deliver and/or assign to Buyer on the Closing Date any insurance proceeds with respect to such damage or destruction to the extent Seller is entitled to same; provided that Buyer shall be afforded reasonable opportunity by Seller to participate in any discussions with third parties relating to such insurance proceeds and such insurance proceeds shall not be settled or otherwise compromised by Seller without the approval of Buyer (not to be unreasonably withheld, conditioned or delayed). Seller shall notify Buyer of any damage to or destruction of the Real Estate Assets promptly after Seller learns of the same.

          10.2 Condemnation. In the event that any portion of the Real Estate Assets or access thereto is taken by eminent domain or condemnation proceeding prior to the Tender Offer Expiration Date, and if such taking or condemnation would have, individually or in the aggregate, a Material Adverse Effect (after giving effect to receipt of award proceeds), Buyer may by written notice to Seller actually received by Seller not later than the earlier to occur of (x) 12:01 a.m. (New York time) on the Tender Offer Expiration Date and (y) the thirtieth day following Buyer's receipt of written notice of such damage or destruction (such receipt of written notice by Seller to be promptly thereafter acknowledged), terminate this Agreement, whereupon the Deposit will be returned to Buyer and thereafter this Agreement will be null and void and the parties will have no further rights or obligations hereunder. Except as otherwise expressly provided in the immediately preceding sentence, Buyer shall proceed to Closing with no reduction in the Purchase Price notwithstanding any taking or condemnation occurring with respect to the Real Estate Assets, and Seller will deliver and/or assign to Buyer on the Closing Date any award with respect to such taking or condemnation to the extent Seller is entitled to same; provided that Buyer shall be afforded reasonable opportunity by Seller to participate in any discussions with third parties relating to such condemnation proceeds and such condemnation proceeds shall not be settled or otherwise compromised by Seller without the approval of Buyer (not to be unreasonably withheld, conditioned or delayed). Seller shall notify Buyer of any eminent domain or condemnation proceeding in respect of the Real Estate Assets promptly after Seller learns of the same.

          10.3 Indemnity. Subject to Section 11, each of Buyer and Seller (in such capacity, "Indemnitor") agrees to indemnify and hold the other party (in such capacity, "Indemnitee") harmless from and against any loss, cost, liability, damage or expense including, without limitation, reasonable attorneys' fees and costs in all trial and appellate proceedings ("Losses") incurred in connection with any claim by a third party, including, without limitation, any current or former shareholder, director, officer, employee or agent of Seller (a "Claim"), made, or arising out of (x) in the case of Buyer (as Indemnitor), the Assumed Liabilities or the Other Assumed Liabilities or any failure by Buyer or Other Buyer, as the case may be, for any reason to pay, perform and discharge any Assumed Liabilities or Other Assumed Liabilities, as the case may be, or (y) in the case of Seller (as Indemnitor), the Excluded Liabilities or any failure by Seller for any reason to pay, perform or discharge any Excluded Liabilities.

          Within not more than ten (10) days after the date upon which the Indemnitee receives a complaint filed against it or a formal written demand of it, the Indemnitee will deliver written notice (a "Claim Notice") to the Indemnitor, describing in reasonable detail the facts giving rise to such Claim and stating that the Indemnitee intends to seek indemnification for such Claim from the Indemnitor pursuant to this Agreement. The Indemnitor will have the right to settle all Claims upon terms and conditions acceptable to the Indemnitor; provided that (i) such settlement includes an unconditional release of the Indemnitee from all liability with respect to such Claim and (ii) such settlement does not involve the imposition of equitable remedies or the imposition of any material obligations on the Indemnitee other than financial obligations for which the Indemnitee will be indemnified hereunder.

          Upon timely receipt of a Claim Notice from the Indemnitee with respect to any Claim, the Indemnitor may assume the defense thereof with counsel of the Indemnitor's choice reasonably satisfactory to the Indemnitee, and will not be required to engage more than one law firm to defend the Claim in question; provided that such counsel is reasonably approved in writing by the Indemnitee, and without regard to whether such counsel also represents Indemnitor in defending such Claim. The Indemnitee will cooperate in all reasonable respects in such defense. Subject to the foregoing duty of cooperation, the Indemnitee will have the right to employ separate counsel in any action or Claim and to participate in the defense thereof; provided that the fees and expenses of counsel employed by the Indemnitee will be at the Indemnitee's sole cost and expense, except as otherwise herein provided.

          If the Indemnitor does not notify the Indemnitee in writing within ten
(10) days after receipt of a Claim Notice that the Indemnitor elects to undertake the defense thereof, the Indemnitee will have the right, at the expense of the Indemnitor, to defend the Claim with counsel of the Indemnitee's choice.

          The parties hereto acknowledge that the law firm defending a Claim may have an inherent conflict of interest where the Indemnitor and Indemnitee have not agreed upon the Indemnitee's right to indemnification. Therefore, notwithstanding any provision herein to the contrary, unless an Indemnitor has acknowledged in writing its obligation to indemnify the Indemnitee, the Indemnitor will, and will cause the law firm defending the Claim to, at all times keep the Indemnitee fully advised of the status of settlement negotiations and/or defense of the Claim, and promptly provide to the Indemnitee copies of all documents and correspondence related to the Claim. If, at any time, the Indemnitee believes in good faith that the law firm defending the Claim is not fairly representing the Indemnitee's position with respect to such Claim and/or is prejudicing the Indemnitee's rights with respect to the Claim for indemnification, the Indemnitee may, at the Indemnitor's sole expense, retain separate counsel of the Indemnitee's choice, and such separate counsel will be entitled fully to participate in the defense of such Claim on behalf of the Indemnitee.

          The Indemnitee will cooperate fully with the Indemnitor as to all Claims, will make available to the Indemnitor as reasonably requested all information, records and documents relating to all Claims and will preserve all such information, records and documents until final, nonappealable resolution of any Claim. The Indemnitee will also make available to the Indemnitor, as reasonably requested, its personnel (including technical), agents and other representatives who are responsible for preparing or maintaining information, records or other documents, or who may have particular knowledge with respect to any Claim. The Indemnitee will also cooperate with the Indemnitor in attempting to minimize the Losses subject to indemnification by considering in good faith any request to pursue, and/or assign to Indemnitor, any rights of contribution or to reimbursement, whether contractual or otherwise.

          Section 11. Employees and Employee Benefits Matters.

          11.1 Transfer of Employees. Within a reasonable period of time prior to the Closing Date, Buyer shall offer employment, commencing as of the Closing Date, to all of the employees of Echelon and its subsidiaries as of the date hereof (and still employed by Echelon and/or its subsidiaries on the date of such offer of employment) on such terms and conditions as Buyer may determine; provided, however, that with respect to any such employee currently on long-term disability or other approved leave of absence, such offer shall be effective upon such employee's resumption of active employment. Each such employee who accepts such offer of employment is referred to hereinafter as a "Transferred Employee", and all such employees collectively as the "Transferred Employees". Notwithstanding the foregoing, following the Closing Date, Buyer may terminate the employment of any Transferred Employee (subject to the payment by Buyer of any severance benefits payable to such Transferred Employee in connection with such termination under a plan substantially in accordance with the terms set forth in Exhibit G annexed hereto).

          11.2 Assumption of Liabilities. (a)(1) From and after the Closing Date, Buyer shall assume, and shall honor, pay, perform and satisfy when due any and all liabilities, obligations and responsibilities to, or in respect of, each Transferred Employee, and each former employee and officer of Echelon and its subsidiaries, arising under the terms of, or in connection with, any Employee Benefit Plan, in each case, in accordance with the terms thereof in effect immediately prior to the date hereof, with respect to events or claims arising at any time; provided, that nothing contained herein shall constitute a commitment or obligation on the part of Buyer to continue any such Employee
Benefit Plan after the Closing Date except that Buyer shall provide, or shall cause to be provided, effective commencing on the Closing Date, coverage to all current and former employees of Echelon and its subsidiaries (including any employees who do not accept the offer of employment described in Section 11.1 hereof), and their spouses and dependents, under a group health plan which does not contain any waiting period or exclusion or limitation with respect to any pre-existing conditions, and Buyer shall be solely responsible for compliance with the requirements of Section 4980B of the Code and part 6 of subtitle B of Title I of ERISA ("COBRA"), including, without limitation, the provision of continuation coverage, with respect to all such current and former employees, spouses and dependents, for whom a qualifying event occurs before, on or after the Closing Date. The terms "group health plan", "continuation coverage", "qualifying event" and "qualified beneficiary" are used in this Section 11.2(a)(1) with the respective meanings ascribed thereto in COBRA.

                    (2) On the Closing Date, Buyer shall assume sponsorship of the Echelon International Corporation Savings Plan (the "Savings Plan") and the related trust, and the liabilities thereunder, with respect to all persons entitled to benefits under the provisions of the Savings Plan, and Echelon shall cause all right, title, interest, authorities, obligations, duties, liabilities and assets of Echelon and its subsidiaries in, to and under the Savings Plan and the related trust to be transferred to and assumed by Buyer and any successor trustee, respectively, in accordance with applicable law. At Closing, the parties shall execute and deliver such documents and instruments as may be required to effect such assumption and transfer and to ensure that all assets of the Savings Plan, as the same exist immediately prior to the Closing Date, shall be transferred with the Savings Plan to the extent provided in this Section 11(a)(2). Effective upon Closing, Buyer will be substituted for Echelon as the plan sponsor under the Savings Plan. For a period of at least twelve (12) months following the Closing Date, Buyer covenants and agrees to maintain the Savings Plan in accordance with the terms of the Savings Plan as in effect on the date hereof, except to the extent that Buyer is required to amend the Savings Plan to comply with applicable law.

                    (3) Buyer shall be solely responsible for and shall indemnify and hold Echelon and its subsidiaries harmless from any obligations or Losses relating to claims made by any of the Transferred Employees for their compensation, severance or termination pay, benefits or notice under any applicable Federal, state or local law or under any plan, policy, practice or agreement, in each case, that accrues after the Closing Date and arises as a result of their employment or separation from employment with Buyer or its subsidiaries after the Closing Date.

          (b) Subject to Section 11.2(a) hereof, Echelon shall be solely responsible for and shall indemnify and hold Buyer harmless from any obligations or Losses relating to claims made by any current or former employee of Echelon and its subsidiaries, including, without limitation, the Transferred Employees, for their compensation, severance or termination pay, benefits or notice under any applicable Federal, state or local law or under any plan, policy, practice or agreement, in each case, that accrue through the Closing Date as a result of their employment or separation from employment with Echelon or its subsidiaries. On or prior to the Closing Date, Echelon shall satisfy all obligations
(including payments due as a result of a change of control of Echelon or otherwise) then due and payable under any employment agreement entered into by Echelon or any of its subsidiaries (including the employment agreements described on Schedule XIII) and shall deliver to Buyer copies of any and all employee estoppel letters delivered in connection therewith.

          (c) Accrued but unpaid vacation, sick or other paid time off with respect to all employees of Echelon and its subsidiaries as of the Closing Date, including, without limitation, the Transferred Employees, shall, to the extent permitted by applicable law, be assumed by Buyer and paid by Buyer in accordance with the terms of the applicable policies and procedures of Echelon and its subsidiaries in effect on the date hereof.

          (d) In the event of any "plant closing" or "mass layoff" by Buyer, as defined by the Federal Worker Adjustment Retraining Notification Act, 29 U.S.C. ss. 2101 et seq. ("WARN"), or any state law equivalent, which shall occur after the Closing Date, Buyer shall comply with all of the requirements of WARN and any applicable state law equivalent and shall indemnify Echelon and its subsidiaries from and against any Losses incurred by Echelon and its subsidiaries as the result of any action against Buyer or Echelon (and/or its subsidiaries) under WARN.

          11.3 Participation and Crediting of Service Under Employee Plans and Practices. Following Closing, (a) Buyer shall waive any waiting periods, exclusions, or pre-existing condition limitations that may otherwise be applicable to Transferred Employees, and their spouses and eligible dependents, under any benefit plans of Buyer, and (ii) Buyer shall honor or cause to be honored all premiums, co-payments and deductibles paid by the Transferred Employees, and their spouses and eligible dependents, during the plan year in which Closing occurs under the employee welfare benefit plans and arrangements of Echelon and its subsidiaries up to (and including) the Closing Date. Following Closing, each employee benefit plan or arrangement and employee compensation policy or practice sponsored by Buyer or its affiliates shall credit, for all purposes (except for benefit accruals under any defined benefit pension plans), all service of the Transferred Employees, and other employees and officers of Echelon and its subsidiaries, with Echelon and its subsidiaries (and their respective predecessors) to the same extent such service was taken into consideration under comparable employee benefit plans of Echelon and its subsidiaries.

          Section 12. Miscellaneous.

          12.1 Litigation. In the event of any litigation between Seller and Buyer concerning the terms of this Agreement, the prevailing party will be entitled to reimbursement of its costs and expenses, including reasonable attorneys' fees incurred in trial, appellate and post-judgment proceedings. The provisions of this Section 12.1 will survive Closing, expiration or termination of this Agreement.

          12.2 Escrow Obligations of Escrow Agent. Seller and Buyer acknowledge that Escrow Agent undertakes hereunder to perform only such duties as are expressly set forth herein and no implied duties or obligations will be inferred against Escrow Agent. The Purchase Price (including the Deposit), the Asset Sales Proceeds and the other Escrowed Items will be held and disbursed by Escrow Agent as follows:

               (a) Escrow Agent may (i) act in reliance upon any writing or instrument or signature which it, in good faith, believes to be genuine, (ii) assume the validity and accuracy of any statement or assertion contained in such a writing or instrument and (iii) assume that any person purporting to give any writing, notice, advice or instruction in connection with the provisions hereof has been duly authorized to do so.

               (b) Seller and Buyer agree, jointly and severally, to indemnify and hold harmless Escrow Agent from and against any and all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature whatsoever, which Escrow Agent may incur or with which it may be threatened solely by reason of its acting as escrow agent hereunder, except to the extent resulting from Escrow Agent's gross negligence, fraud or intentional misconduct; and in connection therewith, to indemnify Escrow Agent against any and all expenses, including reasonable attorneys' fees and the cost of defending any action, suit or proceedings or resisting any claim; provided, however, that if such expenses are incurred by Escrow Agent in connection with litigation between Seller and Buyer, the responsibility for indemnifying Escrow Agent for such expenses will belong solely to the non-prevailing party.

               (c) Escrow Agent will not make any disbursement of the Purchase Price (including the Deposit) or any Asset Sales Proceeds (except, in each case as set forth in succeeding subsection (d)) without giving written notice to the party which will not receive the disbursement at least ten (10) Business Days in advance of the disbursement. The failure of the party not receiving the disbursement to object (on or prior to the seventh day after receipt of such notice) to the disbursement by written notice to the other party and to Escrow Agent will constitute binding acquiescence of such party to the disbursement. If there is any disagreement about the interpretation of this Agreement, or about the rights and obligations, or the propriety, of any action contemplated by Escrow Agent hereunder, or if Escrow Agent shall have received inconsistent instructions as to the disbursement of the Purchase Price (including the Deposit) or the Asset Sales Proceeds, in each case except as set forth in succeeding subsection (d), Escrow Agent will not disburse the Purchase Price (including the Deposit) or Asset Sales Proceeds, as the case may be, and will file an action in interpleader to resolve such disagreement or inconsistency, as the case may be. Escrow Agent will be indemnified (by Seller or Buyer, whichever is the non-prevailing party) as set forth in the foregoing subsection (b) in connection with such interpleader action, and will be fully protected in suspending all or a part of its activities under this Agreement until a final judgment in the interpleader action is received.

               (d) Notwithstanding anything to the contrary set forth in foregoing subsection (c) or elsewhere in this Agreement (including, without limitation, receipt of inconsistent instructions from Buyer or Seller as to the disbursement of any Escrowed Item), Escrow Agent shall take the following actions: (i) upon receipt of all Escrowed Items specified in the joint direction letter described in Section 7.7 hereof, Escrow Agent will promptly (and in any event, within one Business Day) notify Buyer and Seller of such receipt of all Escrowed Items, (ii) immediately following the filing by Escrow Agent of the Articles of Merger with respect to the Merger with the Department of State of the State of Florida or the receipt of notice by Escrow Agent that such filing has occurred, Escrow Agent shall deliver the Escrowed Items to the party entitled to same (including, without limitation, delivery of (x) the Purchase Price to Seller or to such account as Seller may designate and (y) the Asset Sales Proceeds to Buyer) as set forth in the joint direction letter described in Section 7.7 hereof,
          (iii) immediately following receipt of written notice from Seller or Buyer that this Agreement has been terminated pursuant to Section 9.1 hereof, the Escrowed Items shall be promptly delivered by Escrow Agent to the party which had previously deposited same with Escrow Agent and
          (iv) immediately following receipt of written notice from Buyer that the Tender Offer Expiration Date did not occur on or prior to the third Business Day after the Escrow Closing Date, the Escrowed Items shall be promptly delivered by Escrow Agent to the party which had previously deposited same with Escrow Agent.

               (e) Escrow Agent may consult with counsel of its own choice and will have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. Escrow Agent otherwise will not be liable for any mistakes of fact or error of judgment, or for any acts or omissions of any kind unless caused by its willful misconduct or gross negligence.

               (f) Escrow Agent may resign upon 15 days' written notice to Seller and Buyer, and if a successor escrow agent is not appointed by Buyer and Seller within such 15-day period, Escrow Agent may petition a court of competent jurisdiction to name a successor.

          12.3 Notices. All notices, requests, demands, claims, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person or mailed, certified or registered mail with postage prepaid, or sent by telecopier and courier service for next Business Day delivery, as follows:

                  (a)  if to Seller, to it at:

                  Echelon International Corporation
                  450 Carillon Parkway, Suite 200
                  St. Petersburg, Florida  33716
                  Facsimile:  (727) 803-8203

                  Attention:  Darryl A. LeClair

                  with a copy to:

                  Echelon International Corporation
                  450 Carillon Parkway, Suite 200
                  St. Petersburg, Florida  33716
                  Facsimile:  (727) 803-8203

                  Attention:  Susan Glatthorn Johnson, Esq.

                  with a copy to:

                  White & Case LLP
                  1155 Avenue of the Americas
                  New York, New York  10036
                  Facsimile:  (212) 354-8113

                  Attention:  William F. Wynne, Jr., Esq.

                  and a copy to:

                  EIN Acquisition Corp.
                  950 Third Avenue
                  New York, New York  10022
                  Facsimile:  (212) 688-7908

                  Attention:  James Haber

                  with a copy to:

                  Brown Raysman Millstein Felder and Steiner LLP
                  120 West 45th Street
                  New York, New York  10036
                  Facsimile:  (212) 840-2429

                  Attention:  Robert M. Unger, Esq.

                  (b) if to Buyer, to it at:

                  c/o Equis Financial Group
                  One Canterbury Green, 8th Floor
                  Stamford, Connecticut  06901
                  Facsimile:  (203) 363-0861

                  Attention:  Gary D. Engle

                  with a copy to:

                  Steel Hector & Davis LLP
                  200 South Biscayne Boulevard
                  Miami, Florida  33131
                  Facsimile:  (305) 577-7001

                  Attention:  Thomas V. Eagan, P.A.

                  (c) if to Escrow Agent, to it at:

                  LandAmerica Financial Group
                  3922 Coconut Palm Drive, Suite 102
                  Tampa, Florida  33619
                  Facsimile:  (813) 740-0595

                  Attention:  Juanita M. Shuster

or to such other Person or address as any party shall specify by notice in writing to each of the other parties. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery unless if mailed, in which case on the third Business Day after the mailing thereof except for a notice of a change of address, which shall be effective only upon receipt thereof.

          12.4 Entire Agreement. This Agreement and the exhibits, schedules and other documents referred to herein or delivered pursuant hereto, collectively contain the entire understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior agreements and understandings, oral and written, with respect thereto.

          12.5 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective successors and permitted assigns; and no third party shall have any rights, privileges or other beneficial interests herein or hereunder. Buyer shall not be entitled to assign this Agreement or any of its rights, duties or interests herein or hereunder to any other Person; provided, however, that Buyer may, not less than five Business Days prior to the Closing Date, designate one or more of its wholly-owned subsidiaries or affiliates controlled by it to be the transferee of one or more Assets and/or the Assumed Liabilities (without limiting the foregoing, it is understood and agreed that Buyer may designate Echelon Commercial LLC, a Delaware limited liability company and an affiliate of Buyer, to acquire title to the 7th Avenue Property), in each case so long as (x) such transfer, assignment or assumption does not impose any incremental burden on Seller under this Agreement or delay (or otherwise impede) the consummation of the transactions contemplated by this Agreement and (y) Buyer remains liable to Seller for all of its obligations hereunder with respect to the Assumed Liabilities and the Other Assumed Liabilities notwithstanding such transfer, assignment or assumption.

          12.6 Headings. The descriptive headings of the several Sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

          12.7 Applicable Law. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws rules thereof.

          12.8 Severability. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          12.9   Counterparts.   This  Agreement  may  be  executed  in  several
counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

          12.10 No Waiver of Default. No waiver by a party of any breach of this Agreement or of any warranty or representation hereunder by the other party will be deemed to be a waiver of any other breach by such other party (whether preceding or succeeding and whether or not of the same or similar nature), and no acceptance of payment or performance by a party after any breach by the other party will be deemed to be a waiver of any breach of this Agreement or of any representation or warranty hereunder by such other party, whether or not the first party knows of such breach at the time it accepts such payment or performance. No failure or delay by a party to exercise any right it may have by reason of the default of the other party will operate as a waiver of default or modification of this Agreement or will prevent the exercise of any right by the first party while the other party continues so to be in default.

          12.11 Confidentiality. It is agreed that (x) Seller will, at all times, keep in strict confidence all non-public information (other than information made public as a result of a breach of its obligations pursuant to this Section 12.11) obtained by it with respect to Buyer and/or the Assets and
(y) Buyer will, at all times prior to the Closing Date, keep in strict confidence all non-public information (other than information made public as a result of a breach of its obligations pursuant to this Section 12.11) obtained by it with respect to Seller pursuant to or in connection with this Agreement or any confidentiality agreement executed by Buyer related to the Assets (including all information obtained by such Person with respect to the tenants and other occupants of any of the Real Estate Assets and all information attached hereto with respect to the Joint Venture Interests, the Employee Loans and the Existing
Debt). Each of Seller and Buyer agrees to instruct its agents, employees, advisers and consultants to comply with the provisions of this Section 12.11 and any confidentiality agreement executed in connection with the Assets. Notwithstanding the foregoing, each of Seller and Buyer may disclose any such non-public information obtained by it to its directors, bankers, advisors, attorneys, accountants and agents so long as such parties agree in writing for the benefit of the other parties hereto to keep the information confidential in accordance with the terms of this Section 12.11. In addition, each of Seller and Buyer may disclose any such non-public information as may be required by law. If the purchase and sale of the Assets contemplated by this Agreement is not completed for any reason, Buyer will, upon request of Seller, promptly return to Seller all instruments and materials or copies of instruments and materials delivered pursuant hereto and obtained by Buyer. The provisions of this Section
12.11 will survive any termination of this Agreement.

          12.12 Recourse Limited. Notwithstanding anything to the contrary in this Agreement, neither any present or future constituent shareholder, member, partner, officer, director, employee or agent of the parties hereto or of any corporation, limited liability company or partnership that is the owner of any equity interest in the parties hereto will be personally liable, directly or indirectly, under or in connection with this Agreement, or any document, instrument or certificate securing or otherwise executed in connection with this Agreement, or any amendments or modifications to any of the foregoing made at any time or times, heretofore or hereafter, or in respect of any matter, condition, injury or loss related to this Agreement or the Assets (provided that Echelon shall be so liable to the extent Echelon constitutes the holder of equity interests in its Subsidiaries); and each party hereto (and their respective successors and assigns) waives any such personal liability.

          12.13 Business Day. If any date herein set forth for the performance of any obligations by Seller or for the delivery of any instrument or notice as herein provided should be on a day other than a Business Day, the compliance with such obligations or delivery will be deemed acceptable on the next occurring Business Day.

          12.14 Recordation. Buyer and Seller agree that neither this Agreement nor any memorandum hereof will be recorded in any public records, and that any such recording would constitute a default subject to Section 9.1 hereof.

          12.15 Jury Waiver. IN ANY CIVIL ACTION, COUNTERCLAIM OR PROCEEDING, WHETHER AT LAW OR IN EQUITY, WHICH ARISES OUT OF, CONCERNS, OR RELATES TO THIS AGREEMENT, AND ANY AND ALL TRANSACTIONS CONTEMPLATED HEREUNDER, THE PERFORMANCE HEREOF, OR THE RELATIONSHIP CREATED HEREBY, WHETHER SOUNDING IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE, TRIAL WILL BE TO A COURT OF COMPETENT JURISDICTION AND NOT TO A JURY. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO OF THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. NEITHER PARTY HAS MADE OR RELIED UPON ANY ORAL REPRESENTATIONS TO OR BY ANY OTHER PARTY REGARDING THE ENFORCEABILITY OF THIS PROVISION. EACH PARTY HAS READ AND UNDERSTANDS THE EFFECT OF THIS JURY WAIVER PROVISION.

          12.16 Public Announcements. At all times prior to the Closing Date, Seller, on the one hand, and Buyer, on the other hand, agree to consult promptly with each other prior to issuing any press release or otherwise making any public statement with respect to the transactions contemplated hereby (other than for the Schedule TO, the Schedule 14D-9 and any other public filing made in connection with the transactions contemplated by the Merger Agreement), and shall not issue any such press release or make any such public statement prior to such consultation and review by the other party of a copy of such release or statement; provided, that (x) a party may, without the prior consent of any other party, issue a press release or make such public statement as may be required by law or any rule of or agreement with any national securities exchange or automated quotation system to which such party is subject and (y) subject to Seller's obligations under the Merger Agreement, Seller will give Buyer and its counsel the opportunity to review and comment upon the Schedule TO, the Schedule 14D-9 and any other public filing made in connection with the transactions contemplated by the Merger Agreement but only to the extent that same directly relates to the identity and description of Buyer or to the description of the principal terms and conditions of this Agreement.

          12.17 Radon Gas. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time ("Radon"). Levels of Radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding Radon and Radon testing may be obtained from the local county public health unit. The matters set forth in this
Section 12.17 shall constitute an exception to the representation and warranty of Seller set forth in Section 3.7 hereof.

          12.18 Bulk Sales Law Waiver. Each party hereto agrees to waive compliance by the other with the provisions of the bulk sales law or comparable law of any jurisdiction to the extent that the same may be applicable to the transactions contemplated hereby.

          12.19 Knowledge. When any representation or warranty contained in this Agreement is expressly qualified by the knowledge of Seller or Echelon, such knowledge means the actual knowledge of Darryl A. LeClair, W. Michael Doramus, Julio A. Maggi, Larry J. Newsome, Susan G. Johnson, J. Mark Stroud, Thomas D. Wilson, Antonia P. Williams, Timothy S. Tinsley or K. Brent Little.

          12.20  Amendments,   Modifications  and  Supplements.  This  Agreement
(including all Schedules and Exhibits thereto) may be amended, modified and supplemented only in writing executed by the parties hereto.

          12.21 Representations and Warranties. The respective representations and warranties of Seller, on the one hand, and Buyer, on the other hand, contained herein or in any certificates or other documents delivered pursuant hereto shall not be deemed waived or otherwise affected by any investigation made by any party. Except as expressly provided in Section 8 hereof (and, in the case of Buyer, Sections 4.4, 4.5, 4.6 and 4.9 hereof), each and every such representation and warranty shall expire with, and be terminated and extinguished by, the Escrow Closing Date and thereafter neither Seller nor Buyer shall be under any liability whatsoever with respect to any such representation or warranty. Furthermore, notwithstanding anything to the contrary (express or implied) set forth herein (other than Section 8 hereof), in the case of any breach by Seller of any of its representations and warranties, Buyer's sole right shall be the exercise (if it is entitled to do so) of its right of termination pursuant to Section 9.1(f) hereof (and Buyer's sole remedies in connection therewith shall be those expressly set forth in Section 9.2 hereof) and Seller shall not at any time (whether before, on or after the Escrow Closing
Date) have any further liability whatsoever with respect to any such breach of its representations and warranties. This Section 12.21 shall have no effect upon any other obligation of the parties hereto, whether to be performed before or after the Closing Date.

          12.22 Performance and Discharge. The acceptance by Buyer of the agreements, instruments and other documents contemplated in this Agreement conveying title to, or assigning Seller's rights and interests in, the Assets shall be deemed to be a full performance and discharge of every agreement and obligation on the part of Seller to be performed under this Agreement, except those, if any, where are herein specifically stated to survive delivery of such agreements, instruments and other documents.

                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties have caused this Purchase and Sale Agreement to be executed on the date(s) hereinafter set forth.

                                        SELLER:

WITNESSED BY:                           ECHELON INTERNATIONAL CORPORATION,
                                          a Florida corporation

__________________
Name:_____________                      By:______________________________
                                        Name:____________________________
__________________                      Title:___________________________
Name:_____________                      Date:  January ____, 2000


                                        ECHELON DOWNTOWN I, INC.,
                                          a Florida corporation


                                        By:______________________________
                                        Name:____________________________
                                        Title:___________________________
                                        Date:  January ____, 2000


                                        ECHELON RESIDENTIAL INVESTMENTS, INC.,
                                          a Florida corporation


                                        By:______________________________
                                        Name:____________________________
                                        Title:___________________________
                                        Date:  January ____, 2000


                                        ECHELON RESIDENTIAL SERVICES, INC.,
                                          a Florida corporation


                                        By:______________________________
                                        Name:____________________________
                                        Title:___________________________
                                        Date:  January ____, 2000


                                        ECHELON GENERAL PARTNER, INC.,
                                          a Florida corporation


                                        By:______________________________
                                        Name:____________________________
                                        Title:___________________________
                                        Date:  January ____, 2000


WITNESSED BY:                           ECHELON AT BRIARGATE, INC.,
                                          a Florida corporation

___________________
Name:______________                     By:______________________________
                                        Name:____________________________
___________________                     Title:___________________________
Name:______________                     Date:  January ____, 2000

WITNESSED BY:                           ECHELON AT TWENTY MILE VILLAGE, INC.,
                                          a Florida corporation

___________________
Name:______________                     By:______________________________
                                        Name:____________________________
___________________                     Title:___________________________
Name:______________                     Date:  January ____, 2000


WITNESSED BY:                           NEW FOURTH RESIDENTIAL LIMITED
                                           PARTNERSHIP, a Texas Limited
                                           Partnership


                                        By: Echelon General Partner, Inc., a
                                            Florida Corporation,
                                            its general partner
___________________
Name:______________                     By:______________________________
                                        Name:____________________________
                                        Title:___________________________
                                        Date:  January ____, 2000


WITNESSED BY:                           WATTERS CREEK LIMITED PARTNERSHIP,
                                           a Texas Limited Partnership

                                        By: Echelon General Partner II, Inc.,
                                            a Florida Corporation,
                                            its general partner

___________________
Name:______________                     By:______________________________
                                        Name:____________________________
___________________                     Title:___________________________
Name:______________                     Date:  January ____, 2000

WITNESSED BY:                           KELLER-COUNTRY BROOK LIMITED
                                          PARTNERSHIP, a Texas Limited
                                          Partnership


                                        By: Echelon General Partner II, Inc., a
                                              Florida Corporation,
                                              its general partner

___________________
Name:______________                     By:______________________________
                                        Name:____________________________
___________________                     Title:___________________________
Name:______________                     Date:  January ____, 2000



WITNESSED BY:                           GALLOWAY-TRIPP SF LIMITED PARTNERSHIP, a
                                          Texas Limited Partnership


                                        By: Echelon General Partner II, Inc., a
                                            Florida Corporation,
                                            its general partner

___________________
Name:______________                     By:______________________________
                                        Name:____________________________
___________________                     Title:___________________________
Name:______________                     Date:  January ____, 2000



WITNESSED BY:                           MID-TOWN RESIDENTIAL LIMITED
                                        PARTNERSHIP, a Texas Limited Partnership

                                        By: Echelon General Partner II, Inc., a
                                            Florida Corporation,
                                            its general partner

___________________
Name:______________                     By:______________________________
                                        Name:____________________________
___________________                     Title:___________________________
Name:______________                     Date:  January ____, 2000



WITNESSED BY:                           RIVER PARK ESTATES, LLC, a Delaware
                                        Limited Liability Company

                                        By: Echelon Residential Incorporated, a
                                            Florida Corporation,
                                            its managing member

___________________
Name:______________                     By:______________________________
                                        Name:____________________________
___________________                     Title:___________________________
Name:______________                     Date:  January ____, 2000

                                        BUYER:

WITNESSED BY:                           ECHELON RESIDENTIAL LLC,
                                        a Delaware limited liability company

                                        By:  Equis Corporation, a Massachusetts
                                             corporation, its managing member

___________________
Name:______________                          By:_____________________________
                                             Name:___________________________
___________________                          Title:__________________________
Name:______________                          Date:  January ____, 200

          Escrow Agent hereby agrees to hold and disburse the Purchase Price (including the Deposit), the Asset Sales Proceeds and the other Escrowed Items in accordance with and subject to the provisions of the foregoing Purchase and Sale Agreement.

                                        LANDAMERICA FINANCIAL GROUP


                                        By:
                                        Name
                                        Title:____________________
                                        Date: January ____, 2000

          The following entities are executing this Agreement for the purpose of acknowledging their agreement to convey any of the assets described herein which they may have an ownership interest in:

                                        ECHELON DEVELOPMENT CORPORATION


                                        By:__________________________________
                                        Name:________________________________
                                        Title:_______________________________
                                        Date: January ____, 2000


                                        ECHELON REAL ESTATE SERVICES, INC.

                                        By:__________________________________
                                        Name:________________________________
                                        Title:_______________________________
                                        Date: January ____, 2000


                                        PCC DEL, INC.

                                        By:__________________________________
                                        Name:________________________________
                                        Title:_______________________________
                                        Date: January ____, 2000



                                        ECHELON RESIDENTIAL INCORPORATED

                                        By:__________________________________
                                        Name:________________________________
                                        Title:_______________________________
                                        Date: January ____, 2000


                                        ECHELON GENERAL PARTNER, INC.

                                        By:__________________________________
                                        Name:________________________________
                                        Title:_______________________________
                                        Date: January ____, 2000


                                        SOUTH CORE COMMERCIAL, INC.


                                        By:__________________________________
                                        Name:________________________________
                                        Title:_______________________________
                                        Date: January ____, 2000

                                        SOUTH CORE PARKING, INC.

                                        By:__________________________________
                                        Name:________________________________
                                        Title:_______________________________
                                        Date: January ____, 2000


                                        ECHELON AFFORDABLE DEVELOPMENT, INC.


                                        By:__________________________________
                                        Name:________________________________
                                        Title:_______________________________
                                        Date: January ____, 2000



                                        ECHELON CARILLON ONE, INC.

                                        By:__________________________________
                                        Name:________________________________
                                        Title:_______________________________
                                        Date: January ____, 2000


                                        ECHELON AT CARILLON TWO, INC.


                                        By:__________________________________
                                        Name:________________________________
                                        Title:_______________________________
                                        Date: January ____, 2000

                                        ECHELON CARILLON THREE, INC.


                                        By:__________________________________
                                        Name:________________________________
                                        Title:_______________________________
                                        Date: January ____, 2000


                                        ECHELON AT MCNULTY, INC.


                                        By:__________________________________
                                        Name:________________________________
                                        Title:_______________________________
                                        Date: January ____, 2000


                                        HIGHPOINT CENTER HEALTH CLUB, INC.


                                        By:__________________________________
                                        Name:________________________________
                                        Title:_______________________________
                                        Date: January ____, 2000



                                        ECHELON GENERAL PARTNER AFFORDABLE
                                        HOUSING, INC.


                                        By:__________________________________
                                        Name:________________________________
                                        Title:_______________________________
                                        Date: January ____, 2000

                                        ECHELON AT BAY ISLE KEY, INC.


                                        By:__________________________________
                                        Name:________________________________
                                        Title:_______________________________
                                        Date: January ____, 2000


                                        ECHELON AT NORTHLAKE, INC.


                                        By:__________________________________
                                        Name:________________________________
                                        Title:_______________________________
                                        Date: January ____, 2000


                                        ECHELON AT THE RESERVE I, INC.


                                        By:__________________________________
                                        Name:________________________________
                                        Title:_______________________________
                                        Date: January ____, 2000



                                        ECHELON AT THE RESERVE II, INC.


                                        By:__________________________________
                                        Name:________________________________
                                        Title:_______________________________
                                        Date: January ____, 2000

                                        ECHELON AT WOODLAND PARK, INC. n/k/a
                                        ECHELON GATEWAY, INC.


                                        By:__________________________________
                                        Name:________________________________
                                        Title:_______________________________
                                        Date: January ____, 2000


                                        ECHELON AT THE HARBORAGE, INC.


                                        By:__________________________________
                                        Name:________________________________
                                        Title:_______________________________
                                        Date: January ____, 2000


                                        ECHELON RESIDENTIAL INVESTMENTS II, INC.


                                        By:__________________________________
                                        Name:________________________________
                                        Title:_______________________________
                                        Date: January ____, 2000


                                        KNOX STREET CAPITAL, INC.


                                        By:__________________________________
                                        Name:________________________________
                                        Title:_______________________________
                                        Date: January ____, 2000

                                        BAYBRIDGE APARTMENTS, LTD.


                                        By:__________________________________
                                        Name:________________________________
                                        Title:_______________________________
                                        Date: January ____, 2000


                                        200 CARILLON, L.L.C.


                                        By:__________________________________
                                        Name:________________________________
                                        Title:_______________________________
                                        Date: January ____, 2000


                                        SOUTH GARNETT RESIDENTIAL LIMITED
                                        PARTNERSHIP


                                        By:__________________________________
                                        Name:________________________________
                                        Title:_______________________________
                                        Date: January ____, 2000


                                        RESIDENTIAL 98TH MEMORIAL CREEK TURNPIKE
                                        LIMITED PARTNERSHIP


                                        By:__________________________________
                                        Name:________________________________
                                        Title:_______________________________
                                        Date: January ____, 2000

                                        MISSION RANCH LIMITED PARTNERSHIP


                                        By:__________________________________
                                        Name:________________________________
                                        Title:_______________________________
                                        Date: January ____, 2000

                                                                       EXHIBIT A

FOLIO NUMBER:   ____________



                                     FORM OF
                              SPECIAL WARRANTY DEED


          THIS SPECIAL WARRANTY DEED is made this ______ day of ____________, 2000, by ______________________, a _______________ ("Grantor"), whose address is
_____________________________________,     to     _______________________,     a
______________ ("Grantee"), whose address is _________________________________.


                              W I T N E S S E T H:


          THAT GRANTOR, for and in consideration of the sum of ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby grant, bargain, sell, transfer and deliver to Grantee, its successors and assigns forever, the real property (the "Property") described in Exhibit A attached hereto and made a part hereof.

          TOGETHER, with all the tenements, hereditaments and appurtenances belonging or in anyway appertaining thereto.

          TO HAVE AND TO HOLD the same in fee simple forever.

          AND GRANTOR hereby specially warrants the title to the Property, and will defend the same against the lawful claims of all persons whomsoever claiming by, through or under Grantor, but none others.


          IN WITNESS WHEREOF, GRANTOR has caused this Special Warranty Deed to be executed as of the date first above written.

WITNESSED BY:                            GRANTOR:

______________________________           By:

Name:_________________________

______________________________               By:___________________________
                                             Name:  ____________________
Name:_________________________               Title: ____________________


This instrument prepared by and when recorded return to:
______________________________

______________________________

______________________________

______________________________

STATE OF _______________            )
                                    ) ss:
COUNTY OF ______________            )

          The foregoing instrument was acknowledged before me this _____ day of ______, 2000, by ________________, as ______________ of _______________, a
__________     corporation,     _____________    of     _________________,     a
___________________, on behalf of the _____________, who is personally known to me or who has produced a driver's license as identification.

                                      _______________________________________
                                      Name:
                                      Notary Public, State of _______________
                                      My commission expires:

                                                                       EXHIBIT B

                                     FORM OF
                                  BILL OF SALE


          Made and entered into this ____ day of __________, 2000, by and between _____________, a _____________ ("Seller"), and __________________, a
____________ ("Buyer").



                              W I T N E S S E T H:


          WHEREAS, Seller and Buyer entered into that certain Purchase and Sale Agreement (the "Agreement"), dated as of January ____, 2000, for, inter alia, the sale and purchase of the real property more specifically described in Exhibit A attached hereto and made a part hereof (the "Property"); and

          WHEREAS, in accordance with the terms of the Agreement, Seller desires to assign, transfer, set over and deliver to Buyer all of Seller's right, title and interest in, and Buyer desires to assume all duties and obligations of Seller with respect to, all items of personalty situated at or on the Property, excluding any personal property owned or leased by tenants of the Property (collectively, the "Personalty");

          NOW, THEREFORE, in accordance with the Agreement and in consideration of the sum of ten Dollars ($10.00) and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties do hereby agree as follows:

          1. Seller does hereby grant, bargain, transfer, set over and deliver unto Buyer all of Seller's right, title and interest in and to the Personalty.

          2. Buyer hereby acknowledges and agrees that it is purchasing the Personalty in its "as is" condition. Seller makes no representation or warranty of any kind with respect to the Property or the Personalty, except as otherwise expressly set forth herein or in the Agreement.

          3. This Bill of Sale shall be governed by the laws of the State of _______ and shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns.

         Seller hereby warrants title to the Property against the lawful claims of all persons claiming by, through or under Seller, but none others.

         IN WITNESS WHEREOF, this Bill of Sale has been signed, sealed and delivered by the parties as of the date first above written.


WITNESSED BY:                           SELLER:

______________________________          By:______________________________

Name:_________________________
                                           By:___________________________
______________________________             Name:_________________________
                                           Title:________________________
Name:_________________________




WITNESSED BY:                           BUYER:

______________________________          By: _____________________________
Name:_________________________
                                            By:___________________________
______________________________              Name:_________________________
                                            Title:________________________
Name:________________________

                                                                       EXHIBIT C

                                    FORM OF
           ASSIGNMENT AND ASSUMPTION OF PERMITS, CONTRACTS AND LEASES


          THIS ASSIGNMENT AND ASSUMPTION OF PERMITS, CONTRACTS AND LEASES (this "Assignment") is made and entered into as of the ____ day of _______________, 2000, by and between _____________, a _________________ ("Assignor"), and
_______________________, a ___________________ ("Assignee").



                              W I T N E S S E T H :

          WHEREAS, Assignor and Assignee entered into that certain Purchase and Sale Agreement (the "Agreement"), dated as of January ___, 2000,for, inter alia, the sale and purchase of certain real property more particularly described in Exhibit A attached hereto and made a part hereof (the "Property"); and

          WHEREAS, in accordance with the terms of the Agreement, Assignor desires to assign, transfer, set over and deliver to Assignee all of Assignor's right, title and interest in, and Assignee desires to assume all duties and obligations of Assignor with respect to, the Permits, Contracts and Leases listed on Exhibit B attached hereto and made a part hereof;

          NOW, THEREFORE, in accordance with the Agreement and in consideration of the sum of ten Dollars ($10.00) and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties do hereby agree as follows:

          1. Assignment. Assignor does hereby assign, transfer, set over and deliver unto Assignee all of Assignor's right, title and interest in and to the Permits, Contracts and Leases. Assignee makes no representation or warranty of any kind with respect to the Permits, Contracts and Leases, except as otherwise expressly set forth herein or in the Agreement.

          2. Assumption. Assignee hereby accepts the foregoing assignment and hereby assumes all duties and obligations under the same arising on or after the date hereof.

          3. Assignor Indemnification. Assignor hereby agrees to indemnify, defend and hold harmless Assignee from and against any loss, cost, damage, or expense arising from or in connection with any liability or obligation related to the Permits, Contracts and Leases arising by virtue of acts or omissions by Assignor which have accrued or occurred prior to the date hereof.

          4. Assignee Indemnification. Assignee hereby agrees to indemnify, defend and hold harmless Assignor from and against any loss, cost, damage, or expense arising from or in connection with any liability or obligation related to the Permits, Contracts and Leases arising by virtue of acts or omissions by Assignee which accrue or occur on or after the date hereof.

          5. Governing Law; Parties Bound. This Agreement shall be governed by the laws of the State of __________. This Assignment shall be binding upon, and inure to the benefit of, the parties to this Assignment and their respective heirs, legal representatives, successors and assigns.


          IN WITNESS WHEREOF, this Assignment has been signed, sealed and delivered by the parties as of the date first above written.

WITNESSED BY:                           ASSIGNOR:

______________________________          By: ______________________________

Name:_________________________
                                            By:___________________________
______________________________              Name:_________________________
                                            Title:________________________
Name:_________________________



WITNESSED BY:                           ASSIGNEE:

______________________________          By:_______________________________

Name:_________________________
                                           By:____________________________
______________________________             Name:__________________________
                                           Title:_________________________
Name:________________________

                                                                       EXHIBIT D



                                     FORM OF
                            TENANT ESTOPPEL STATEMENT


DATE:     ______________, [1999] [2000]


TO:       ________________________, a ________________________ ("Buyer")


RE: Lease (the "Lease"), dated _________, by and between ___________ as landlord ("Landlord") and __________ as tenant ("Tenant"), with respect to _______________________________ (the "Leased Premises")


Gentlemen:


          As Tenant under the Lease, the undersigned hereby acknowledges for the benefit of Buyer, which is about to purchase the Leased Premises, and Buyer's lender, if any, the truth and accuracy of the following statements pertaining to said Lease:


1.        Date of Lease:

2. Description of Any and All Amendments, Modification or Assignments of the Lease:

3.        Term of Lease / Date of Expiration:

4.        Current Monthly Rent / Common Area Maintenance / Other Charges:

5.        Security Deposit / Last Month's Rent / Other Prepaid Amounts:

6.        Guarantor(s), if any:

7.        The Lease is in full force and effect.

8. Tenant is in exclusive possession of the Leased Premises under the terms of the Lease.

9. All rent, charges or other payments due Landlord under the Lease have been paid through ________________, [1999] [2000]. Rent has not been paid more than one (1) month in advance.

10. There are not any uncured defaults on the part of Landlord or Tenant under the Lease and, to the best of Tenant's knowledge and belief, no event has occurred which, with notice and/or lapse of time, would cause such a default to occur by either Landlord or Tenant.

11. All tenant improvements and other improvements to be constructed by Landlord under the Lease have been fully completed and accepted by Tenant.

12. Tenant does not have any outstanding option to renew the Lease, option to expand the Leased Premises or option to purchase any part of the Leased Premises other than as follows:

13. The Lease, together with any modifications listed in item 2 hereof, sets forth the entire agreement between Landlord and Tenant. There are no other documents or agreements affecting the rights of the parties except as follows: ___________________________

14. To the best of Tenant's knowledge and belief, the Lease is valid and enforceable in accordance with its terms and none of the provisions thereof that inure to the benefit of Landlord have been waived by Landlord and there are no offsets or defenses to the payment of rent by Tenant under the Lease.

15. Tenant is the sole owner of the entire leasehold estate under the Lease and has not assigned the Lease or any interest therein, nor has Tenant sublet all or any portion of the Leased Premises.

16. Tenant has obtained the required occupational licenses, certificates of occupancy or other similar licenses required for Tenant to operate its business on the Leased Premises.

17. This certification shall be binding upon Tenant, its successors and assigns, and shall inure to the benefit of Buyer, its successors and assigns, the Buyer's lender, if any, and all parties claiming through or under such persons.

                                    TENANT:

                                    __________________________________

                                       By: ___________________________
                                       Name:__________________________
                                       Title:_________________________

                                                                       EXHIBIT E


                                    FORM OF
              ASSIGNMENT AND ASSUMPTION AGREEMENT OF MORTGAGE LOAN


          THIS ASSIGNMENT AND ASSUMPTION OF MORTGAGE LOAN (this "Assignment") is made and entered into as of the ___ day of _______________, 2000, by and between ____________("Assignor"), having an address at __________________ and
          __________________,   a  __________________  ("Assignee"),  having  an
address at _________________.


                                  W I T N E S S E T H :


          WHEREAS, pursuant to that certain [Mortgage], dated ___________, _______, between Assignor, as lender/mortgagee, to [Name of Borrower], as borrower/mortgagor (the "Borrower"), and recorded in the Office of the Clerk of __________ County on ________ in Liber ________, Page __________, Assignor made a loan to the Borrower in the sum of $____________ (the "Mortgage Loan");

          WHEREAS, Assignor and Assignee entered into that certain Purchase and Sale Agreement (the "Agreement"), dated as of January 21, 2000, for, inter alia, the transfer of the Mortgage Loan; and

          NOW, THEREFORE, in accordance with the Agreement and in consideration of the sum of ten Dollars ($10.00) and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties do hereby agree as follows:

          1. Assignment. Assignor does hereby assign, transfer, set over and deliver unto Assignee all of Assignor's right, title and interest in and to the Mortgage Loan and the Mortgage Loan Documents, together with all other documents and instruments relating thereto. The foregoing assignment is made without representation or warranty of any kind, except as otherwise set forth herein or in the Agreement.

          2. Assumption. Assignee hereby accepts the foregoing assignment and hereby assumes all duties and obligations under the Mortgage Loan Documents arising on or after the date hereof.

          3. Assignor Indemnification. Assignor hereby agrees to indemnify, defend and hold harmless Assignee from and against any loss, cost, damage, or expense arising from or in connection with any liability or obligation related to the Mortgage Loan and the Mortgage Loan Documents arising by virtue of acts or omissions by Assignor which have accrued or occurred prior to the date hereof.

          4. Assignee Indemnification. Assignee hereby agrees to indemnify, defend and hold harmless Assignor from and against any loss, cost, damage, or expense arising from or in connection with any liability or obligation related to the Mortgage Loan and the Mortgage Loan Documents arising by virtue of acts or omissions by Assignee which accrue or occur on or after the date hereof.

          5. Governing Law; Parties Bound. This Assignment shall be governed by the laws of the State of __________ and shall be binding upon, and inure to the benefit of, the parties to this Assignment and their respective heirs, legal representatives, successors and assigns.

          IN WITNESS WHEREOF, this Assignment has been signed, sealed and delivered by the parties as of the date first above written.


WITNESSED BY:                      ASSIGNOR:


________________________           By: ______________________________

Name:___________________
                                        By: _________________________
________________________                Name:________________________
                                        Title:_______________________
Name: __________________



WITNESSED BY:                      ASSIGNEE:


________________________           By: ______________________________

Name:___________________
                                        By: _________________________
________________________                Name:________________________
                                        Title:_______________________
Name: __________________

STATE OF _______________        )
                                ) ss:
COUNTY OF ______________        )

          The foregoing instrument was acknowledged before me this _____ day of ______, 2000, by ________________, as ______________ of _______________, a
____________  corporation,     _____________    of     __________________,     a
___________________, on behalf of the _____________, who is personally known to me or who has produced a driver's license as identification.

                                      _______________________________________
                                      Name:
                                      Notary Public, State of _______________
                                      My commission expires:




STATE OF _______________       )
                               ) ss:
COUNTY OF ______________       )

          The foregoing instrument was acknowledged before me this _____ day of ______, 2000, by ________________, as ______________ of _______________, a
_____________  corporation, ________________  of ____________________________, a
___________________, on behalf of the _____________, who is personally known to me or who has produced a driver's license as identification.

                                      _______________________________________
                                      Name:
                                      Notary Public, State of _______________
                                      My commission expires:

                                                                       EXHIBIT F


                                     FORM OF
                            ASSIGNMENT OF TRADEMARKS

          This ASSIGNMENT OF TRADEMARKS is made and entered into as of the ____

day  of  __________,  2000,  by  and  between  _____________  ("Assignor"),  and

__________ ("Assignee").

          WHEREAS,  Assignor  owns all right,  title and  interest in and to the trademarks,  service  marks and trade names listed in Schedule A annexed  hereto

(the "Marks"); and

          WHEREAS,  Assignee  is  desirous  of  acquiring  the  Marks,  and  any applications and registrations thereof;

          NOW, THEREFORE, for good and valuable consideration,  receipt of which is hereby  acknowledged,  Assignor  does  hereby  assign,  sell and  transfer to

Assignee its entire right, title and interest in and to the Marks, together with the goodwill of the business  symbolized by the Marks,  and any applications and registrations thereof.

Dated:                            (Assignor)

                                  ____________________________________

                                  By:_________________________________

                                  Name:

                                  Title:

STATE OF ___________         )
                             )  ss:
COUNTY OF ___________        )

                  On this _____day of ______ 2000, before me personally appeared

__________________,  to me known who, being by me duly sworn, did depose and say that he is the  _________________  (title) of ________________,  Inc., Assignor,

described herein and which executed the foregoing  instrument and that he signed his name thereto.

                                   _________________________
                                          Notary Public

                                                                       EXHIBIT G

                            SEVERANCE BENEFITS PLAN


Except for those employees who are covered by employment agreements with Echelon International Corporation, each Transferred Employee that is terminated as part of any work force reduction plan implemented by Buyer within twelve (12) months of the Closing Date will receive:


* Two weeks base salary for each year of service with Echelon International Corporation (pro rated, not truncated);
* One week base salary for each $10,000 of base salary (pro rated, not truncated);
* Payment for any accrued but unpaid  vacation  time;
* However,  in no event will the payment be less than 4 weeks base salary; and
* Any earned,  but unpaid,  bonus payment for 2000.

                                                                       EXHIBIT H

                              INTENTIONALLY OMITTED

                                                                       EXHIBIT I

                                     FORM OF
                                 TITLE AFFIDAVIT

STATE OF ___________     )
                         )  ss:
COUNTY OF ___________    )


The undersigned, [PROPERTY OWNER], hereinafter called Affiant, being duly sworn, says that:

1. Affiant is the owner in fee simple of the premises described on Exhibit A attached hereto.

2. Affiant has present possession of all the premises subject to lessees or tenants in possession.

3. Affiant states further that no work has been done or materials furnished to said premises, or any part thereof, or demolition of existing improvements conducted thereon, for the past six (6) months and that there are no outstanding claims for the furnishings of material or labor for the erection, construction, alteration or demolition of any building on the premises whereby the same are now or might become subject to mechanic's or other liens, except as listed on Exhibit B attached hereto.

4. Affiant further represents that it has not received notice of an assessment for any public improvements affecting the property prior to the date of closing that would give rise to a special property tax assessment against the property described on Exhibit A after the date of closing.

5. Affiant is not currently in bankruptcy under the U.S. Code, and further represents to its knowledge that there are no pending proceedings or unsatisfied judgments of record, nor any tax liens filed against Affiant, except as shown on Exhibit C attached hereto; that if there are any judgments, bankruptcies, probate proceedings, state or federal tax liens of record against parties with same or similar names, they are not against Affiant.

6. Affiant agrees not to place of record any lien or encumbrance upon the above-mentioned property from the date hereof to the date of recordation of documents executed and delivered in connection with the above commitment.


This affidavit is made for the purpose of inducing one or more of LANDAMERICA FINANCIAL GROUP's title insurers to issue an Owner's policy of title insurance on the premises without exception to rights of parties in possession or intervening matters which do or do not appear of record between the date of closing and recordation.



                                       By:__________________________________

                                       Title:_______________________________


Subscribed and sworn to before me this _____ day of ____________, ____


                                       _____________________________________
                                       Notary Public

                                       _____________________________________
                                       Address

                                       _____________________________________


Commission expires:

                                                                       EXHIBIT J

                                     FORM OF
                                  GAP INDEMNITY

                                                        TITLE NO. ______________

          THIS  INDEMNITY,   given  by  [Property  Owner]   (hereinafter  called
Indemnitor) to [LANDAMERICA FINANCIAL GROUP] (hereinafter called Company) on _____________, 2000.

          WHEREAS, Indemnitor has requested Company to issue its policy(s) of title insurance insuring an interest in or title to certain real estate in ______________ County (City) _____________, described in Policy/Commitment No.
_____________ issued by Company and/or described in Exhibit A attached hereto and made a part hereof without exception to, or providing certain affirmative insurance against, the following matters (hereinafter referred to as the Exception):

          Defects, liens, encumbrances, adverse claims or other matters, if any, created, first appearing in the public records on attaching subsequent to the effective date hereby but prior to the date the proposed insured acquires for value of record the estate or interest or mortgage thereon covered by this commitment, other than mechanics' and materialman's claims.

          AND WHEREAS, Company is unwilling to so issue such policy(s) unless indemnified by Indemnitor as hereinafter provided;

          AND WHEREAS, Indemnitor has, as an inducement to Company, offered to indemnify Company against loss or damage which Company may become liable for by reason of the omission or deletion of the Exception in said Policy or Commitment against loss, damage, cost or expense which may result from the matters referred to in the Exception;

          NOW, THEREFORE, the condition of this obligation is such that if Indemnitor, its heirs, administrators, executors, successors, and assigns, or any of them, shall and do at all times hereinafter well and sufficiently save, defend, keep harmless, and indemnify Company, its successors and assigns of and from all loss, damage, cost, change, liability or expense, including court costs and reasonable attorneys' fees, which it may sustain, suffer or be put to under its policy or policies of title insurance or otherwise on account of the omission or deletion of, or affirmative insurance in connection with, the Exception due to or arising from any act or omission of Indemnitor and in the event any claims or liens in connection with the Exception are filed of record which are so due to the action or omission of Indemnitor; shall cause same to be paid and discharged of record without delay, or otherwise disposed of to Company's reasonable satisfaction, then this obligation shall be null and void, otherwise to remain in full force and effect until the date of policy issuance.

          The conditions, covenants, and terms of this Indemnity attached hereto as Schedule A are incorporated herein by reference.

          IN WITNESS WHEREOF, the parties have hereunto set their hands and seals this ______ day of __________, 2000.



                                          INDEMNITOR


                                          [PROPERTY OWNER]



                                          By: __________________________

                                          _____________________________(SEAL)

                                          Address: __________________________

                                                   __________________________

                                          Telephone: ________________________

                             SCHEDULE A TO EXHIBIT J

       THE CONDITIONS, COVENANTS, AND TERMS OF THE ATTACHED INDEMNITY ARE:

          1. Indemnitor agrees that Company may, in its discretion, report to its proposed insured the existence of the matters set forth as the Exception and refuse to so issue such policy(s) of title insurance unless Company is furnished with satisfactory acknowledgment by the proposed insured that said proposed insured is aware of the existence of the matters set forth as of title insurance. The obligations of Indemnitor under this instrument shall continue until Company has ascertained through a lien search conducted as soon as possible following the issuance of the policy, that no matters of record have been filed between the date of the Commitment and the date of the policy. Company also agrees to conduct a lien search and update the effective date of the Commitment to a date immediately prior to the date of closing of the transaction pursuant to which the policy will be issued.

          2. Indemnitor agrees that if at any time Company deems it necessary in order to satisfy its obligations under said policy(s), it may, with notice to Indemnitor, pay, satisfy, compromise or do any other act reasonably necessary to obtain a release or discharge of the Exception to the title (provided however, that such Exception is due to the act or omission of Indemnitor, and Indemnitor has had a reasonable opportunity to satisfy the obligation itself.) Indemnitor hereby authorizes and empowers Company to advance and pay any sums reasonably necessary to obtain a release, discharge or satisfaction of the matters set forth as the Exception to the title. Indemnitor shall promptly furnish such funds so expended by Company following demand therefor.

          3. If Company shall sustain or incur loss or damage because Indemnitor failed to provide sufficient funds upon demand by Company, Indemnitor shall become indebted to Company in amount equal to the loss and expense sustained or incurred by Company and agrees to repay Company that amount on demand, together with interest thereon, from the date of demand, at the legal rate for judgments in the state where the real estate is located.

          4. If Indemnitor fails timely to take such steps as in the opinion of Company are reasonably necessary to remove the matters set forth herein as the Exception to the title, on or before agreed date as provided herein, Company is authorized in its reasonable discretion to take whatever steps, including but not limited to the commencement of legal action or payment of money, that it determines necessary to remove said matters, and in connection therewith Indemnitor shall, upon demand, advance to Company all funds necessary, including all costs, attorneys' fees, and other expenses.

          5. Company shall have the right with the reasonable approval of Indemnitor to select and approve any and all counsel who may be retained by Company or by Indemnitor to defend any action brought by any party as a result of Company issuing its policy(s) without showing said Exception, or insuring against loss, damage, cost or expense which may result from the matters referred to in said Exception, or any counsel retained by Company or Indemnitor to bring any action or to perform any work to correct the matters shown in the Exception, and Indemnitor agrees promptly to pay the counsel to selection or approved by Company.

          6. In this instrument, wherever the context so requires, the singular number includes the plural, and where there is more than one person included as Indemnitor the obligations of this agreement shall be binding on all such persons jointly and severally. "Policy" shall be deemed to include a binder or commitment; and "Commitment" shall be deemed to include binder.

          7. If any provision hereof is held to be void or unenforceable under the laws of any place covering its construction or enforcement, this instrument shall not be void or vitiated thereby, but shall be construed to be in force with the same effect as though such provision were omitted.

          8. The liability of Indemnitor under this instrument is direct and primary and is not conditioned or contingent upon prior pursuit of any remedies by Company except demand for performance upon Indemnitor. Indemnitor shall be liable for and shall pay promptly to Company all costs, expenses and reasonable attorneys' fees incurred by Company in enforcing its rights hereunder.

          9. This instrument shall be binding upon Indemnitor, and its successors and assigns and shall inure to the benefit of Company, its successors or assigns, including, without limitation, any other insurer involved in reinsuring, in any matter, any liabilities of Company under any policy(s) of title insurance or endorsement(s) thereto issued in reliance hereon.

          10. Written notice shall be deemed to have been duly served if delivered to the person or to a member of the firm or to an officer of the corporation for whom it was intended, or if delivered at or sent by registered or certified mail to the appropriate address shown herein.

                                                                       EXHIBIT K

                                     FORM OF
                                FIRPTA AFFIDAVIT


                       CERTIFICATION OF NONFOREIGN STATUS


          Section 1445 of the Internal Revenue Code provides that a transferee (buyer) of a U.S. real property interest must withhold tax if the transferor (seller) is a foreign person. To inform the transferee (buyer) that withholding of tax is not required upon the disposition of U.S. real property interest, the undersigned hereby certify the following:

          1. The undersigned are not nonresident aliens for purposes of U.S. Income taxation;

          2.   The   undersigned's   U.S.  taxpayer   identifying   numbers  are
               identified on Schedule A; and

          3.   The undersigned's address is:

               c/o Susan Glatthorn Johnson, Esq.
               General Counsel & Senior Vice President
               Echelon International Corporation
               450 Carillon Parkway, Suite 200
               St. Petersburg, Florida  33716

          The undersigned understand that this Certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement it has made here could be punished by fine, imprisonment, or both.

          Under penalties of perjury the undersigned declare that they have examined this Certification and to the best of their knowledge and belief it is true, correct, and complete.

                                          Dated:  __________ ___, 2000

                                          [INSERT HERE THE LIST OF SUBS FOR
                                          PURCHASE AND SALE AGREEMENT]


                                          By:_____________________________
                                          Name:___________________________
                                          Title:____________________________

                                                                       EXHIBIT L

                             JOINT DIRECTION LETTER



                                                             [February] __, 2000


LandAmerica Financial Group
3922 Coconut Palm Drive, Suite 102
Tampa, Florida  33619

Attention:  Juanita M. Shuster

Dear Ms. Shuster:

          Reference is made to (a) the Purchase and Sale Agreement dated January __, 2000 (the "Purchase and Sale Agreement") by and among Echelon International Corporation and certain of its subsidiaries, collectively, as Sellers (collectively, in such capacity, referred to herein as the "Seller"), and Echelon Residential LLC, as Buyer (the "Buyer"), and (b) the Subscription
Agreement dated January __, 2000 (the "Subscription Agreement") by and among Echelon International Corporation and certain of its subsidiaries, collectively, as Transferor (collectively, in such capacity, referred to herein as the "Transferor"), and Heller Affordable Housing of Florida, Inc., as Transferee (the "Transferee"). Unless otherwise defined or provided, capitalized terms herein shall have the meanings ascribed to such terms in the Purchase and Sale Agreement or Subscription Agreement, respectively, as the case may be.

          This Joint Direction Letter is delivered to LandAmerica Financial Group as Escrow Agent under the Purchase and Sale Agreement and under the Subscription Agreement (in such capacity, referred to herein as "Escrow Agent") pursuant to Section 7.7 of the Purchase and Sale Agreement and Section 7.7 of the Subscription Agreement and, once delivered by the parties hereto, shall be irrevocable in all respects.

          1. Each of the Seller, the Buyer, the Transferor and the Transferee hereby expressly acknowledges, agrees, represents and warrants and, to the extent the following waivers and confirmation may only be validly made by any other signatory hereto but not by it, based upon and in reliance upon the acknowledgement, agreement, representations and warranties of such other parties hereby made, that, except for the conditions described in Sections 6.1(c), (i) and (j) and 6.2(c), (i) and (j) of the Purchase and Sale Agreement and Sections 6.1(c), (i) and (j) and 6.2(c), (i) and (j) of the Subscription Agreement, each of the conditions to the closing of the transactions described in the Purchase and Sale Agreement and the Subscription Agreement (including, without limitation, conditions based upon (x) the accuracy as of any date of the representations and warranties of any party thereto, (y) compliance by any party thereto with its covenants or other obligations thereunder, and (z) the deliveries to Escrow Agent of the Escrowed Items required thereby) have been satisfied or waived as of the date hereof.

          2. Each of the Seller and the Buyer hereby represents and warrants that (a) to the best of its knowledge, after due inquiry, none of the conditions described in Sections 6.1(i) and (j), and 6.2 (i) and (j) of the Purchase and Sale Agreement has occurred, and (b) the Purchase and Sale Agreement has not been amended, supplemented, terminated (pursuant to Section 9 thereof or otherwise) or otherwise modified, except such amendments, supplements or modifications as (i) are permitted by the Merger Agreement, (ii) would not reduce the aggregate Purchase Price and would not affect Sections 7.7, 7.8 or
12.2 of the Purchase and Sale Agreement and (iii) are attached as exhibits hereto.

          3. Each of the Transferor and Transferee hereby represents and warrants that (a) to the best of its knowledge, after due inquiry, none of the conditions described in Sections 6.1(i) and (j), and 6.2(i) and (j) of the Subscription Agreement has occurred, and (b) the Subscription Agreement has not been amended, supplemented, or terminated (pursuant to Section 9 thereof or otherwise) or otherwise modified, except such amendments, supplements or modifications as (i) are permitted by the Merger Agreement, (ii) would not reduce the aggregate cash portion of the Transfer Value and would not affect Sections 7.7, 7.8 or 12.2 of the Subscription Agreement and (iii) are attached as exhibits hereto.

          4. The Seller and the Buyer each hereby further confirm to Escrow Agent that (a) listed on Schedule I hereto is a list of all items required to be delivered by the Buyer and/or the Seller to Escrow Agent under Sections 7.4 and
7.5 of the Purchase and Sale Agreement (the "Purchase Escrowed Items"), (b) all such items, including the Purchase Price, have been delivered to Escrow Agent under the Purchase and Sale Agreement, (c) the amount of the Purchase Price is $______, and (d) the aggregate amount of Asset Sales Proceeds (as such term is defined in the Purchase and Sale Agreement) is $______.

          5. The Transferor and the Transferee  each hereby further confirm that
(a) listed on Schedule II hereto is a list of all items required to be delivered by the Transferor and/or the Transferee under Sections 7.4 and 7.5 of the Subscription Agreement (the "Subscription Escrowed Items"), (b) all such items, including the Transfer Value, have been delivered to Escrow Agent under the Subscription Agreement, and (c) the amount of the cash portion of the Transfer Value, after giving effect to any Reduction in Transfer Value as the result of the consummation on or prior to the date hereof of any Pending Transactions (as such term is defined in the Subscription Agreement) is $_____[, the Reduction in Transfer Value is $______ and the Excess Amount (as such term is defined in the Subscription Agreement is $_______]).

          6. The Buyer and the Seller hereby irrevocably instruct you as follows:

          (a) Immediately following the filing by Escrow Agent of the Articles of Merger with respect to the Merger with the Department of State of the State of Florida or the receipt by Escrow Agent of notice that such filing has occurred, the Purchase Escrowed Items shall be promptly delivered by Escrow Agent to the party entitled to same and, in particular,

          (i) the Purchase Price shall be delivered, by wire transfer of immediately available funds, to the Surviving Corporation or as it shall direct; and

          (ii) the aggregate amount of Asset Sales Proceeds shall be delivered, by wire transfer of immediately available funds, to the Buyer or as it shall direct.

          (b) If (i) the Purchase and Sale Agreement has been terminated pursuant to Section 9.1 thereof, or (ii) the Tender Offer Expiration Date does not occur on or prior to the third Business Day after the date hereof, the Purchase Escrowed Items shall be promptly delivered by Escrow Agent to the party which had previously deposited same with Escrow Agent, and these instructions shall cease to have any effect.

          7. The Transferor and the Transferee hereby irrevocably instruct Escrow Agent as follows:

          (a) Immediately following the filing by Escrow Agent of the Articles of Merger with respect to the Merger with the Department of State of the State of Florida or the receipt by Escrow Agent of notice that such filing has occurred, the Subscription Escrowed Items shall be promptly delivered by Escrow Agent to the party entitled to same and, in particular,

          (i)  the   Preferred   Stock  shall  be  delivered  to  the  Surviving
               Corporation;

          (ii) the cash portion of the Transfer Value plus the amount of any Reduction in Transfer Value shall be delivered, by wire transfer of immediately available funds, to the Surviving Corporation or as it shall direct;

          (iii)an amount equal to fifteen (15%) percent of the Excess Amount shall be delivered, by wire transfer of immediately available funds, to Echelon Commercial LLC or as it shall direct; and

          (iv) an amount equal to eighty-five (85%) percent of such Excess Amount shall be delivered, by wire transfer of immediately available funds, to the Transferee for credit to the Cash Collateral Account (as such term is defined in the Heller Lease).

          (b) If (i) the Subscription  Agreement has been terminated pursuant to
     Section 9.1 thereof, or (ii) the Tender Offer Expiration Date does not occur on or prior to the third Business Day after the date hereof, the Subscription Escrowed Items shall be promptly delivered by Escrow Agent to the party which had previously deposited same with Escrow Agent, and these instructions shall cease to have any effect.

          8. These instructions may not be revoked, modified, superseded or amended, without the prior written consent of each of the Seller, the Buyer, the Transferee, the Transferor, and EIN Acquisition Corp.

          Please acknowledge your receipt hereof and of each of the Purchase Escrowed Items, and Subscription Escrowed Items, including the Purchase Price and the Transfer Value, and your agreement, irrevocably, to comply herewith, by signing the enclosed copies of this letter and delivering copies hereof to each of the Buyer, the Seller, the Transferee, the Transferor, and EIN Acquisition Corp. EIN Acquisition Corp. is joining in the execution hereof for the purpose of acknowledging its receipt hereof and agreement to be bound hereby, subject to all of the terms and conditions hereof.


          IN WITNESS WHEREOF, this irrevocable Joint Direction Letter has been signed this __ day of [February], 2000.

                                 ECHELON    INTERNATIONAL   CORP.,   [list   all
                                 subsidiaries   parties  to  Purchase  and  Sale
                                 Agreement], as Seller



                                 By:____________________________________
                                    Name:
                                    Title:


                                 ECHELON    INTERNATIONAL   CORP.,   [list   all
                                 subsidiaries party to Subscription Agreement], as Transferor


                                 By:____________________________________
                                     Name:
                                     Title:


                                 ECHELON RESIDENTIAL LLC, as Buyer


                                 By:____________________________________
                                    Name:
                                    Title:


                                 HELLER AFFORDABLE HOUSING OF
                                   FLORIDA, INC., as Transferee


                                 By:____________________________________
                                    Name:
                                    Title:


ACKNOWLEDGED AND AGREED:

LANDAMERICA FINANCIAL GROUP


By:___________________________
   Name:______________________
   Title:_____________________


RECEIPT ACKNOWLEDGED:

EIN ACQUSITION CORP.


By:___________________________
   Name:______________________
   Title:_____________________

                                                                       EXHIBIT M

                            JOINT INSTRUCTION LETTER

                                                             [February] __, 2000


LandAmerica Financial Group
3922 Coconut Palm Drive, Suite 102
Tampa, Florida  33619
Attention:  Juanita M. Shuster

Dear Ms. Shuster:

     Reference is made to (a) the Purchase and Sale Agreement dated January __, 2000 (the "Purchase and Sale Agreement") by and among Echelon International Corporation and certain of its subsidiaries, collectively, as Sellers (collectively, in such capacity, referred to herein as the "Seller"), and Echelon Residential LLC, as Buyer (the "Buyer"), (b) the Subscription Agreement dated January __, 2000 (the "Subscription Agreement") by and among Echelon International Corporation and certain of its subsidiaries, collectively, as Transferor (collectively, in such capacity, referred to herein as the "Transferor"), and Heller Affordable Housing of Florida, Inc., as Transferee (the "Transferee"), and (c) that certain Joint Direction Letter of even date herewith made by the Seller, the Buyer, the Transferor and the Transferee and delivered to you pursuant to Sections 7.7 of the Purchase and Sale Agreement and
Section 7.7 of the Subscription Agreement (the "Joint Direction Letter"). Unless otherwise defined or provided, capitalized terms herein shall have the meanings ascribed to such terms in the Purchase and Sale Agreement or Subscription Agreement, respectively, as the case may be.

     This Joint Instruction Letter is delivered to LandAmerica Financial Group as Escrow Agent under the Purchase and Sale Agreement and under the Subscription Agreement (in such capacity, referred to in herein as "Escrow Agent") pursuant to Section 7.8 of the Purchase and Sale Agreement and Section 7.8 of the Subscription Agreement and, once delivered by the parties hereto, shall be irrevocable in all respects. A copy of this Joint Instruction Letter shall be delivered by Escrow Agent to EIN Acquisition Corp., a Florida corporation, ("EIN") and to Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch, for the benefit of itself and Utrecht-America Finance Co. (collectively "Lender") and may be relied upon by EIN and Lender as if it had been addressed to them directly.

     1. Each of the Buyer and the Transferee hereby expressly acknowledges, agrees, represents and warrants and, to the extent the following waivers and confirmation may only be validly made by the other party hereto or by any other signatory to the Joint Direction Letter but not by it, based upon and in reliance upon, but not in any event subject to, the waivers and acknowledgements of such other parties hereby and thereby made, that, except for the conditions described in Sections 6.1(c), (i) and (j) and 6.2(c), (i) and (j) of the Purchase and Sale Agreement and Sections 6.1(c), (i) and (j) and 6.2(c), (i) and
(j) of the Subscription Agreement, each of the conditions to the closing of the transactions described in the Purchase and Sale Agreement and the Subscription Agreement (including, without limitation, conditions based upon (x) the accuracy as of any date of the representations and warranties of any party thereto, (y) compliance by any party thereto with its covenants or other obligations thereunder, and (z) the deliveries to Escrow Agent of the Escrowed Items required hereby or thereby) have been satisfied or waived as of the date hereof.

     2. The Buyer hereby represents and warrants that (a) to its knowledge, none of the conditions described in Sections 6.1(i) and (j), and 6.2 (i) and (j) of the Purchase and Sale Agreement has occurred, and (b) the Purchase and Sale Agreement has not been amended, supplemented, terminated (pursuant to Section 9 thereof or otherwise) or otherwise modified, except such amendments, supplements or modifications as (i) are permitted by the Merger Agreement, (ii) would not reduce the aggregate Purchase Price and would not affect Sections 7.7, 7.8, or
12.2 of the Purchase and Sale Agreement and (iii) are attached as exhibits hereto. On the Closing Date under the Purchase and Sale Agreement, Buyer agrees to deliver to Escrow Agent a certificate reconfirming for the benefit of Escrow Agent, EIN and Lender the representations and warranties of the preceding sentence together with the other items required to be delivered to EIN as provided in Section 7.8 of the Purchase and Sale Agreement.

     3. The Transferee hereby represents and warrants that (a) to its knowledge, none of the conditions described in Sections 6.1(i) and (j), and 6.2(i) and (j) of the Subscription Agreement has occurred, and (b) the Subscription Agreement has not been amended, supplemented, or terminated (pursuant to Section 9 thereof or otherwise) or otherwise modified, except such amendments, supplements or modifications as (i) are permitted by the Merger Agreement, (ii) would not reduce the aggregate cash portion of the Transfer Value and would not affect Sections 7.7, 7.8, or 12.2 of the Subscription Agreement and (iii) are attached as exhibits hereto. On the Closing Date under the Subscription Agreement, the Transferee agrees to deliver to Escrow Agent a certificate reconfirming for the benefit of Escrow Agent, EIN and Lender the representations and warranties of the preceding sentence together with the other items required to be delivered to EIN as provided in Section 7.8 of the Subscription Agreement.

     4. The Buyer hereby further confirms that (a) listed on Schedule I hereto is a list of all items required to be delivered by the Buyer and/or the Seller to Escrow Agent under Sections 7.4 and 7.5 of the Purchase and Sale Agreement (the "Purchase Escrowed Items"), (b) all such items, including the Purchase Price, have been delivered to Escrow Agent under the Purchase and Sale Agreement, (c) the amount of the Purchase Price is $______, (d) the aggregate amount of Asset Sales Proceeds (as such term is defined in the Purchase and Sale Agreement) is $_______, and (e) the Joint Direction Letter required by Section
7.7 of the Purchase and Sale Agreement has been delivered by the Buyer and the Seller to Escrow Agent.

     5. The Transferee hereby further confirms that (a) listed on Schedule II hereto is a list of all items required to be delivered by the Transferor and/or the Transferee under Sections 7.4 and 7.5 of the Subscription Agreement (the "Subscription Escrowed Items"), (b) all such items, including the Transfer Value, have been delivered to Escrow Agent under the Subscription Agreement, (c) the amount of the cash portion of the Transfer Value, after giving effect to any Reduction in Transfer Value as the result of the consummation on or prior to the date hereof of any Pending Transactions (as such term is defined in the Subscription Agreement) is $_____[, the Reduction in Transfer Value is $______ and the Excess Amount (as such term is defined in the Subscription Agreement is $_______]), and (d) the Joint Direction Letter required by Section 7.7 of the Subscription Agreement has been delivered by the Transferor and the Transferee to Escrow Agent.

     6. The Buyer hereby irrevocably, and without condition except as provided in this paragraph, instructs Escrow Agent as follows:

     (a) immediately following the filing by Escrow Agent of the Articles of Merger with respect to the Merger with the Department of State of the State of Florida or the receipt by Escrow Agent of notice that such filing has occurred, the Purchase Escrowed Items shall be promptly delivered by Escrow Agent to the party entitled to same and, in particular,

     (i) the Purchase Price shall be delivered, by wire transfer of immediately available funds, to the Surviving Corporation or as it shall direct; and

     (ii) the aggregate amount of Asset Sales Proceeds shall be delivered, by wire transfer of immediately available funds, to the Buyer as follows:
          [Echelon Residential LLC wire instructions].

     (b) If (i) the Purchase and Sale Agreement has been terminated  pursuant to
Section 9.1 thereof, or (ii) the Tender Offer Expiration Date does not occur on or prior to the third Business Day after the date hereof, the Purchase Escrowed Items shall be promptly delivered by Escrow Agent to the party which had previously deposited same with Escrow Agent, and these instructions shall cease to have any effect.

     7. The Transferee hereby irrevocably, and without condition except as provided in this paragraph, instructs Escrow Agent as follows:

     (a) immediately following the filing by Escrow Agent of the Articles of Merger with respect to the Merger with the Department of State of the State of Florida or the receipt by Escrow Agent of notice that such filing has occurred, the Subscription Escrowed Items shall be promptly delivered by Escrow Agent to the party entitled to same and, in particular,

     (i)  the Preferred Stock shall be delivered to the Surviving Corporation;

     (ii) the cash portion of the Transfer Value plus the amount of any Reduction in Transfer Value shall be delivered, by wire transfer of immediately available funds, to the Surviving Corporation or as it shall direct;

     (iii)an amount equal to fifteen (15%) percent of any Excess Amount shall be delivered, by wire transfer of immediately available funds, to Echelon Commercial LLC as follows: [Echelon Commercial LLC wire instructions]; and

     (iv) an amount equal to eighty-five (85%) percent of such Excess Amount shall be delivered, by wire transfer of immediately available funds, to the Transferee for credit to the Cash Collateral Account (as such term is defined in the Heller Lease) as follows: [Heller Affordable Housing of Florida Inc., Cash Collateral Account wire instructions].

     (b) If (i) the  Subscription  Agreement  has been  terminated  pursuant  to
Section 9.1 thereof, or (ii) the Tender Offer Expiration Date does not occur on or prior to the third Business Day after the date hereof, the Subscription Escrowed Items shall be promptly delivered by Escrow Agent to the party which had previously deposited same with Escrow Agent, and these instructions shall cease to have any effect.

     8. These instructions may not be revoked, modified, superseded or amended, without the prior written consent of each of the Buyer, the Transferee, EIN and Lender.

     Please acknowledge your receipt hereof and of each of the Joint Direction Letter, Purchase Escrowed Items, and Subscription Escrowed Items, including the Purchase Price and the Transfer Value, and your agreement, irrevocably, to comply herewith, by signing the enclosed copies of this letter and delivering copies hereof to each of the Buyer, the Transferee, EIN and Lender. EIN and Lender and joining in the execution hereof for the purpose of acknowledging their receipt hereof and agreement to be bound hereby, subject to all of the terms and conditions hereof.

     IN WITNESS WHEREOF, this irrevocable Joint Instruction Letter has been signed this __ day of [February], 2000.

                                               ECHELON RESIDENTIAL LLC, as Buyer

                                               By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                               HELLER AFFORDABLE HOUSING OF
                                               FLORIDA, INC., as Transferee

                                               By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

ACKNOWLEDGED AND AGREED:

LANDAMERICA FINANCIAL GROUP

By:
   -------------------------------
   Name:
   Title:

RECEIPT ACKNOWLEDGED:

EIN ACQUSITION CORPORATION

By:
   -------------------------------
   Name:
   Title:

COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A
"RABOBANK NEDERLAND", NEW YORK BRANCH

By:
   -------------------------------
   Name:
   Title:

                                                                       EXHIBIT C

================================================================================

                             SUBSCRIPTION AGREEMENT


                                  BY AND AMONG


                        ECHELON INTERNATIONAL CORPORATION

                                       AND

                          CERTAIN OF ITS SUBSIDIARIES,

                          COLLECTIVELY, AS TRANSFEROR,


                                       AND


                   HELLER AFFORDABLE HOUSING OF FLORIDA, INC.,


                                   AS COMPANY





                                JANUARY 21, 2000



================================================================================

                                Table of Contents


Section 1. Definitions and References..........................................1

Section 2. Transfer of Assets; Assumption of Liabilities.......................8

        2.1  Transfer  Value...................................................8
        2.2  Assumption of Liabilities.........................................9
        2.3  Pending Transactions..............................................9

Section 3. Transferor's Representations and Warranties........................10

        3.1  Due Organization and Good Standing of Transferor.................10
        3.2  Authorization and Validity of Agreement..........................10
        3.3  Consents and Approvals;  No Violations...........................11
        3.4  Title  to  Assets;  Encumbrances.................................11
        3.5  Ownership of Mortgage Loans......................................12
        3.6  Environmental Laws and Regulations...............................12
        3.7  Leases...........................................................13
        3.8  Litigation.......................................................13
        3.9  Land Use.........................................................13
        3.10 Contracts........................................................14
        3.11 Permits..........................................................14
        3.12 Assumed Debt.....................................................14
        3.13 Intellectual Property............................................15
        3.14 Insurance........................................................16
        3.15 Assets...........................................................16
        3.16 Compliance with Laws.............................................16
        3.17 Year 2000........................................................16
        3.18 Investment Intention.............................................16
        3.19 No Other Representations or Warranties...........................16

Section 4. Company's Representations and Warranties...........................17

        4.1  Due Organization and Good Standing of Company....................17
        4.2  Authorization and Validity of Agreement..........................17
        4.3  Capitalization...................................................17
        4.4  Consents and Approvals; No Violations............................17
        4.5  Condition of the Assets..........................................18
        4.6  Liens............................................................18
        4.7  Sufficient Funds.................................................19
        4.8  Title and Survey.................................................19
        4.9  Inspection.......................................................19
        4.10 Company Liquidity................................................19
        4.11 No Other Representations or Warranties...........................19

Section 5. Covenants..........................................................19

        5.1  Compliance.......................................................19
        5.2  Notices of Violations............................................20
        5.3  Ownership of Assets..............................................20
        5.4  Operation of Assets Subsequent to the Agreement Date.............20
        5.5  Status of Agreements.............................................21
        5.6  Further  Assurances..............................................22
        5.7  Consents.........................................................23
        5.8  Bringdown of Transferor's Representations........................23
        5.9  Cooperation Regarding Taxes......................................24
        5.10 Insurance........................................................25
        5.11 Reasonable Best Efforts..........................................25
        5.12 Access to Information Concerning Assets..........................25
        5.13 Notification of Certain Matters..................................25
        5.14 HSR Act..........................................................26
        5.15 Retention of Records.............................................26
        5.16 Transfer of Preferred Stock......................................26
        5.17 Maintenance of Liquidity.........................................26

Section 6. Conditions Precedent to Closing....................................26

        6.1  Company Conditions...............................................26
        6.2  Transferor Conditions............................................27

Section 7. Closing............................................................29

        7.1  Time and Place...................................................29
        7.2  Closing Expenses.................................................29
        7.3  Notification of Escrow Closing Date..............................29
        7.4  Documents and/or Deliveries......................................29
        7.5  Company Documents and/or Deliveries..............................32
        7.6  Execution and Delivery of Closing Statements.....................33
        7.7  Joint Instructions to Escrow Agent...............................32
        7.8  Further Deliveries...............................................33

Section 8. Brokers............................................................34

Section 9. Termination and Abandonment........................................34

        9.1  Termination......................................................34
        9.2  Effect of Termination............................................35

Section 10. Risk of Loss; Indemnity...........................................36

        10.1 Casualty.........................................................36
        10.2 Condemnation.....................................................36
        10.3 Indemnity........................................................37

Section 11. Special Environmental Indemnity...................................38

        11.1 Environmental Liabilities........................................38
        11.2 Proceedings in Respect of Claims.................................39
        11.3 Assignment of Indemnity..........................................41

Section 12. Miscellaneous.....................................................41

        12.1  Litigation......................................................41
        12.2  Escrow  Obligations of Escrow Agent.............................41
        12.3  Notices.........................................................43
        12.4  Entire Agreement................................................45
        12.5  Successors and Assigns..........................................46
        12.6  Headings........................................................46
        12.7  Applicable Law..................................................46
        12.8  Severability....................................................46
        12.9  Counterparts....................................................46
        12.10 No Waiver of Default............................................46
        12.11 Confidentiality.................................................47
        12.12 Recourse Limited................................................47
        12.13 Business Day....................................................47
        12.14 Recordation.....................................................47
        12.15 Jury Waiver.....................................................48
        12.16 Public Announcements............................................48
        12.17 Radon Gas.......................................................48
        12.18 Bulk Sales Law Waiver...........................................48
        12.19 Knowledge.......................................................49
        12.20 Amendments, Modifications and Supplements.......................49
        12.21 Representations and Warranties..................................49
        12.22 Performance and Discharge.......................................49
        12.23 Section 351 of the Code.........................................49

                                    SCHEDULES


          Schedule I     -     List of Assets
          Schedule II    -     List of Assumed Debt
          Schedule III   -     Leases
          Schedule IV    -     Consents
          Schedule V     -     Liens on Real Estate Assets
          Schedule VI    -     Liens on Mortgage Loans
          Schedule VII   -     Hazardous Materials
          Schedule VIII  -     Real Estate Contracts
          Schedule IX    -     Intellectual Property
          Schedule X     -     Pending Transactions
          Schedule XI    -     Land Use
          Schedule XII   -     Litigation
          Schedule XIII  -     List of Subsidiary Non-Qualification Information
          Schedule XIV   -     Violations
          Schedule XV    -     Insurance
          Schedule XVI   -     Title Insurance Commitments or Other Reports
          Schedule XVII  -     Surveys
          Schedule XVIII -     List of Entities Acquiring Preferred Stock
          Schedule XIX   -     Terms of Required Consents

                                    EXHIBITS


        Exhibit A   - Form of Special Warranty Deed
        Exhibit B   - Form of Bill of Sale
        Exhibit C   - Form of Assignment  and  Assumption of Permits,  Contracts
                      and Leases
        Exhibit D   - Form of Tenant Estoppel Statement
        Exhibit E   - Form of Assignment  and  Assumption  Agreement of Mortgage
                      Loans
        Exhibit F   - Form of Title Affidavit
        Exhibit G   - Form of Gap Indemnity
        Exhibit H   - Form of FIRPTA Affidavit
        Exhibit 7.7   Form of Escrow Agent Joint Direction Letter
        Exhibit 7.8   Form of Escrow Agent Joint Instruction Letter

                             SUBSCRIPTION AGREEMENT



          THIS SUBSCRIPTION AGREEMENT (this "Agreement") is made as of the 21st day of January, 2000, by and among ECHELON INTERNATIONAL CORPORATION, a Florida corporation ("Echelon"), and various of its subsidiaries signatory hereto (each, a "Subsidiary", and collectively, the "Subsidiaries") (Echelon and the Subsidiaries are collectively referred to herein as "Transferor"), and HELLER AFFORDABLE HOUSING OF FLORIDA, INC., a Florida corporation ("Company"). All capitalized terms used herein shall have the meanings set forth in Section 1 hereof.

          WHEREAS, Echelon, either itself or through a Subsidiary, is the owner of the real estate and other interests and assets more specifically described in
Schedule I annexed hereto and made a part hereof (collectively, the "Assets");

          WHEREAS, Transferor desires to transfer all of Transferor's right, title and interest in and to the Assets as an investment in Company pursuant to and in accordance with the terms and provisions of this Agreement in exchange for 2,000 shares of Preferred Stock of the Company (the "Shares") and $51,300,000 in cash (subject to the adjustments set forth in Section 2.1 hereof) ("Cash Consideration"); and

          WHEREAS, the transfer pursuant to this Agreement is intended, in connection with a common plan for the capitalization of Company, together with a contribution of property to Company by Heller Financial, Inc. in exchange for shares of common stock of Company, to be a contribution to the capital of Company pursuant to Section 351 of the Code;

          NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Transferor agrees to contribute, assign and transfer to Company, and Company agrees to acquire and assume from Transferor, in exchange for the Shares and the Cash Consideration and on the terms and subject to the conditions herein set forth, all of Transferor's right, title and interest in and to the Assets and the Assumed Liabilities.

          Section 1. Definitions and References.

          The following terms, as used in this Agreement, have the following meanings unless the context is inconsistent therewith:

          "Agreement" has the meaning set forth in the introductory paragraph hereof.

          "Agreement Date" means the date upon which this Agreement has been executed and delivered by Transferor, Company and Escrow Agent.

          "Asset  Sales  Proceeds"  has the  meaning  set forth in  Section  5.3 hereof.

          "Assets" has the meaning set forth in the first recital hereof.

          "Assumed Debt" means the indebtedness (as of the Closing Date) described in Schedule II annexed hereto and made a part hereof.

          "Assumed Liabilities" has the meaning set forth in Section 2.2 hereof.

          "Bringdown  Certificate"  has the  meaning  set forth in  Section  5.8 hereof.

          "Broker" has the meaning set forth in Section 8 hereof.

          "Business Day" means any day, other than a Saturday, Sunday or a day on which banks located in the State of New York shall be authorized or required by law to close.

          "Claim" has the meaning set forth in Section 10.3 hereof.

          "Claim Notice" has the meaning set forth in Section 10.3 hereof.

          "Closing" means the consummation of the transfer of the Assets by or on behalf of Transferor to Company and issuance of the Preferred Stock, the payment of the Cash Consideration, and assumption of the Assumed Liabilities by Company, pursuant to Section 7 hereof.

          "Closing Date" has the meaning specified in Section 7.1 hereof.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Commission Filings" means all forms, reports, registration statements filed by Transferor with the Securities and Exchange Commission since December 18, 1996.

          "Common Stock and Subordinated Debt Subscription Agreement" means the Common Stock and Subordinated Debt Subscription Agreement, dated as of January 21, 2000, by and between Company and Heller Financial Inc., a Delaware corporation.

          "Company" has the meaning set forth in the introductory paragraph hereof.

          "Contracts" means, collectively, (i) the contracts, agreements and commitments described on Schedule VIII annexed hereto and made a part hereof,
(ii) any contract, agreement or commitment by which Transferor is bound primarily affecting or relating to any of the Assets (excluding Leases, Encumbrances on title and any documents and instruments related to the Assumed
Debt) which involves base payments or the performance of services by Transferor of an amount or value (as measured by the revenue derived therefrom during fiscal year 1998-1999) not in excess of $12,000 annually or is terminable by Transferor on not more than 90 days notice without penalty and (iii) any and all contracts, agreements and commitments by which Transferor is bound primarily affecting or relating to any of the Assets (excluding Leases, Encumbrances on title and any documents and instruments related to the Assumed Debt) and which are entered into after the Agreement Date in compliance with the provisions of this Agreement.

          "County" means a political subdivision of the State within which a Real Estate Asset is situated.

          "Echelon" has the meaning set forth in the introductory paragraph hereof.

          "Encumbrance" has the meaning set forth in Section 3.3 hereof.

          "Environmental  Claims"  has the  meaning  set forth in  Section  11.1 hereof.

          "Environmental Law" means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law in effect and in each case as amended as of the Closing Date, and any judicial or administrative interpretation thereof as of the Closing Date, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. ss. 9601 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss. 6901 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss. 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq.; the Clean Air Act, 42 U.S.C. ss. 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. ss. 300f et seq.; the Oil Pollution Act of 1990, 33 U.S.C. ss. 2701 et seq.; and their state and local counterparts and equivalents.

          "Escrow  Agent"  means   LandAmerica   Financial   Group,  a  Virginia
Corporation.

          "Escrow Closing" means the delivery on the Escrow Closing Date to Escrow Agent by each of Company and Transferor of the agreements, documents and instruments specified in Sections 7.4 and 7.5 hereof, respectively.

          "Escrow Closing Date" means the date specified as such in the initial Escrow Date Notification Certificate delivered by Transferor to Company; provided, that if Transferor shall deliver one or more subsequent Escrow Date Notification Certificates in accordance with Section 7.3 hereof, the Escrow Closing Date shall mean the date specified as such in the last Escrow Date Notification Certificate theretofore delivered by Transferor to Company.

          "Escrow Date  Notification  Certificate"  has the meaning set forth in
Section 7.3 hereof.

          "Escrowed Items" has the meaning set forth in Section 7.7 hereof.

          "Excepted Leases" has the meaning provided in Schedule I of the Purchase and Sale Agreement.

          "Excess Amount" has the meaning set forth in Section 2.3(a) hereof.

          "Excluded   Liabilities"  means  any  liabilities  or  obligations  of
Transferor or its affiliates or predecessors other than the Assumed Liabilities.

          "GAAP" means generally accepted accounting principles (as in effect from time to time).

          "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation and polychlorinated biphenyls; (b) any chemicals, materials or substances defined as or included in the definition of "Hazardous Materials", "hazardous wastes", "hazardous materials", "extremely Hazardous Materials", "restricted hazardous wastes", "toxic substances", "toxic pollutants", or words of similar import, under any applicable Environmental Law; and (c) any other substance (other than Radon) prohibited or regulated pursuant to the provisions of any Environmental Law.

          "Heller Lease" means the Lease Agreement, dated as of January 21, 2000, between Company and Echelon Commercial LLC, a Delaware limited liability company (in the form executed on the Agreement Date and thereafter, as amended, modified or supplemented from time to time with the prior written consent of Echelon).

          "herein" or "hereof" means this entire Agreement rather than just the sentence, paragraph or section in which used.

          "HSR Act" has the meaning set forth in Section 3.3 hereof.

          "Improvements" means all buildings, structures and other improvements existing upon the Land.

          "including", "include" or "includes" mean including as an example, without limiting the generality of the description.

          "Indemnitee" has the meaning set forth in Section 10.3 hereof.

          "Indemnitor" has the meaning set forth in Section 10.3 hereof.

          "Intangible Personal Property" means the Intellectual Property and other intangible personal property used primarily in connection with the Assets, and includes, without limitation, (i) the intangible personal property described on Part VII of Schedule I and (ii) all interest of Echelon and its Subsidiaries in all assignable credit records, security codes, assignable telephone numbers, warranties and guarantees; provided, that in no event shall "Intangible Personal Property" include any intellectual property or other intangible personal property used primarily in connection with the Other Assets.

          "Intellectual Property" means all trademarks, trade names, service marks, copyrights and any applications therefor, inventions, discoveries, technology, trade secrets, know-how, data, computer software programs or applications, (including all source and object codes thereto) and all proprietary information or material that in any material respect is used by Echelon and/or its subsidiaries in connection with the Assets, as more particularly described in Schedule IX annexed hereto and made a part hereof; provided, that in no event shall "Intellectual Property" include any intellectual property used in connection with the Other Assets and in any event Company shall not obtain any use of the name "Echelon" except to the extent the use of such name is licensed pursuant to the Lease.

          "Land" means, singularly or collectively, the various real properties underlying the Real Estate Assets, together with all tenements, hereditaments, easements, privileges, reversions, remainders and other rights and appurtenances belonging or in any manner appertaining thereto, including all reversionary interests in and to any adjoining or abutting rights-of-way and all riparian, littoral and other water rights.

          "Leases" means the leases relating to the use or occupancy of portions of the Real Estate Assets which are more particularly described on Schedule III annexed hereto and made a part hereof.

          "Lien" means any mortgage, deed of trust, pledge, security interest, encumbrance, lien, easement, servitude or charge of any kind, including, without limitation, any irrevocable license, conditional sale or other title retention agreement, any lease in the nature thereof, or any other right of or arrangement with any creditor to have its claim satisfied out of any specified property or asset with the proceeds therefrom prior to the satisfaction of the claims of the general creditors of the owner thereof, whether or not filed or recorded, or the filing of, or agreement to execute as "debtor", any financing or continuation statement under the Uniform Commercial Code of any jurisdiction or any federal, state or local lien imposed pursuant to any Environmental Laws.

          "Losses" has the meaning set forth in Section 10.3 hereof.

          "Material Adverse Effect" means a material adverse effect on the business, results of operations or financial condition of the Assets taken as a whole.

          "Merger" means the merger of EIN Acquisition Corp., a Florida corporation, with and into Echelon, with Echelon being the surviving corporation, on the terms and subject to the conditions set forth in the Merger Agreement.

          "Merger Agreement" means the Agreement and Plan of Merger, dated as of January 21, 2000, by and among ETA Holding LLC, a Delaware limited liability company, EIN Acquisition Corp., a Florida corporation and a direct wholly-owned subsidiary of ETA Holding LLC, and Echelon (as same is in effect on the Agreement Date and thereafter, as amended, modified or supplemented from time to time in accordance with the terms thereof and consistent with the terms of
Section 5.5(b) hereof).

          "Mortgage  Loans" means the real estate  mortgage  loans  described in
Part IV of Schedule I.

          "Net Proceeds" means, for a Pending Transaction, the gross cash proceeds received from such Pending Transaction, net of (i) reasonable and customary transaction costs (including, without limitation, any underwriting, brokerage or other customary selling commissions payable to employees or third parties and all legal, advisory and other fees and expenses, including title, survey, transfer taxes, property taxes and recording expenses associated therewith), (ii) the amount of such gross cash proceeds required to be used to repay any Assumed Debt which is secured by or directly related to the respective assets which were sold, transferred or otherwise disposed or concurrently with the consummation of such Pending Transaction and (iii) any pre-closing or post-closing adjustments to the purchase price for the Asset that is the subject of such Pending Transaction in accordance with the terms and conditions of the documentation relating to such Pending Transaction.

          "Offer" has the meaning specified in the Merger Agreement.

          "Omnibus Agreement" means the Omnibus Agreement, dated as of January 21, 2000, between EIN Acquisition Corp., as seller and Heller Financial, Inc., as purchaser.

          "Other Assets" means the "Assets" as defined in the Purchase and Sale Agreement.

          "Other Assumed Liabilities" means the "Assumed Liabilities" as defined in the Purchase and Sale Agreement.

          "Other Buyer" means the "Buyer" as defined in the Purchase and Sale Agreement.

          "Other Real Estate Assets" means the "Real Estate Assets" as defined in the Purchase and Sale Agreement.

          "Pending  Transactions"  has the  meaning  set  forth in  Section  5.3 hereof.

          "Permits" means any certificates, licenses, authorizations, registrations or permits required to be maintained by Transferor for the development, use or occupancy of any portion of any of the Real Estate Assets; provided, that in no event shall "Permits" include any licenses or permits required to be maintained for the development, use or occupancy of any portion of any of the Other Real Estate Assets.

          "Person" means and includes an individual, a partnership, a joint venture, a corporation, a trust, a limited liability company, an unincorporated organization, a group and a government or other department or agency thereof.

          "Personalty" means the Tangible Personal Property and Intangible Personal Property.

          "Preferred Stock" means the shares of Series A Cumulative Redeemable Preferred Stock, par value $1,000 per share, of Company.

          "Purchase and Sale Agreement" means the Purchase and Sale Agreement, dated as of January 21, 2000, by and among Echelon and its subsidiaries signatory thereto Echelon Residential LLC, a Delaware limited liability company, and Escrow Agent.

          "Radon" has the meaning set forth in Section 12.17 hereof.

          "Real Estate Assets" means, collectively, the real property, together with the Personalty, Contracts, Leases, and Permits relating thereto, as more particularly described in Schedule I.

          "Release" means disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like, into or upon any land or water or air, or otherwise entering into the environment.

          "Required Consents" means the consents, loan document modification agreements, documents and instruments to be delivered by the parties identified in Schedule XIX annexed hereto and made a part hereof consenting to the transactions contemplated by this Agreement and containing terms and provisions no more onerous to Company than those set forth in Schedule XIX and otherwise in form and substance reasonably satisfactory to Company.

          "Residential Property Restricted Cash Bank Accounts" means the bank accounts set forth in Part VI of Schedule I annexed hereto and made a part hereof.

          "Securities Act" has the meaning set forth in Section 3.18 hereof.

          "Security Deposit Amount" means the aggregate amount (as in effect on the Escrow Closing Date) of cash (and cash equivalents) associated with the customer deposits (but only to the extent same relates to the Leases) included in general ledger balance sheet account number 25020-000 set forth on the Combining Trial Balance (as defined in the Purchase and Sale Agreement).

          "Subsidiary" means each of the entities signatory hereto other than Echelon, Company and Escrow Agent.

          "Surveys" means the surveys with respect to the Real Estate Assets described on Schedule XVII annexed hereto and made a part hereof.

          "Surviving Corporation" has the meaning specified in the Merger Agreement.

          "Tangible Personal Property" means the personal property used primarily in connection with the Assets (including, without limitation, the tangible personal property described in Schedule I) other than the Intangible Personal Property; provided, that in no event shall "Tangible Personal Property" include any personal property used primarily in connection with the Other Assets.

          "Tax Credit LP Interest Purchase Agreement" means the Purchase Agreement, dated as of January 13, 2000, by and between Company, Echelon Affordable Housing, Inc., a Florida corporation, and Echelon.

          "Tax Credit LP Interests" means the equity interests of Echelon and its subsidiaries in the limited partnerships described in Part V of Schedule I.

          "Tax Return" means any return, report, information return or other document (including any related or supporting information) filed or required to be filed with any taxing authority with respect to Taxes.

          "Taxes" means all taxes, charges, fees, levies, penalties or other assessments imposed by any United States federal, state, local or foreign taxing authority, including, without limitation, income, excise, property, sales and use, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto.

          "Tender Offer Expiration Date" means the date (as extended from time to time in accordance with the terms of the Merger Agreement) on which the Offer expires.

          "Title Commitments" means the ALTA owner's title insurance commitments with respect to the Real Estate Assets described on Schedule XVI annexed hereto and made a part hereof.

          "Transfer Value" has the meaning set forth in Section 2.1 hereof.

          "Transferor" has the meaning set forth in the introductory paragraph hereof.

          Section 2. Transfer of Assets; Assumption of Liabilities.

          2.1 Transfer Value. The aggregate consideration to be paid by Company in exchange for the Assets (the "Transfer Value") shall be (A) an aggregate amount equal to (x) $51,300,000, minus (y) the Security Deposit Amount, minus
(z) the aggregate amount set forth under the column "Reduction in Transfer Value" on Schedule X with respect to the Pending Transactions if consummated on or prior to the Escrow Closing Date and (B) 2,000 shares of Preferred Stock. The Transfer Value shall be calculated in accordance with the immediately preceding sentence by making reference to the notice to be delivered pursuant to Section 7.4(f) hereof. The Transfer Value before reduction by the aggregate amount of "Reduction in Transfer Value" amounts shall be allocated among the Assets in accordance with Schedule XVIII herein.

          2.2 Assumption of Liabilities. On the terms and subject to the conditions of this Agreement, on the Closing Date, Company shall assume and pay, perform and discharge when due, without duplication, (i) the Assumed Debt (as in effect on the Closing Date), including any prepayment obligations and (ii) the executory obligations of Transferor arising on or after the Closing Date out of the Permits, Contracts and Leases (collectively, the "Assumed Liabilities"). Except for the Assumed Liabilities and the executory obligations of Transferor under the Contracts, Company and Transferor agree that Company shall have no responsibility, obligation, or duty with respect to any other liability of Transferor, including, without limitation, the Other Assumed Liabilities, all of which shall be assumed by the Other Buyer.

          2.3 Pending Transactions.

              (a) In the event that a Pending Transaction set forth on Schedule X which is a sale of any of the Assets is consummated after the Agreement Date and prior to the Closing Date, (i) Company will not acquire any of the Assets that are the subject of such Pending Transaction, (ii) Transferor shall promptly deliver to Escrow Agent (in accordance with Section 5.3 hereof) the Net Proceeds from such Pending Transaction, (iii) Company and Transferor shall instruct the Escrow Agent not later than the Escrow Closing Date (in accordance with Section
7.7 hereof) to distribute such Net Proceeds as follows: (A) an amount equal to the Reduction in Transfer Value (as set forth on Schedule X hereto) shall be delivered to or at the direction of Transferor, (B) an amount equal to fifteen
(15) percent of the Excess Amount (as defined below) shall be delivered to the Lessee (as defined in the Heller Lease) and (C) eighty-five (85) percent of the Excess Amount shall be delivered to Company to be held in the Cash Collateral Account pursuant to the Heller Lease and (iv) Company will not assume or undertake to discharge any liability or perform any contract or agreement with respect to such Pending Transaction. For purposes hereof, "Excess Amount" means an amount equal to the difference between (A) the aggregate Net Proceeds received by Transferor in connection with such Pending Transaction and (B) the Reduction in Transfer Value (as set forth on Schedule X hereto) with respect to the Assets that are the subject of such Pending Transaction; provided, that in no event shall the Excess Amount be less than $0. The Excess Amount shall be calculated in accordance with the immediately preceding sentence by making reference to the notice to be delivered pursuant to Section 7.4(f) hereof.

               (b) In the event that a Pending Transaction set forth on Schedule X which is a refinancing of any of the Assets is consummated after the Agreement Date and prior to the Closing Date, (i) the New Debt (as described on Schedule
X) shall be included in Assumed Debt, (ii) Transferor shall promptly deliver to Escrow Agent (in accordance with Section 5.3 hereof) the Net Proceeds from such Pending Transaction, (iii) Company and Transferor shall instruct the Escrow Agent not later than the Escrow Closing Date (in accordance with Section 7.7 hereof) to distribute (A) fifteen (15) percent of the Net Proceeds to the Lessee and (B) eighty-five (85) percent of the Net Proceeds to Company to be held in the Cash Collateral Account pursuant to the Heller Lease and (iv) Company will not assume or undertake to discharge any liability with respect to the Refinanced Debt (as described on Schedule X hereto).

          Section 3. Transferor's Representations and Warranties.

          Transferor makes the following representations and warranties to Company, which representations and warranties shall not survive the Escrow Closing Date, except for the representation and warranty set forth in Section
3.18 hereof which shall survive for a period of one year after the Closing Date (it being expressly understood and agreed that notwithstanding anything to the contrary (express or implied) set forth herein, in the case of any breach by Transferor of any of the following representations and warranties, Company's sole right shall be the exercise (if it is entitled to do so) of its right of termination pursuant to Section 9.1(f) hereof (and Company's sole remedies in connection therewith shall be those expressly set forth in Section 9.2 hereof) and Transferor shall not at any time (whether before, on or after the Escrow Closing Date) have any further liability whatsoever with respect to any such breach of the following representations and warranties):

          3.1  Due Organization and Good Standing of Transferor.

               (a) Echelon is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties, including the Assets, and to carry on its business as now being conducted. True and complete copies of Echelon's Amended and Restated Articles of Incorporation and By-laws, each as in effect on the Agreement Date, have been previously made available for review to Company. Except as set forth on Schedule XIII annexed hereto and made a part hereof, Echelon is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary.

               (b) Each Subsidiary is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and each such entity has all requisite corporate, partnership or limited liability company power and authority to own, lease and operate its properties, including the Assets, and to carry on its business as now being conducted. True and complete copies of each Subsidiary's certificate of incorporation, by-laws or equivalent organizational documents, in each case as in effect on the Agreement Date, have been previously made available for review to Company. Except as set forth on Schedule XIII, each Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary.

          3.2 Authorization and Validity of Agreement. Transferor has the power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject only to those prohibitions and consents described in
Schedule IV, to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Transferor, and the consummation by it of the transactions contemplated hereby, have been duly authorized and no other action on its part is necessary to authorize the execution, delivery and performance of this Agreement by it and the consummation of the transactions contemplated hereby (other than complying with those prohibitions and consents described in Schedule IV). This Agreement has been duly executed and delivered by Transferor and, assuming that this Agreement constitutes a valid and binding obligation of Company, is a valid and binding obligation of Transferor enforceable against Transferor in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

          3.3 Consents and Approvals; No Violations. Assuming any filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), applicable to the sale of Assets to Company are made and any applicable waiting period thereunder has been terminated or has expired, the execution and delivery of this Agreement by Echelon and its Subsidiaries and the consummation by Echelon and its Subsidiaries of the transactions contemplated hereby will not: (a) violate any provision of the Amended and Restated Articles of Incorporation or By-Laws of Echelon or the comparable governing documents of any Subsidiary, in each case, as amended; (b) violate any statute, ordinance, rule, regulation, order or decree of any court or of any governmental or regulatory body, agency or authority applicable to Echelon or any Subsidiary or by which any of the Assets may be bound; (c) except as set forth on Schedule IV, require any filing with, or permit, consent or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority; or (d) except as set forth on Schedule IV, result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment, purchase, sale or acceleration) under, or result in the creation of any lien, security interest, mortgage, charge, claim or encumbrance (each, an "Encumbrance") upon any of the Assets under, any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or other instrument or obligation to which Echelon or any Subsidiary is a party, or by which it or any of their respective Assets are bound.

          3.4 Title to Assets; Encumbrances. Echelon or its relevant Subsidiary, as applicable, has good and marketable title to the Land and the Improvements thereon and has good title to the other Assets (other than with respect to the Mortgage Loans, with respect to which no representation or warranty is being made pursuant to this Section 3.4), subject to no Encumbrance or other restriction of any kind or character, except for (a) liens reflected on Schedule V annexed hereto and made a part hereof, (b) zoning, planning or other governmental restrictions, easements or permits or other restrictions or limitations on the use of the Real Estate Assets, in each case which would not have, individually or in the aggregate, a Material Adverse Effect, (c) statutory liens or liens of landlords, carriers, warehousemen, mechanics, suppliers, materialmen or repairmen arising in the ordinary course of business and which would not have, individually or in the aggregate, a Material Adverse Effect and
(d) liens for current Taxes, assessments or governmental charges or levies on property not yet delinquent.

          3.5 Ownership of Mortgage Loans. Transferor or its relevant Subsidiary, as applicable, is the owner and holder of the Mortgage Loans, free and clear of all Encumbrances and claims of every kind other than those described in Schedule VI annexed hereto and made a part hereof. True and complete copies of the documents evidencing and securing the Mortgage Loans, and any participation agreements relating thereto, have been made available for review to Company. Except as set forth on Schedule VI, the documents evidencing and securing the Mortgage Loans are in full force and effect and no defaults on the part of the borrower or, to Transferor's knowledge, the lender thereunder have occurred and are continuing. Except as set forth on Schedule VI, all payments of principal and interest in respect of the Mortgage Loans are current.
Schedule VI sets forth the outstanding principal balance of each of the Mortgage Loans as of the date indicated therein. To Transferor's knowledge, the Mortgage Loans and each of the borrower's obligations thereunder are not subject to any valid right of rescission, set-off, abatement, diminution, counterclaim or defense which would prevent Company (or any of its assigns) from enforcing the payment provisions of the documents evidencing and securing the Mortgage Loans, including, without limitation, any payment guaranty or from foreclosing on the assets that are security for such Mortgage Loans and Transferor has received no notice of any such claims having been asserted. Transferor has not satisfied, canceled or subordinated any of the promissory notes evidencing the Mortgage Loans in whole or in part.

          3.6  Environmental  Laws  and  Regulations.  Except  as set  forth  on
Schedule VII annexed hereto and made a part hereof, and subject to Section 12.17 hereof, to the knowledge of Transferor:

                    (i) Hazardous Materials have not been generated, used, treated or stored by Transferor on the Real Estate Assets, except for quantities generated, used, treated or stored in compliance with Environmental Laws and as required in connection with the normal operations and maintenance of such Real Estate Assets;

                    (ii) Hazardous Materials have not been Released or disposed of by Transferor on the Real Estate Assets, except for quantities Released or disposed of in compliance with Environmental Laws and as required in connection with the normal operation and maintenance of such Real Estate Assets;

                    (iii) Transferor is in compliance with Environmental Laws and the requirements of permits issued under such Environmental Laws with respect to the Real Estate Assets;

                    (iv) There are no pending or threatened Environmental Claims against Transferor with respect to the Real Estate Assets;

                    (v) There are no past or present actions, activities, circumstances, conditions, events or incidents (including, without limitation, the release, emission, discharge, presence or disposal of any Hazardous Materials) which would form the basis for any Environmental Claim against Transferor, or against any Person whose liability for any Environmental Claim Transferor has retained or assumed whether contractually or by operation of law, in each case to the extent same relates to the Real Estate Assets;

                    (vi) Transferor has delivered to or otherwise made available for inspection by Company true, complete and correct copies and results of any reports, studies, analyses, tests or monitoring in the possession of Transferor pertaining to Hazardous Materials in, on, beneath or adjacent to any Real Estate Assets; and

                    (vii) There are no underground storage tanks located on the Real Estate Assets.

          3.7 Leases. Schedule III sets forth all Leases affecting any portions of any of the Real Estate Assets and the Other Real Estate Assets and with respect to each Lease, as of the Agreement Date, the name of the tenant, the location and the gross leasable area of any space leased, the monthly rent due thereunder, the Lease termination date and the amount of any security deposits. True and complete copies of such Leases have been made available for review to Company. Except as set forth on Schedule III, each Lease is in full force and effect, all rents and additional rents due thereunder have been paid to date, and Transferor has neither sent nor received any notice of a material default under any Lease which remains outstanding. The Real Estate Assets are not subject to any ground leases.

          3.8 Litigation. Schedule XII annexed hereto and made a part hereof contains a current list of all actions, suits, arbitrations and proceedings pending, or to Transferor's knowledge threatened, against or concerning the Assets or the Other Assets. To Transferor's knowledge, there are no judgments, orders or decrees entered in any lawsuit or proceeding against or concerning the Assets or the Other Assets, other than as set forth on Schedule XII. Transferor has received no written notice of any pending or threatened condemnation, taking or similar proceeding affecting the Assets, or any pending public improvements which would result in, nor has Transferor received written notice of, special assessments affecting the Assets.

          3.9 Land Use. With respect to the Real Estate Assets, Transferor has not received any written notice from any governmental authority, and Transferor otherwise has no knowledge, that a Real Estate Asset is not in substantial compliance with the County regulations and restrictions applicable to the zoning district within which it is situated, and, except as described in Schedule XI annexed hereto and made a part hereof, Transferor has no actual knowledge of any covenants, restrictions or other agreements with or in favor of any governmental authority or other Person limiting in any material respect the use of any of the Real Estate Assets or the Other Real Estate Assets for the purposes permitted by the regulations governing the applicable zoning district.

          3.10 Contracts. Except for the Leases, Encumbrances on title and the documents and instruments relating to the Assumed Debt, Schedule VIII sets forth all agreements, contracts and commitments by which Transferor is bound primarily affecting or relating to the Assets or the Other Assets other than such contracts, agreements or commitments that involve base payments or the performance of services by Transferor of an amount or value (as measured by the revenue derived therefrom during fiscal year 1998-1999) not in excess of $12,000 annually or are terminable by Transferor on not more than 90 days notice without penalty relating to or affecting the Assets. True and complete copies of all of the agreements, contracts and commitments referred to in Schedule VIII have been made available for review to Company. Except as otherwise set forth on Schedule IV and VIII, each agreement, contract and commitment referred to in Schedule VIII is in force and effect and (a) there exists no default or event of default thereunder (or any event, occurrence, condition or act on the part of Transferor which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default thereunder) and (b) no approval or consent of, or notice to, any Person is needed in order that each such contract or agreement shall continue in force and effect in accordance with its terms without penalty, acceleration or rights of early termination by reason of the consummation of the transactions contemplated by this Agreement.

          3.11 Permits. Transferor has obtained all material Permits necessary for the development, use and occupancy of the Real Estate Assets (except for those Permits relating to the development of the Real Estate Assets which are not yet required to be issued), all of such Permits are in full force and effect, and none of such Permits is the subject of any revocation proceeding, suspension, forfeiture or the like.

          3.12 Assumed Debt. Echelon or its relevant Subsidiary, as applicable, is the borrower under the Assumed Debt encumbering the Assets owned by it, as more particularly set forth on Schedule II. Except as set forth on Schedule II, the documents evidencing and securing the Assumed Debt are in full force and effect and no defaults on the part of the borrower or the lender thereunder have occurred and are continuing. Except for the Assumed Debt and except for debt incurred in connection with a Pending Transaction, no other indebtedness for borrowed money encumbers any of the Assets. Except as set forth on Schedule II, all payments of principal and interest in respect of the Assumed Debt are current. True and complete copies of all agreements evidencing and securing the Assumed Debt have been made available for review to Company.

          3.13 Intellectual Property.

               (a)  Schedule  IX sets  forth  a true  and  complete  list of all
Intellectual Property, specifying, if applicable, the registration or application numbers for each such item of Intellectual Property, owned by or licensed to Echelon and/or its subsidiaries. Other than as set forth on Schedule IX, neither Echelon nor any of its subsidiaries owns or uses any other item of intellectual property which is material to the Assets or the Other Assets.

               (b) Except as set forth on Schedule IX, Echelon and/or its subsidiaries own or have the valid and enforceable right to use all Intellectual Property in the manner such Intellectual Property is being used or held for use by Echelon and/or its subsidiaries.

               (c) Except as set forth on Schedule IX, neither Echelon nor any of its subsidiaries (or any of their respective affiliates) is a defendant in any investigation or proceeding relating to, or otherwise has been notified of, any alleged claim of infringement with respect to the Intellectual Property and, to Transferor's knowledge, use of the Intellectual Property in connection with the Assets as currently conducted does not infringe upon any third party proprietary rights.

               (d) There is no outstanding claim or suit brought by Echelon or its subsidiaries (or any of their respective affiliates) for infringement by any other Person of any of the Intellectual Property.

               (e) Except as set forth on Schedule IX, there are no licenses, sublicenses or other agreements relating to the Intellectual Property pursuant to which Echelon or its subsidiaries (or any of their respective affiliates) is authorized to use any Intellectual Property owned or controlled by a third party, and no third party is authorized to use any Intellectual Property owned or controlled by Echelon or its subsidiaries (or any of their respective affiliates). Echelon and its subsidiaries are not, nor as a result of the execution, delivery or performance of their obligations hereunder will Echelon or its subsidiaries be, in violation of, or lose any rights pursuant to, any license or agreement described in Schedule IX.

               (f) To the knowledge of Transferor, there has not been and there is not currently any unauthorized use, infringement or misappropriation of any of the Intellectual Property by any other Person, including any employee or former employee of Echelon and/or its subsidiaries.

          3.14 Insurance. Schedule XV annexed hereto and made a part hereof sets forth a true and complete listing of all insurance policies maintained by Transferor on and as of the Agreement Date relating to the Real Estate Assets or the Other Real Estate Assets, with the amounts insured (and any deductibles) set forth therein.

          3.15 Assets. The Assets are all of the assets necessary for the Assets to function and operate in substantially the same manner as the Assets have recently functioned and been operated by Transferor.

          3.16 Compliance with Laws. Except as set forth in the Commission Filings or as set forth on Schedule XIV, Transferor is in compliance with all applicable laws, regulations, orders, judgments and decrees (other than with respect to environmental matters and federal securities laws, which are the subject of specific representations contained in this Agreement).

          3.17 Year 2000. There has not been nor is there reasonably expected to be a Material Adverse Effect caused by the failure to be Year 2000 Compliant with respect to computer systems, computer software or technology that are internal to Transferor. There has not been nor is there reasonably expected to be a Material Adverse Effect caused by the failure to be Year 2000 Compliant of any products or services of Transferor sold or licensed to customers of Transferor.

          For purposes of this Agreement, "Year 2000 Compliant" means that a product or system is (i) able to receive, record, store, process, calculate, manipulate and output dates from and after January 1, 2000, time periods that include January 1, 2000 and information that is dependent on or relates to such dates or time periods, in the same manner and with the same accuracy, functionality, data integrity and performance as when dates or time periods prior to January 1, 2000 are involved and (ii) able to store and output date information in a manner that is unambiguous as to century.

          3.18 Investment Intention. Transferor is acquiring the Preferred Stock for its own account, for investment purposes only and not with a view to, or any present intention of, the distribution thereof, except as a result of the consummation of the transactions contemplated by the Merger Agreement. Transferor will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any of the Preferred Stock (or solicit any offers to buy, purchase, or otherwise acquire any of the Preferred Stock), except in compliance with the Securities Act of 1933, as amended (the "Securities Act"). Transferor acknowledges that the Preferred Stock has not been registered under the Securities Act or the securities laws of any state or other jurisdiction and cannot be disposed of unless it is subsequently registered under the Securities Act and any applicable state laws or exemption from such registration is available.

          3.19 No Other Representations or Warranties. Except for the representations and warranties contained in this Section 3 and in Section 8 hereof, neither Transferor nor any other Person makes any other express or implied representation or warranty on behalf of Transferor or any of its affiliates.

          Section 4. Company's Representations and Warranties.

          Company makes the following representations and warranties to Transferor, which representations and warranties shall not survive the Escrow Closing Date, except for (x) those representations and warranties set forth in Sections 4.5 and 4.6 hereof which shall survive for a period of one year after the Closing Date and (y) those representations, warranties and agreements set forth in Section 4.9 hereof which shall survive as set forth therein:

          4.1 Due Organization and Good Standing of Company. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Company is duly qualified or licensed to do business in Florida and will, on or prior to the Closing Date, qualify to do business in each jurisdiction where the Assets are located.

          4.2 Authorization and Validity of Agreement. Company has the power and authority to execute and deliver this Agreement and the Common Stock and Subordinated Debt Subscription Agreement, to perform its obligations hereunder and thereunder and consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Common Stock and Subordinated Debt Subscription Agreement by Company, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized and no other corporate, partnership or limited liability company action on the part of Company is necessary to authorize the execution, delivery and performance of this Agreement and the Common Stock and Subordinated Debt Subscription Agreement by Company and the consummation of the transactions contemplated hereby and thereby. This Agreement and the Common Stock and Subordinated Debt Subscription Agreement have each been duly executed and delivered by Company and each is a valid and binding obligation of Company enforceable against Company in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

          4.3 Capitalization. Immediately after the Closing Date, the authorized capital stock of Company will consist of (i) 4,000 shares of common stock, par value $1.00 per share, of which 1,200 shares will be issued and outstanding and
(ii) 2,000 shares of Preferred Stock, of which 2,000 shares will be issued and outstanding. Immediately after the Closing Date, all issued and outstanding shares of capital stock of Company will have been duly authorized and be validly issued and outstanding, fully paid and nonassessable.

          4.4 Consents and Approvals; No Violations. Assuming any filings required under the HSR Act applicable to the transfer of the Assets to Company are made and any applicable waiting period thereunder has been terminated or has expired, the execution and delivery of this Agreement by Company and the consummation by Company of the transactions contemplated hereby will not: (a) violate any provision of the Certificate of Incorporation or By-Laws of Company, as amended; (b) violate any statute, ordinance, rule, regulation, order or decree of any court or of any governmental or regulatory body, agency or authority applicable to Company or by which any of its properties or assets may be bound; (c) require any filing with, or permit, consent or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority; or (d) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Encumbrance upon any of the property or assets of Company under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or other instrument or obligation to which Company is a party, or by which it or its assets are bound except, in the case of clauses (b), (c) and
(d), above, for any such filing, permit, consent, approval or notice, the failure to obtain or make which, and except for any breach, violation or Encumbrance which, would not prevent or materially delay the consummation of the transactions contemplated by this Agreement.

          4.5 Condition of the Assets. Company has conducted all due diligence that Company deems necessary or desirable with respect to the Assets, the Assumed Debt, this Agreement and the transactions contemplated hereby in order for it to enter into this Agreement and consummate the transactions contemplated hereby. Except for the limited representations of Transferor specifically set forth in Section 3 hereof, Company will rely solely upon such due diligence in acquiring the Assets and in assuming the Assumed Liabilities. Without limiting the generality of the foregoing, Company acknowledges that Transferor makes and will make no representation or warranty concerning environmental conditions heretofore, now or hereafter existing on properties adjoining or proximate to the Assets. Notwithstanding anything in this Agreement, it is expressly understood and agreed that Company is acquiring the Assets "AS IS", "WHERE IS" and "WITH ALL FAULTS", and that Transferor has not made and does not and will not make any representations or warranties, express or implied, including any with respect to the quality, physical condition, expenses, legal status, zoning, value, utility or development or operating potential of the Assets, or the absence of any Hazardous Materials on, in, under or near the Assets, or any other matter or thing affecting or relating to the Assets, the Assumed Liabilities or this Agreement (including, without limitation, warranties of merchantability and/or of fitness for a particular purpose) which might be pertinent in considering whether to purchase the Assets, assume the Assumed Liabilities or to make and enter into this Agreement, except, in each case, to the extent of the limited representations set forth in Section 3 hereof. Transferor is not liable or bound in any manner by any warranties, either expressed or implied, guaranties, or any promises, statements, representations or information pertaining to the Assets or to the value thereof made or furnished by any broker or any real estate agent, employee, servant or other Person representing or purporting to represent Transferor. As of the Agreement Date, Company is not aware of any events, facts or circumstances which, individually or in the aggregate, have or would have a Material Adverse Effect.

          4.6 Liens. Company acknowledges that it is acquiring the Assets subject to the matters described in Schedules V and VI and the Assumed Debt described in Schedule II, and such other matters as are permitted pursuant to the terms of this Agreement.

          4.7 Sufficient Funds. Company has sufficient funds available to it to acquire the Assets pursuant to this Agreement and will not, prior to Closing, incur third party debt to finance any portion of the Transfer Value.

          4.8 Title and Survey. Prior to the Agreement Date, Company has reviewed (i) the Title Commitments or other reports with respect to the Real Estate Assets described on Schedule XVI and (ii) the Surveys with respect to the Real Estate Assets described on Schedule XVII. Company hereby acknowledges its approval as of the Agreement Date of the condition of title to the Real Estate Assets, subject to Transferor's fulfilling its obligation to deliver the documents described in Sections 7.4(b)(x) through (b)(xiii), inclusive, hereof.

          4.9 Inspection. Prior to the Agreement Date, Company has inspected the Assets and any operating files maintained by Transferor or its property managers in connection with the ownership, leasing, maintenance and/or management of the Assets, including, without limitation, the Leases, lease files, operating agreements, insurance policies, bills, invoices, receipts and other general records relating to the Assets, correspondence, surveys, plans and specifications, warranties for services and materials provided, environmental assessments and similar materials, in each case, as Company has deemed necessary in connection with making its determination to execute and deliver this Agreement. Company hereby indemnifies Transferor and holds Transferor harmless from and against any claim for liabilities, costs, expenses (including reasonable attorney's fees), damages or injuries arising out of or resulting from physical injury or damages to persons or property resulting from the inspections of the Assets by Company or its agents other than injury or damages resulting from Transferor's gross negligence or willful misconduct, and such indemnity shall survive Closing or any termination of this Agreement.

          4.10 Company Liquidity. Company has and through the Closing Date will have assets which would be classified as cash and cash equivalents on a balance sheet prepared in accordance with GAAP of not less than $15,000,000.

          4.11 No Other Representations or Warranties. Except for the representations and warranties contained in this Section 4 and in Section 8 hereof, neither Company nor any other Person makes any other express or implied representation or warranty on behalf of Company or any of its affiliates.

          Section 5. Covenants.

          5.1 Compliance. During the period commencing on the Agreement Date and ending on the Closing Date, Transferor will, in all material respects, comply with and abide by all of the covenants, conditions and requirements set forth or imposed by, related to or arising out of all statutes, laws, ordinances, rules, regulations, plans and specifications, permits, agreements, contracts, authorizations or approvals related or applicable to any portion of the Assets, and will use commercially reasonable efforts to maintain all contracts, permits and other agreements affecting the Assets in good standing and free from delinquency or material default, other than those which are modified, rescinded or terminated in the ordinary course of business or in connection with a Pending Transaction and those the rescission, modification or termination of which would not reasonably be expected to have a Material Adverse Effect.

          5.2 Notices of Violations. During the period commencing on the Agreement Date and ending on the Closing Date, in the event that Transferor receives any notice from any County, or any other Governmental Authority having jurisdiction over any of the Real Estate Assets, of a violation or alleged violation of any statute, law, ordinance, rule, permit, regulation or agreement governing the planning, development, construction, occupancy, use or maintenance of any portion of any of the Real Estate Assets, or of any permit, approval or authorization issued in connection therewith or of any contemplated or pending investigation with respect thereto, Transferor promptly will deliver a copy of such notice to Company; and Company will have the option (but will not be required) either to (a) participate with Transferor in responding to such notice or (b) seek independently to intervene in any proceeding of which notice has been given for the purpose of protecting Company's interests in and with respect to any of the Real Estate Assets.

          5.3 Ownership of Assets. During the period commencing on the Agreement Date and ending on the Closing Date, Transferor shall not without the prior consent of Company (which consent shall not be unreasonably withheld, conditioned or delayed) directly or indirectly sell, transfer, encumber or otherwise dispose of any of the Assets or any portion thereof to any Person, other than sales, transfers, encumbrances or other dispositions of Assets (i) constituting non-material equipment or personalty made in the ordinary course of business, (ii) as contemplated by Sections 10.1 and 10.2 hereof, (iii) constituting overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with sound business practices (and not as a part of any bulk sale or financing of receivables) or (iv) pursuant to the transaction described in
Schedule X (the "Pending Transactions"); provided, that the Net Proceeds from any sale, transfer, encumbrance or disposition of Assets, in whole or in part, pursuant to the Pending Transactions consummated after the Agreement Date and prior to the Closing Date (collectively, the "Asset Sales Proceeds") shall be promptly delivered by Transferor to Escrow Agent, and such Asset Sales Proceeds shall be held in an interest-bearing account with an institution the deposits in which are insured by an agency of the United States or, upon joint instructions of Transferor and Company, invested in securities of the United States; provided that, in each case, interest accruing thereon will constitute part of such Asset Sales Proceeds.

          5.4 Operation of Assets Subsequent to the Agreement Date. Transferor agrees that except for the Pending Transactions (including all transactions incident thereto as set forth on Schedule X, such as (i) the incurrence of indebtedness for borrowed money and (ii) the incurrence of capital expenditures) and except as required or contemplated by this Agreement, the Purchase and Sale Agreement, the Tax Credit LP Interest Purchase Agreement or the Merger Agreement or otherwise consented to or approved by Company (which consent or approval shall not be unreasonably withheld, conditioned or delayed), during the period commencing on the Agreement Date and ending on the Closing Date:

               (a) Echelon will, and will cause its Subsidiaries to, operate, manage and maintain the Assets and otherwise conduct its business relating to the Assets only according to its ordinary course of business consistent with past practice and will use reasonable best efforts to preserve intact its business organization, keep available the services of its officers and employees and maintain satisfactory relationships with licensors, suppliers, distributors, clients, landlords, tenants, joint venture partners, employees and others having business relationships with it;

               (b) Insofar as any such action relates to the Assets, Echelon shall not, and shall cause its Subsidiaries not to, (i) make any change in or amendment to its articles of incorporation or by-laws or comparable governing documents; (ii) enter into any contract or commitment with respect to capital expenditures; (iii) acquire (by merger, consolidation, or acquisition of stock or assets or otherwise) any corporation, partnership or other business or division thereof (or any interest therein); provided, that any subsidiary of Echelon may be merged with and into Echelon or any other subsidiary of Echelon;
(iv) acquire a material amount of assets or securities; (v) except as provided in Sections 5.3 and 5.5 hereof, transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of, encumber or subject to any Lien, any material assets or incur or modify any new or existing indebtedness for borrowed money;
(vi) make any material Tax election or settle or compromise any material Tax liability, in each case only to the extent same would adversely affect the Assets; (vii) except as required by applicable law or GAAP, make any material change in its methods of accounting for financial accounting or income tax return filing purposes; (viii) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Echelon or any of its Subsidiaries that owns any Assets (other than in connection with (A) the Merger or (B) any merger of a subsidiary of Echelon with and into Echelon or any other subsidiary of Echelon); (ix) enter into any agreement providing for the acceleration of payment or performance or other consequence as a result of the transactions contemplated hereby or any other change of control of Echelon or its subsidiaries other than with respect to the satisfaction of Assumed Debt; or (x) agree, in writing or otherwise, to take any of the foregoing actions;

               (c) Echelon shall not, and shall not permit any of its Subsidiaries to, transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of, encumber or subject to any lien any of the Assets for any purpose (including, without limitation, for the purpose of satisfying any Excluded Liabilities) except as related to, and for the benefit of, the Assets.

          5.5 Status of Agreements. (a) During the period commencing on the Agreement Date and ending on the Closing Date, except in connection with the Pending Transactions, the Required Consents or as set forth on Schedule IV or otherwise consented to or approved by Company (which consent or approval shall not be unreasonably withheld, conditioned or delayed), Transferor will not do any of the following:

               (i) cancel or amend or modify in any material respect, (x) any Contract or Lease affecting any of the Real Estate Assets or (y) any agreements, documents or instruments relating to the Assumed Debt;

               (ii) enter into any new contract, agreement or commitment (other than (x) a contract, agreement or commitment that involves base payments or the performance of services by Transferor of an amount or value (as measured by the revenue derived therefrom during fiscal year 1998-1999) not in excess of $12,000 annually or terminable by Transferor on not more than 90 days notice without penalty, or (y) a contract, agreement or commitment that is entered into (A) in order to preserve public safety as to one or more Assets or (B) as a result of an emergency situation or force majeure event affecting one or more Assets), any new Lease (other than a Lease demising space of less than 5000 square feet on terms and conditions consistent with the current leasing practices of the subject property and otherwise consistent with good business practice) affecting any of the Real Estate Assets or any new agreements, documents or instruments relating to the Assumed Debt; or

               (iii) intentionally do any act or omit to do any act that will cause a material breach of any Contract or Lease or agreements, documents or instruments relating to the Assumed Debt.

               (b) During the period commencing on the Agreement Date and ending on the Closing Date, Echelon will not, without the prior consent or approval of Company (which consent or approval shall not be unreasonably withheld, conditioned or delayed), amend, modify or supplement the Merger Agreement (including the Schedules and Exhibits thereto) or grant any consent or waiver under the Merger Agreement, in each case that would in any manner materially and adversely affect the rights, obligations and interests of Company under this Agreement (it being expressly understood and agreed that in no event shall
Section 4.07 or 5.01 of the Merger Agreement be amended, modified or supplemented (and in no event shall Transferor grant any consent or waiver with respect to any such Section) without the prior consent of Company (not to be unreasonably withheld, conditioned or delayed)). The parties hereto acknowledge that Company is a third party beneficiary of the agreements made by Echelon pursuant to Section 4.07 of the Merger Agreement and that Transferor shall be required to provide Company with any and all information required to be provided to Parent (as defined in the Merger Agreement) pursuant to Section 4.07(c) of the Merger Agreement. Nothing in this Section 5.5(b), however, shall in any manner whatsoever require that the Board of Directors of Echelon take any action or refrain from taking any action, in each case which is permitted under Section
4.07 of the Merger Agreement.

          5.6 Further Assurances. On or after the Closing Date and without further consideration, each of Transferor and Company shall execute, acknowledge and deliver such further agreements, assignments, deeds, certificates, assumptions, transfers and assurances and shall take, or cause to be taken, such further actions, in each case, as shall be reasonably requested by Company or Transferor from time to time for the more effective transfer, assignment and conveyance to Company of any of the Assets or the Assumed Liabilities, including without limitation, obtaining the consent of third parties (without obligating Company or Transferor or their respective affiliates to spend money or assume obligations in connection therewith), as, in the reasonable opinion of Company or Transferor, as the case may be, or their respective counsel, are necessary to transfer, assign and convey the Assets to Company, the assumption by Company of the Assumed Liabilities, the consummation of the transactions contemplated by this Agreement or otherwise in the effectuation of the intentions and purposes of this Agreement; provided, that all reasonable out-of-pocket costs and expenses incurred in connection with any of the foregoing actions shall be for the account of the party requesting such actions subject, in each case, to providing reasonable documentation of such out-of-pocket costs and expenses, unless such actions relate to the Assumed Liabilities, in which case all reasonable out-of-pocket costs and expenses in connection therewith shall be for the account of Company (irrespective of whether such actions were at the request of Transferor or Company). In addition to and not in limitation of the foregoing provisions of this Section 5.6, Company shall, promptly following Closing, (i) establish all bank accounts necessary to hold the security deposits delivered by tenants pursuant to the Leases, and shall fund such accounts out of its own funds in amounts equal to the security deposits held by Transferor in respect thereof at Closing (including any interest accrued thereon), (ii) deliver notices to the tenants who deposited such security deposits under such Leases, confirming that Company is holding such security deposits, the accounts where same are held and the amount of such security deposits and (iii) take any and all other actions as required by applicable law with respect to the security deposits delivered by tenants pursuant to the Leases. The provisions of this
Section 5.6 shall survive Closing for a period of one year from the Closing Date, except for the provisions of the preceding sentence, which shall survive the Closing indefinitely.

          5.7 Consents. To the extent that a claim can be made successfully that the transactions contemplated hereby will constitute the assignment of any contract, lease, commitment, sales order, purchase order, account, license, permit or undertaking requiring the consent of another party thereto, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof. During the period commencing on the Agreement Date and ending on the Closing Date, Transferor agrees that it will use its commercially reasonable efforts (without obligating Transferor or its affiliates to spend money or assume obligations in connection therewith) to obtain the written consent of the other necessary parties to the assignment of such contracts, leases, commitments, sales orders, purchase orders, accounts, licenses, permits and undertakings, and if such consent is not obtained, Transferor will use commercially reasonable efforts (without obligating Transferor or its affiliates to spend money or assume obligations in connection therewith) to cooperate with Company in any lawful arrangement designed to provide Company the benefits under any such documents.

          5.8 Bringdown of Transferor's Representations. On the Escrow Closing Date, Transferor shall deliver to Company a certificate (a "Bringdown Certificate") executed by the President, any Vice President or a managing member of each of Echelon and its subsidiaries signatory hereto certifying that, as of the Escrow Closing Date, the representations and warranties made by Transferor in this Agreement are true and correct in all material respects, except for a change in facts and circumstances which requires a change in any such representation and warranty, and in such event the certificate shall specify any such change in reasonable detail. Transferor's representations and warranties set forth in such certificate shall not survive the Escrow Closing Date (it being expressly understood and agreed that, notwithstanding anything to the contrary (express or implied) set forth herein, in the case of any breach by Transferor of any of Transferor's representations and warranties, Company's sole right shall be the exercise (if it is entitled to do so) of its right of termination pursuant to Section 9.1(f) hereof (and Company's sole remedies in connection therewith shall be those expressly set forth in Section 9.2 hereof) and Transferor shall not at any time (whether before, on or after the Escrow Closing Date) have any further liability whatsoever with respect to any such breach of Transferor's representations and warranties). If, and only if, all of the changes in Transferor's representations and warranties set forth in such Bringdown Certificate (other than any changes related to a Pending Transaction), taken in the aggregate, would have a Material Adverse Effect, then Company shall have the right by written notice to Transferor actually received by Transferor not later than the expiration of the Offer as described in the Merger Agreement to terminate this Agreement pursuant to Section 9.1(f) hereof. In the event that Transferor shall deliver one or more new Escrow Date Notification Certificates pursuant to the terms of Section 7.3 hereof setting forth a new Escrow Closing Date, Transferor shall, on each such new Escrow Closing Date, deliver to Company a new Bringdown Certificate certifying as to the matters set forth above in this
Section 5.8 as of such new Escrow Closing Date.

          5.9 Cooperation Regarding Taxes. After the Closing Date, Company and Transferor shall cooperate with each other and with each other's agents, including accounting firms and legal counsel, in connection with matters relating to Taxes of Company, Transferor and their affiliates including (i) the preparation and filing of any Tax Returns, (ii) determining the liability for and amount of any Taxes due (including estimated Taxes) or the right to and amount of any refund of Taxes, (iii) examinations of Tax Returns, and (iv) any administrative or judicial proceeding in respect of Taxes assessed or proposed to be assessed. Such information and documents shall be delivered without representation or warranty and shall include, without limitation, records, returns, schedules, documents, work papers or other relevant materials. Company and Transferor shall also make available to each other, as reasonably requested and on a mutually convenient basis, personnel (including officers, directors, employees and agents of Company or Transferor or their respective affiliates) to provide such assistance as might be reasonably required in connection of the matters set forth in (i), (ii), (iii) and (iv) above. Any information provided under this Section 5.9 shall be kept confidential by the party receiving the information or documents, except as may otherwise be necessary in connection with the filing of Tax Returns or in connection with any communications with a tax authority or any administrative or judicial proceedings relating to Taxes or any Tax Return. Company and Transferor and their respective affiliates shall make available to each other for inspection and copying during normal business hours upon reasonable notice all Tax records in their possession to the extent reasonably required by the other party in connection with the preparation, review or audit of Tax Returns, Tax litigation and claims, and the resolution of items under this Agreement. All reasonable out-of-pocket costs and expenses incurred in connection with any of the foregoing actions shall be for the account of the party requesting such actions (subject to providing reasonable documentation of such out-of-pocket costs and expenses). Company and Transferor agree to retain all records relevant to the tax basis of the Assets and tax treatment of this Agreement for a period of seven years after the Closing Date. The provisions of this Section 5.9 shall survive Closing for a period of seven years after the Closing Date.

          5.10 Insurance. During the period commencing on the Agreement Date and ending on the Closing Date, Transferor will maintain the insurance policies relating to the Real Estate Assets set forth on Schedule XV; provided, that Transferor may discontinue or reduce any such insurance to the extent that (x) it is no longer available at commercially reasonable rates or (y) similarly situated companies are, in general, reducing or eliminating such insurance in a manner consistent with the changes being effected by Transferor, unless, in each case, Company shall have requested in writing that Transferor not discontinue or reduce, as the case may be, such insurance and shall have paid to Transferor in immediately available funds all costs (including, without limitation, all premiums) and expenses of Transferor in connection with not discontinuing or reducing, as the case may be, such insurance (it being expressly understood and agreed that in the event of termination of this Agreement pursuant to Section
9.1 hereof, Company shall not be entitled to any refund or reimbursement of any amounts previously paid by it to Transferor as contemplated above).

          5.11 Reasonable Best Efforts. During the period commencing on the Agreement Date and ending on the Closing Date, subject to the terms and conditions provided herein, each of Company and Transferor shall cooperate and use their respective reasonable best efforts to take, or cause to be taken, all appropriate action, and to make, or cause to be made, all filings necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, their respective reasonable best efforts to obtain, prior to the Closing Date, all licenses, permits, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to Contracts with Transferor as are necessary for consummation of the transactions contemplated by this Agreement.

          5.12 Access to Information Concerning Assets. During the period commencing on the Agreement Date and ending on the Closing Date, Transferor shall, upon reasonable notice, afford Company and its counsel, accountants, consultants and other authorized representatives, reasonable access (subject to the rights of tenants under the Leases) during normal business hours to the employees, properties, books and records of Transferor in order that Company may have the opportunity to make such investigations as it shall desire of the Assets. Transferor shall furnish promptly to Company (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information in Transferor's possession concerning the Assets as Company may reasonably request. Transferor agrees to cause its officers and employees to furnish such additional financial and operating data and other information and respond to such inquiries, in each case as Company shall from time to time reasonably request in relation to the Assets.

          5.13 Notification of Certain Matters. During the period commencing on the Agreement Date and ending on the Closing Date, Transferor shall give prompt notice to Company, and Company shall give prompt notice to Transferor, of the occurrence, or failure to occur, of (x) any event, which occurrence or failure to occur would likely cause any representation or warranty contained in this Agreement to be untrue in any material respect and (y) the existence of any Material Adverse Effect. During the period commencing on the Agreement Date and ending on the Closing Date, each of Transferor and Company shall give prompt notice to the other party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

          5.14 HSR Act. Company and Transferor shall, as soon as practicable and in any event within five Business Days following the Agreement Date, make any required filings under the HSR Act and shall use their reasonable best efforts to respond as promptly as practicable to all inquiries received with respect thereto, including, without limitation, a request for additional information or documentary material.

          5.15 Retention of Records. Except as otherwise agreed between Company and Transferor in writing, Company shall, and shall cause its subsidiaries to, retain all information relating directly and primarily to the Assets that is delivered to or obtained by Company pursuant to the terms of this Agreement that is less than ten years old until such information is at least ten years old except that if, prior to the expiration of such period, information in the possession or control of Company is to be destroyed or disposed of, and such information is at least three years old, prior to destroying or disposing of any such information, (1) Company shall provide no less than 30 days' prior written notice to Transferor specifying the information proposed to be destroyed or disposed of and (2) if, prior to the scheduled date for such destruction or disposal, Transferor requests in writing that any of the information proposed to be destroyed or disposed of be delivered to Transferor, Company promptly shall deliver the requested information to a location specified by Transferor, at Transferor's sole cost and expense.

          5.16 Transfer of Preferred Stock. Following the consummation of the Merger and the Closing, Echelon shall distribute (as defined in Code Section
351(c))  the  shares of  Preferred  Stock  received  by  Echelon as set forth on
Schedule XVIII to Parent (as defined in the Merger Agreement).

          5.17 Maintenance of Liquidity. At all times through and including the thirtieth day after the Closing Date, Company shall have assets which would be classified as cash and cash equivalents on a balance sheet prepared in accordance with GAAP of not less than $15,000,000.

          Section 6. Conditions Precedent to Closing.

          6.1 Company Conditions. The obligation of Company to close the transaction which is the subject of this Agreement is subject to the fulfillment as of the Closing Date or as of the Escrow Closing Date, as applicable, of each of the following conditions, unless any unfulfilled condition is waived in writing by Company:

               (a) Officer's Certificate. Echelon shall have delivered to Company a certificate executed by the President, any Vice President or a managing member of each of Echelon and its subsidiaries signatory hereto certifying that, as of the Escrow Closing Date, Transferor has performed in all material respects each of its obligations and complied in all material respects with each agreement and covenant of Transferor to be performed or complied with by it under this Agreement on or prior to such date, including the delivery of the certificate required under Section 5.8 hereof.

               (b) Delivery of Documents and Other Items. On or prior to the Escrow Closing Date, all documents and other items specified in Section 7.4 hereof shall have been delivered to Escrow Agent.

               (c) Merger. The Merger shall have been consummated on or prior to the Closing Date.

               (d) Purchase and Sale of Other Assets. The purchase and sale of the Other Assets as contemplated by the Purchase and Sale Agreement shall have been consummated on or prior to the Closing Date.

               (e) Purchase and Sale of Tax Credit LP Interests. The purchase and sale of the Tax Credit LP Interests as contemplated by the Tax Credit LP Interest Purchase Agreement shall have been consummated on or prior to the Closing Date.

               (f) Leasing of the Assets. The leasing of the Assets as contemplated by the Heller Lease shall have been consummated on or prior to the Closing Date.

               (g) Required Consents. All Required Consents shall have been executed and delivered by the parties providing such Required Consents on or prior to the Escrow Closing Date.

               (h) HSR Act. Any applicable waiting period (and any extension thereof) under the HSR Act applicable to the sale of Assets to Company shall have expired or been terminated as of the Escrow Closing Date.

               (i) No Injunction. No preliminary or permanent injunction or other order shall have been issued by any court or by any governmental or regulatory agency, body or authority which prohibits the consummation of the transactions contemplated by this Agreement and which is in effect on the Closing Date, provided, however, that, in the case of a decree, injunction or other order, each of the parties shall have used reasonable best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any decree, injunction or other order that may be entered.

               (j) Statutes. No law, statute, rule, regulation, executive order, decree or order of any kind shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits the consummation of the transactions contemplated by this Agreement as of the Closing Date.

          6.2 Transferor Conditions. The obligation of Transferor to close the transaction which is the subject of this Agreement is subject to the fulfillment as of the Closing Date or as of the Escrow Closing Date, as applicable, of each of the following conditions, unless any unfulfilled condition is waived in writing by Transferor:

               (a) Officer's Certificate. Company shall have delivered to Transferor a certificate of the President or any Vice President of Company certifying that, as of the Escrow Closing Date, Company has performed in all material respects each of its obligations and complied in all material respects with each agreement and covenant of Company to be performed or complied with by it under this Agreement on or prior to such date.

               (b) Delivery of Documents and Other Items. On or prior to the Escrow Closing Date, all documents and other items (including payment or issuance of the Transfer Value) specified in Section 7.5 hereof shall have been delivered to Escrow Agent.

               (c) Merger. The Merger shall have been consummated on or prior to the Closing Date.

               (d) Purchase and Sale of Other Assets. The purchase and sale of the Other Assets as contemplated by the Purchase and Sale Agreement shall have been consummated on or prior to the Closing Date.

               (e) Purchase and Sale of Tax Credit LP Interests. The purchase and sale of the Tax Credit LP Interests as contemplated by the Tax Credit LP Interest Purchase Agreement shall have been consummated on or prior to the Closing Date.

               (f) Leasing of the Assets. The leasing of the Assets as contemplated by the Heller Lease shall have been consummated on or prior to the Closing Date.

               (g) Required Consents. All Required Consents shall have been executed and delivered by the parties providing such Required Consents on or prior to the Escrow Closing Date.

               (h) HSR Act. Any applicable waiting period (and any extension thereof) under the HSR Act applicable to the sale of Assets to Company shall have expired or been terminated as of the Escrow Closing Date.

               (i) No Injunction. No preliminary or permanent injunction or other order shall have been issued by any court or by any governmental or regulatory agency, body or authority which prohibits the consummation of the transactions contemplated by this Agreement and which is in effect on the Closing Date, provided, however, that, in the case of a decree, injunction or other order, each of the parties shall have used reasonable best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any decree, injunction or other order that may be entered.

               (j) Statutes. No law, statute, rule, regulation, executive order, decree or order of any kind shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits the consummation of the transactions contemplated by this Agreement as of the Closing Date.

          Section 7. Closing.

          7.1 Time and Place. The Closing will take place at the office of White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036 on the date of consummation of the Merger, or at such other place and time as shall be agreed upon by the parties hereto (the actual date of the Closing being hereinafter referred to as the "Closing Date").

          7.2 Closing Expenses. All costs and expenses associated with the transfer of the Assets contemplated herein, including without limitation, environmental and property condition reports (but only to the extent procured prior to the Agreement Date with the approval of Transferor), title insurance premiums, survey preparation costs, transfer taxes (including all stamp, transfer, documentary, sales, use, registration and other Taxes), document recordation and filing charges, escrow expenses and other customary costs of Closing, shall be paid by Transferor. Each of Company and Transferor shall be responsible for its due diligence costs and expenses (including, without limitation, the payment of the fees and disbursements of its attorneys) and Transferor shall make any required payments to the Broker in accordance with
Section 8 hereof.

          7.3 Notification of Escrow Closing Date. Transferor shall deliver to Company a certificate (an "Escrow Date Notification Certificate") specifying the Escrow Closing Date (which in no event shall be earlier than the 30th day after the Agreement Date) on which the Escrowed Items are to be delivered to Escrow Agent, such Escrow Date Notification Certificate to be delivered by Transferor to Company no later than one day prior to such Escrow Closing Date; provided that if the Tender Offer Expiration Date shall not have occurred on or prior to the third Business Day after such Escrow Closing Date, Escrow Agent shall, upon written request from Company, return the Escrowed Items to the party which had previously deposited same with Escrow Agent, whereupon Transferor shall have the right to deliver a new Escrow Date Notification Certificate to Company upon the terms set forth above specifying a new Escrow Closing Date. Transferor shall have the right to deliver one or more Escrow Date Notification Certificates upon the terms set forth above until such time as the Tender Offer Expiration Date shall have occurred or, if earlier, such time as this Agreement shall have been terminated pursuant to Section 9.1 hereof.

          7.4 Documents and/or Deliveries. On or prior to the Escrow Closing Date, as a condition to Closing, the following shall be delivered to Escrow Agent, which shall have been executed by Transferor to the extent applicable (other than those agreements, documents and instruments described in Sections 7.4(b)(vii), (b)(ix), (b)(x), (c)(i) (except that the allonge referred to therein shall be delivered to Escrow Agent), (c)(ii), (c)(iii), (c)(iv) and
(d)(i) hereof, all of which shall have been made available to Company during normal business hours at one or more locations previously identified to Company (which location shall, in the case of the agreements, documents and instruments described in Section 7.4(b)(vii) and (d)(i) hereof, be 450 Carillon Parkway, Suite 200, St. Petersburg, Florida) and which shall remain in such locations until the Closing Date):

               (a) with respect to Echelon and each Subsidiary: (i) good standing certificates and authority to do business certificates issued by the relevant authorities in all relevant jurisdictions, in each case, dated not more than thirty (30) days prior to the Closing Date; (ii) certified corporate resolutions of Echelon and corporate or limited liability company resolutions of each Subsidiary, or of the general partner in each Subsidiary that is a limited partnership, as applicable, authorizing the execution and delivery of this Agreement by Echelon or such Subsidiary and the consummation of the transactions contemplated hereby; and (iii) incumbency certificates for the officers of Echelon and each Subsidiary executing the documents to be executed and delivered pursuant to this Agreement;

               (b) with respect to the Real Estate Assets: (i) a special warranty deed conveying title to the Real Estate Assets substantially in the form annexed hereto as Exhibit A; (ii) a bill of sale with respect to the Real Estate Assets substantially in the form annexed hereto as Exhibit B; (iii) an assignment and assumption agreement with respect to Permits, Contracts and Leases being assumed by Company in relation to the Real Estate Assets, substantially in the form annexed hereto as Exhibit C; (iv) an assignment and assumption agreement with respect to each of the Residential Property Restricted Cash Bank Accounts, in the form specified by the Bank (or other financial institution) where the respective Residential Property Restricted Cash Bank Account is established or, if none, in a form satisfactory to Company; (v) third-party consents sought in connection with the consummation of the transfer of the Real Estate Assets but only to the extent actually obtained by Transferor (it being expressly understood and agreed, for avoidance of doubt, that so long as Transferor shall have complied with Section 5.7 hereof, no such third-party consents (other than the Required Consents) shall be required to be obtained and in no event shall any such third-party consents (other than the Required Consents) be a condition precedent to the consummation of the transactions contemplated hereby); (vi) tenant estoppel statements, dated within one hundred and twenty (120) days of the Closing Date, with respect to tenants occupying 50% of the rentable square footage at the Real Estate Assets (which tenant estoppel statements shall in any event include tenant estoppel statements from each of Andersen Consulting, Florida Power Corporation, Florida Progress, NationsBank, N.A. and Raymond James & Associates) in the form specified in the tenant's Lease or, if none, substantially in the form annexed hereto as Exhibit D (it being understood that Transferor does not warrant or guarantee any of the information contained in tenant estoppel certificates); (vii) the originals (or copies if originals are unavailable) of existing Leases and all tenant files, Contracts and files and records pertaining to any of the Real Estate Assets as are in Transferor's possession or in the possession of the current property manager for any of the Real Estate Assets; provided, however, that Company will make all originals available to Transferor after Closing to the extent required by Transferor in connection with accounting, taxation, litigation or other proceedings involving Transferor's prior ownership of the any of the Real Estate Assets; (viii) notices to the tenants renting space at the Real Estate Assets confirming that such Real Estate Assets have been acquired by Company, in such form as Transferor and Company shall agree; (ix) originals (or copies if originals are unavailable) of all governmental licenses, permits and approvals relating to the occupancy or use of any of the Real Estate Assets in the possession of Transferor or Transferor's current property manager; (x) those site plans, soil and substrata studies, architectural renderings, plans and specifications, engineering plans and studies, floor plans, landscape plans, utility schemes, tax bills and receipts for current real estate taxes, keys and all other books, financial statements, documentation, files or records covering, affecting or relating to the Real Estate Assets in Transferor's possession; (xi) a Title Affidavit in the form annexed hereto as Exhibit F; (xii) a Gap Indemnity in the form annexed hereto as Exhibit G if required by the title insurance company; (xiii) a FIRPTA Affidavit in the form annexed hereto as Exhibit H;
(xiv) such documents or other evidence as may be required to satisfy all requirements raised in the Title Commitments; provided, however, Transferor shall not be required to satisfy requirements raised in the Title Commitments relating to Real Estate Taxes, Assumed Debt (other than the delivery of the Required Consents relating to any Assumed Debt in accordance with the terms of this Agreement), Other Assumed Debt, mechanics' liens (other than the delivery of an affidavit certifying as to the status of construction relating to any Real Estate Asset) or other matters which Transferor is taking pursuant to the terms of this Agreement; and (xv) transfer tax forms and affidavits as may be required by governmental authorities in connection with the recordation of the special warranty deeds;

               (c) with respect to the Mortgage Loans: (i) the mortgage note relating to each such Mortgage Loan, duly endorsed, or attaching an allonge executed by Transferor in favor of Company, in either case without recourse to Transferor; (ii) the original executed mortgage or deed of trust securing such mortgage note, stamped by the appropriate recorders' office as having being duly filed of record (or a copy thereof certified by the relevant county or municipality); (iii) the mortgagee title insurance policy relating to the Mortgage Loan, endorsed to show the assignment of the lender's interest to Company, (iv) original, executed counterparts of all other documents and instruments relating to such Mortgage Loan; (v) an assignment and assumption agreement substantially in the form annexed hereto as Exhibit E, effectively assigning to Company all of Transferor's right, title and interest in and to, and obligations with respect to, such Mortgage Loan, together with all relevant UCC-3 assignment statements; and (vi) any consents sought from pledgees of such Mortgage Loans, if applicable, as more particularly identified on Schedule IV (it being expressly understood and agreed, for avoidance of doubt, that so long as Transferor shall have complied with Section 5.7 hereof, no such consents (other than the Required Consents) shall be required to be obtained and in no event shall any such consents (other than the Required Consents) be a condition precedent to the consummation of the transactions contemplated hereby);

               (d) with respect to the Assumed Debt: (i) originals (or copies if originals are unavailable) of all documents and instruments evidencing and securing the Assumed Debt and (ii) all documents and instruments required to effect the assignment and assumption of the borrower's interest in the Assumed Debt from Transferor to Company, including without limitation, if applicable, consents sought from the holders of the Assumed Debt, as more particularly identified on Schedule IV (it being expressly understood and agreed, for avoidance of doubt, that so long as Transferor shall have complied with Section
5.7 hereof, no such consents (other than the Required Consents) shall be required to be obtained and in no event shall any such consents (other than the Required Consents) be a condition precedent to the consummation of the transactions contemplated hereby);

               (e) originals of all Required Consents (but only to the extent theretofore obtained by Transferor);

               (f) a notice from the Chief Financial Officer of Echelon (which notice shall be conclusive absent manifest error) setting forth the aggregate amount of each of (i) the Security Deposit Amount and (ii) the Net Proceeds received by Transferor in connection with a Pending Transaction, if consummated prior to the Escrow Closing Date; and

               (g) with respect to the transfer of any of the Assets, such other documents and instruments as are customary in connection with the transfer of assets of the same type and which the parties deem reasonably necessary or desirable to effect the consummation of the transactions contemplated hereby; provided, however, that (i) Transferor shall not be required to provide any representations, warranties or indemnitees with respect to the Assets or title thereto beyond those set forth in this Agreement, (ii) Transferor shall not be required to provide any representations or warranties which survive the Escrow Closing Date and (iii) so long as Transferor shall have complied with Section
5.7 hereof, no consents (other than the Required Consents) shall be required to be obtained and in no event shall any such consents (other than the Required Consents) be a condition precedent to the consummation of the transactions contemplated hereby.

          7.5 Company Documents and/or Deliveries. On or prior to the Escrow Closing Date, Company will deliver (subject only to receipt by Company of the relevant Bringdown Certificate and Escrow Date Notification Certificate) the following to Escrow Agent, which shall have been executed by Company to the extent applicable:

               (a) the Transfer Value, by (i) bank wire transfer of U.S. dollars in immediately available funds and (ii) delivery of stock certificates, representing a total of 2,000 shares of Preferred Stock, registered in the names and in the amounts set forth on Schedule XVIII;

               (b) certified  copies of resolutions of Company  authorizing  the
execution  and  delivery  of  this  Agreement  and  the   consummation   of  the
transactions contemplated hereby;

               (c) with respect to the transfer of any of the Assets, the documents and instruments required to effect the assumption thereof, as more particularly described in Sections 7.4(b)(iii), (c)(v), and (d)(ii) hereof;

               (d) with respect to the transfer of any of the Assets and the assumption of the Assumed Liabilities, such other documents and instruments as are customary in connection with the transfer of assets and assumption of liabilities of the same type and which the parties deem reasonably necessary or desirable to effect the consummation of the transactions contemplated hereby; provided, however, that (i) Transferor shall not be required to provide any representations, warranties or indemnitees with respect to the Assets or title thereto beyond those set forth in this Agreement (ii) Transferor shall not be required to provide any representations or warranties which survive the Escrow Closing Date, and (iii) so long as Transferor shall have complied with Section
5.7 hereof, no consents (other than the Required Consents) shall be required to be obtained and in no event shall any such consents be a condition precedent to the consummation of the transactions contemplated hereby; and

               (e) transfer tax forms and affidavits as may be required by governmental authorities in connection with the recordation of the special warranty deeds.

               (f) a release, executed by a duly authorized officer of Company, releasing Transferor from any and all liabilities or obligations of Transferor arising under Section 11 of this Agreement, which such liabilities and obligations shall be assumed by Other Buyer under the Purchase and Sale Agreement.

          7.6 Execution and Delivery of Closing Statements. At Closing, in addition to any other documents required to be executed and delivered in counterparts by both parties, Transferor and Company will execute and deliver to each other closing statements accounting for sums disbursed at Closing.

          7.7 Joint Instructions to Escrow Agent. Not later than the Escrow Closing Date, Company and Transferor shall execute and deliver to Escrow Agent a joint direction letter in the form attached hereto as Exhibit 7.7, which shall be irrevocable, (a) listing with specificity all items delivered by Company and/or Transferor pursuant to Sections 7.4 and 7.5 hereof (including the Transfer Value, all such items collectively referred to herein as the "Escrowed Items") and (b) setting forth irrevocable instructions from Company and Transferor to the effect that (x) immediately following the filing by Escrow Agent of the Articles of Merger with respect to the Merger with the Department of State of the State of Florida or the receipt of notice by Escrow Agent that such filing has occurred, the Escrowed Items shall be promptly delivered by Escrow Agent to the party entitled to same (including, without limitation, that the Transfer Value shall be delivered to Surviving Corporation or to such account as Surviving Corporation may designate) as set forth in such joint direction letter, (y) if this Agreement has been terminated pursuant to Section
9.1 hereof, the Escrowed Items shall be promptly delivered by Escrow Agent to the party which had previously deposited same with Escrow Agent and (z) if the Tender Offer Expiration Date does not occur on or prior to the third Business Day after the Escrow Closing Date, the Escrowed Items shall be promptly delivered by Escrow Agent to the party which had previously deposited same with Escrow Agent.

          7.8 Further Deliveries. Simultaneously with the delivery of the joint directions set forth in Section 7.7 of this Agreement, Company shall execute and deliver (a) to Escrow Agent, together with Other Buyer, a joint instruction letter in the form attached hereto as Exhibit 7.8 and (b) to EIN Acquisition Corp. a legal opinion addressed to Agent for the benefit of the Lenders (in each case, as such terms are defined in the Credit Agreement (as defined in the Merger Agreement)) with respect to those matters set forth in Sections 4.1, 4.2 and 4.4(a), (b) and (c) of this Agreement.

          Section 8. Brokers. Each party represents and warrants to the other that it has not consulted, dealt with or negotiated with any Person except Transferor has engaged Donaldson, Lufkin & Jenrette Securities Corporation (the "Broker") to whom a commission is or could be due in connection with the sale of the Assets by Transferor to Company, or any other matter associated with this Agreement. Transferor has made a separate agreement with Broker and will pay all sums, if any, due to Broker in connection with this Agreement. Each party hereby agrees to indemnify and hold harmless the other from any losses, damages, costs, liabilities or expenses, including reasonable costs and attorneys' fees incurred in trial, appellate or post-judgment proceedings, related to or arising out of any breach of the representations, warranties and agreements set forth in this
Section  8  made  by  it.   Anything  to  the  contrary   notwithstanding,   the
representations, warranties and agreements in this Section 8 will survive Closing of the transactions which are the subject of this Agreement, or any earlier termination of this Agreement.

          Section 9. Termination and Abandonment.

          9.1 Termination. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned:

               (a) by mutual consent of Company and Transferor at any time prior to the Tender Offer Expiration Date;

               (b) by either Company or Transferor at any time prior to the Closing Date, if any court or governmental or regulatory agency shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of any of the transactions contemplated by this Agreement and such order, decree or ruling or other action shall have become final and nonappealable;

               (c) by either Company or Transferor, if the Closing Date fails to occur within 90 days following the Agreement Date, unless such failure of the Closing Date to occur shall be as a result of a material breach of any representation, warranty, obligation, covenant, agreement or condition set forth in this Agreement on the part of the party seeking to terminate this Agreement;

               (d) by either Company or Transferor at any time prior to the Closing Date, if the Merger Agreement shall have been terminated and be of no further force and effect;

               (e) by either Company or Transferor at any time prior to the Tender Offer Expiration Date, if any of the Purchase and Sale Agreement, the Heller Lease or the Tax Credit LP Interest Purchase Agreement shall have been terminated and be of no further force and effect;

               (f) by Company on or at any time prior to the Escrow Closing, in the event (i) that Company exercises its right of termination as provided in
Section 5.8 or (ii) in the event of (A) a breach by Transferor of its representations and warranties set forth herein (other than arising out of or related to a Pending Transaction) which, taken in the aggregate, would have a Material Adverse Effect or (B) a breach by Transferor of its material covenants or agreements set forth herein, in each case which (1) cannot or has not been cured prior to the earlier of (x) 15 days after the giving of written notice of such breach to Transferor and (y) two Business Days prior to the Tender Offer Expiration Date and (2) has not been waived by Company; or

               (g) by Transferor on or at any time prior to Escrow Closing, in the event of a breach by Company of any representation, warranty, covenant or agreement contained in this Agreement which (A) cannot or has not been cured prior to the earlier of (i) 15 days after the giving of written notice of such breach to Company and (ii) two Business Days prior to the Tender Offer Expiration Date and (B) has not been waived by Transferor, except, in any case where such failures are not reasonably likely to affect adversely Company's ability to consummate the transactions contemplated by this Agreement.

          9.2 Effect of Termination. (a) In the event of the termination of this Agreement pursuant to Section 9.1 hereof by Company or Transferor, as the case may be, written notice thereof shall forthwith be given to the other party specifying the provision hereof pursuant to which such termination is made, and this Agreement shall become void and have no effect and the parties will have no further rights or obligations hereunder, except that Sections 7.2, 9.2, 12.7,
12.11 and 12.15 shall survive any termination of this Agreement.

               (b) (i) In the event of a termination of this Agreement pursuant to (x) Section 9.1(d) above following the termination of the Merger Agreement pursuant to Section 5.01(a) of the Merger Agreement (but only if Parent and Echelon shall have entered into an alternative transaction within 180 days after such termination of the Merger Agreement pursuant to which Parent (or an affiliate thereof) would directly or indirectly acquire Echelon, the Excepted Leases or all or substantially all of the assets or equity of Echelon and its Subsidiaries) or Sections 5.01(e), (f), (g), (j) (except if the Merger Agreement has been terminated as a result of the non-performance by Company or any affiliate of Company under any of the Asset Disposition Agreements (as defined in the Merger Agreement)) or (k) of the Merger Agreement or (y) Section 9.1(f) above, Company and its affiliates shall be entitled to receive from Transferor reimbursement for its reasonable out-of-pocket costs and expenses incurred in connection with the transactions contemplated by this Agreement, the Omnibus Agreement and the Tax Credit LP Interest Purchase Agreement in an amount of up to $1,000,000 (subject to providing reasonable documentation of such costs and expenses).

               (ii) In the event of a termination of this Agreement  pursuant to
Section 9.1(g) above, Transferor's sole remedy shall be to receive a sum equal to $2,750,000 as agreed and liquidated damages, it being agreed that in such event Transferor's actual damages would be incapable of precise ascertainment and that the foregoing is a reasonable estimate of such damages.

               (iii) Except as expressly set forth above in this Section 9.2, neither Company nor Transferor shall be entitled to any remedy in connection with the termination of this Agreement (including, without limitation, specific performance).

               (c) Any payment required to be made by Transferor or Company, as the case may be, pursuant to Section 9.2(b) shall be made by such party within three Business Days after receipt by it of notice from the other party setting forth, in reasonable detail, (i) a description of the event(s) giving rise to the payment obligation and (ii) calculation of the payment obligation.

          Section 10. Risk of Loss; Indemnity.

          10.1 Casualty. In the event that any portion of the Real Estate Assets is damaged or destroyed prior to the Tender Offer Expiration Date, and if such damage or destruction would have, individually or in the aggregate, a Material Adverse Effect (after giving effect to receipt of insurance proceeds), Company may by written notice to Transferor actually received by Transferor not later than the earlier to occur of (x) 12:01 a.m. (New York time) on the Tender Offer Expiration Date and (y) the thirtieth day following Company's receipt of written notice of such damage or destruction (such receipt of written notice by Transferor to be promptly thereafter acknowledged), terminate this Agreement, whereupon this Agreement will be null and void and the parties will have no further rights or obligations hereunder. Except as otherwise expressly provided in the immediately preceding sentence, Company shall proceed to Closing with no reduction in the Transfer Value notwithstanding any damage or destruction occurring with respect to the Real Estate Assets, and Transferor will deliver and/or assign to Company on the Closing Date any insurance proceeds with respect to such damage or destruction to the extent Transferor is entitled to same; provided that Company shall be afforded reasonable opportunity by Transferor to participate in any discussions with third parties relating to such insurance proceeds and such insurance proceeds shall not be settled or otherwise compromised by Transferor without the approval of Company (not to be unreasonably withheld, conditioned or delayed). Transferor shall notify Company of any damage to or destruction of the Real Estate Assets promptly after Transferor learns of the same.

          10.2 Condemnation. In the event that any portion of the Real Estate Assets or access thereto is taken by eminent domain or condemnation proceeding prior to the Tender Offer Expiration Date, and if such taking or condemnation would have, individually or in the aggregate, a Material Adverse Effect (after giving effect to receipt of award proceeds), Company may by written notice to Transferor actually received by Transferor not later than the earlier to occur of (x) 12:01 a.m. (New York time) on the Tender Offer Expiration Date and (y) the thirtieth day following Company's receipt of written notice of such damage or destruction (such receipt of written notice by Transferor to be promptly thereafter acknowledged), terminate this Agreement, whereupon this Agreement will be null and void and the parties will have no further rights or obligations hereunder. Except as otherwise expressly provided in the immediately preceding sentence, Company shall proceed to Closing with no reduction in the Transfer Value notwithstanding any taking or condemnation occurring with respect to the Real Estate Assets, and Transferor will deliver and/or assign to Company on the Closing Date any award with respect to such taking or condemnation to the extent Transferor is entitled to same; provided that Company shall be afforded reasonable opportunity by Transferor to participate in any discussions with third parties relating to such condemnation proceeds and such condemnation proceeds shall not be settled or otherwise compromised by Transferor without the approval of Company (not to be unreasonably withheld, conditioned or delayed). Transferor shall notify Company of any eminent domain or condemnation proceeding in respect of the Real Estate Assets promptly after Transferor learns of the same.

          10.3 Indemnity. Each of Company and Transferor (in such capacity, "Indemnitor") agrees to indemnify and hold the other party (in such capacity, "Indemnitee") harmless from and against any loss, cost, liability, damage or expense including, without limitation, reasonable attorneys' fees and costs in all trial and appellate proceedings ("Losses") incurred in connection with any claim by a third party, including, without limitation, any current or former shareholder, director, officer, employee or agent of Transferor (a "Claim"), made, or arising out of (x) in the case of Company (as Indemnitor), the Assumed Liabilities or any failure by Company for any reason to pay, perform and discharge any Assumed Liabilities, or (y) in the case of Transferor (as Indemnitor) the Excluded Liabilities or any failure by Transferor for any reason to pay, perform or discharge any Excluded Liabilities.

          Within not more than ten (10) days after the date upon which the Indemnitee receives a complaint filed against it or a formal written demand of it, the Indemnitee will deliver written notice (a "Claim Notice") to the Indemnitor, describing in reasonable detail the facts giving rise to such Claim and stating that the Indemnitee intends to seek indemnification for such Claim from the Indemnitor pursuant to this Agreement. The Indemnitor will have the right to settle all Claims upon terms and conditions acceptable to the Indemnitor, provided that (i) such settlement includes an unconditional release of the Indemnitee from all liability with respect to such Claim and (ii) such settlement does not involve the imposition of equitable remedies or the imposition of any material obligations on the Indemnitee other than financial obligations for which the Indemnitee will be indemnified hereunder.

          Upon timely receipt of a Claim Notice from the Indemnitee with respect to any Claim, the Indemnitor may assume the defense thereof with counsel of the Indemnitor's choice reasonably satisfactory to the Indemnitee, and will not be required to engage more than one law firm to defend the Claim in question, provided that such counsel is reasonably approved in writing by the Indemnitee, and without regard to whether such counsel also represents Indemnitor in defending such Claim. The Indemnitee will cooperate in all reasonable respects in such defense. Subject to the foregoing duty of cooperation, the Indemnitee will have the right to employ separate counsel in any action or Claim and to participate in the defense thereof, provided that the fees and expenses of counsel employed by the Indemnitee will be at the Indemnitee's sole cost and expense, except as otherwise herein provided.

          If the Indemnitor does not notify the Indemnitee in writing within ten
(10) days after receipt of a Claim Notice that the Indemnitor elects to undertake the defense thereof, the Indemnitee will have the right, at the expense of the Indemnitor, to defend the Claim with counsel of the Indemnitee's choice.

          The parties hereto acknowledge that the law firm defending a Claim may have an inherent conflict of interest where the Indemnitor and Indemnitee have not agreed upon the Indemnitee's right to indemnification. Therefore, notwithstanding any provision herein to the contrary, unless an Indemnitor has acknowledged in writing its obligation to indemnify the Indemnitee, the Indemnitor will, and will cause the law firm defending the Claim to, at all times keep the Indemnitee fully advised of the status of settlement negotiations and/or defense of the Claim, and promptly provide to the Indemnitee copies of all documents and correspondence related to the Claim. If, at any time, the Indemnitee believes in good faith that the law firm defending the Claim is not fairly representing the Indemnitee's position with respect to such Claim and/or is prejudicing the Indemnitee's rights with respect to the Claim for indemnification, the Indemnitee may, at the Indemnitor's sole expense, retain separate counsel of the Indemnitee's choice, and such separate counsel will be entitled fully to participate in the defense of such Claim on behalf of the Indemnitee.

          The Indemnitee will cooperate fully with the Indemnitor as to all Claims, will make available to the Indemnitor as reasonably requested all information, records and documents relating to all Claims and will preserve all such information, records and documents until final, nonappealable resolution of any Claim. The Indemnitee will also make available to the Indemnitor, as reasonably requested, its personnel (including technical), agents and other representatives who are responsible for preparing or maintaining information, records or other documents, or who may have particular knowledge with respect to any Claim. The Indemnitee will also cooperate with the Indemnitor in attempting to minimize the Losses subject to indemnification by considering in good faith any request to pursue, and/or assign to Indemnitor, any rights of contribution or to reimbursement, whether contractual or otherwise.

          Section 11. Special Environmental Indemnity.

          11.1 Environmental Liabilities. Upon completion of the Merger and notwithstanding any other provision of this Agreement to the contrary, the Surviving Corporation hereby agrees to indemnify, hold harmless and defend Company from and against any and all claims (including without limitation third party claims for personal injury or real or personal property damage), losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings (including informal proceedings) and orders, judgments, remedial action, requirements, enforcement actions of any kind, and all reasonable and documented costs and expenses incurred in connection therewith (including but not limited to reasonable and documented attorneys' and/or paralegals' fees and expenses), including, but not limited to, all costs incurred in connection with any investigation or monitoring of site conditions or any clean-up, remedial, removal or restoration work by any federal, state or local government agency, arising in whole or in part, out of:

               (a) the presence on or under any of the Real Estate Assets of any Hazardous Materials, or any releases or discharges of any Hazardous Materials on, under, from or onto any of the Real Estate Assets,

               (b) any activity, including, without limitation, construction, carried on or undertaken on or of any of the Real Estate Assets, and whether by the Surviving Corporation or any predecessor in title or any employees, agents, contractors or subcontractors of the Surviving Corporation or any predecessor in title, or any other Persons, in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Materials that at any time are located or present on or under or that at any time migrate, flow, percolate, diffuse or in any way move onto or under any of the Real Estate Assets,

               (c) loss of or damage to any property or the environment (including, without limitation, clean-up costs, response costs, remediation and removal costs, cost of corrective action, costs of financial assurance, fines and penalties and natural resource damages), or death or injury to any Person, and all expenses associated with the protection of wildlife, aquatic species, vegetation, flora and fauna, and any mitigative action required by or under any Environmental Law,

               (d) any claim concerning lack of compliance with any Environmental Law, or any act or omission causing an environmental condition that requires remediation or would allow any Governmental Authority to record a Lien on the land records, or

               (e) any residual contamination on or under any of the Real Estate Assets, or affecting any natural resources, and to any contamination of any property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Materials, and irrespective of whether any of such activities were or will be undertaken in accordance with applicable laws, regulations, codes and ordinances (any claim arising out of the events set forth in subsections (a) through (e) of this
Section 11.1 being an "Environmental Claim").

It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of and shall be separate and independent from any remedy under this Agreement.

               11.2 Proceedings in Respect of Claims. (a) With respect to any amount that the Surviving Corporation is requested by Company to pay by reason of Section 11.1, Company shall, if so requested by the Surviving Corporation and prior to any payment, submit such additional information to the Surviving Corporation as the Surviving Corporation may reasonably request and which is in the possession of Company to substantiate the requested payment.

          (b) In case any action, suit or proceeding shall be brought against Company, Company shall promptly notify the Surviving Corporation of the commencement thereof, and the Surviving Corporation shall be entitled, at its expense, to participate in, and, to the extent that the Surviving Corporation desires to, assume and control the defense thereof, but only to that the Surviving Corporation shall have acknowledged in writing its obligation to fully indemnify Company in respect of such action, suit or proceeding. The Surviving Corporation shall keep Company fully apprised of the status of such action suit or proceeding and shall provide Company with all information with respect to such action suit or proceeding as Company shall reasonably request. The Surviving Corporation shall not be entitled to assume and control the defense of any such action, suit or proceeding if and to the extent that, (A) in the reasonable opinion of Company, (x) such action, suit or proceeding involves any risk of imposition of criminal liability or any risk of imposition of material civil liability on Company or will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien on any Real Estate Assets or any part thereof unless, in the case of civil liability, the Surviving Corporation shall have posted a bond or other security satisfactory to Company in respect to such risk or (y) the control of such action, suit or proceeding would involve an actual or potential conflict of interest, or (B) such proceeding involves claims not fully indemnified by the Surviving Corporation which the Surviving Corporation and Company have been unable to sever from the indemnified claim(s). Company may participate in a reasonable manner at its own expense and with its own counsel in any proceeding conducted by the Surviving Corporation in accordance with the foregoing. The Surviving Corporation shall not enter into any settlement or other compromise with respect to any Environmental Claim which is entitled to be indemnified under Sections 11.1 or
11.2 without the prior written consent of Company which consent shall not be unreasonably withheld in the case of a money settlement not involving an admission of liability of Company; provided, however, that in the event that Company withholds consent to any settlement or other compromise, the Surviving Corporation shall not be required to indemnify Company under Sections 11.1 or
11.2 to the extent that the applicable Environmental Claim (x) is for legal fees and expenses incurred after the date of the proposed settlement or (y) results in a judgment in excess of such offered money settlement.

          Company shall at the expense of the Surviving Corporation supply the Surviving Corporation with such information and documents reasonably requested by the Surviving Corporation as are necessary or advisable for the Surviving Corporation to participate in any action, suit or proceeding to the extent permitted by Sections 11.1 or 11.2. Company shall not enter into any settlement or other compromise with respect to any Environmental Claim which is entitled to be indemnified under Sections 11.1 or 11.2 without the prior written consent of the Surviving Corporation, which consent shall not be unreasonably withheld, unless Company waives its right to be indemnified under Sections 11.1 or 11.2 with respect to such Environmental Claim.

          Upon payment in full of any Environmental Claim by the Surviving Corporation pursuant to Sections 11.1 or 11.2 to or on behalf of Company, the Surviving Corporation, without any further action, shall be subrogated to any and all claims that Company may have relating thereto (other than claims in respect of insurance policies maintained by Company at its own expense), and Company shall execute such instruments of assignment and conveyance, evidence of claims and payment and such other documents, instruments and agreements as may be necessary to preserve any such claims and otherwise cooperate with the Surviving Corporation and give such further assurances as are necessary or advisable to enable the Surviving Corporation vigorously to pursue such claims.

          (c) Any amount payable to Company pursuant to Sections 11.1 or 11.2 shall be paid to Company promptly upon receipt of a written demand therefor from Company, accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable and, if requested by the Surviving Corporation, such determination shall be verified by a nationally recognized independent accounting firm mutually acceptable to the Surviving Corporation and Company at the expense of the Surviving Corporation; provided, however, that if the Surviving Corporation has assumed the defense of the related Environmental Claim or is paying the costs of Company's defense of the related claim on an ongoing basis, the Surviving Corporation shall not be required to pay such amount to Company until such time as a judgment is entered with respect to such Environmental Claim, the enforcement of which is not stayed or which judgment is not bonded over, or the Environmental Claim is otherwise settled or lost. To the extent the Surviving Corporation suffers any losses or damages as a result of Company's failure to provide the Surviving Corporation with prompt notice of the commencement of any action, suit or proceeding against Company in accordance with the first sentence of the second paragraph of this
Section 11.2, the amounts of such losses or damages may be offset against the Surviving Corporation's indemnification obligation to Company.

          11.3 Assignment of Indemnity. The obligations of the Surviving Corporation under this Section 11 may be assigned to the Buyer (as such term is defined in the Purchase and Sale Agreement). Upon such assignment by the Surviving Corporation and the express assumption of this Special Environmental Indemnity by Buyer (each on terms satisfactory to Company), Company will release the Surviving Corporation from any obligations under this Section 11 by execution of a release in form and substance reasonably satisfactory to the Surviving Corporation.

          Section 12. Miscellaneous.

          12.1 Litigation. In the event of any litigation between Transferor and Company concerning the terms of this Agreement, the prevailing party will be entitled to reimbursement of its costs and expenses, including reasonable attorneys' fees incurred in trial, appellate and post-judgment proceedings. The provisions of this Section 12.1 will survive Closing, expiration or termination of this Agreement.

          12.2 Escrow Obligations of Escrow Agent. Transferor and Company acknowledge that Escrow Agent undertakes hereunder to perform only such duties as are expressly set forth herein and no implied duties or obligations will be inferred against Escrow Agent. The Transfer Value and the other Escrowed Items will be held and disbursed by Escrow Agent as follows:

          (a) Escrow Agent may (i) act in reliance upon any writing or instrument or signature which it, in good faith, believes to be genuine,
     (ii) assume the validity and accuracy of any statement or assertion contained in such a writing or instrument and (iii) assume that any person purporting to give any writing, notice, advice or instruction in connection with the provisions hereof has been duly authorized to do so.

          (b) Transferor and Company agree, jointly and severally, to indemnify and hold harmless Escrow Agent from and against any and all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature whatsoever, which Escrow Agent may incur or with which it may be threatened solely by reason of its acting as escrow agent hereunder, except to the extent resulting from Escrow Agent's gross negligence, fraud or intentional misconduct; and in connection therewith, to indemnify Escrow Agent against any and all expenses, including reasonable attorneys' fees and the cost of defending any action, suit or proceedings or resisting any claim; provided, however, that if such expenses are incurred by Escrow Agent in connection with litigation between Transferor and Company, the responsibility for indemnifying Escrow Agent for such expenses will belong solely to the non-prevailing party.

          (c) Escrow Agent will not make any disbursement of the Transfer Value (except, in each case as set forth in succeeding subsection (d)) without giving written notice to the party which will not receive the disbursement at least ten (10) Business Days in advance of the disbursement. The failure of the party not receiving the disbursement to object (on or prior to the seventh day after receipt of such notice) to the disbursement by written notice to the other party and to Escrow Agent will constitute binding acquiescence of such party to the disbursement. If there is any disagreement about the interpretation of this Agreement, or about the rights and obligations, or the propriety, of any action contemplated by Escrow Agent hereunder, or if Escrow Agent shall have received inconsistent instructions as to the disbursement of the Transfer Value except as set forth in succeeding subsection (d), Escrow Agent will not disburse the Transfer Value and will file an action in interpleader to resolve such disagreement or inconsistency, as the case may be. Escrow Agent will be indemnified (by Transferor or Company, whichever is the non-prevailing party) as set forth in the foregoing subsection (b) in connection with such interpleader action, and will be fully protected in suspending all or a part of its activities under this Agreement until a final judgment in the interpleader action is received.

          (d) Notwithstanding anything to the contrary set forth in foregoing subsection (c) or elsewhere in this agreement (including, without limitation, receipt of inconsistent instructions from Transferor or Company as to the disbursement of any Escrowed Item), Escrow Agent shall take the following actions: (i) upon receipt of all Escrowed Items specified in the joint direction letter described in Section 7.7 hereof, Escrow Agent will promptly (and in any event, within one Business Day) notify Transferor and Company of such receipt of all Escrowed Items, (ii) immediately following the filing by Escrow Agent of the Articles of Merger with respect to the Merger with the Department of State of the State of Florida or the receipt of notice by Escrow Agent that such filing has occurred, Escrow Agent shall deliver the Escrowed Items to the party entitled to same (including, without limitation, delivery of the Transfer Value to Transferor or to such account as Transferor may designate) as set forth in the joint direction letter described in Section 7.7 hereof, (iii) immediately following receipt of written notice from Transferor or Company that this Agreement has been terminated pursuant to Section 9.1 hereof, the Escrowed Items shall be promptly delivered by Escrow Agent to the party which had previously deposited same with Escrow Agent and (iv) immediately following receipt of written notice from Company that the Tender Offer Expiration Date did not occur on or prior to the third Business Day after the Escrow Closing Date, the Escrowed Items shall be promptly delivered by Escrow Agent to the party which had previously delivered same with Escrow Agent.

          (e) Escrow Agent may consult with counsel of its own choice and will have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. Escrow Agent otherwise will not be liable for any mistakes of fact or error of judgment, or for any acts or omissions of any kind unless caused by its willful misconduct or gross negligence.

          (f) Escrow Agent may resign upon 15 days' written notice to Transferor and Company, and if a successor title agent is not appointed within such 15-day period, Escrow Agent may petition a court of competent jurisdiction to name a successor.

          12.3 Notices. All notices, requests, demands, claims, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person or mailed, certified or registered mail with postage prepaid, or sent by telecopier and courier service for next Business Day delivery, as follows:

          (a) if to Transferor, to it at:

          Echelon International Corporation
          450 Carillon Parkway, Suite 200
          St. Petersburg, Florida 33716
          Facsimile: (727) 803-8203

          Attention: Darryl A. LeClair

          with a copy to:

          Echelon International Corporation
          450 Carillon Parkway, Suite 200
          St. Petersburg, Florida 33716
          Facsimile: (727) 803-8203

          Attention: Susan Glatthorn Johnson, Esq.

          with a copy to:

          White & Case LLP
          1155 Avenue of the Americas
          New York, New York 10036
          Facsimile: (212) 354-8113

          Attention: William F. Wynne, Jr., Esq.

          and a copy to:

          EIN Acquisition Corp.
          950 Third Avenue
          New York, New York 10022
          Facsimile: (212) 688-7908

          Attention: James Haber

          with a copy to:

          Brown Raysman Millstein Felder and Steiner LLP
          120 West 45th Street
          New York, New York 10036
          Facsimile: (212) 840-2429

          Attention: Robert M. Unger, Esq.

          (b)  if to Company, to it at:

          Heller Affordable Housing of Florida, Inc.
          500 West Monroe Street
          Chicago, Illinois 60661
          Facsimile: (312) 441-7119

          Attention: John Petrovksi

          and a copy to:

          Heller Financial
          111 West 50th Street
          New York, New York 10020
          Facsimile: (212) 586-3017

          Attention: Mark Hirschhorn

          with a copy to:

          Winston & Strawn
          200 Park Avenue
          New York, New York 10166
          Facsimile: (212) 294-4700

          Attention: Robert W. Ericson, Esq.

          with a copy to:

          Equis Financial Group
          1 Canterbury Green, 8th Floor
          Stamford, Connecticut 06901
          Facsimile: (203) 363-0861

          Attention: James A. Coyne

          and a copy to:

          Steel Hector & Davis LLP
          200 South Biscayne Blvd.
          Miami, Florida 33131
          Facsimile: (305) 577-7001

          Attention: Thomas V. Eagan, P.A.

          (c) if to Escrow Agent, to it at:

          LandAmerica Financial Group
          3922 Coconut Palm Drive, Suite 102
          Tampa, Florida 33619
          Facsimile: (813) 740-0595

          Attention: Juanita M. Shuster

or to such other Person or address as any party shall specify by notice in writing to each of the other parties. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery unless if mailed, in which case on the third Business Day after the mailing thereof except for a notice of a change of address, which shall be effective only upon receipt thereof.

          12.4 Entire Agreement. This Agreement and the exhibits, schedules and other documents referred to herein or delivered pursuant hereto, collectively contain the entire understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior agreements and understandings, oral and written, with respect thereto.

          12.5 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective successors and permitted assigns; and no third party shall have any rights, privileges or other beneficial interests herein or hereunder. Company shall not be entitled to assign this Agreement or any of its rights, duties or interests herein or hereunder to any other Person; provided, however, that Company may, not less than five Business Days prior to the Closing Date, designate one or more of its wholly-owned subsidiaries or affiliates controlled by it to be the transferee of one or more Assets and/or the Assumed Liabilities, in each case so long as (x) such transfer, assignment or assumption does not impose any incremental burden on Transferor under this Agreement or delay (or otherwise impede) the consummation of the transactions contemplated by this Agreement and (y) Company remains liable to Transferor for all of its obligations hereunder with respect to the Assumed Liabilities notwithstanding such transfer, assignment or assumption.

          12.6 Headings. The descriptive headings of the several Sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

          12.7 Applicable Law. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws rules thereof.

          12.8 Severability. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          12.9   Counterparts.   This  Agreement  may  be  executed  in  several
counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

          12.10 No Waiver of Default. No waiver by a party of any breach of this Agreement or of any warranty or representation hereunder by the other party will be deemed to be a waiver of any other breach by such other party (whether preceding or succeeding and whether or not of the same or similar nature), and no acceptance of payment or performance by a party after any breach by the other party will be deemed to be a waiver of any breach of this Agreement or of any representation or warranty hereunder by such other party, whether or not the first party knows of such breach at the time it accepts such payment or performance. No failure or delay by a party to exercise any right it may have by reason of the default of the other party will operate as a waiver of default or modification of this Agreement or will prevent the exercise of any right by the first party while the other party continues so to be in default.

          12.11 Confidentiality. It is agreed that (x) Transferor will, at all times, keep in strict confidence all non-public information (other than information made public as a result of a breach of its obligations pursuant to this Section 12.11) obtained by it with respect to Company and/or the Assets and
(y) Company will, at all times prior to the Closing Date, keep in strict confidence all non-public information (other than information made public as a result of a breach of its obligations pursuant to this Section 12.11) obtained by it with respect to Transferor pursuant to or in connection with this Agreement or any confidentiality agreement executed by Company related to the Assets (including all information obtained by such Person with respect to the tenants and other occupants of any of the Real Estate Assets and all information attached hereto with respect to the Mortgage Loans and the Assumed Debt). Each of Transferor and Company agrees to instruct its agents, employees, advisers and consultants to comply with the provisions of this Section 12.11 and any confidentiality agreement executed in connection with the Assets. Notwithstanding the foregoing, each of Transferor and Company may disclose any such non-public information obtained by it to its directors, bankers, advisors, attorneys, accountants and agents so long as such parties agree in writing for the benefit of the other parties hereto to keep the information confidential in accordance with the terms of this Section 12.11. In addition, each of Transferor and Company may disclose any such non-public information as may be required by law. If the transfer of the Assets contemplated by this Agreement is not completed for any reason, Company will, upon request of Transferor, promptly return to Transferor all instruments and materials or copies of instruments and materials delivered pursuant hereto and obtained by Company. The provisions of this Section 12.11 will survive any termination of this Agreement.

          12.12 Recourse Limited. Notwithstanding anything to the contrary in this Agreement, neither any present or future constituent shareholder, member, partner, officer, director, employee or agent of the parties hereto or of any corporation, limited liability company or partnership that is the owner of any equity interest in the parties hereto will be personally liable, directly or indirectly, under or in connection with this Agreement, or any document, instrument or certificate securing or otherwise executed in connection with this Agreement, or any amendments or modifications to any of the foregoing made at any time or times, heretofore or hereafter, or in respect of any matter, condition, injury or loss related to this Agreement or the Assets (provided that Echelon shall be so liable to the extent Echelon constitutes the holder of equity interests in its Subsidiaries); and each party hereto (and their respective successors and assigns) waives any such personal liability.

          12.13 Business Day. If any date herein set forth for the performance of any obligations by Transferor or for the delivery of any instrument or notice as herein provided should be on a day other than a Business Day, the compliance with such obligations or delivery will be deemed acceptable on the next occurring Business Day.

          12.14 Recordation. Company and Transferor agree that neither this Agreement nor any memorandum hereof will be recorded in any public records, and that any such recording would constitute a default subject to Section 9.1 hereof.

          12.15 Jury Waiver. IN ANY CIVIL ACTION, COUNTERCLAIM OR PROCEEDING, WHETHER AT LAW OR IN EQUITY, WHICH ARISES OUT OF, CONCERNS, OR RELATES TO THIS AGREEMENT, AND ANY AND ALL TRANSACTIONS CONTEMPLATED HEREUNDER, THE PERFORMANCE HEREOF, OR THE RELATIONSHIP CREATED HEREBY, WHETHER SOUNDING IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE, TRIAL WILL BE TO A COURT OF COMPETENT JURISDICTION AND NOT TO A JURY. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO OF THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. NEITHER PARTY HAS MADE OR RELIED UPON ANY ORAL REPRESENTATIONS TO OR BY ANY OTHER PARTY REGARDING THE ENFORCEABILITY OF THIS PROVISION. EACH PARTY HAS READ AND UNDERSTANDS THE EFFECT OF THIS JURY WAIVER PROVISION.

          12.16 Public Announcements. At all times prior to the Closing Date, Transferor, on the one hand, and Company, on the other hand, agree to consult promptly with each other prior to issuing any press release or otherwise making any public statement with respect to the transactions contemplated hereby (other than for the Schedule 14D-1, the Schedule 14D-9 and any other public filing made in connection with the transactions contemplated by the Merger Agreement), and shall not issue any such press release or make any such public statement prior to such consultation and review by the other party of a copy of such release or statement; provided, that (x) a party may, without the prior consent of any other party, issue a press release or make such public statement as may be required by law or any rule of or agreement with any national securities exchange or automated quotation system to which such party is subject and (y) subject to Transferor's obligations under the Merger Agreement, Transferor will give Company and its counsel the opportunity to review and comment upon the
Schedule 14D-1, the Schedule 14D-9 and any other public filing made in connection with the transactions contemplated by the Merger Agreement but only to the extent that same directly relates to the identity and description of Company or to the description of the principal terms and conditions of this Agreement.

          12.17 Radon Gas. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time ("Radon"). Levels of Radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding Radon and Radon testing may be obtained from the local county public health unit. The matters set forth in this
Section 12.17 shall constitute an exception to the representation and warranty of Transferor set forth in Section 3.6 hereof.

          12.18 Bulk Sales Law Waiver. Each party hereto agrees to waive compliance by the other with the provisions of the bulk sales law or comparable law of any jurisdiction to the extent that the same may be applicable to the transactions contemplated hereby.

          12.19 Knowledge. When any representation or warranty contained in this Agreement is expressly qualified by the knowledge of Transferor or Echelon, such knowledge means the actual knowledge of Darryl A. LeClair, W. Michael Doramus, Julio A. Maggi, Larry J. Newsome, Susan G. Johnson, J. Mark Stroud, Thomas D. Wilson, Antonia P. Williams, Timothy S. Tinsley or K. Brent Little.

          12.20  Amendments,   Modifications  and  Supplements.  This  Agreement
(including all Schedules and Exhibits thereto) may be amended, modified and supplemented only in writing executed by the parties hereto.

          12.21 Representations and Warranties. The respective representations and warranties of Transferor, on the one hand, and Company, on the other hand, contained herein or in any certificates or other documents delivered pursuant hereto shall not be deemed waived or otherwise affected by any investigation made by any party. Except as expressly provided in Section 8 hereof (and, in the case of Company, Sections 4.5, 4.6 and 4.9 hereof), each and every such representation and warranty shall expire with, and be terminated and extinguished by, the Escrow Closing Date and thereafter neither Transferor nor Company shall be under any liability whatsoever with respect to any such representation or warranty. Furthermore, notwithstanding anything to the contrary (express or implied) set forth herein (other than Section 8 hereof), in the case of any breach by Transferor of any of its representations and warranties, Company's sole right shall be the exercise (if it is entitled to do so) of its right of termination pursuant to Section 9.1(f) hereof (and Company's sole remedies in connection therewith shall be those expressly set forth in
Section 9.2 hereof) and Transferor shall not at any time (whether before, on or after the Escrow Closing Date) have any further liability whatsoever with respect to any such breach of its representations and warranties. This Section
12.21 shall have no effect upon any other obligation of the parties hereto, whether to be performed before or after the Closing Date.

          12.22 Performance and Discharge. The acceptance by Company of the agreements, instruments and other documents contemplated in this Agreement conveying title to, or assigning Transferor's rights and interests in, the Assets shall be deemed to be a full performance and discharge of every agreement and obligation on the part of Transferor to be performed under this Agreement, except those, if any, where are herein specifically stated to survive delivery of such agreements, instruments and other documents.

          12.23 Section 351 of the Code. Each party hereto agrees that this Agreement and the transactions contemplated thereby shall be taxed in accordance with Section 351 of the Code and that such party will file applicable Tax Returns to reflect such treatment.


                            [SIGNATURE PAGE FOLLOWS]

          IN  WITNESS  WHEREOF,   the  parties  have  caused  this  Subscription
Agreement to be executed on the date(s) hereinafter set forth.

                              ECHELON INTERNATIONAL CORPORATION,
                              a Florida corporation

                              By:_______________________________________________
                              Name:
                              Title:
                              Date:  January __, 2000


                              ECHELON DEVELOPMENT CORPORATION,
                              a Florida corporation

                              By:_______________________________________________
                              Name:
                              Title:
                              Date:  January __, 2000


                              SOUTH CORE COMMERCIAL, INC.,
                              a Florida corporation

                              By:_______________________________________________
                              Name:
                              Title:
                              Date:  January __, 2000


                              SOUTH CORE PARKING, INC.,
                              a Florida corporation

                              By:_______________________________________________
                              Name:
                              Title:
                              Date:  January __, 2000


                              ECHELON AT CARILLON ONE, INC.,
                              a Florida corporation

                              By:_______________________________________________
                              Name:
                              Title:
                              Date:  January __, 2000


                              ECHELON AT NORTHLAKE, INC.,
                              a Florida corporation

                              By:_______________________________________________
                              Name:
                              Title:
                              Date:  January __, 2000


                              ECHELON AT THE RESERVE, INC.,
                              a Florida corporation

                              By:_______________________________________________
                              Name:
                              Title:
                              Date:  January __, 2000


WITNESSED BY:                 ECHELON AFFORDABLE HOUSING, INC.,
                              a Florida corporation
________________________
Name:                         By:_______________________________________________
                              Name:
________________________      Title:
Name:                         Date:  January __, 2000

WITNESSED  BY:                BAYBRIDGE   APARTMENTS,   LTD.,  a Florida Limited
                              Partnership

________________________
Name:                         By: Echelon General Partner Affordable Housing,
                                  Inc., a Florida Corporation, its general
                                  partner

________________________      By:_______________________________________________
Name:                         Name:
                              Title:
                              Date:  January __, 2000


WITNESSED BY:                 200 CARILLON, L.L.C., a Delawrare Limited
                              Liability Company

________________________      By: Echelon at Carillon Two, Inc., a Florida
Name:                             Corporation, its managing member

________________________      By:_______________________________________________
Name:                         Name:
                              Title:
                              Date:  January __, 2000

                              SOUTH GARNETT RESIDENTIAL LIMITED PARTNERSHIP, a Texas Limited Parntership

                              By: Echelon  General  Partner,   Inc.,  a  Florida
                                  Corporation, its general partner

                              By:_______________________________________________
                              Name:
                              Title:
                              Date:  January __, 2000


                              RESIDENTIAL 98TH MEMORIAL CREEK TURNPIKE LIMITED PARTNERSHIP, a Texas Limited Partnership

                              By: Echelon General Partner, Inc., a Florida Corporation, its general partner

                              By:_______________________________________________
                              Name:
                              Title:
                              Date:  January __, 2000


WITNESSED BY:                 MISSION RANCH LIMITED PARTNERSHIP, a Texas Limited
                                Partnership

________________________      By: Echelon General Partner, Inc., a Florida
Name:  J. Jordan Urstadt          Corporation, its general partner

________________________
Name:  Abe Abraham            By:_______________________________________________
                              Name:
                              Title:
                              Date: January __, 2000

                              COMPANY:

WITNESSED BY:                 Heller Affordable Housing of Florida, Inc.

________________________
Name:                         By:_______________________________________________
                              Name:
________________________      Title:
Name:                         Date:  January __, 2000

$$$$$$$$
          Escrow Agent hereby agrees to hold and disburse the Transfer Value and the other Escrowed Items in accordance with and subject to the provisions of the foregoing Subscription Agreement.


                              LANDAMERICA FINANCIAL GROUP


                              By:_______________________________________________
                              Name:
                              Title:
                              Date:  January __, 2000

                                                                       EXHIBIT A

FOLIO NUMBER: ____________

                                     FORM OF
                             SPECIAL WARRANTY DEED

     THIS SPECIAL WARRANTY DEED is made this ______ day of ____________, 2000, by ______________________, a _______________ ("Grantor"), whose address is
_____________________________________,     to     _______________________,     a
______________ ("Grantee"), whose address is _________________________________.

                              W I T N E S S E T H:

     THAT GRANTOR, for and in consideration of the sum of ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby grant, bargain, sell, transfer and deliver to Grantee, its successors and assigns forever, the real property (the "Property") described in Exhibit A attached hereto and made a part hereof.

     TOGETHER, with all the tenements, hereditaments and appurtenances belonging or in anyway appertaining thereto.

     TO HAVE AND TO HOLD the same in fee simple forever.

     AND GRANTOR hereby specially warrants the title to the Property, and will defend the same against the lawful claims of all persons whomsoever claiming by, through or under Grantor, but none others.

     IN WITNESS WHEREOF, GRANTOR has caused this Special Warranty Deed to be executed as of the date first above written.

WITNESSED BY:                               GRANTOR:

______________________________      By:     ______________________________

 Name:_________________________

______________________________              By:___________________________
                                            Name:
Name:_________________________              Title:

This instrument prepared by and when recorded return to:
____________________________
____________________________
____________________________

STATE OF ___________)
                    )  ss:
COUNTY OF __________)

     The foregoing instrument was acknowledged before me this _____ day of ______, 2000, by ________________, as ______________ of _______________, a
__________     corporation,     _____________    of     _________________,     a
___________________, on behalf of the _____________, who is personally known to me or who has produced a driver's license as identification.

                                                _______________________________
                                                Name:
                                                Notary Public, State of _______
                                                My commission expires:

                                                                       EXHIBIT B
                                     FORM OF
                                  BILL OF SALE

     Made and entered  into this ____ day of  __________,  2000,  by and between
_____________,  a  _____________  ("Transferor"),   and  __________________,   a
____________ ("Company").

                              W I T N E S S E T H:

     WHEREAS, Transferor and Company entered into that certain Subscription Agreement (the "Agreement"), dated as of January 21, 2000, for, inter alia, the transfer of the real property more specifically described in Exhibit A attached hereto and made a part hereof (the "Property"); and

     WHEREAS, in accordance with the terms of the Agreement, Transferor desires to assign, transfer, set over and deliver to Company all of Transferor's right, title and interest in, and Company desires to assume all duties and obligations of Transferor with respect to, all items of personalty situated at or on the Property, excluding any personal property owned or leased by tenants of the Property (collectively, the "Personalty");

     NOW, THEREFORE, in accordance with the Agreement and in consideration of the sum of ten Dollars ($10.00) and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties do hereby agree as follows:

     1. Transferor does hereby grant, bargain, transfer, set over and deliver unto Company all of Transferor's right, title and interest in and to the Personalty.

     2. Company hereby acknowledges and agrees that it is purchasing the Personalty in its "as is" condition. Transferor makes no representation or warranty of any kind with respect to the Property or the Personalty, except as otherwise expressly set forth herein or in the Agreement.

     3. This Bill of Sale shall be governed by the laws of the State of _______ and shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns.

     Transferor hereby warrants title to the Property against the lawful claims of all persons claiming by, through or under Transferor, but none others.

          IN WITNESS WHEREOF, this Bill of Sale has been signed, sealed and delivered by the parties as of the date first above written.



WITNESSED BY:                                        TRANSFEROR:

______________________________                       By:_______________________

Name:_________________________
                                                        By:____________________
______________________________                          Name:
                                                        Title:
Name:_________________________




WITNESSED BY:                                        COMPANY:


______________________________                       By:_______________________

Name:_________________________
                                                        By:____________________
______________________________                          Name:
                                                        Title:
Name:_________________________

                                                                      EXHIBIT C

                                     FORM OF
           ASSIGNMENT AND ASSUMPTION OF PERMITS, CONTRACTS AND LEASES

     THIS ASSIGNMENT AND ASSUMPTION OF PERMITS, CONTRACTS AND LEASES (this "Assignment") is made and entered into as of the ____ day of _______________, 2000, by and between _____________, a _________________ ("Assignor"), and
_______________________, a ___________________ ("Assignee").

                              W I T N E S S E T H :

     WHEREAS, Assignor and Assignee entered into that certain Subscription Agreement (the "Agreement"), dated as of January 21, 2000, for, inter alia, the transfer to Assignee of certain real property more particularly described in Exhibit A attached hereto and made a part hereof (the "Property"); and

     WHEREAS, in accordance with the terms of the Agreement, Assignor desires to assign, transfer, set over and deliver to Assignee all of Assignor's right, title and interest in, and Assignee desires to assume all duties and obligations of Assignor with respect to, the Permits, Contracts and Leases (as such terms are defined in the Agreement) relating to the Property;

     NOW, THEREFORE, in accordance with the Agreement and in consideration of the sum of ten Dollars ($10.00) and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties do hereby agree as follows:

     1. Assignment. Assignor does hereby assign, transfer, set over and deliver unto Assignee all of Assignor's right, title and interest in and to the Permits, Contracts and Leases. Assignee makes no representation or warranty of any kind with respect to the Permits, Contracts and Leases, except as otherwise expressly set forth herein or in the Agreement.

     2. Assumption. Assignee hereby accepts the foregoing assignment and hereby assumes all duties and obligations under the same arising on or after the date hereof.

     3. Assignor Indemnification. Assignor hereby agrees to indemnify, defend and hold harmless Assignee from and against any loss, cost, damage, or expense arising from or in connection with any liability or obligation related to the Permits, Contracts and Leases arising by virtue of acts or omissions by Assignor which have accrued or occurred prior to the date hereof.

     4. Assignee Indemnification. Assignee hereby agrees to indemnify, defend and hold harmless Assignor from and against any loss, cost, damage, or expense arising from or in connection with any liability or obligation related to the Permits, Contracts and Leases arising by virtue of acts or omissions by Assignee which accrue or occur on or after the date hereof.

     5. Governing Law; Parties Bound. This Agreement shall be governed by the laws of the State of __________. This Assignment shall be binding upon, and inure to the benefit of, the parties to this Assignment and their respective heirs, legal representatives, successors and assigns.

     IN WITNESS WHEREOF, this Assignment has been signed, sealed and delivered by the parties as of the date first above written.

WITNESSED BY:                                        ASSIGNOR

______________________________                       By:_______________________

Name:_________________________
                                                        By:____________________
______________________________                          Name:__________________
                                                        Title:_________________
Name:_________________________

WITNESSED BY:                                        ASSIGNEE:

______________________________                       By:_______________________

Name:_________________________
                                                        By:____________________
______________________________                          Name:__________________
                                                        Title:_________________
Name:_________________________

                                                                       EXHIBIT D

                                     FORM OF
                            TENANT ESTOPPEL STATEMENT

DATE:  ______________, 2000

TO:    ________________________, a ________________________ ("Company")

RE: Lease (the "Lease"), dated ___________, by and between ___________ as landlord ("Landlord") and ___________ as tenant ("Tenant"), with respect to _______________________________ (the "Leased Premises")

Gentlemen:

     As Tenant under the Lease, the undersigned hereby acknowledges for the benefit of Company, which is about to purchase the Leased Premises, and Company's lender, if any, the truth and accuracy of the following statements pertaining to said Lease:

1.   Date of Lease:

2.   Description of Any and All  Amendments,  Modification or Assignments of the
     Lease:

3.   Term of Lease / Date of Expiration:

4.   Current Monthly Rent / Common Area Maintenance / Other Charges:

5.   Security Deposit / Last Month's Rent / Other Prepaid Amounts:

6.   Guarantor(s), if any:

7.   The Lease is in full force and effect.

8. Tenant is in exclusive possession of the Leased Premises under the terms of the Lease.

9. All rent, charges or other payments due Landlord under the Lease have been paid through ________________, [1999] [2000]. Rent has not been paid more than one (1) month in advance.

10. There are not any uncured defaults on the part of Landlord or Tenant under the Lease and, to the best of Tenant's knowledge and belief, no event has occurred which, with notice and/or lapse of time, would cause such a default to occur by either Landlord or Tenant.

11. All tenant improvements and other improvements to be constructed by Landlord under the Lease have been fully completed and accepted by Tenant.

12. Tenant does not have any outstanding option to renew the Lease, option to expand the Leased Premises or option to purchase any part of the Leased Premises other than as follows:

13. The Lease, together with any modifications listed in item 2 hereof, sets forth the entire agreement between Landlord and Tenant. There are no other documents or agreements affecting the rights of the parties except as follows: ___________________________

14. To the best of Tenant's knowledge and belief, the Lease is valid and enforceable in accordance with its terms and none of the provisions thereof that inure to the benefit of Landlord have been waived by Landlord and there are no offsets or defenses to the payment of rent by Tenant under the Lease.

15. Tenant is the sole owner of the entire leasehold estate under the Lease and has not assigned the Lease or any interest therein, nor has Tenant sublet all or any portion of the Leased Premises.

16. Tenant has obtained the required occupational licenses, certificates of occupancy or other similar licenses required for Tenant to operate its business on the Leased Premises.

17. This certification shall be binding upon Tenant, its successors and assigns, and shall inure to the benefit of Company, its successors and assigns, the Company's lender, if any, and all parties claiming through or under such persons.

                                                   TENANT:

                                                   ____________________________

                                                     By: ______________________
                                                     Name:_____________________
                                                     Title:____________________

                                                                       EXHIBIT E

                                     FORM OF
              ASSIGNMENT AND ASSUMPTION AGREEMENT OF MORTGAGE LOAN

     THIS ASSIGNMENT AND ASSUMPTION OF MORTGAGE LOAN (this "Assignment") is made and entered into as of the ____ day of _______________, 2000, by and between _________________ ("Assignor"), having an address at _________________ and
_______________________,  a ___________________  ("Assignee"), having an address at _______________________.

                              W I T N E S S E T H :

     WHEREAS, pursuant to that certain [Mortgage], dated _______, ____, between Assignor, as lender/mortgagee, to [Name of Borrower], as borrower/mortgagor (the "Borrower"), and recorded in the Office of the Clerk of _______ County on _______ in Liber _______, Page ________, Assignor made a loan to the Borrower in the sum of $______________ (the "Mortgage Loan");

     WHEREAS, Assignor and Assignee entered into that certain Subscription Agreement (the "Agreement"), dated as of January 21, 2000, for, inter alia, the transfer of the Mortgage Loan; and

     WHEREAS, in accordance with the terms of the Agreement, Assignor desires to assign, transfer, set over and deliver to Assignee all of Assignor's right, title and interest in, and Assignee desires to assume all duties and obligations of Assignor with respect to the Mortgage Loan and the mortgage loan documents relating thereto and described on Exhibit A attached hereto and made a part hereof (the "Mortgage Loan Documents");

     NOW, THEREFORE, in accordance with the Agreement and in consideration of the sum of ten Dollars ($10.00) and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties do hereby agree as follows:

     1. Assignment. Assignor does hereby assign, transfer, set over and deliver unto Assignee all of Assignor's right, title and interest in and to the Mortgage Loan and the Mortgage Loan Documents, together with all other documents and instruments relating thereto. The foregoing assignment is made without representation or warranty of any kind, except as otherwise set forth herein or in the Agreement.

     2. Assumption. Assignee hereby accepts the foregoing assignment and hereby assumes all duties and obligations under the Mortgage Loan Documents arising on or after the date hereof.

     3. Assignor Indemnification. Assignor hereby agrees to indemnify, defend and hold harmless Assignee from and against any loss, cost, damage, or expense arising from or in connection with any liability or obligation related to the Mortgage Loan and the Mortgage Loan Documents arising by virtue of acts or omissions by Assignor which have accrued or occurred prior to the date hereof.

     4. Assignee Indemnification. Assignee hereby agrees to indemnify, defend and hold harmless Assignor from and against any loss, cost, damage, or expense arising from or in connection with any liability or obligation related to the Mortgage Loan and the Mortgage Loan Documents arising by virtue of acts or omissions by Assignee which accrue or occur on or after the date hereof.

     5. Governing Law; Parties Bound. This Assignment shall be governed by the laws of the State of ________ and shall be binding upon, and inure to the benefit of, the parties to this Assignment and their respective heirs, legal representatives, successors and assigns.

     IN WITNESS WHEREOF, this Assignment has been signed, sealed and delivered by the parties as of the date first above written.

WITNESSED BY:                                        ASSIGNOR

______________________________                       By:_______________________

Name:_________________________
                                                        By:____________________
______________________________                          Name:__________________
                                                        Title:_________________
Name:_________________________


WITNESSED BY:                                        ASSIGNEE:


______________________________                       By:_______________________

Name:_________________________
                                                        By:____________________
______________________________                          Name:__________________
                                                        Title:_________________
Name:_________________________

STATE OF ___________)
                    )  ss:
COUNTY OF __________)

     The foregoing instrument was acknowledged before me this _____ day of ______, 2000, by ________________, as ______________ of _______________, a
__________     corporation,     _____________    of     _________________,     a
___________________, on behalf of the _____________, who is personally known to me or who has produced a driver's license as identification.

                                                _______________________________
                                                Name:
                                                Notary Public, State of _______
                                                My commission expires:


STATE OF ___________ )
                     )  ss:
COUNTY OF __________ )

     The foregoing instrument was acknowledged before me this _____ day of ______, 2000, by _________________, as ______________ of __________________, a
________ corporation,  ______________ of ______________________,  a ___________,
on behalf of the _________________, who is personally known to me or who has produced a driver's license as identification.

                                                _______________________________
                                                Name:
                                                Notary Public, State of _______
                                                My commission expires:

                                                                       EXHIBIT F

                                     FORM OF
                                 TITLE AFFIDAVIT

STATE OF ___________ )
                     )  ss:
COUNTY OF __________ )


The undersigned, [PROPERTY OWNER], hereinafter called Affiant, being duly sworn, says that:

1. Affiant is the owner in fee simple of the premises described on Exhibit A attached hereto.

2. Affiant has present possession of all the premises subject to lessees or tenants in possession.

3. Affiant states further that no work has been done or materials furnished to said premises, or any part thereof, or demolition of existing improvements conducted thereon, for the past six (6) months and that there are no outstanding claims for the furnishings of material or labor for the erection, construction, alteration or demolition of any building on the premises whereby the same are now or might become subject to mechanic's or other liens, except as listed on Exhibit B attached hereto.

4. Affiant further represents that it has not received notice of an assessment for any public improvements affecting the property prior to the date of closing that would give rise to a special property tax assessment against the property described on Exhibit A after the date of closing.

5. Affiant is not currently in bankruptcy under the U.S. Code, and further represents to its knowledge that there are no pending proceedings or unsatisfied judgments of record, nor any tax liens filed against Affiant, except as shown on Exhibit C attached hereto; that if there are any judgments, bankruptcies, probate proceedings, state or federal tax liens of record against parties with same or similar names, they are not against Affiant.

6. Affiant agrees not to place of record any lien or encumbrance upon the above-mentioned property from the date hereof to the date of recordation of documents executed and delivered in connection with the above commitment.

This affidavit is made for the purpose of inducing one or more of LANDAMERICA FINANCIAL GROUP's title insurers to issue an Owner's policy of title insurance on the premises without exception to rights of parties in possession or intervening matters which do or do not appear of record between the date of closing and recordation.



                                          By:__________________________________

                                          Title:_______________________________


Subscribed and sworn to before me this _____ day of ____________, ____


                                           ____________________________________
                                           Notary Public

                                           ____________________________________
                                           Address


Commission expires:

                                                                       EXHIBIT G

                                     FORM OF
                                  GAP INDEMNITY

                                                      TITLE NO. ______________

     THIS INDEMNITY, given by [Property Owner] (hereinafter called Indemnitor) to [LANDAMERICA FINANCIAL GROUP] (hereinafter called Company) on _____________, 2000.

     WHEREAS, Indemnitor has requested Company to issue its policy(s) of title insurance insuring an interest in or title to certain real estate in ______________ County (City) _____________, described in Policy/Commitment No.
_____________ issued by Company and/or described in Exhibit A attached hereto and made a part hereof without exception to, or providing certain affirmative insurance against, the following matters (hereinafter referred to as the Exception):

     Defects, liens, encumbrances, adverse claims or other matters, if any, created, first appearing in the public records on attaching subsequent to the effective date hereby but prior to the date the proposed insured acquires for value of record the estate or interest or mortgage thereon covered by this commitment, other than mechanics' and materialman's claims.

     AND WHEREAS, Company is unwilling to so issue such policy(s) unless indemnified by Indemnitor as hereinafter provided;

     AND WHEREAS, Indemnitor has, as an inducement to Company, offered to indemnify Company against loss or damage which Company may become liable for by reason of the omission or deletion of the Exception in said Policy or Commitment against loss, damage, cost or expense which may result from the matters referred to in the Exception;

     NOW, THEREFORE, the condition of this obligation is such that if Indemnitor, its heirs, administrators, executors, successors, and assigns, or any of them, shall and do at all times hereinafter well and sufficiently save, defend, keep harmless, and indemnify Company, its successors and assigns of and from all loss, damage, cost, change, liability or expense, including court costs and reasonable attorneys' fees, which it may sustain, suffer or be put to under its policy or policies of title insurance or otherwise on account of the omission or deletion of, or affirmative insurance in connection with, the Exception due to or arising from any act or omission of Indemnitor and in the event any claims or liens in connection with the Exception are filed of record which are so due to the action or omission of Indemnitor; shall cause same to be paid and discharged of record without delay, or otherwise disposed of to Company's reasonable satisfaction, then this obligation shall be null and void, otherwise to remain in full force and effect until the date of policy issuance.

     The conditions, covenants, and terms of this Indemnity attached hereto as Schedule A are incorporated herein by reference.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals this ______ day of __________, 2000.


                                             INDEMNITOR

                                             [PROPERTY OWNER]


                                             By:_______________________________

                                             _____________________________(SEAL)

                                             Address:__________________________

                                                     __________________________

                                             Telephone:________________________

                             SCHEDULE A TO EXHIBIT G

       THE CONDITIONS, COVENANTS, AND TERMS OF THE ATTACHED INDEMNITY ARE:

     1. Indemnitor agrees that Company may, in its discretion, report to its proposed insured the existence of the matters set forth as the Exception and refuse to so issue such policy(s) of title insurance unless Company is furnished with satisfactory acknowledgment by the proposed insured that said proposed insured is aware of the existence of the matters set forth as of title insurance. The obligations of Indemnitor under this instrument shall continue until Company has ascertained through a lien search conducted as soon as possible following the issuance of the policy, that no matters of record have been filed between the date of the Commitment and the date of the policy. Company also agrees to conduct a lien search and update the effective date of the Commitment to a date immediately prior to the date of closing of the transaction pursuant to which the policy will be issued.

     2. Indemnitor agrees that if at any time Company deems it necessary in order to satisfy its obligations under said policy(s), it may, with notice to Indemnitor, pay, satisfy, compromise or do any other act reasonably necessary to obtain a release or discharge of the Exception to the title (provided however, that such Exception is due to the act or omission of Indemnitor, and Indemnitor has had a reasonable opportunity to satisfy the obligation itself.) Indemnitor hereby authorizes and empowers Company to advance and pay any sums reasonably necessary to obtain a release, discharge or satisfaction of the matters set forth as the Exception to the title. Indemnitor shall promptly furnish such funds so expended by Company following demand therefor.

     3. If Company shall sustain or incur loss or damage because Indemnitor failed to provide sufficient funds upon demand by Company, Indemnitor shall become indebted to Company in amount equal to the loss and expense sustained or incurred by Company and agrees to repay Company that amount on demand, together with interest thereon, from the date of demand, at the legal rate for judgments in the state where the real estate is located.

     4. If Indemnitor fails timely to take such steps as in the opinion of Company are reasonably necessary to remove the matters set forth herein as the Exception to the title, on or before agreed date as provided herein, Company is authorized in its reasonable discretion to take whatever steps, including but not limited to the commencement of legal action or payment of money, that it determines necessary to remove said matters, and in connection therewith Indemnitor shall, upon demand, advance to Company all funds necessary, including all costs, attorneys' fees, and other expenses.

     5. Company shall have the right with the reasonable approval of Indemnitor to select and approve any and all counsel who may be retained by Company or by Indemnitor to defend any action brought by any party as a result of Company issuing its policy(s) without showing said Exception, or insuring against loss, damage, cost or expense which may result from the matters referred to in said Exception, or any counsel retained by Company or Indemnitor to bring any action or to perform any work to correct the matters shown in the Exception, and Indemnitor agrees promptly to pay the counsel to selection or approved by Company.

     6. In this instrument, wherever the context so requires, the singular number includes the plural, and where there is more than one person included as Indemnitor the obligations of this agreement shall be binding on all such persons jointly and severally. "Policy" shall be deemed to include a binder or commitment; and "Commitment" shall be deemed to include binder.

     7. If any provision hereof is held to be void or unenforceable under the laws of any place covering its construction or enforcement, this instrument shall not be void or vitiated thereby, but shall be construed to be in force with the same effect as though such provision were omitted.

     8. The liability of Indemnitor under this instrument is direct and primary and is not conditioned or contingent upon prior pursuit of any remedies by Company except demand for performance upon Indemnitor. Indemnitor shall be liable for and shall pay promptly to Company all costs, expenses and reasonable attorneys' fees incurred by Company in enforcing its rights hereunder.

     9. This instrument shall be binding upon Indemnitor, and its successors and assigns and shall inure to the benefit of Company, its successors or assigns, including, without limitation, any other insurer involved in reinsuring, in any matter, any liabilities of Company under any policy(s) of title insurance or endorsement(s) thereto issued in reliance hereon.

     10. Written notice shall be deemed to have been duly served if delivered to the person or to a member of the firm or to an officer of the corporation for whom it was intended, or if delivered at or sent by registered or certified mail to the appropriate address shown herein.

                                                                       EXHIBIT H

                            FORM OF FIRPTA AFFIDAVIT

                       CERTIFICATION OF NONFOREIGN STATUS

     Section 1445 of the Internal Revenue Code provides that a transferee (buyer) of a U.S. real property interest must withhold tax if the transferor (seller) is a foreign person. To inform the transferee (buyer) that withholding of tax is not required upon the disposition of U.S. real property interest, the undersigned hereby certify the following:

     4. The undersigned are not nonresident aliens for purposes of U.S. Income taxation;

     5. The undersigned's U.S. taxpayer identifying numbers are identified on Schedule A; and

     6.   The undersigned's address is:

          c/o Susan Glatthorn Johnson, Esq.
          General Counsel & Senior Vice President
          Echelon International Corporation
          450 Carillon Parkway, Suite 200
          St. Petersburg, Florida  33716

     The undersigned understand that this Certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement it has made here could be punished by fine, imprisonment, or both.

     Under penalties of perjury the undersigned declare that they have examined this Certification and to the best of their knowledge and belief it is true, correct, and complete.

                                              Dated:  __________ ___, 2000

                                              [INSERT HERE THE LIST OF SUBS FOR
                                               SUBSCRIPTION AGREEMENT]


                                               By:_____________________________
                                               Name:___________________________
                                               Title:__________________________

                                                                   EXHIBIT 7.7

                             JOINT DIRECTION LETTER



                                                            [February] __, 2000


LandAmerica Financial Group
3922 Coconut Palm Drive, Suite 102
Tampa, Florida  33619

Attention:  Juanita M. Shuster

Dear Ms. Shuster:

          Reference is made to (a) the Purchase and Sale Agreement dated January __, 2000 (the "Purchase and Sale Agreement") by and among Echelon International Corporation and certain of its subsidiaries, collectively, as Sellers (collectively, in such capacity, referred to herein as the "Seller"), and Echelon Residential LLC, as Buyer (the "Buyer"), and (b) the Subscription
Agreement dated January __, 2000 (the "Subscription Agreement") by and among Echelon International Corporation and certain of its subsidiaries, collectively, as Transferor (collectively, in such capacity, referred to herein as the "Transferor"), and Heller Affordable Housing of Florida, Inc., as Transferee (the "Transferee"). Unless otherwise defined or provided, capitalized terms herein shall have the meanings ascribed to such terms in the Purchase and Sale Agreement or Subscription Agreement, respectively, as the case may be.

          This Joint Direction Letter is delivered to LandAmerica Financial Group as Escrow Agent under the Purchase and Sale Agreement and under the Subscription Agreement (in such capacity, referred to herein as "Escrow Agent") pursuant to Section 7.7 of the Purchase and Sale Agreement and Section 7.7 of the Subscription Agreement and, once delivered by the parties hereto, shall be irrevocable in all respects.

          1. Each of the Seller, the Buyer, the Transferor and the Transferee hereby expressly acknowledges, agrees, represents and warrants and, to the extent the following waivers and confirmation may only be validly made by any other signatory hereto but not by it, based upon and in reliance upon the acknowledgement, agreement, representations and warranties of such other parties hereby made, that, except for the conditions described in Sections 6.1(c), (i) and (j) and 6.2(c), (i) and (j) of the Purchase and Sale Agreement and Sections 6.1(c), (i) and (j) and 6.2(c), (i) and (j) of the Subscription Agreement, each of the conditions to the closing of the transactions described in the Purchase and Sale Agreement and the Subscription Agreement (including, without limitation, conditions based upon (x) the accuracy as of any date of the representations and warranties of any party thereto, (y) compliance by any party thereto with its covenants or other obligations thereunder, and (z) the deliveries to Escrow Agent of the Escrowed Items required thereby) have been satisfied or waived as of the date hereof.

          2. Each of the Seller and the Buyer hereby represents and warrants that (a) to the best of its knowledge, after due inquiry, none of the conditions described in Sections 6.1(i) and (j), and 6.2 (i) and (j) of the Purchase and Sale Agreement has occurred, and (b) the Purchase and Sale Agreement has not been amended, supplemented, terminated (pursuant to Section 9 thereof or otherwise) or otherwise modified, except such amendments, supplements or modifications as (i) are permitted by the Merger Agreement, (ii) would not reduce the aggregate Purchase Price and would not affect Sections 7.7, 7.8 or
12.2 of the Purchase and Sale Agreement and (iii) are attached as exhibits hereto.

          3. Each of the Transferor and Transferee hereby represents and warrants that (a) to the best of its knowledge, after due inquiry, none of the conditions described in Sections 6.1(i) and (j), and 6.2(i) and (j) of the Subscription Agreement has occurred, and (b) the Subscription Agreement has not been amended, supplemented, or terminated (pursuant to Section 9 thereof or otherwise) or otherwise modified, except such amendments, supplements or modifications as (i) are permitted by the Merger Agreement, (ii) would not reduce the aggregate cash portion of the Transfer Value and would not affect Sections 7.7, 7.8 or 12.2 of the Subscription Agreement and (iii) are attached as exhibits hereto.

          4. The Seller and the Buyer each hereby further confirm to Escrow Agent that (a) listed on Schedule I hereto is a list of all items required to be delivered by the Buyer and/or the Seller to Escrow Agent under Sections 7.4 and
7.5 of the Purchase and Sale Agreement (the "Purchase Escrowed Items"), (b) all such items, including the Purchase Price, have been delivered to Escrow Agent under the Purchase and Sale Agreement, (c) the amount of the Purchase Price is $______, and (d) the aggregate amount of Asset Sales Proceeds (as such term is defined in the Purchase and Sale Agreement) is $______.

          5. The Transferor and the Transferee  each hereby further confirm that
(a) listed on Schedule II hereto is a list of all items required to be delivered by the Transferor and/or the Transferee under Sections 7.4 and 7.5 of the Subscription Agreement (the "Subscription Escrowed Items"), (b) all such items, including the Transfer Value, have been delivered to Escrow Agent under the Subscription Agreement, and (c) the amount of the cash portion of the Transfer Value, after giving effect to any Reduction in Transfer Value as the result of the consummation on or prior to the date hereof of any Pending Transactions (as such term is defined in the Subscription Agreement) is $_____[, the Reduction in Transfer Value is $______ and the Excess Amount (as such term is defined in the Subscription Agreement is $_______]).

          6. The Buyer and the Seller hereby irrevocably instruct you as follows:

          (a) Immediately following the filing by Escrow Agent of the Articles of Merger with respect to the Merger with the Department of State of the State of Florida or the receipt by Escrow Agent of notice that such filing has occurred, the Purchase Escrowed Items shall be promptly delivered by Escrow Agent to the party entitled to same and, in particular,

          (i) the Purchase Price shall be delivered, by wire transfer of immediately available funds, to the Surviving Corporation or as it shall direct; and

          (ii) the aggregate amount of Asset Sales Proceeds shall be delivered, by wire transfer of immediately available funds, to the Buyer or as it shall direct.

          (b) If (i) the Purchase and Sale Agreement has been terminated pursuant to Section 9.1 thereof, or (ii) the Tender Offer Expiration Date does not occur on or prior to the third Business Day after the date hereof, the Purchase Escrowed Items shall be promptly delivered by Escrow Agent to the party which had previously deposited same with Escrow Agent, and these instructions shall cease to have any effect.

          7. The Transferor and the Transferee hereby irrevocably instruct Escrow Agent as follows:

          (a) Immediately following the filing by Escrow Agent of the Articles of Merger with respect to the Merger with the Department of State of the State of Florida or the receipt by Escrow Agent of notice that such filing has occurred, the Subscription Escrowed Items shall be promptly delivered by Escrow Agent to the party entitled to same and, in particular,

          (i)  the   Preferred   Stock  shall  be  delivered  to  the  Surviving
               Corporation;

         (ii) the cash portion of the Transfer Value plus the amount of any Reduction in Transfer Value shall be delivered, by wire transfer of immediately available funds, to the Surviving Corporation or as it shall direct;

        (iii) an amount equal to fifteen (15%) percent of the Excess Amount shall be delivered, by wire transfer of immediately available funds, to Echelon Commercial LLC or as it shall direct; and

         (iv) an amount equal to eighty-five (85%) percent of such Excess Amount shall be delivered, by wire transfer of immediately available funds, to the Transferee for credit to the Cash Collateral Account (as such term is defined in the Heller Lease).

          (b) If (i) the Subscription  Agreement has been terminated pursuant to
Section 9.1 thereof, or (ii) the Tender Offer Expiration Date does not occur on or prior to the third Business Day after the date hereof, the Subscription Escrowed Items shall be promptly delivered by Escrow Agent to the party which had previously deposited same with Escrow Agent, and these instructions shall cease to have any effect.

          8. These instructions may not be revoked, modified, superseded or amended, without the prior written consent of each of the Seller, the Buyer, the Transferee, the Transferor, and EIN Acquisition Corp.

          Please acknowledge your receipt hereof and of each of the Purchase Escrowed Items, and Subscription Escrowed Items, including the Purchase Price and the Transfer Value, and your agreement, irrevocably, to comply herewith, by signing the enclosed copies of this letter and delivering copies hereof to each of the Buyer, the Seller, the Transferee, the Transferor, and EIN Acquisition Corp. EIN Acquisition Corp. is joining in the execution hereof for the purpose of acknowledging its receipt hereof and agreement to be bound hereby, subject to all of the terms and conditions hereof.


          IN WITNESS WHEREOF, this irrevocable Joint Direction Letter has been signed this __ day of [February], 2000.

                                 ECHELON INTERNATIONAL CORP., [list all subsidiaries parties to Purchase and Sale Agreement], as Seller


                                By:_________________________________________
                                   Name:
                                   Title:


                                ECHELON INTERNATIONAL CORP., [list all
                                subsidiaries party to Subscription Agreement], as Transferor


                                By:_________________________________________
                                   Name:
                                   Title:


                                ECHELON RESIDENTIAL LLC, as Buyer


                                By:_________________________________________
                                   Name:
                                   Title:


                                HELLER AFFORDABLE HOUSING OF
                                FLORIDA, INC., as Transferee


                                By:_________________________________________
                                   Name:
                                   Title:


ACKNOWLEDGED AND AGREED:

LANDAMERICA FINANCIAL GROUP


By:________________________
   Name:
   Title:


RECEIPT ACKNOWLEDGED:

EIN ACQUSITION CORP.


By:________________________
   Name:
   Title:

                                                                     EXHIBIT 7.8


                            JOINT INSTRUCTION LETTER


                                                            [February] __, 2000


LandAmerica Financial Group
3922 Coconut Palm Drive, Suite 102
Tampa, Florida  33619
Attention:  Juanita M. Shuster

Dear Ms. Shuster:

     Reference is made to (a) the Purchase and Sale Agreement dated January __, 2000 (the "Purchase and Sale Agreement") by and among Echelon International Corporation and certain of its subsidiaries, collectively, as Sellers (collectively, in such capacity, referred to herein as the "Seller"), and Echelon Residential LLC, as Buyer (the "Buyer"), (b) the Subscription Agreement dated January __, 2000 (the "Subscription Agreement") by and among Echelon International Corporation and certain of its subsidiaries, collectively, as Transferor (collectively, in such capacity, referred to herein as the "Transferor"), and Heller Affordable Housing of Florida, Inc., as Transferee (the "Transferee"), and (c) that certain Joint Direction Letter of even date herewith made by the Seller, the Buyer, the Transferor and the Transferee and delivered to you pursuant to Sections 7.7 of the Purchase and Sale Agreement and
Section 7.7 of the Subscription Agreement (the "Joint Direction Letter"). Unless otherwise defined or provided, capitalized terms herein shall have the meanings ascribed to such terms in the Purchase and Sale Agreement or Subscription Agreement, respectively, as the case may be.

     This Joint Instruction Letter is delivered to LandAmerica Financial Group as Escrow Agent under the Purchase and Sale Agreement and under the Subscription Agreement (in such capacity, referred to in herein as "Escrow Agent") pursuant to Section 7.8 of the Purchase and Sale Agreement and Section 7.8 of the Subscription Agreement and, once delivered by the parties hereto, shall be irrevocable in all respects. A copy of this Joint Instruction Letter shall be delivered by Escrow Agent to EIN Acquisition Corp., a Florida corporation, ("EIN") and to Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch, for the benefit of itself and Utrecht-America Finance Co. (collectively "Lender") and may be relied upon by EIN and Lender as if it had been addressed to them directly.

     1. Each of the Buyer and the Transferee hereby expressly acknowledges, agrees, represents and warrants and, to the extent the following waivers and confirmation may only be validly made by the other party hereto or by any other signatory to the Joint Direction Letter but not by it, based upon and in reliance upon, but not in any event subject to, the waivers and acknowledgements of such other parties hereby and thereby made, that, except for the conditions described in Sections 6.1(c), (i) and (j) and 6.2(c), (i) and (j) of the Purchase and Sale Agreement and Sections 6.1(c), (i) and (j) and 6.2(c), (i) and
(j) of the Subscription Agreement, each of the conditions to the closing of the transactions described in the Purchase and Sale Agreement and the Subscription Agreement (including, without limitation, conditions based upon (x) the accuracy as of any date of the representations and warranties of any party thereto, (y) compliance by any party thereto with its covenants or other obligations thereunder, and (z) the deliveries to Escrow Agent of the Escrowed Items required hereby or thereby) have been satisfied or waived as of the date hereof.

     2. The Buyer hereby represents and warrants that (a) to its knowledge, none of the conditions described in Sections 6.1(i) and (j), and 6.2 (i) and (j) of the Purchase and Sale Agreement has occurred, and (b) the Purchase and Sale Agreement has not been amended, supplemented, terminated (pursuant to Section 9 thereof or otherwise) or otherwise modified, except such amendments, supplements or modifications as (i) are permitted by the Merger Agreement, (ii) would not reduce the aggregate Purchase Price and would not affect Sections 7.7, 7.8, or
12.2 of the Purchase and Sale Agreement and (iii) are attached as exhibits hereto. On the Closing Date under the Purchase and Sale Agreement, Buyer agrees to deliver to Escrow Agent a certificate reconfirming for the benefit of Escrow Agent, EIN and Lender the representations and warranties of the preceding sentence together with the other items required to be delivered to EIN as provided in Section 7.8 of the Purchase and Sale Agreement.

     3. The Transferee hereby represents and warrants that (a) to its knowledge, none of the conditions described in Sections 6.1(i) and (j), and 6.2(i) and (j) of the Subscription Agreement has occurred, and (b) the Subscription Agreement has not been amended, supplemented, or terminated (pursuant to Section 9 thereof or otherwise) or otherwise modified, except such amendments, supplements or modifications as (i) are permitted by the Merger Agreement, (ii) would not reduce the aggregate cash portion of the Transfer Value and would not affect Sections 7.7, 7.8, or 12.2 of the Subscription Agreement and (iii) are attached as exhibits hereto. On the Closing Date under the Subscription Agreement, the Transferee agrees to deliver to Escrow Agent a certificate reconfirming for the benefit of Escrow Agent, EIN and Lender the representations and warranties of the preceding sentence together with the other items required to be delivered to EIN as provided in Section 7.8 of the Subscription Agreement.

     4. The Buyer hereby further confirms that (a) listed on Schedule I hereto is a list of all items required to be delivered by the Buyer and/or the Seller to Escrow Agent under Sections 7.4 and 7.5 of the Purchase and Sale Agreement (the "Purchase Escrowed Items"), (b) all such items, including the Purchase Price, have been delivered to Escrow Agent under the Purchase and Sale Agreement, (c) the amount of the Purchase Price is $______, (d) the aggregate amount of Asset Sales Proceeds (as such term is defined in the Purchase and Sale Agreement) is $_______, and (e) the Joint Direction Letter required by Section
7.7 of the Purchase and Sale Agreement has been delivered by the Buyer and the Seller to Escrow Agent.

     5. The Transferee hereby further confirms that (a) listed on Schedule II hereto is a list of all items required to be delivered by the Transferor and/or the Transferee under Sections 7.4 and 7.5 of the Subscription Agreement (the "Subscription Escrowed Items"), (b) all such items, including the Transfer Value, have been delivered to Escrow Agent under the Subscription Agreement, (c) the amount of the cash portion of the Transfer Value, after giving effect to any Reduction in Transfer Value as the result of the consummation on or prior to the date hereof of any Pending Transactions (as such term is defined in the Subscription Agreement) is $_____[, the Reduction in Transfer Value is $______ and the Excess Amount (as such term is defined in the Subscription Agreement is $_______]), and (d) the Joint Direction Letter required by Section 7.7 of the Subscription Agreement has been delivered by the Transferor and the Transferee to Escrow Agent.

     6. The Buyer hereby irrevocably, and without condition except as provided in this paragraph, instructs Escrow Agent as follows:

     (a) immediately following the filing by Escrow Agent of the Articles of Merger with respect to the Merger with the Department of State of the State of Florida or the receipt by Escrow Agent of notice that such filing has occurred, the Purchase Escrowed Items shall be promptly delivered by Escrow Agent to the party entitled to same and, in particular,

          (i) the Purchase Price shall be delivered, by wire transfer of immediately available funds, to the Surviving Corporation or as it shall direct; and

          (ii) the aggregate amount of Asset Sales Proceeds shall be delivered, by wire transfer of immediately available funds, to the Buyer as follows: [Echelon Residential LLC wire instructions].

     (b) If (i) the Purchase and Sale Agreement has been terminated  pursuant to
Section 9.1 thereof, or (ii) the Tender Offer Expiration Date does not occur on or prior to the third Business Day after the date hereof, the Purchase Escrowed Items shall be promptly delivered by Escrow Agent to the party which had previously deposited same with Escrow Agent, and these instructions shall cease to have any effect.

     7. The Transferee hereby irrevocably, and without condition except as provided in this paragraph, instructs Escrow Agent as follows:

     (a) immediately following the filing by Escrow Agent of the Articles of Merger with respect to the Merger with the Department of State of the State of Florida or the receipt by Escrow Agent of notice that such filing has occurred, the Subscription Escrowed Items shall be promptly delivered by Escrow Agent to the party entitled to same and, in particular,

          (i)  the   Preferred   Stock  shall  be  delivered  to  the  Surviving
               Corporation;

         (ii) the cash portion of the Transfer Value plus the amount of any Reduction in Transfer Value shall be delivered, by wire transfer of immediately available funds, to the Surviving Corporation or as it shall direct;

        (iii) an amount equal to fifteen (15%) percent of any Excess Amount shall be delivered, by wire transfer of immediately available funds, to Echelon Commercial LLC as follows: [Echelon Commercial LLC wire instructions]; and

         (iv) an amount equal to eighty-five (85%) percent of such Excess Amount shall be delivered, by wire transfer of immediately available funds, to the Transferee for credit to the Cash Collateral Account (as such term is defined in the Heller Lease) as follows: [Heller Affordable Housing of Florida Inc., Cash Collateral Account wire instructions].

     (b) If (i) the  Subscription  Agreement  has been  terminated  pursuant  to
Section 9.1 thereof, or (ii) the Tender Offer Expiration Date does not occur on or prior to the third Business Day after the date hereof, the Subscription Escrowed Items shall be promptly delivered by Escrow Agent to the party which had previously deposited same with Escrow Agent, and these instructions shall cease to have any effect.

     8. These instructions may not be revoked, modified, superseded or amended, without the prior written consent of each of the Buyer, the Transferee, EIN and Lender.

     Please acknowledge your receipt hereof and of each of the Joint Direction Letter, Purchase Escrowed Items, and Subscription Escrowed Items, including the Purchase Price and the Transfer Value, and your agreement, irrevocably, to comply herewith, by signing the enclosed copies of this letter and delivering copies hereof to each of the Buyer, the Transferee, EIN and Lender. EIN and Lender and joining in the execution hereof for the purpose of acknowledging their receipt hereof and agreement to be bound hereby, subject to all of the terms and conditions hereof.

     IN WITNESS WHEREOF, this irrevocable Joint Instruction Letter has been signed this __ day of [February], 2000.

                                             ECHELON RESIDENTIAL LLC, as Buyer

                                             By:_____________________________
                                                Name:
                                                Title:

                                             HELLER AFFORDABLE HOUSING OF
                                             FLORIDA, INC., as Transferee

                                             By:_____________________________
                                                Name:
                                                Title:

ACKNOWLEDGED AND AGREED:

LANDAMERICA FINANCIAL GROUP

By:____________________________
   Name:_______________________
   Title:______________________

RECEIPT ACKNOWLEDGED:


EIN ACQUSITION CORPORATION

By:____________________________
   Name:_______________________
   Title:______________________


COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A
"RABOBANK NEDERLAND", NEW YORK BRANCH

By:____________________________
   Name:_______________________
   Title:______________________

                                                                       EXHIBIT D

                                ESCROW AGREEMENT

          ESCROW AGREEMENT, dated as of January 21, 2000 (this "Agreement"), by and among ETA HOLDING LLC, a Delaware limited liability company ("Parent"), EIN ACQUISITION CORP., a Florida corporation and a direct wholly-owned subsidiary of Parent ("Sub"), ECHELON INTERNATIONAL CORPORATION, a Florida corporation (the "Company"), and LANDAMERICA FINANCIAL GROUP, a Virginia corporation ("Escrow Agent").


                              W I T N E S S E T H:


          WHEREAS, Parent, Sub and the Company have entered into an Agreement and Plan of Merger, dated as of January 21, 2000 (the "Merger Agreement"), and in connection with the transactions contemplated thereby, certain costs and expenses, as described in the certificate of the Chief Financial Officer of the Company to be delivered pursuant to Section 4.17 thereof (the "Closing Certificate"), are expected to be incurred;

          WHEREAS, it is a condition to the transactions contemplated by the Merger Agreement that each of Parent, Sub and the Company shall have executed and delivered this Agreement; and

          WHEREAS, Parent, Sub and the Company desire to execute this Agreement in order to satisfy the condition described in the preceding paragraph and, in connection therewith, desire to appoint LandAmerica Financial Group as the escrow agent hereunder, and LandAmerica Financial Group is willing to act as the escrow agent hereunder in accordance with the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

          Section 1. Definitions. Unless otherwise defined herein, terms which are defined in the Merger Agreement, as in effect on the date hereof, and used herein are so used as so defined.

          Section 2. Filing of Articles of Merger. (a) Promptly upon completion of the preclearing process contemplated in Section 4.18 of the Merger Agreement with respect to the Articles of Merger, and in any event prior to the date of acceptance for payment of the tendered shares of Common Stock (and associated
Rights) in accordance with the Offer, Parent shall cause Sub to deliver the precleared Articles of Merger to Escrow Agent.

          (b) On the date of acceptance for payment and immediately following payment to the paying agent designated in the Offer Documents for not less than 80% of all the shares of Common Stock outstanding (calculated on a fully diluted basis) in accordance with the Offer, Sub shall instruct Escrow Agent to file the precleared Articles of Merger previously delivered to Escrow Agent with the office of the Department of State of the State of Florida in the manner required by Section 607.1105 of the Florida Business Corporation Act and Escrow Agent
agrees to effectuate such filing of the precleared Articles of Merger immediately upon receipt by it of such instructions from Sub.

          Section 3. Establishment of Escrow Account. On the Escrow Closing Date (as defined in the Real Estate Disposition Agreements), the Company shall deliver to Escrow Agent cash in an amount not less than the aggregate amount of all transaction expenses (both paid and accrued) set forth in the Closing Certificate (whether invoiced or estimated), including the aggregate amount of all expenses itemized on Schedule A to the Closing Certificate that are incurred (or to be incurred) by any Person other than the Company (subject to the limitations set forth in Exhibit F to the Merger Agreement) (the "Escrow Amount") and such cash shall be accepted by Escrow Agent and placed into a separate interest-bearing escrow account (the "Escrow Account") with an institution the deposits in which are insured by an agency of the United States; provided that, interest accruing thereon shall constitute part of the Escrow Amount. The Escrow Amount shall be held and administered in accordance with the terms and conditions of this Agreement. A form W-9 will be provided by the Company.

          Section 4. Disbursements of the Escrow Amount. (a) Simultaneously with the consummation of the Merger, the Company shall cause written instructions in the form attached as Exhibit A hereto to be delivered to Escrow Agent with respect to all transaction expenses (other than those for which no invoices have been provided). Within one Business Day after receipt of written instructions in the form attached as Exhibit A hereto signed by any person identified on Exhibit B hereto (collectively, the "Authorized Persons"), Escrow Agent shall make a disbursement from the Escrow Account to the Persons, and in such amounts, as specified in Schedule A to the Closing Certificate; provided that in no event shall Escrow Agent make any disbursement from the Escrow Account in an amount greater than the aggregate Escrow Amount. It is expressly understood and agreed that (i) in no event shall the direction, instruction, consent or approval of Parent, Sub or the Company be required in order to authorize or make any disbursement from the Escrow Account in accordance with the terms of this
Section 4(a) and (ii) in no event shall the provisions of this Agreement (including Exhibit B hereto) be amended, modified or supplemented in any manner
(A) to limit the authority of any of the Authorized Persons to give disbursement instructions to Escrow Agent in accordance with the terms of this Section 4(a) or (B) to grant any person (other than the Authorized Persons as in effect on the date of this Agreement) any authority to give disbursement instructions to Escrow Agent, in each case without the prior written consent of (i) any of the Authorized Persons and (ii) any of the officers of Parent whose signature appears on Exhibit B. Each of the Authorized Persons shall be a third party beneficiary of this Section 4(a) solely for the purpose of enforcing the terms of this Section 4(a) subsequent to the Merger.

          (b) In the event of a dispute between the parties hereto or between the parties hereto and the Authorized Officers, Escrow Agent shall, in its discretion, be entitled to transfer to a court of competent jurisdiction all amounts then held in the Escrow Account and, upon such transfer and upon the commencement of appropriate proceedings therein in the nature of interpleader, the Escrow Account shall be deemed dissolved and this Agreement shall terminate.

          Section 5. Termination of Escrow Account and Escrow Agreement. Within one Business Day after the Closing Date (as defined in the Real Estate
Disposition Agreements), unless this Agreement shall have been previously terminated pursuant to Section 4(b) hereof, Escrow Agent shall deliver to Sub (or its successor) any and all amounts remaining in the Escrow Account and, upon such delivery, the Escrow Account shall be deemed dissolved and this Agreement shall terminate.

          Section 6. Rights, Duties and Immunities of Escrow Agent. Acceptance by Escrow Agent of its duties under this Agreement is subject to the following terms and conditions, which all parties to this Agreement hereby agree shall govern and control the rights, duties and immunities of Escrow Agent:

          (a) The duties and obligations of Escrow Agent shall be determined solely by the express provisions of this Agreement and Escrow Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement.

          (b) Escrow Agent shall not be responsible in any manner for the validity or sufficiency of any property delivered hereunder, or for the value or collectability of any note, check or other instrument so delivered, or for any representations made or obligations assumed by any party other than Escrow Agent. Nothing herein contained shall be deemed to obligate Escrow Agent to deliver any cash, instruments, documents or any other property referred to herein, unless the same shall have first been received by Escrow Agent pursuant to this Agreement.

          (c) Each of Parent, Sub and the Company, jointly and severally, will indemnify Escrow Agent for, and hold it harmless against any loss, liability or expense, including but not limited to counsel fees, incurred without bad faith, gross negligence, fraud or intentional misconduct on the part of Escrow Agent arising out of or in conjunction with its acceptance of, or the performance of its duties and obligations under this Agreement as well as the costs and expenses of defending against any claim or liability arising out of or relating to this Agreement.

          (d) Escrow Agent shall be fully protected in acting on and relying upon any written notice, direction, request, waiver, consent, receipt or other paper or documents which Escrow Agent in good faith believes to have been signed and presented by the proper party or parties.

          (e) Escrow Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith or for any mistake in act or law, or for anything which it may do or refrain from doing in connection herewith, except its own bad faith, gross negligence, fraud or intentional misconduct.

          (f) Escrow Agent may seek the advice of legal counsel in the event of any dispute or question as to the construction of any of the provisions of this Agreement or its duties hereunder, and it shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the opinion of such counsel.

          The parties hereto agree that should any dispute arise with respect to the payment, ownership or right of possession of the Escrow Account, Escrow Agent is authorized and directed to proceed in accordance with Section 4(b) or retain in its possession, without liability to anyone, except for its bad faith, willful misconduct or gross negligence, all or any part of the Escrow Account until such dispute shall have been settled either by mutual agreement by the parties concerned or by the final order, decree or judgment of a court or other tribunal of competent jurisdiction in the United States, and a notice executed by the parties to the dispute or their authorized representatives shall have been delivered to Escrow Agent setting forth the resolution of the dispute. Escrow Agent shall be under no duty whatsoever to institute, defend or partake in such proceedings.

          (g) The agreements set forth in Section 4(b) and this Section 6 shall survive the termination of this Agreement and the payment of all amounts hereunder.

          Section 7. Resignation of Escrow Agent. Escrow Agent shall have the right to resign upon 30 days written notice to Parent, the Company and the Authorized Persons. In the event of such resignation, with the consent of the Parent and the Authorized Persons, which consent shall not unreasonably be withheld, the Parent and the Authorized Persons shall appoint a successor escrow agent hereunder by delivering to Escrow Agent a written notice of such appointment. Upon receipt of such notice, Escrow Agent shall deliver to the designated successor escrow agent all money and other property held hereunder and shall thereupon be released and discharged from any and all further responsibilities whatsoever under this Agreement. It is understood and agreed that the Authorized Persons shall be third party beneficiaries of this Section 7 solely for the purpose of enforcing the terms of this Section 7 subsequent to the Merger.

          Section 8. Notices. All claims, notices and other communications hereunder to be effective shall be in writing and shall be deemed to have been duly given when delivered by hand, or 5 days after being deposited in the mail or sent by registered or certified first class mail postage prepaid, or, in the case of facsimile transmission, when received and telephonically confirmed, in each case addressed to the parties at the addresses set forth below (or to such other person or address as the parties shall have notified each other and Escrow Agent in writing; provided that notices of a change of address shall be effective only upon receipt thereof):

          (a) if to the Company or any of the Authorized Persons, to it or such person at:

          Echelon International Corporation
          450 Carillon Parkway, Suite 200
          St. Petersburg, Florida  33716
          Telecopier:  (727) 803-8203

          Attention:  Darryl A. LeClair

          with a copy to:

          Echelon International Corporation
          450 Carillon Parkway, Suite 200
          St. Petersburg, Florida  33716
          Telecopier:  (727) 803-8203

          Attention:  Susan Glatthorn Johnson, Esq.

          with a copy to:

          White & Case LLP
          1155 Avenue of the Americas
          New York, New York  10036
          Telecopier:  (212) 354-8113

          Attention:  William F. Wynne, Jr., Esq.

          (b) if to Parent or Sub (or its successor), to it at:

          950 Third Avenue
          New York, New York  10022
          Telecopier:  (212) 688-7908

          Attention:  James Haber

          with a copy to:

          Brown Raysman Millstein Felder and Steiner LLP
          120 West 45th Street
          New York, New York  10036
          Telecopier:  (212) 840-2429

          Attention:  Robert M. Unger, Esq.

          (c) if to Escrow Agent, to it at:

          LandAmerica Financial Group
          3922 Coconut Palm Drive, Suite 102
          Tampa, Florida  33619
          Telecopier:  (813) 740-0595

          Attention:  Juanita M. Shuster


          Section 9. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and, with respect to the provisions of Sections 4(a) and 7 hereof, shall inure to the benefit of the Authorized Persons who are intended to be third party beneficiaries thereof, and, in each such case, their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties.

          Section 10. Amendments. This Agreement may be amended, modified or supplemented at any time or from time to time in writing executed by the parties to this Agreement.

          Section 11. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts to be performed entirely within the State of New York, without reference to or application of rules or principles of conflicts of law.

          Section 12. Interpretation. The headings of the sections contained in this Agreement are solely for convenience or reference and shall not affect the meaning or interpretation of this Agreement.

          Section 13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          Section 14. Consent to Jurisdiction. Each of the parties hereto hereby irrevocably agrees that any action, suit or proceedings against any of them by any of the other aforementioned parties with respect to this Agreement shall be brought before the exclusive jurisdiction of the federal or state courts located in the Borough of Manhattan in the State of New York, unless all the parties hereto agree in writing to any other jurisdiction. Each of the parties hereto hereby submits to such exclusive jurisdiction.

          Section 15. Severability. If any provisions of this Agreement shall be declared by any court of competent jurisdiction illegal, void or unenforceable, the other provisions shall not be affected, but shall remain in full force and effect.

                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and the year first above written.


                                       ETA HOLDING LLC

                                       By:  ETA Holding Corp., its Manager


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:




                                       EIN ACQUISITION CORP.


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:




                                       ECHELON INTERNATIONAL CORPORATION


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:




                                       LANDAMERICA FINANCIAL GROUP


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                                                       EXHIBIT A


                          FORM OF WRITTEN INSTRUCTIONS

                                                                          [Date]

LandAmerica Financial Group
3922 Coconut Palm Drive, Suite 102
Tampa, Florida  33619

Attention:  Juanita M. Shuster

Re: Escrow Agreement, dated as of January 21, 2000 (the "Escrow Agreement"), by and among ETA Holding LLC, EIN Acquisition Corp., Echelon International Corporation and LandAmerica Financial Group, as Escrow Agent

The undersigned is an Authorized Person under the Escrow Agreement and is authorized to give the disbursement instructions set forth below. Please make the following disbursement via wire transfer from the Escrow Account to the account listed below within one Business Day after your receipt of these instructions:

          Amount:                $_______________
          Wiring  Instructions:   _______________
          To:                     _______________
          Account No.:            _______________
          Credit to:              _______________


The foregoing disbursement is in [complete] [partial] satisfaction of the Transaction Expense identified as Item ____ on Schedule I to the Escrow
Agreement. The balance in the Escrow Account after giving effect to all disbursements previously made from the Escrow Account and after giving effect to the foregoing disbursement is $______________.1

We appreciate your cooperation.

Very truly yours,


---------------------
Authorized Person

cc:      James Haber (agent for ETA Holding LLC)
         Robert M. Unger (Brown Raysman Millstein Felder and Steiner LLP)






_______________
1     Must be greater than $0.

                                                                       EXHIBIT B





              PERSONS AUTHORIZED TO GIVE DISBURSEMENT INSTRUCTIONS

       Name and Title                                        Signature

     Darryl A. LeClair,
 Chairman, President and CEO                           ______________________

     W. Michael Doramus,
   Executive Vice President                            ______________________

     Susan Glatthorn Johnson,
     Senior Vice President                             ______________________



       PERSONS AUTHORIZED TO CONSENT TO MODIFICATIONS ON BEHALF OF PARENT


       Name and Title                                        Signature

         James Haber,
          President                                    ______________________
      ETA Holding Corp.,
  Manager of ETA Holding LLC

         Irwin Rosen,
        Vice President                                 ______________________
       ETA Holding Corp.,
   Manager of ETA Holding LLC

                                                                       EXHIBIT E

                                ESCROW AGREEMENT


          This ESCROW   AGREEMENT,   dated  as  of  January  __,  2000  (this
"Agreement"), among EIN ACQUISITION CORP., a Florida corporation (together with any successor by merger, the "Sub"), ECHELON INTERNATIONAL CORP., a Florida corporation (the "Company"), and COOPERATIEVE CENTRALE RAFFEISEN-BOERENLEENBANK B.A., NEW YORK BRANCH, in its capacity as escrow agent, (the "Escrow Agent").

                                    RECITALS

          A. The Company and Sub have entered into Agreement and Plan of Merger, dated January __, 2000 (the "Merger Agreement"). Unless otherwise defined herein, capitalized terms used shall have the meanings specified in the Merger Agreement.

          B. In order to facilitate the transaction contemplated by the Merger Agreement, the Company has agreed to deposit into escrow cash in the amount of $________ (the "Escrow Fund"), to be held and distributed by the Escrow Agent in accordance with this Agreement.

          C. The Escrow Agent will hold the Escrow Fund in escrow for the benefit of the Sub and the Company.

                                   AGREEMENT

          NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein and in the Merger Agreement, and intending to be legally bound hereby, the parties hereby agree as follows:

          1. Appointment and Agreement of Escrow Agent. The Company and the Sub hereby appoint the Escrow Agent to serve as, and the Escrow Agent hereby agrees to act as, escrow agent upon the terms and conditions of this Agreement. Sub shall pay all fees and expenses of the Escrow Agent for services to be rendered by Escrow Agent hereunder.

          2. Establishment of the Escrow Fund.

          (a) In accordance with terms of the Merger Agreement, simultaneously with the consummation of the Merger, the Company shall deliver or cause to be delivered to the Escrow Agent, the Escrow Fund. The Escrow Agent shall hold the Escrow Fund in escrow pursuant to this Agreement.

          (b) Each of Sub and the Company confirms to the Escrow Agent and to each other that all amounts in the Escrow Fund are free and clear of all Encumbrances (as defined below), except as may be created by this Agreement.

          "Encumbrances" means any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

          3. Release from Escrow. Notwithstanding anything else to the contrary contained herein, in the Merger Agreement or in any other related document, immediately following the receipt of notice of the filing of the Articles of Merger, the Escrow Agent shall transfer entire balance of the Escrow Fund to the Sub's account with the Escrow Agent.

          4. Assignment of Rights to the Escrow Fund: Assignment of Obligations; Successors. This Agreement may not be assigned by operation of law or otherwise without the express written consent of the other parties hereto (which consent may be granted or withheld in the sole discretion of such other parties); provided, however, that it is expressly understood and agreed that (i) EIN Acquisition Corp. shall, upon the terms and subject to the conditions of the Merger Agreement, be merged with and into Echelon International Corporation, a Florida corporation, which, in turn, shall be merged with and into EIN Corp., a Delaware corporation, each of which shall be bound by and become a party hereto as and from the date of such respective mergers in accordance with applicable law and (ii) the Sub may assign its rights under this Agreement to Utrecht-America Finance Co. ("UAFC") and the other Lenders (as defined in the Credit Agreement dated as of January __, 2000 among Sub, UAFC and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch, as agent)(UAFC and the other Lenders, collectively referred to as the "Lender"). This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns.

          5. Liquidation of the Escrow Fund. Whenever the Escrow Agent shall be required to make payment of the Escrow Fund, the Escrow Agent shall pay such amounts by liquidating the investments of the Escrow Fund, as the case may be, to the extent necessary to pay such amounts in full and in cash.

          6. Maintenance of the Escrow Fund; Termination of the Escrow Fund. The Escrow Agent shall continue to maintain the Escrow Fund, as the case may be, until the earlier of (i) the time at which there shall be no funds in such Escrow Fund or (ii) the termination of this Agreement.

          7. Investment of Escrow Fund. The Escrow Agent shall invest and reinvest moneys on deposit in the Escrow Fund, in any combination of the following: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or readily marketable obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) insured certificates of deposit of, or time deposits with, any commercial bank that is a member of the Federal Reserve System and which issues (or the parent of which issues) commercial paper rated as described in clause (c), is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1 billion or
(c) commercial paper in an aggregate amount of no more than $1,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States, rated at least "Prime 1 " (or the then equivalent grade) by Moody's Investors Services, Inc. or "A 1 " (or the then equivalent grade) by Standard & Poors, Inc. It is agreed for federal income tax purposes that the parties herein shall treat the Escrow Fund as a grantor trust established by Sub. The Interest shall be included on Sub's tax return as it is earned by the Escrow Fund in accordance with Sub's method of tax accounting.

          8. Escrow Agent.

          (a) Except as expressly contemplated by this Agreement or by written instructions from the Company, the Sub and their permitted assigns, the Escrow Agent shall not deliver any funds constituting the Escrow Fund, except pursuant to an order of a court of competent jurisdiction.

          (b) The duties and obligations of the Escrow Agent shall be determined solely by this Agreement, and the Escrow Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement.

          (c) In the performance of its duties hereunder, the Escrow Agent shall be entitled to rely upon any document, instrument or signature believed by it in good faith to be genuine and signed by any party hereto or an authorized officer or agent thereof, and shall not be required to investigate the truth or accuracy of any statement contained in any such document or instrument. The Escrow Agent may assume that any Person purporting to give any notice in accordance with the provisions of this Agreement has been duly authorized to do so.

          (d) The Escrow Agent shall not be liable for any error of judgment, or any action taken, suffered or omitted to be taken, hereunder except in the case of its negligence, bad faith or willful misconduct. The Escrow Agent may consult with counsel of its own choice (including in-house counsel) and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

          (e) The Sub and the Company shall reimburse and indemnify the Escrow Agent for, and hold it harmless against, any loss, liability or expense, including, without limitation, reasonable attorneys' fees, incurred without negligence, bad faith or willful misconduct on the part of the Escrow Agent arising out of, or in connection with the acceptance of, or the performance of, its duties and obligations under this Agreement.

          (f) The Escrow Agent may at any time resign by giving twenty business days' prior written notice of resignation to the Sub and the Company. The Sub and the Company may, with the consent of their permitted assigns, at any time jointly remove the Escrow Agent by giving ten business days' written notice signed by each of them to the Escrow Agent. If the Escrow Agent shall resign or be removed, a successor Escrow Agent, which shall be a bank or trust company having its principal executive offices in New York and assets in excess of $1.5 billion, and which shall be reasonably acceptable to the Sub and their permitted assigns, shall be appointed by the Company by written instrument executed by the Company and delivered to the Escrow Agent and to such successor Escrow Agent and, thereupon, the resignation or removal of the predecessor Escrow Agent shall become effective and such successor Escrow Agent, without any further act, deed or conveyance, shall become vested with all right, title and interest to all cash and property held hereunder of such predecessor Escrow Agent. If no successor Escrow Agent shall have been appointed within twenty business days of a notice of resignation by the Escrow Agent, the Escrow Agent's sole responsibility shall thereafter be to hold the Escrow Fund until the earliest of
(i) its receipt of designation of a successor Escrow Agent, (ii) its receipt of a written instruction by the Sub, the Company and their permitted assigns or
(iii) termination of this Agreement in accordance with its terms.

          9. Termination. This Agreement shall terminate on the earlier date (i) on which all funds in the Escrow Fund have been delivered pursuant to the terms hereof or (ii) the Sub, the Company, their permitted assigns and the Escrow Agent agree in writing to terminate this Agreement.

          10. Notices. All notices, requests, claims, demands and other communications delivered hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section
7):

          (a) if to the Sub, at its address set forth in the Merger Agreement.

          (b) if to the  Company,  at  its  address  set  forth  in the  Merger
     Agreement.

          (c) if to the Escrow Agent:

              245 Park Avenue
              New York, NY 10167-0062
              Fax: (212) 808-2585
              Attention: Chris Kortlandt

          11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed and to be performed entirely within that State without giving effect to principles thereof relating to conflicts of law rules that would direct the application of the laws of another jurisdiction.

          12.  Amendments.  This Agreement may not be amended or modified except
(a) by an instrument in writing signed by, or on behalf of, the Sub, the Company, their permitted assign and the Escrow Agent or (b) by a waiver in accordance with Section 10 of this Agreement.

          13. Waiver. Any party hereto may (i) extend the time for the performance of any obligation or other act of any other party hereto or (ii) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

          14. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated by this Agreement is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

          15. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the Sub, the Company and the Escrow Agent with respect to the subject matter hereof.

          16. No Third Party Beneficiaries. Except with respect to permitted assigns, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

          17. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          18. Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto in separate counterparts, each of which when duly executed shall be deemed to be an original but all of which when taken together shall constitute one and the same agreement.




                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                 EIN ACQUISITION CORP.


                                 By:______________________________
                                    Name:  _______________________
                                    Title: _______________________



                                 ECHELON INTERNATIONAL CORP.


                                 By:_____________________________
                                    Name:
                                    Title:



                                 COOPERATIEVE CENTRALE
                                 RAFFEISEN-BOERENLEENBANK B.A.,
                                 "RABOBANK NEDERLAND",
                                 NEW YORK BRANCH


                                 By:___________________________
                                    Name:
                                    Title:


                                 By:___________________________
                                    Name:
                                    Title:

                                                                       EXHIBIT F


                          FORM OF CLOSING CERTIFICATE


                        ECHELON INTERNATIONAL CORPORATION
                               CLOSING CERTIFICATE

          I, the undersigned, Chief Financial Officer of Echelon International Corporation, do hereby certify, solely in my capacity as an officer of the Company and not in my individual capacity, on behalf of the Company, to the best of my knowledge, that the following is true and complete, as of the Effective
Date:



1.       Unrestricted Cash in Company:               $ ____________1

2.       Proceeds from Purchase and Sale Agreement:  $ ____________2

3.       Proceeds from Subscription Agreement:       $ ____________3

4.       Assumed Proceeds:                           $ ____________4

5.       Total Cash Available:                       $ ____________


Less:

1.       Transaction Expenses Paid:                  $ (____________)
                                                       (See attached schedule)

2.       Transaction Expenses Accrued:               $ (____________)
                                                       (See attached schedule)

3.       Total Transaction Expenses:                 $ (____________)5


Equal:

1.       Net Cash (including Tender Consideration):  $ ____________6

Endnotes:

1 This amount shall, in any event, include (i) the aggregate amount of funds to be deposited in escrow under the LandAmerica Escrow Agreement and (ii) the aggregate amount of funds to be deposited in escrow under the Rabobank Escrow Agreement.

2 Assume consummation of the transactions set forth in the Purchase and Sale Agreement as of the date of this certificate, including the application of a credit against the purchase price under the Purchase and Sale Agreement in an amount equal to the Excess Cash Amount (as defined in the Purchase and Sale Agreement).

3        Assume   consummation  of  the   transactions   set  forth  in  the
          Subscription Agreement as of the date of this certificate.

4 Parent has represented to the Company that, for purposes of this certificate, the amount of the Assumed Proceeds shall be $130,258,531 (which amount is a fixed amount and not subject to any downward adjustment for any reason whatsoever) and the Company (including the officer of the Company executing this certificate) shall be entitled to rely, and shall be fully protected (and shall have no liability to any Person) in relying, upon such representation of Parent.

5 It is agreed among the parties to the Merger Agreement that, for purposes of calculating Transaction Expenses (both paid and accrued),
         (i) the aggregate amount of any and all Transaction Expenses incurred (or to be incurred) by any party other than the Company as set forth on Schedule A to this certificate shall be capped at $1,200,000, (ii) if certain Transaction Expenses have not yet been incurred as of the date of this certificate, good-faith estimates of such Transaction Expenses shall be used and (iii) Transaction Expenses shall include, but not be limited to, all expenses of the type itemized on Schedule A to this certificate (including, without limitation, payment of the Cash Payment required by Section 2.09 of the Merger Agreement, payment of the fees and expenses of Donaldson, Lufkin & Jenrette Securities Corporation pursuant to Section 3.01(o) of the Merger Agreement and payment of any amounts required to be paid pursuant to Section 4.09 of the Merger Agreement).

6 This amount shall be equal to the sum of (i) $233,528,672 plus (ii) the aggregate amount of rent payments, whether in arrears or in advance, actually received by the Company with respect to the Leveraged Lease Portfolio during the period from February 1, 2000 through the Effective Date.

                        SCHEDULE A TO CLOSING CERTIFICATE

                          LIST OF TRANSACTION EXPENSES



            List of Costs incurred (or to be incurred) by the Company


     Fee to Donaldson, Lufkin & Jenrette
     Reimbursement of Out-of-Pocket Expenses to Donaldson, Lufkin & Jenrette Assumption and Assignment fees to Company's Lenders
     Reimburse Company's Lenders for Out of Pocket Legal Costs
     Company Legal Costs
     Directors and Officers Insurance Policy
     SEC & Hart-Scott-Rodino Filing Fees
     Documentary Stamps and Recording Fees
     Title Insurance
     Company Accounting & Tax Fees
     Company Administrative Costs
     Company Payroll through Date of Closing
     Change in Control Payments to Company Contract Employees (netted  for
       Executive Loan Repayments)
     Excise and Other Tax Gross-Up Payments
     Cash Payment in Lieu of Stock for Executive LTIP Shares
     Cash Payment for All Outstanding Options in Lieu of Shares


              List of Costs incurred (or to be incurred) by Parties
                             Other than the Company

     Transfer Agent Fees
     Tender Offer Printing Costs
     Tender Offer Solicitation and Distribution Costs